AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2007

                                           REGISTRATION STATEMENT NO. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
             (Exact name of Registrant as specified in its charter)

                                   ----------

   NEW SOUTH WALES, AUSTRALIA            LEVEL 4              NOT APPLICABLE
(State or other jurisdiction of   4-16 MONTGOMERY STREET     (I.R.S. employer
 incorporation or organization)      KOGARAH NSW 2217     identification number)
                                        AUSTRALIA
                                  TELEPHONE 612 99521315
                            (Address, including zip code, and
                             telephone number, including area
                                  code, of registrant's
                              principal executive offices)

                               CT CORPORATION SYSTEM
                                 111 EIGHTH AVENUE
                                    13TH FLOOR
                                NEW YORK, NY 10011
                              TELEPHONE: 212-590-9100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                   ----------

             MICHAEL H.S. BOWAN                      TERRY SCHIFF
              Company Secretary              Mayer, Brown, Rowe & Maw LLP
         Crusade Management Limited                  1675 Broadway
       Level 4, 4-16 Montgomery Street         New York, New York 10019
         Kogarah NSW 2217, Australia                (212) 506-2500

                                   ----------

Approximate date of commencement of proposed sale to the public: From time to time on or after this Registration Statement becomes effective, as determined by market conditions.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                             Proposed maximum
  Title of each class of      Amount to be  offering price per  Proposed maximum aggregate      Amount of
securities to be registered  registered(1)         unit               offering price        registration fee
---------------------------  -------------  ------------------  --------------------------  ----------------

Mortgage Asset-Backed Notes  $1,000,000.00         100%                $1,000,000.00             $30.70
(issuable in series)
---------------------------  -------------  ------------------  --------------------------  ----------------

(1)  Estimated solely for the purpose of calculation of the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement includes (i) a base prospectus relating to
Mortgage Asset-Backed Notes and (ii) an illustrative form of prospectus supplement for use in the offering of each series of Mortgage Asset-Backed
Notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                      ISSUABLE IN SERIES BY SEPARATE TRUSTS

EACH SERIES OF NOTES:

o    will consist of one or more classes of mortgage backed floating or fixed rate notes secured over the assets of a trust;

o    may consist of notes denominated in US dollars, Australian dollars or any other currency specified in the accompanying prospectus supplement for a trust;

o    will receive principal and interest only from payments collected on the assets of the related trust; and

o    will not be insured or guaranteed by any government agency or instrumentality, will not be the personal obligations of the entity acting as issuer trustee of the trust or any of its affiliates, and will not represent interests in or obligations of Crusade Management Limited,
     St.George Bank Limited or any of their affiliates.

EACH TRUST:

o    will own a pool of housing loans secured by first (or lower) ranking mortgages on owner occupied and non-owner occupied residential properties located in Australia;

o    may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of that particular trust; and

o    will include the issuer trustee's rights under the transaction documents for that particular trust.

o                                  ----------

o    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
     COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS
     PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
     CRIMINAL OFFENSE.

o                 The date of this prospectus is ____________.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND EACH

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     We describe a series of offered notes in two separate documents that provide progressively more detail: (1) this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of offered notes.

     Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Available Information."

     Each prospectus supplement will include the following information regarding the related series of offered notes:

     o    the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

     o    the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

     o    information concerning the pool of housing loans and other assets of the relevant trust;

     o    information regarding the risk factors relating to the offered notes;
          and

     o    the particulars of the plan of distribution for the offered notes.

     We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding
Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

     The term "notes" when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust.
The term "offered notes" when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the accompanying prospectus supplement.

     In this prospectus the terms "we," "us" and "our" refer to Crusade
Management Limited (ABN 90 072 715 916).

     Statutory liability arising under the Securities Act of 1933, as amended, is applicable to St.George Bank Limited, the underwriters and other parties to the applicable transaction.

                                   DISCLAIMERS

     o    The notes do not represent deposits or other liabilities of St.George
          Bank Limited or associates of St.George Bank Limited.

     o    The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o    Neither St.George Bank Limited, any associate of St.George Bank
          Limited, Perpetual Trustees Consolidated Limited, P.T. Limited, the
          note trustee, principal paying agent, calculation agent or note registrar, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of a trust except to the limited extent, if any, provided in the transaction documents for a trust.

     o    None of St.George Bank Limited, in its individual capacity and as seller, servicer, a swap provider (if applicable) and a standby swap provider (if applicable), Perpetual Trustees Consolidated Limited, as issuer trustee, Crusade Management Limited, as manager, basis swap provider (if applicable) and fixed-floating rate swap provider (if applicable), the security trustee, the note trustee, the principal paying agent, the calculation agent, the note registrar, the custodian, the currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

     o    None of the obligations of Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee of the trust, or Crusade Management
          Limited, as manager, are guaranteed in any way by St.George Bank
          Limited or any associate of St.George Bank Limited or by Perpetual
          Trustees Consolidated Limited in its personal capacity or as trustee of any other trust.

                             ----------------------

                                CAPITALIZED TERMS

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
99.

                               THE ISSUER TRUSTEE

     Unless otherwise specified in the accompanying prospectus supplement,
Perpetual Trustees Consolidated Limited will act as the issuer trustee for each series of notes.

                             ST.GEORGE BANK LIMITED

     Unless otherwise specified in the accompanying prospectus supplement,
St.George Bank Limited ("ST. GEORGE BANK"), an affiliate of the manager, will act as the sponsor and servicer for each series of notes.

                                   THE MANAGER

     Crusade Management Limited, a wholly-owned subsidiary of St.George Bank, will act as the manager for each series of notes.

                            DESCRIPTION OF THE TRUSTS

ST.GEORGE BANK SECURITIZATION TRUST PROGRAMME

     St.George Bank established its Crusade Euro Trust Programme pursuant to a master trust deed dated March 14, 1998 for the purpose, among other things, of enabling Perpetual Trustees Consolidated Limited, as trustee of trusts established pursuant to the Crusade Euro Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank, in whole or in part using the proceeds of the issue of notes. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. Each trust established under the Crusade Euro Trust Programme will be separate and distinct from any other trust established under the master trust deed. The assets of a trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

     The accompanying prospectus supplement will provide material information concerning the types and characteristics of the housing loans included in the related trust as of the related cut-off date. A current report on Form 8-K will be available on request to holders of the related series of offered notes and will be filed, together with the related note trust deed, supplementary terms notice and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes. In the event housing loans are removed from or added to the related housing loan pool after the date of the applicable prospectus supplement but prior to the related closing date and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in the applicable prospectus supplement, a current report on
Form 8-K describing the final housing loan pool will be filed with the
Securities and Exchange Commission within four business days of the related closing date.

ESTABLISHING THE TRUSTS

     The detailed terms of each trust will be as set out in the master trust deed and the supplementary terms notice relating to that trust. To establish a trust, the manager and the issuer trustee will execute a notice of creation of trust.

     The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the relevant trust, does the following:

     o    specifies the details of the notes;

     o    establishes the cash flow allocation;

     o    sets out the various representations and undertakings of certain parties specific to the housing loans, which supplement those in the master trust deed;

     o    amends the servicing agreement to the extent necessary to give effect to the specific aspects of that trust;

     o    amends the custodian agreement to the extent necessary to give effect to the specific aspects of that trust; and

     o    amends the master trust deed to the extent necessary to give effect to the specific aspects of that trust and the issue of the notes relating to that trust.

ASSETS OF THE TRUSTS

     The assets of a trust may include any or all of the following:

     o    a pool of housing loans, including all:

               o    principal payments paid or payable on the housing loans at any time from and after the cut-off date specified in the
                    prospectus supplement; and

               o    interest and fee payments paid or payable on the housing
                    loans after the closing date specified in the prospectus
                    supplement;

     o    rights of the issuer trustee under any mortgage insurance policies and individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related notes, including the related collection account, and any instruments in which these amounts are invested;

     o    the issuer trustee's rights under the transaction documents for that trust; and

     o    rights under any form of credit enhancement.

     The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

THE HOUSING LOANS

     The housing loans included in the assets of a trust will be secured by registered first ranking mortgages (or lower ranking mortgages, as described below) on properties located in Australia. The housing loans will be from
St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in its own name and certain business names in the ordinary course of its business from, among other things, new loan applications and refinancing of acceptable current St.George Bank housing loans. Each housing loan may have some or all of the features described in the "St.George
Residential Loan Program--Special Features of the Housing Loans." The
accompanying prospectus supplement may also describe additional features and options of the housing loans or additional loan products. The housing loans will be either fixed rate or variable rate loans or a combination of both. Each housing loan may be secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller may equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan, as specified in the accompanying prospectus supplement. Alternatively, a housing loan may be secured by a registered mortgage which is lower ranking than a first ranking mortgage over the related mortgaged property, as specified in the accompanying prospectus supplement. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner-occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. Because some of the housing loans may be seasoned housing loans, these housing loans may not conform to the current underwriting and operations procedures or documentation requirements of
St.George Bank.

     The accompanying prospectus supplement will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

     The seller will be St.George Bank, as the originator of the housing loans.
During the period between the cut-off date specified in the prospectus supplement and the closing date specified in the prospectus supplement, the seller will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit those collections to the seller. If specified in the prospectus supplement, following the closing date, on each payment date, the issuer trustee will pay to the seller the Accrued Interest Adjustment as a priority payment from

total available funds (as such term is described in the accompanying prospectus supplement) to reimburse the seller for accrued interest and fees during such period until the Accrued Interest Adjustment has been paid in full.

     On the closing date for a trust, the housing loans offered to the issuer trustee by the seller will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee. The issuer trustee need not accept the offer contained in the sale notice, but if it does accept the offer it must do so in respect of all such housing loans.

     If the seller's offer in a sale notice is accepted, the seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by
St.George Bank to take the actions necessary to obtain legal title to the housing loans.

     The seller may in some instances equitably assign a housing loan to the issuer trustee, as trustee of a trust, secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the issuer trustee, as trustee of that trust, but is instead retained by the seller.
The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans--Enforcement of
Registered Mortgages," to the extent they exceed the amount required to repay the assigned housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

     Unless otherwise specified in the accompanying prospectus supplement, if a housing loan is secured on the closing date for a trust by a first mortgage over one property and a second mortgage over a second property, the seller will assign to that trust both the first and second mortgages over that second property. The housing loan included in that trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to
St.George Bank which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

     St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date for a trust, unless another date is specified in the accompanying prospectus supplement, with respect to the housing loans being equitably assigned by it to the issuer trustee, including, unless otherwise specified in the accompanying prospectus supplement that:

     o    the housing loans are assignable and all consents required for the assignment have been obtained;

     o    each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

     o    each reverted housing loan, if any (as set forth in the accompanying prospectus supplement), is the subject of a mortgage insurance policy issued by a specified mortgage insurer;

     o    each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

     o    at the time each housing loan was entered into and up to and including the related closing date, it complied in all material respects with applicable laws and codes, including the Consumer Credit Legislation, if applicable;

     o    the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the related closing date, complied in all material respects with applicable laws and codes including the Consumer Credit
          Legislation, if applicable;

     o    each housing loan is denominated and payable only in Australian dollars in Australia;

     o    the seller's standard form of loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

     o    as of the related cut-off date, each housing loan satisfies the following eligibility criteria:

               o    it is from the seller's general residential housing loan
                    product pool;

               o    it is secured by a mortgage which constitutes a first
                    ranking (or lower ranking, if specified in the accompanying prospectus supplement) mortgage over residential
                    owner-occupied or investment land situated in capital city metropolitan areas or regional centers in Australia, which mortgage is or will be registered under the relevant law
                    relating to the registration, priority or effectiveness of any mortgage over land in any Australian jurisdiction.
                    Unless otherwise specified in the accompanying prospectus
                    supplement, where a mortgage is not, or will not be when
                    registered, a first ranking mortgage, the sale notice
                    includes an offer from the seller to the issuer trustee of all prior ranking registered mortgages;

               o    it is secured by a mortgage over a property which has
                    erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general
                    insurance by an insurer approved in accordance with the
                    relevant transaction documents for a trust;

               o    it was not purchased by the seller, but was approved and
                    originated by the seller in the ordinary course of its
                    business;

               o    the borrower is required to repay such loan within 30 years of the related cut-off date;

               o    no payment from the borrower is in arrears for more than 31 consecutive days;

               o    the sale of an equitable interest in the housing loan, or
                    the sale of an equitable interest in any related mortgage or guarantee, does not contravene or conflict with any law;

               o    together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties
                    authority to be stamped, with all applicable duty;

               o    it amortizes in full by the end of its term;

               o    it is or has been fully drawn;

               o    it complies in all material respects with applicable laws
                    and codes, including, if applicable, the Consumer Credit
                    Legislation; and

               o    it has a maturity date of at least one (1) year before the maturity date of the related notes of a series; and

     o    other representations and warranties or eligibility criteria specified in the accompanying prospectus supplement.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy or completeness of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the related trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

     If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies not later than five business days after or such other period specified in the accompanying prospectus supplement St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect. If that notice is received not later than 10 business days or such other period specified in the accompanying prospectus supplement before 120 days or such other period specified in the accompanying prospectus supplement after the closing date specified in the prospectus supplement, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within 10 business days of such notice or such longer time as the issuer trustee and manager permit then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

     Upon payment of the Unpaid Balance, the issuer trustee will cease to have any interest in the affected housing loan and mortgage and St.George Bank will hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

     If the breach of a representation or warranty is notified later than 10 business days before 120 days or such other period specified in the accompanying prospectus supplement from the closing date specified in the accompanying prospectus supplement, the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.

SUBSTITUTION OF HOUSING LOANS

SELLER SUBSTITUTION

     The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

     o    it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

     o    at the time of substitution, the substitute housing loan has a maturity date no later than the date being two years prior to the final maturity date of the notes;

     o    the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

     o    the substitution will not adversely affect the rating of the notes,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

OTHER SUBSTITUTIONS

     The issuer trustee must, at the manager's direction, at any time:

     o    replace a housing loan;

     o    allow a borrower to replace the property securing a housing loan; or

     o    allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

               o    the same borrower continues to be the borrower under the new housing loan;

               o    either the replacement mortgage or the replacement property does not result in the related housing loan failing to
                    comply with the eligibility criteria or the refinanced
                    housing loan satisfies the eligibility criteria, as the case may be;

               o    any such replacement or refinancing occurs simultaneously
                    with the release of the previous mortgage, property or
                    housing loan, as the case may be; and

               o    the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before
                    that replacement or refinancing,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

SELECTION CRITERIA

     The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

     o    an outgoing housing loan originated under "full documentation"
          features will be replaced by another housing loan originated under
          "full documentation" features;

     o    the substitute housing loan will have an Unpaid Balance within
          A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

     o    an outgoing housing loan secured by an owner-occupied or
          non-owner-occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner-occupied property, as the case may be;

     o    the substitute housing loan will have a current LVR no more than 5%
          greater than the outgoing housing loan's current LVR, as determined at the time of substitution;

     o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

     o    an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

     o    in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

NO INDEPENDENT VERIFICATION

     There will not be any independent verification of the manager's determinations, as to eligibility or other matters, with respect to substitutions of housing loans.

                                       10

OTHER FEATURES OF THE HOUSING LOANS

     The housing loans will have the following features unless otherwise specified in the accompanying prospectus supplement:

     o    Interest will be calculated daily and charged monthly in arrears.

     o    Payments can be on a monthly, twice monthly or weekly basis. Payments will be made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer. Unless a borrower requests monthly statements, the servicer sends statements to a borrower once every four months, or in some cases, borrowers are provided with coupon books annually, in which case no statements are sent separately.

     o    They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

               o    New South Wales;

               o    Victoria;

               o    Western Australia;

               o    Queensland;

               o    South Australia;

               o    Tasmania;

               o    Northern Territory; or

               o    the Australian Capital Territory.

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

     St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet. Housing loans are originated by St.George
Bank in its own name and under certain business names, for example, Bank SA, a division of St.George Bank Limited. References herein to St.George Bank as an originator include those housing loans originated by St.George Bank in its own name and under certain business names.

APPROVAL AND UNDERWRITING PROCESS

     The following is a description of the underwriting processes employed by
St.George Bank. The prospectus supplement relating to a series of offered notes will contain a description of any changes to the underwriting process relating to the new housing loans to be included in the assets of the related trust.

     Each lending officer of St.George Bank must undertake a formal training program conducted by St.George Bank and pass an examination to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by

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St.George Bank. Approvals above the lending officer's authority limit are referred to credit for approval. This ensures that housing loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

     Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A housing loan will generally be referred to a credit specialist for approval where the lending proposal exceeds the lending officer's delegated authority, or does not meet
St.George Bank's standard credit policy.

     All housing loan applications, including the applications relating to the housing loans included in the assets of a trust, must satisfy St.George Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section.
Borrowers are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the value of each proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. St.George Bank conducts this process. Once it is established that the loan application meets St.George
Bank's credit standards, only an authorized bank officer may approve the loan.

     St.George Bank uses the following methods to determine a security property value. Some specialized product or product features vary from the standards described below:

     o    (RATE NOTICES) St.George Bank will accept an original (or certified copy of ) current financial year rate notice showing the unimproved or improved capital value of the property unless the LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved.
          This method is not permitted for a Low Doc (Stated Income) Home Loan where the loan amount exceeds a certain percentage of the value shown on the rates notice, or a specific amount.

     o    (PURCHASE PRICE) The purchase price of a property may be used unless the loan amount is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, when certain types of security, loan purposes or loan types are involved, or where the contract price is out of character for the type and location of the property being purchased.
          This method is not permitted for a Low Doc (Stated Income) Home Loan.

     o    (ELECTRONIC MARKET VALUE ESTIMATE ("E-VAL")) An E-Val is an electronic valuation method that uses statistical modeling to determine a property value estimate. No valuer is involved with the preparation of an E-Val. St.George Bank will accept E-Vals unless the LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified

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          amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved. This method is not permitted for a Low Doc (Stated Income) Home Loan.

     o    (DESKTOP MARKET VALUE ASSESSMENT ("DESKTOP VALUATION")) A Desktop
          Valuation is a valuation method where a qualified valuer will determine the value of a property without any physical inspection, by downloading site photographs, aerial photographs, using statistical data, comparable sales evidence and in most cases through contact with the customer. St.George Bank will accept Desktop Valuations unless the LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved. This method is not permitted for a Low Doc (Stated
          Income) Home Loan where the LVR exceeds a certain specified percentage, and is not permitted for certain postcodes.

     o    (RESTRICTED VALUATION) St.George Bank requires valuers (other than as specified below) to be members of the Australian Property Institute.
          The panel valuer provides an opinion based on an external inspection of the property giving an indicative market value range. St.George
          Bank uses the mid point of this range in circumstances where the rates notice, purchase price or existing security value cannot be used, or if the range exceeds a specified percentage and/or a specified amount.
          This method cannot be used if the total amount secured is over a specified amount, the customer believes the market value of the property being purchased is above a specified amount, lender's mortgage insurance is required, or for certain types of security, loan purposes, loan types or where the valuer has recommended a valuation be prepared. This method is not permitted for a Low Doc (Stated
          Income) Home Loan where the LVR exceeds a certain specified percentage.

     o    (VALUATION) A valuation is required when lender's mortgage insurance is required, the total amount secured exceeds amounts permitted and which define the use of a restricted valuation, purchase price and/or council rates notices for certain types of security, loan purposes and loan types, and where other methods of security value cannot be used.

     o    (EXISTING VALUE SECURITY) Value for existing security property determined by the above methods may be used except where lender's mortgage insurance is required and the valuation report is older than
          12 months.

     St.George Bank requires non-internal panel valuers to be members of the
Australian Property Institute. In some Bank SA loans, valuations have been undertaken by internal bank valuers. These valuations are prepared by internal bank valuers, and in the case of applications in metropolitan areas, until
September 30, 2006, such internal bank valuers were supervised by a St.George
Bank employee who was a member of the Australian Property Institute. Beginning in February 2007, these internal bank valuers (known as "internal retail property assessors") who are not members of the Australian Property Institute, will complete an allocated number of valuations only for specified residential properties located in the Adelaide metropolitan area, where the property value does not exceed A$750,000. In the case of Bank SA loans where the security is

                                       13

located in certain rural postcodes, are below a specified loan amount and which do not exceed a specified LVR percentage, such valuations may be undertaken by internal bank staff who are not members of the Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The LVR may not exceed a specified percentage for any housing loan, other than Low Doc (Stated Income)
Home Loans where the LVR may not exceed a lower specified percentage. For housing loans approved on or after February 23, 2004, the amount of any premium for mortgage insurance which may be capitalized to the borrower's housing loan principal is excluded when calculating the LVR of that housing loan (although when calculating LVR for the purposes of the eligibility criteria, to allow a housing loan to be equitably assigned to the issuer trustee, this premium is taken into account).

     Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all "full documentation" loan applications by procedures such as employment checks, including a review of the applicant's last two years of employment history and tax returns. It also conducts credit checks and enquiries through a credit reporting agency in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

     The prospective borrower must have a satisfactory credit history and stable employment, and, on loans where lender's mortgage insurance is required, some evidence of a genuine savings pattern and a specified deposit in genuine savings.

     St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

     All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees will also be obtained in other circumstances.

     St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of the signed acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, the loan advance is drawn/made and settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices, or another location as agreed to by the trustee from time to time. A condition of settlement is that the mortgagor establishes and maintains full replacement property insurance on the security property for the duration of the loan contract's term.

     If specified in the accompanying prospectus supplement, some housing loans may have been originated under "limited documentation," "stated documentation"
or " no documentation" features that require less documentation and verification than do traditional "full documentation"

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products. Under a limited documentation, stated documentation or no documentation program options, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LVR at origination.

     St.George Bank's credit policies and approval procedures are subject to constant review. Updates in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

     All St.George Bank lending officers who have a "designated risk authority", can approve a loan within that authority, otherwise the loan application must be escalated for assessment by a credit specialist. In certain circumstances, such credit specialists may approve a loan application that falls outside stated policy.

     Any material changes to credit policy must be approved by St.George Bank's
Group Credit business unit, reviewed by all other affected business units and approved by the Board Risk Management Committee of St.George Bank Limited.

ST.GEORGE BANK'S PRODUCT TYPES

     The following is a description of St.George Bank's product types. The prospectus supplement for a trust may specify additional, new product types to be included in the assets of a trust or set forth changes to existing product types discussed herein, to be included in the assets of that trust.

STANDARD VARIABLE RATE HOME LOAN

     This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the interest rate does follow movements in the financial markets. Standard Variable Rate Home Loans may be converted to a Fixed Rate Loan product or other product at the borrower's request, subject to payment of a "switch fee", as described below under
"--Special Features of the Housing Loans--Switching Interest Rates", and
St.George Bank's consent.

     Additional sub products of the Standard Variable Rate Home Loan product are available. They include the St.George Bank Loyalty Loan where existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of five years or more are entitled to a "loyalty" rate whenever their loan is at the Standard Variable Rate Home Loan interest rate. New
St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be a specified percentage, established from time to time by St.George Bank, below the Standard Variable Rate Home Loan.

     Another sub product is the Discount Variable Rate Home Loan Product, which is only available for new borrowers to St.George Bank. It commences with a discounted interest rate for the first year, which reverts to the Standard
Variable Rate Home Loan interest rate at the end of that period. This product has an early termination fee, which is payable if the loan is discharged within up to the first three years of settlement as described below under "--Special
Features of the Housing Loans--Early Repayment".

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     Customers that meet loan size or defined contribution thresholds may also be eligible for interest rate discounts of a specified percentage, established from time to time by St.George Bank, off the Standard Variable Home Loan interest rate for the life of the loan.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

     The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than, St.George
Bank's Standard Variable Rate Home Loan product. Consistent with the Standard
Variable Rate Home Loan, the interest rates set under the St.George Great
Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of a St.George Great
Australian Home Loan could fluctuate independently of other variable rates.

     The St.George Great Australian Home Loan product may be converted to a
Fixed Rate Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a
"switch fee" as described below under "--Special Features of the Housing
Loans--Switching Interest Rates." Lump sum payments are permitted under the
St.George Great Australian Home Loan product at any time without penalty.
Partial interest offset is available, however, 100% interest offset is not permitted under this product. See "--Interest Offset" below. Loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer from a St.George Bank transaction account or by direct debit from an account held at an external financial institution approved by St.George Bank.
This product was removed from sale on August 25, 2001 when the St.George
Essential Home Loan, as described below, was introduced.

ST.GEORGE ESSENTIAL HOME LOAN

     The St.George Essential Home Loan product has a variable interest rate that is not linked to St.George Bank's Standard Variable Rate Home Loan product. Consistent with the Standard Variable Rate Home Loan product, the interest rates set under the St.George Essential Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Essential Home Loan product could fluctuate independently of other variable rates.

     The St.George Essential Home Loan product may be converted to a Fixed Rate
Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee" as described below under "--Special Features of the Housing Loans--Switching
Interest Rates".

     This product was removed from sale on February 19, 2007, and was replaced with the St.George Basic Home Loan, as described below.

ST.GEORGE BASIC HOME LOAN

     The St.George Basic Home Loan product has a variable interest rate.
Similar to the St.George Essential Home Loan, the St.George Basic Home Loan
offers a reduced set of product features, with a lower interest rate and fee structure compared to the Standard Variable Rate Home Loan product. The product is available for both investment and owner-occupied borrowing

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purposes, and customers can choose either principal and interest or interest based repayments. This product has an early termination fee, which is payable if the loan is discharged within up to the first three years of settlement as described below under "--Special Features of the Housing Loans--Early
Repayment".

FIXED RATE LOAN

     A Fixed Rate Loan is a loan where the interest rate is fixed for a selected period of one, two, three, four or five years. Generally St.George Bank also offers a One-Year Introductory Fixed Rate Home Loan which is only available to new borrowers of St.George Bank. At the end of the fixed rate period, the loans will automatically convert to the Standard Variable Rate Home Loan interest rate. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest period. See "--Special Features of the Housing Loans--Early Repayment" below.

     In addition to economic break-costs that may be payable, as with the
Discount Variable Rate Home Loan, the One-Year Introductory Fixed Rate Home Loan
has an early termination fee, which is payable if the housing loan is discharged within up to the first three years of settlement, as described below under
"--Special Features of the Housing Loans--Early Repayment".

     The servicer will not allow the interest rate on a Fixed Rate Loan product to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the related notes. All requests for interest rates to be re-fixed at the end of the current fixed rate term are subject to St.George Bank's agreement, and where applicable, payment of a fee.

SPECIAL FEATURES OF THE HOUSING LOANS

     A housing loan in any trust may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George
Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

     St.George Bank will consider requests from borrowers to change from a
Fixed Rate Loan product to a variable interest rate loan product, or vice versa.
A borrower may incur a "switch fee" in an amount between A$350 and A$1,000, depending on the loan product and the date of approval. The servicer will not allow the conversion of a housing loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate loan product converting to a Fixed Rate Loan product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure. Prior to August 2003, the "Professional Benefits" product provided for discounts of up to 0.10% off the standard Fixed Rate Loan interest rate for the term of the fixed rate period for new borrowers that meet loan size or defined contribution thresholds.
Although St.George Bank no longer offers a standard interest rate discount on fixed rate loans, there may be some fixed rate housing loans which have the benefit of this product or receive a discount on the fixed rate based on individual circumstances. Economic break-costs may also apply for Fixed Rate
Loans that are prepaid or changed before the end of the fixed interest rate period, as described below under "--Early Repayment".

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INTEREST BASED REPAYMENT OPTION

     In addition to standard principal and interest repayments, borrowers may also choose an "Interest Based" repayment option on Discount Variable Rate,
Standard Variable Rate, Essential, Basic Home Loan, One-Year Introductory Fixed
Rate, Fixed Rate Home Loans and Low Doc (Stated Income) Home Loans. Each
Interest Based repayment is calculated by St.George Bank by taking the interest rate specified in the repayment notice notifying the borrower of the amount of the Interest Based repayment, calculating one year's interest charges at that rate on the balance owing on the loan account as of a specified date and dividing such amount by 12 and adding any monthly administration fee. The
Interest Based repayment amount does not vary according to the number of days in a month. In shorter months, the repayment amount may be greater than the actual interest accrued whereby such excess reduces the balance owed on the loan account. In longer months, the repayment amount may be slightly less than the actual interest accrued and such amount of accrued but unpaid interest is added to the balance owed on the loan account and is capitalized. A borrower is permitted to make additional repayments, which may be subject to economic break-costs in the case of a fixed rate loan, on its Interest Based repayment loan. A borrower may have an Interest Based repayment period of up to 15 years throughout the term of the loan with St.George Bank. Interest Based repayment loans always convert to principal and interest for at least one year before the end of the loan's term to ensure repayment of the loan. A borrower may change between Interest Based and principal and interest repayment options throughout the loan term, so long as the borrower does not exceed the maximum Interest
Based term of 15 years and provided that the borrower is not changing repayment options during a fixed rate term. Repayment offset is also available for borrowers on certain housing loans with Interest Based repayments. See
"--Interest Offset" below.

LOW DOC (STATED INCOME) HOME LOAN

     Low Doc (Stated Income) Home Loans do not require St.George Bank to verify the applicant's income. Instead, prior to approval, St.George Bank requires that the borrower complete a self-assessment of affordability and provide a signed affordability statement to confirm that the borrower is able to support the loan. In the case of self-employed borrowers, St.George Bank verifies
(using Australian Business Number details) that the borrower has been in business for a minimum of two years. Individuals in business in Australia must be registered with the tax office so that their income can be tracked. For salaried borrowers, St.George Bank obtains an employment confirmation, and verifies, from information contained in the application, that the borrower has been employed for 30 months over the past three years. For salaried borrowers, an independent assessment of affordability is completed by St.George Bank to confirm that the resulting minimum policy ratios using the stated income conform to St.George Bank's minimum policy requirements.

     Lender's mortgage insurance is required at a lower LVR than for standard loans, and Low Doc (Stated Income) Home Loans are written at a lower maximum LVR and loan size than standard loans. Low Doc (Stated Income) Home Loans are available as a standard variable rate product, as a fixed rate or as a line of credit and are priced in line with St.George Bank's standard rates. Interest rate discounts may apply depending on the total loan size.

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FURTHER ADVANCES

     A borrower may, if the terms of their housing loan so allow, request a further advance from St.George Bank which amount if approved and drawn takes the outstanding principal balance of their housing loan above the scheduled amortized principal balance of their housing loan. Such an advance is to be distinguished from a redraw (described below), which is for an amount up to the scheduled amortized principal balance. Such an advance may be used by the borrower for any purpose.

     Where a further advance which is not a redraw is requested by a borrower, that advance may (at the borrower's option) be treated as either:

     o    a separate loan; or

     o    an increase to the principal balance of the relevant housing loan held by the issuer trustee.

     Some of the housing loans in the housing loan pool as of the cut-off date were originated as these separate loans. All of these separate loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

     If the advance takes the form of a separate loan and is sought by the borrower after the cut-off date, and the aggregate of the existing housing loan and the separate loan meets the eligibility and servicing criteria, the separate loan will be approved and settled by St.George Bank.

     St.George Bank will provide the funding for the separate loan, which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the separate loan or the mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts owing actual or contingent, under the housing loan included in the assets of the applicable trust, before any amounts may be applied in satisfaction of the new loan.

     Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the applicable trust in priority to any separate loan advanced by St.George Bank after the related cut-off date.

     If the further advance takes the form of an increase in the principal balance of the existing housing loan above the scheduled principal balance of the housing loan and St.George Bank's applicable underwriting and credit criteria are satisfied, then (i) if certain restrictions (as discussed below)
are satisfied, St.George Bank may make such further advance and will be reimbursed by the issuer trustee for such further advance or (ii) otherwise,
St.George Bank will arrange to have that housing loan removed as an asset of the applicable trust in consideration of payment to the issuer trustee of an amount equal to the then Unpaid Balance of that housing loan.

     St.George Bank may not make such a further advance, unless, in addition to satisfying the applicable underwriting and credit criteria:

                                       19

     o    the further advance is made not more than a specified period, after the closing date specified in the accompanying prospectus supplement;

     o    the aggregate amount of that further advance and other further advances made on or before the relevant funding date, does not exceed
          5% of the total initial principal amount of all notes;

     o    no carryover charge offs subsist at the relevant funding date;

     o    the aggregate outstanding principal balance of housing loans which are
          60 days or more in arrears as at the relevant funding date is less than 4% of the aggregate outstanding principal balance of all housing loans at that time;

     o    following the further advance, the weighted average LVR of all housing loans is less than or equal to the weighted average LVR of all housing loans when acquired by the issuer trustee on the closing date;

     o    if following the further advance, the LVR of the relevant housing loan is greater than a specified percentage, an LVR specific insurance policy (as described in the accompanying prospectus supplement), if any, is entered into by the issuer trustee in respect of that housing loan; and

     o    after the further advance is made, the housing loan satisfies the eligibility criteria,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

There will not be any independent verification as to whether the housing loan satisfies the eligibility criteria for the purpose of making a further advance.

SUBSTITUTION OF SECURITY

     A borrower may apply to the servicer to achieve the following:

     o    substitute a different property in place of the existing mortgaged property; or

     o    release a mortgaged property under an existing loan contract.

     If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan after the substituted security is registered.

     If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

     o    a new property subject to a mortgage satisfies the eligibility criteria;

     o    the principal outstanding under the housing loan does not increase;

                                       20

     o    the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

     o    the new property is acceptable to the relevant mortgage insurer.

     If any of the following conditions occur, then the Unpaid Balance will be repaid by St.George Bank and the housing loan will cease to be an asset of the trust:

     o    the new property does not satisfy the eligibility criteria;

     o    the principal outstanding under the housing loan will change (i.e., increase); or

     o    settlement does not occur simultaneously with discharge.

     That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

REDRAW

     The general terms and conditions of the variable rate housing loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. As of June 23, 2004, there is no minimum redraw amount. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently,
St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from a trust.

PAYMENT HOLIDAY

     The borrower may be allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the housing loan and the scheduled amortized principal balance of the housing loan. The servicer may agree that a borrower does not need to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday would not lead the related housing loan to be considered delinquent.

EARLY REPAYMENT

     A borrower will not incur break-costs if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract approved on or after November 1, 1996 (although a borrower may still be subject to an early termination or early repayment fee, depending on the loan product);
provided, however, on or after February 1, 2000, regardless of the date of origin of a housing loan, if the housing loan is switched to a Fixed Rate Loan product from that time, a borrower will incur a break-cost in an amount calculated based on the method set forth in the general terms and conditions of a particular housing loan contract. However, in the case of

                                       21

housing loans approved prior to November 1, 1996, the equivalent of one month's interest may be payable as a break-cost.

     While all fixed rate housing loans are subject to break-costs, currently the servicer's policy is not to charge break-costs in respect of a fixed rate housing loan if prepayments for that housing loan are less than A$10,000 in any
12 month period while the interest rate is fixed. Where break-costs are payable, payment of the break-cost is required upon receipt of the prepayment or discharge. The amount of such break-costs are calculated based on the method set forth in the general terms and conditions of a particular housing loan contract.
In some circumstances, the break-costs will be capitalized.

     With the Discount Variable Rate and Introductory One-Year Fixed Rate loans approved on or after March 16, 2003, an early termination fee, currently of 0.9%
of the balance owing on the day of discharge, may be payable if the housing loan is repaid before the third anniversary of the drawdown. Other than as set forth in the immediately preceding sentence, no early termination fee is due or payable with respect to the Discount Variable Rate or Introductory One-Year
Fixed Rate loans.

     With respect to Basic Home Loans, Standard Variable Rate loans (other than
Discount Variable Rate loans) entered into at negotiated rates and Fixed Rate loans (other than Introductory One-Year Fixed Rate loans) entered into at negotiated rates, an early termination fee of A$1,000 may be payable if the housing loan is discharged within the first three years of settlement.

     With respect to Standard Variable Rate loans (other than Discount Variable
Rate loans) entered into at non-negotiated rates, St.George Great Australian
Home Loans, St.George Essential Home Loans and Fixed Rate loans (other than
Introductory One-Year Fixed Rate loans) entered into at non-negotiated rates, no early termination or early repayment fee will be payable.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

     A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch, the related housing loans in the pool of the related trust still satisfy the eligibility criteria. St.George Bank requires notification from the borrower, and St.George Bank reserves the right to change the interest rate or the fees charged with respect to the housing loan.

CAPITALIZED FEES

     A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the remaining term of the housing loan.

COMBINATION OR "SPLIT" HOUSING LOANS

     A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

                                       22

     If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes issued by the issuer trustee as trustee of that trust. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the issuer trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.

INTEREST OFFSET

     St.George Bank offers borrowers two interest offset features which may be linked to the borrower's housing loan which reduce (offset) interest charged to the housing loan account. One option is called "partial offset" and offsets the interest notionally accrued in the borrower's linked savings account against the interest calculated on the borrower's housing loan and charged on a monthly basis. It has only been available on Interest Based Fixed Rate Loans since March
2003. The second option is called "100% interest offset" and the amount of interest charged on the housing loan is calculated on the difference between the housing loan balance and the balance in the linked savings account. This feature is available on Standard Variable Rate Home Loans, Discount Variable Rate Home
Loans, Introductory Fixed Rate Home Loans and Loc Doc Home Loans (variable rate only). St.George Bank does not actually pay interest on the balance(s) held in the linked savings account, but reduces the amount of interest which is payable by the borrower under the borrower's housing loan. The borrower continues to make the borrower's scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset.

     As of February 2004, an additional option, "repayment offset," is available for borrowers with 100% interest offset attached to an investment housing loan with Interest Based repayments. Repayment offset allows a borrower to have their housing loan repayment reduced by the amount of the interest offset benefit, so the offset reduces their repayment, not the housing loan principal. This feature is only available for investment/non-regulated housing loans.

     St.George Bank will pay to each trust the aggregate of all interest amounts offset in respect of housing loans in such trust on a monthly basis.
These amounts will constitute finance charge collections and principal collections for the relevant period. Only one nominated borrower to the housing loan needs to have ownership status of the linked savings account.

     If, following a Title Perfection Event, the issuer trustee as trustee of a trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

NO SET OFF AGAINST AMOUNTS OWING TO ST.GEORGE BANK

     Under the housing loan documentation, borrowers have waived their right to set off against all deposits held with St.George Bank.

ADDITIONAL FEATURES

     St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section. However, before doing so, St.George Bank must

                                       23

satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes. In addition, except for the interest rate and the amount of fees, St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.

     The prospectus supplement for a trust may specify additional loan features or changes to existing loan features, or different product types, in relation to that trust.

                        DESCRIPTION OF THE OFFERED NOTES

     The following summary, together with the description of the offered notes in the prospectus supplement, describes material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

GENERAL

     The issuer trustee will issue the offered notes on the applicable closing date pursuant to a direction from the manager to the issuer trustee to issue the notes in respect of the related trust pursuant to the terms of the master trust deed, a supplementary terms notice and a note trust deed. Notes of a trust are also referred to as notes of a "series".

CLASSES OF NOTES

     Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement.
Each class of notes may have different credit ratings. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments and credit rating, if any.

SOURCE OF FUNDS FOR PAYMENT

     The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the manager or any of their affiliates. The notes will not be guaranteed by any person (including any governmental agency).

     Noteholders may experience delays in payments on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

PAYMENTS

     Payments on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement. Payment dates for interest and principal may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus

                                       24

supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the accompanying prospectus supplement. The initial payment date will be specified in the accompanying prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

PAYMENTS OF INTEREST

     Each class of offered notes of a series, other than any classes of specified notes entitled only to principal payments, will accrue interest from the date, and at the interest rate set forth in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing.
The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will pay interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is paid differently from the description in this paragraph.

PAYMENTS OF PRINCIPAL

     Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will be entitled to receive principal payments. The prospectus supplement will specify the manner in which principal payments on the notes are calculated and allocated among the classes of notes entitled to payments of principal on each payment date. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class or classes of notes may be reduced by allocating losses of principal to their outstanding principal balances that occur in connection with liquidation of housing loans in the related trust. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed a specified amount, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive payments representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan, or out of excess income collections in relation to the relevant pool of housing loans. To the extent a note has been transferred, the holder that receives a payment in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off.

     Payments of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Payments of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the redemption in full of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower,

                                       25

than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Payments of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Payments of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

     In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to pay payments of principal to noteholders, purchase additional assets for the trust, including housing loans or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes upon the occurrence of specified events described in the accompanying prospectus supplement.

FORM OF THE OFFERED NOTES

     Each class of offered notes will be issued in minimum denominations specified in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, one or more classes of offered notes may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of The Depository Trust Company ("DTC").

     In addition, the accompanying prospectus supplement for a series of offered notes, not denominated in US dollars, will set forth different or additional provisions regarding such offered notes as necessary.

BOOK-ENTRY REGISTRATION

     If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to payments, notices, reports and statements to noteholders will refer to payments, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

     Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V. ("EUROCLEAR"), as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as the Austraclear System ("AUSTRACLEAR"). Cede & Co., as nominee for DTC, will be the registered noteholder of the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream,
Luxembourg's

                                       26

and Euroclear's names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC.

     DTC has advised the manager that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code; and

     o    a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a

                                       27

Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

     Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on
DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Holders of the offered notes will not receive written confirmation from DTC of their purchase. However, holders of the offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the offered notes entered into the transaction.
Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the offered noteholders. Offered noteholders will not receive offered notes representing their ownership interest in offered notes unless use of the book-entry system for the offered notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, security trustee or note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered notes are credited on the record date, identified in a listing attached to the proxy.

     Principal and interest payments on the offered notes will be made to DTC.
DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that payment date.
Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to
DTC is the responsibility of the issuer trustee, disbursement of the payments to
DTC participants is the responsibility of DTC, and disbursement of the payments to offered noteholders is the responsibility of DTC participants and indirect participants.

                                       28

     DTC may discontinue providing its services as securities depositary for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive notes are required to be printed and delivered.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes.
Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including US dollars.

     Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including US dollars.

     The Euroclear System is owned by Euroclear Clearance System Public Limited
Company and operated through a license agreement by Euroclear. Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the
National Bank of Belgium.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the
Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of
Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the offered notes held through Clearstream, Luxembourg or
Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary.

                                       29

These payments must be reported for tax purposes in accordance with United
States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of an offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the issuer trustee, the manager, the servicer, the note trustee, the calculation agent, the principal paying agent, the note registrar or the paying agent, if any, will have responsibility for any aspect of the records relating to or payments made on account of ownership interests of book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interests.

DEFINITIVE NOTES

     Offered notes issued in definitive form are referred to in this prospectus as "definitive notes." Offered notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

     o    the principal paying agent advises the manager in writing, that DTC is no longer willing or able to discharge properly its responsibilities as depository for the offered notes, and the manager is not able to locate a qualified successor; or

     o    after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the offered notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the holders of such notes.

     If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the relevant offered notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the relevant book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate principal balance as those book-entry notes. Offered notes will be serially numbered if issued in definitive form.

     No holder of an offered note will be entitled to receive a definitive note representing its interest, except as described in the preceding paragraph.

     Definitive notes will be transferable and exchangeable as described in the accompanying prospectus supplement. No service charge will be imposed for any registration of transfer or exchange, but an amount sufficient to cover any tax or other governmental charge may be required.

                                       30

There will be no requirement to register the transfer or exchange of definitive notes within the thirty days preceding a payment date for the definitive notes.

     The accompanying prospectus supplement for a trust may specify different or additional provisions regarding definitive notes for that trust.

WITHHOLDING OR TAX DEDUCTIONS

     Unless otherwise specified in the accompanying prospectus supplement, all payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or a paying agent, as the case may be, makes such payment after such withholding or deduction has been made, it will account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

     If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

     o    on the next quarterly payment date, or such other payment date if otherwise specified in the accompanying prospectus supplement, the issuer trustee or a paying agent would be required to deduct or withhold from any payment of principal or interest in respect of the notes or a currency swap in respect of any notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     o    the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period (but, for the avoidance of doubt, this bullet point does not apply to the failure by the issuer trustee to receive any interest on any housing loan merely by reason of the failure by the relevant borrower to pay required interest in breach of the relevant housing loan arrangement),

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of those notes and any amounts required under the security trust deed to be paid in priority to or pari passu with those notes redeem all, but not some, of such class at their outstanding principal amount, or at the option of the holders of 75% of the outstanding principal amount of those notes at their stated amount (as such term is described in the accompanying prospectus supplement), together, in each case, with accrued interest to the date of redemption on any subsequent payment date.
If holders of notes agree to redemption of their notes at an amount less than the outstanding principal amount of the

                                       31

notes, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders of that trust.

     o    Noteholders must be given notice of a redemption not more than 60 nor less than 25 days, or such other period specified in the accompanying prospectus supplement, prior to the date of redemption. The holders of
          75% of the outstanding principal amount of a class of offered notes may elect, in accordance with the terms of the relevant note trust deed, and the note trustee will notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

     If an event of default occurs under the relevant security trust deed while the notes of the applicable trust are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder
Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting
Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees (or as otherwise provided in the relevant security trust deed), enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then unpaid balance.
Accordingly, the security trustee may not be able to realize the full value of the housing loans which may adversely affect the issuer trustee's ability to repay all amounts outstanding in relation to the notes of that trust. If a trust terminates while notes relating to that trust are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed and supplementary terms notice. See "Description of the Transaction Documents--The Security Trust
Deed."

OPTIONAL REDEMPTION OF THE NOTES

     At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal amount, or, if the noteholders owning 75% of the outstanding principal amount of the notes so agree, the stated amount (as such term is described in the accompanying prospectus supplement), of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on any payment date specified in the accompanying prospectus supplement falling on or after the date of the occurrence of certain event or events specified in that prospectus supplement; provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on that payment date to discharge all its liabilities in respect of the notes, at their outstanding principal amount or their stated amount (as such term is described in the accompanying prospectus supplement) if so agreed by the specified percentage of noteholders, and any amounts which would be required under the related security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 25 days', or such other period specified in the accompanying prospectus supplement, notice to noteholders of this redemption in accordance with the applicable conditions of the notes. If holders of notes agree to redemption of their notes based on an amount less than their

                                       32

outstanding principal amount, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders.

     To the extent specified in the prospectus supplement, the issuer trustee will redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

FINAL MATURITY DATE

     The issuer trustee must pay the stated amount (as such term is described in the accompanying prospectus supplement) and accrued and unpaid interest, if any, in relation to each note on or by the final maturity date relating to that note.
The failure of the issuer trustee to pay the stated amount (as such term is described in the accompanying prospectus supplement) and accrued and unpaid interest, if any, within 10 business days of the due date for payment, or within any other applicable grace period agreed upon with the Mortgagees (or as otherwise provided in the relevant security trust deed), will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

     Each offered note in a series will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that note will be finally discharged, upon the first to occur of:

     o    the date on which the outstanding principal amount of the note is reduced to zero;

     o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

     o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

     o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the applicable trust in accordance with the master trust deed and the supplementary terms notice; and

     o    the final maturity date of that note specified in its terms of issue.

TERMINATION OF THE TRUST

TERMINATION EVENTS

     A trust will continue until, and will terminate on the later of:

     o    its Termination Date;

     o    the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

                                       33

     o    the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

REALIZATION OF TRUST ASSETS

     On the occurrence of a Termination Date of a trust, subject to St.George
Bank's right of first refusal, the issuer trustee, in consultation with the manager or the residual income beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within
180 days. During the 180 day period, performing housing loans relating to that trust may not be sold for less than their Unpaid Balance, and non-performing housing loans relating to that trust may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180 day period for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

SELLER'S RIGHT OF FIRST REFUSAL

     As soon as practical after the Termination Date of a trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans relating to that trust for their Unpaid Balance, for performing housing loans, and their fair market value, for non-performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

     The issuer trustee is not entitled to sell any housing loans unless
St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date for the related trust by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

     After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of a trust in accordance with the cashflow allocation methodology set out in the prospectus supplement and in accordance with any directions given to it by the manager. If all of the notes of a trust have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual income beneficiary.

PRESCRIPTION

     An offered note will be void in its entirety if not surrendered for payment within 10 years of the relevant date in respect of any payment on such offered note, the effect of which would be to reduce the stated amount (as such term is described in the accompanying prospectus supplement) of

                                       34

such offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money has been so received and notice to that effect is duly given in accordance with the terms of the relevant offered note. After the date on which an offered note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

     The note trust deed for a trust contains provisions for each class of relevant offered noteholders to consider any matter affecting their interests.
In general, the holders of a majority of the aggregate outstanding principal amount of a class of offered notes may take or consent to any action permitted to be taken by such class of noteholders under a note trust deed.
Notwithstanding the foregoing, the written consent of holders of 75% of the aggregate A$ Equivalent outstanding principal amount of the relevant class or classes of offered notes will be required to accomplish the following:

     o    direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the relevant security trust deed;

     o    override on behalf of that class of noteholders any waiver by the note trustee of a breach of any provisions of the relevant transaction documents or an event of default under the relevant security trust deed;

     o    removal of the current note trustee or appointment of a new note trustee; and

     o    approve the basis of incurring any costs, disbursements, outgoings and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be indemnified (unless the note trustee reasonably considers the incurring of those costs
          disbursements, outgoings and expenses to be necessary).

REPORTS TO NOTEHOLDERS

     The manager or the servicer, as applicable, will forward or cause to be forwarded to each holder of an offered note of record, or will make available to each holder of an offered note of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related note trust deed. Except as otherwise provided in the related note trust deed, the information will include the following (as applicable):

     o    the applicable record date, determination date and payment date;

     o    the aggregate amount of payments received with respect to the housing loans, including prepayment amounts;

     o    the available income;

                                       35

     o    the total available funds;

     o    the aggregate of all redraws and further advances made during the collection period;

     o    the redraw shortfall, if any;

     o    the payment shortfall, if any;

     o    the principal draw, if any, for that collection period, together with all principal draws made before the start of that collection period and not repaid;

     o    the bond factor for each class of notes;

     o    the principal charge offs, if any, and charge offs for each class of notes and redraw charge offs, if any;

     o    all carryover charge offs, if any;

     o    if required, the threshold rate at that determination date;

     o    the relevant interest rate, as of the first day of the related interest period;

     o    the servicing fee payable to the servicer and, if any, the subservicer;

     o    the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

     o    the amount, if any, of the payment allocable to principal on each class of notes;

     o    the amount, if any, of the payment allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal on each class of notes;

     o    the outstanding principal amount or notional amount of each class of notes before and after giving effect to the payment of principal on that payment date;

     o    updated pool composition information, including weighted average interest rate and weighted average remaining term;

     o    the balance of any reserve funds, if any, at the opening of business and the close of business on that payment date;

     o    the percentage of the outstanding principal amounts of the senior notes, if applicable, after giving effect to the payments on that payment date;

     o    in the case of notes benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

                                       36

     o    the aggregate unpaid principal balance of the housing loans, both fixed rate and variable rate housing loans, after giving effect to the payment of principal on that payment date, and the number of housing loans at the beginning and end of the collection period;

     o    delinquency and loss information relating to the housing loans, including the number and aggregate principal balance of housing loans in the related trust that are delinquent (a) 31-60 days, (b) 61-90 days, (c) 91-120 and (d) 121 or more days, and that are in foreclosure;

     o    the amount of any losses on the housing loans during the collection period;

     o    information about the amount, terms and general purpose of any advances made or reimbursed during the collection period;

     o    any material modifications, extensions or waivers to the housing loan terms, fees, penalties or payments during the collection period or that have cumulatively become material over time; and

     o    any material breaches of representations or warranties or covenants in the supplementary terms notice relating to any housing loan.

     In addition to the information described above, reports to noteholders will contain any other information as is described in the applicable note trust deed, which may include, without limitation, as applicable, information as to advances, reimbursements to a subservicer, if any, and the servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the manager or servicer, as applicable, will furnish on request a report to each person that was a holder of record of any class of notes at any time during that calendar year. The report will include information describing the aggregate principal and interest payments for that calendar year or, if the person was a holder of record of a class of notes during a portion of that calendar year, for the applicable portion of that year.

                               CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

     If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of notes of the related trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

                                       37

     o    the subordination of one or more classes of the notes of the series;

     o    primary mortgage insurance on all or a portion of the housing loans;

     o    a pool mortgage insurance policy on all or a portion of the housing loans;

     o    excess available income;

     o    the establishment of one or more reserve funds;

     o    overcollateralization;

     o    a letter of credit;

     o    a minimum principal payment agreement;

     o    a deposit agreement; or

     o    other insurance instruments or agreements and guarantees.

SUBORDINATION

     If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes.
In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes.

PRIMARY MORTGAGE INSURANCE POLICY

     Unless otherwise specified in the prospectus supplement, St.George Bank requires that housing loans with an LVR greater than such percentage specified in the accompanying prospectus supplement at the time of origination obtain primary mortgage insurance. St.George Bank will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

     The mortgage insurance policies will be from the mortgage insurers, and will be subject to policy limits, exclusions from coverage and rights of termination, as described in the applicable prospectus supplement.

POOL MORTGAGE INSURANCE POLICY

     The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. However, the pool mortgage insurance policy will not cover housing loans in a pool

                                       38

which have the benefit of a primary mortgage insurance policy. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

     To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties.
Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

EXCESS AVAILABLE INCOME

     If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans, and other income collections, that are not required to pay specified payments to reimburse noteholders for charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

RESERVE FUND

     If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of payments from the amounts in a reserve fund.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal amount of the notes relative to the outstanding balance of the housing loans in a trust.

LETTER OF CREDIT

     If specified in the prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments

                                       39

under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity under which agreement that entity will provide payments on the notes in the applicable series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

DEPOSIT AGREEMENT

     If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a deposit agreement, such as a guaranteed investment contract or an investment agreement, with the entity specified in such prospectus supplement on or before the issue of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future payments on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

OTHER INSURANCE INSTRUMENTS OR AGREEMENTS AND GUARANTEES

     If specified in the prospectus supplement, a trust may also include insurance instruments or agreements or guarantees (including without limitation a surety bond or a financial guarantee insurance policy) for the purpose of:

     o    maintaining timely payments or providing protection against losses on the assets included in a trust;

     o    paying administrative expenses; or

     o    establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

     These arrangements may include agreements under which noteholders are entitled to receive amounts deposited in various accounts held by either
St.George Bank, the note trustee or the paying agent, as applicable, based on the terms specified in the prospectus supplement. In addition, unless to the extent specified in the prospectus supplement, at any time a surety bond, letter of credit or other form of credit enhancement described herein may be substituted for the

                                       40

credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the series of notes, without resulting in a downgrading or withdrawal of the then current rating of the notes of that series.

                OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES

PURCHASE OBLIGATIONS

     Some types of housing loans and some classes of notes of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation in order to facilitate the issuance of notes designated as money market notes in the applicable prospectus supplement that may have a final maturity date which will be less than 397 days from the closing date on which such notes were issued or that may be acquired by a note purchaser prior to maturity and which would be eligible for purchase by money market funds. The issuing entity will not issue any redeemable securities as defined under Section
2(a)(32) of the Investment Company Act of 1940. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. If applicable, the accompanying prospectus supplement will also specify the note purchaser and the terms of the note purchase agreement. A purchase obligation may apply to the housing loans or to a class of notes of the related series. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus supplement will specify whether each purchase obligation will be evidenced by an instrument delivered to the issuer trustee for the benefit of the applicable noteholders of the related series. The accompanying prospectus supplement will specify whether each purchase obligation for housing loans will be payable solely to the issuer trustee for the benefit of the noteholders of the related series. Other purchase obligations may be payable to the issuer trustee or directly to the holders of the notes to which the obligations relate.

     A purchase commitment is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified housing loans from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified housing loans or classes of notes of any series on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guarantee is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series upon the exercise of the option by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified housing loans or classes of notes of any series upon demand

                                       41

made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

SWAP AGREEMENTS

     The issuer trustee may enter into one or more currency swaps, variable rate basis swaps and fixed rate basis swaps with one or more currency swap providers and interest rate swap providers, as applicable. The actual swap agreements may vary for each trust depending upon the currency denomination of the payment obligations of the issuer trustee on the offered notes and the types of housing loan products included in that trust. See "Description of the Transaction
Documents--Interest Rate Swaps and "--Currency Swaps" in this prospectus.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary, together with the summaries in the prospectus supplement, describes material terms of the transaction documents for a series, other than the underwriting agreement. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except the relevant note trust deed and each relevant currency swap, are governed by the laws of New South Wales, Australia, unless otherwise provided for in the prospectus supplement. The relevant note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the relevant note trust deed is governed by the laws of the State of New York, unless otherwise provided for in the prospectus supplement. The underwriting agreement will be governed by the laws of the State of New York, unless otherwise provided for in the prospectus supplement. A currency swap may be governed by the laws of England and Wales, the laws of New South Wales, Australia, or such other law as is specified in the accompanying prospectus supplement. A copy of the master trust deed and the servicing agreement and a form of each of the other material transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

TRUST ACCOUNTS

     The issuer trustee will establish and maintain the collection account for a trust. Unless otherwise provided in a prospectus supplement, the collection account will be established with an Australian bank, which has a minimum short-term rating as required by each rating agency rating the related notes.
The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the related trust. This account will not be used for any purpose other than for the related trust. This account will be an interest-bearing account.

     The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys held in any account of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of a trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in such trust's account shall be in Authorized
Investments that will mature not later than the business day preceding the applicable payment date.

                                       42

PREFUNDING

     If so specified in the prospectus supplement relating to a trust, the issuer trustee may, on behalf of the trust, establish a pre-funding account relating to that trust. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 50% of the aggregate principal amount of the notes issued in respect of that trust. The amounts on deposit in any pre-funding account may be invested as described in the prospectus supplement. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the seller or have not formally completed the origination process following the closing date for the related trust, which will be specified in the prospectus supplement. The specific period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed one year from the closing date for that trust. Any funds in the pre-funding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

REVOLVING PERIOD

     As may be described in the prospectus supplement relating to any trust, the related trust may have a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period. This may result in the related notes possessing an interest-only period, which may be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed three years from the closing date for the applicable trust. Any principal collections during the revolving period that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

ISSUANCE OF ADDITIONAL NOTES

     The issuer trustee may, if specified in the prospectus supplement, issue additional notes (including Redraw Funding Securities referred to below) secured by the assets of the trust at the direction of the manager at the times and in the manner specified in the prospectus supplement. The issuer trustee will be permitted to issue additional notes only if each of the applicable rating agencies has confirmed that the issuance of the additional notes will not cause any of the rating agencies to reduce, withdraw or qualify the then-current rating of each class of notes relating to that trust. Additional notes may be issued in Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

                                       43

REDRAWS

GENERAL

     Redraws are described under "St.George Residential Loan Program--Special
Features of the Housing Loans--Redraw." The servicer will be reimbursed for redraws as described in the prospectus supplement. Sources available to reimburse the servicer for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include collections, drawings under a redraw facility, and other sources.

REDRAW FACILITY

     If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances for the purpose of funding redraws, or reimbursing the servicer for funded redraws, relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

REDRAW FUNDING SECURITIES

     If specified in the prospectus supplement, the manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities ("RFS") to provide the issuer trustee with funds to pay for any redraws under the relevant housing loans.

     The manager must obtain written confirmation from the relevant rating agencies that the issuance of RFS will not result in the downgrading or withdrawal of the then-current rating of any notes of the related trust before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFS and the rights of the holders of the RFS.

RFS NOTES

     The prospectus supplement for each trust that provides for the issuance of
RFS will describe the circumstances, if any, under which RFS will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

FORM OF RFS AND RFS NOTES

     The RFS and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in
Australia to Australian resident investors only. The RFS and RFS notes will not be offered by this prospectus or any prospectus supplement.

LIQUIDITY RESERVE OR LIQUIDITY FACILITY

     If specified in the prospectus supplement, the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee may fund payment shortfalls in the trusts for any series from a liquidity reserve or by drawings under a liquidity facility up to the liquidity limit specified in the prospectus supplement.

                                       44

LIQUIDITY RESERVE

     If specified in the prospectus supplement, the issuer trustee, at the direction of the manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced on each determination date to a specified percentage of the aggregate Unpaid
Balance of the housing loans as the manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

LIQUIDITY FACILITY

     If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding payment shortfalls in the related trust. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

INTEREST RATE SWAPS

     If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each trust depending upon the types of housing loan products included in that trust. The interest rate swaps may be used, among other things, to swap the fixed rate of return on housing loans, if any, to enable the issuer trustee to meet its floating rate returns under the relevant floating rate notes, or to swap floating rate receipts on the housing loans to enable the issuer trustee to meet its fixed rate returns under any fixed rate notes issued in relation to a trust, or to swap the receipts on the housing loans for a trust into a fixed rate of return. The prospectus supplement for each trust will identify the interest rate swaps for that trust and the terms for each interest rate swap. If so stated in the prospectus supplement, St.George Bank or an affiliate of
St.George Bank, including the manager, may be the interest rate swap provider for one or more of the interest rate swaps.

CURRENCY SWAPS

     If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers.
Collections on the housing loans will be denominated in Australian dollars and payable at a specified rate and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars and payable at a specified rate. However, in most instances, and to the extent stated in the accompanying prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars or another non-A$ currency and payable at a different specified rate. In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each trust

                                       45

will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, St.George Bank or an affiliate of St.George Bank may be the swap provider for one or more of the currency swaps.

MODIFICATIONS

     The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual income beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

          o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          o    necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

          o    appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any
               government, including, without limitation, an alteration,
               addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the
               Australian Commissioner or Deputy Commissioner of Taxation or any
               governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade
               Securitization Programme trusts;

          o    any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the offered notes or any of the transaction documents which is not, in the opinion of the note trustee, materially prejudicial to the interests of the noteholders of the offered notes or any class of noteholders of the offered notes. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the
               noteholders as a whole or the class of noteholders. A basic terms modification requires the sanction of all noteholders of the offered notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes,
               reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable

                                       46

               to the class of notes or altering the percentage of the aggregate outstanding principal amount required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

          o    in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

     Unless a higher percentage is required by the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual income beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate A$ Equivalent outstanding principal amount of the relevant class or classes of notes or with the prior written consent of the residual income beneficiary, as the case may be.

THE ISSUER TRUSTEE

     Unless a different issuer trustee is specified in the accompanying prospectus supplement, Perpetual Trustees Consolidated Limited will act as issuer trustee of each trust and, in such capacity, as issuer of the notes on the terms set out in the master trust deed and the supplementary terms notice for the related trust.

POWERS

     The issuer trustee has all the rights, powers and discretions over and in respect of the assets of a trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the offered notes. The manager will be required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee will not be required to take any action unless it receives a direction from the manager.

DUTIES

     The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

                                       47

     Under the master trust deed, each noteholder and the residual income beneficiary acknowledges that:

     o    the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

     o    the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to a trust other than where it has actual notice;

     o    the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a Material
          Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

     o    in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

     o    in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

     The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

ANNUAL COMPLIANCE STATEMENT

     The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents. See also, "--The
Servicing Agreement--Evidence as to Compliance" herein.

DELEGATION

     In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any legislation of any State or Territory of
Australia governing the operation of trustee companies.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

     The issuer trustee and security trustee are entitled to a combined monthly fee based on a percentage (agreed to in writing between the parties) of the aggregate outstanding principal balance of the housing loans of the related trust on the first day of each monthly collection period, payable in arrears on the related monthly payment date or such other payment date, unless otherwise specified in the accompanying prospectus supplement.

                                       48

     If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee will be entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank will be conclusive and binding on the manager and the issuer trustee so far as the law allows.

     The issuer trustee will be reimbursed out of the assets of each applicable trust for all expenses incurred in connection with the performance of its obligations in respect of that trust, but not general overhead costs and expenses. This reimbursement will be made from the cash flow that otherwise would be used to pay amounts on the relevant offered notes. These expenses will be "TRUST EXPENSES" as such term is further defined in the accompanying prospectus supplement.

REMOVAL OF THE ISSUER TRUSTEE

     The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

     A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that six month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense, except as described in the next paragraph. This payment will be made from the cash flow that otherwise would be used to pay the notes.

     The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of
Issuer Trustee's Default. The issuer trustee will indemnify the manager and each applicable trust for these costs. These costs are not payable out of the assets of the trust. Except as described in this paragraph, the expenses associated with changing from one issuer trustee to another issuer trustee will be paid out of the assets of the applicable trust as a Trust Expense.

     The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement issuer trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

     The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do
so.

                                       49

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager will act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

     The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual income beneficiary, the manager or any other person or for any loss howsoever caused in respect of a trust or to any noteholder, the residual income beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

     The issuer trustee acts as trustee and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or a trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability.
Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or
Default.

     The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual income beneficiary. These include, but are not limited to, the following:

     o    subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it;

     o    the issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title
          Perfection Event; and

     o    the issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

                                       50

     The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

     The issuer trustee will be indemnified out of the assets of a trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for fraud, negligence or Default.

     The issuer trustee will be indemnified out of the assets of the applicable trust against certain payments it may be liable to make under any Consumer
Credit Legislation. The servicer will also indemnify the issuer trustee in relation to such payments and the issuer trustee will be required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee will also be indemnified by St.George
Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.

THE MANAGER

POWERS

     The manager will have full and complete powers of management of each trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of a trust and the operation of a trust.

     The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

     The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those
Authorized Investments.

DELEGATION

     The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

     The manager is entitled to a fee described in the prospectus supplement.

     The manager will be indemnified out of the assets of each applicable trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.

                                       51

REMOVAL OR RETIREMENT OF THE MANAGER

     The manager will retire as manager of a trust if the issuer trustee so directs in writing following a Manager's Default. The manager will bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the applicable trusts for those costs.

     The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 90 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the manager for a trust, the issuer trustee may appoint another manager for that trust on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the relevant notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 90 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

LIMITATION OF MANAGER'S LIABILITY

     The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

     o    the manager will be indemnified out of a trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of that trust; and

     o    subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.

THE NOTE TRUSTEE

GENERAL

     The note trustee under each note trust deed will be specified in the accompanying prospectus supplement.

     The note trustee will be entitled to execute any of its trusts or powers under a note trust deed either directly or through agents or attorneys. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or

                                       52

expense arising from any fraud, negligence or willful default by the note trustee. That indemnification will be paid from the cash flow that otherwise would be used to pay the offered notes.

     The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

     The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency.
The issuer trustee may also remove the note trustee in the following circumstances:

     o    if the note trustee becomes insolvent;

     o    if the note trustee ceases its business;

     o    if the note trustee fails to comply with any of its obligations under any transaction document to which it is a party and the issuer trustee determines that this failure has had, or if continued, will have, a
          Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

               o    the note trustee becoming aware of this failure; and

               o    receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the
                    manager; or

     o    if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act with respect to the applicable trust or the note trust deed.

     Holders of 75% of the aggregate A$ Equivalent outstanding principal amount of the offered notes may require the issuer trustee to remove the note trustee for the related trust unless such other percentage is specified in the prospectus supplement for a related trust.

     The resignation, removal or retirement of any note trustee will not become effective until a successor note trustee is appointed that meets the requirements set forth in the relevant note trust deed.

     The expenses associated with changing from one note trustee to another note trustee will be paid out of the assets of the applicable trust as a Trust
Expense.

                                       53

NOTE TRUSTEE'S FEES AND EXPENSES

     The issuer trustee will reimburse the note trustee for all costs and expenses of the note trustee properly incurred in acting as the note trustee and in connection with any legal proceedings brought by the note trustee to enforce any obligation under the relevant note trust deed and the offered notes for a trust.

     If, at any time, the note trustee undertakes any of the acts contemplated in the fourth paragraph under "--The Note Trustee as Voting Mortgagee" below or it undertakes duties which it considers expedient or necessary under the relevant note trust deed or, it is requested to undertake (by the issuer trustee) duties which are exceptional or beyond the scope of its normal duties, the note trustee will be entitled to additional remuneration as provided under the note trust deed. The reimbursement and remuneration described above will be paid from cash flow that otherwise would be used to pay the relevant offered notes.

INDEMNIFICATION

     Without prejudice to the right of indemnity by law given to trustees and subject to the relevant transaction documents, the issuer trustee has agreed to indemnify the note trustee from and against all losses, cost, liability, expenses and damages arising out of or in connection with the execution of the note trust, except to the extent that they result from the fraud, negligence or willful default on the part of the note trustee or its appointees for a trust.
This indemnification will be paid from the cash flow that otherwise would be used to pay the offered notes.

THE SECURITY TRUST DEED

GENERAL

     Unless a different security trustee is specified in the accompanying prospectus supplement, P.T. Limited will serve as security trustee for each series under a security trust deed. For additional information with respect to the security trustee, see "Description of the Trustees--The Security Trustee" in
the accompanying prospectus supplement.

     The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets of each trust in favor of the security trustee. The floating charge will secure the issuer trustee's obligations in respect of that trust to the applicable noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, the note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment, redraws and further advances, each provider of a support facility and any other parties specified in the accompanying prospectus supplement. These secured parties are collectively known as the "MORTGAGEES."

NATURE OF THE CHARGE

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

                                       54

     A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will
"crystallize", which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the charge will become a fixed charge and so the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

     The security trustee is appointed to act as trustee on behalf of the
Mortgagees and holds the benefit of the charge over a trust's assets in trust for each Mortgagee on the terms and conditions of the relevant security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on behalf of the holders of offered notes of a series. In addition, the security trustee will give priority to the interests of a senior class of notes if, in the security trustee's opinion, there is a conflict between the interests of the senior noteholders and the interests of the noteholders of a subordinated class of notes or other Mortgagees. The security trustee does not guarantee the success of any class of notes of a series nor the payment of principal or interest on any class of notes of a series.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

     Each security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     o    The security trustee is not responsible for the adequacy or enforceability of a security trust deed or other transaction documents of a series.

     o    The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents of a series or their other activities.

     o    Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     o    The security trustee has no duties or responsibilities except those expressly set out in a security trust deed or any collateral security.

                                       55

     o    Any action taken by the security trustee under a security trust deed or any collateral security binds all the Mortgagees.

     o    The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, the relevant Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document of a series or otherwise without having to account to the relevant Mortgagees.

EVENTS OF DEFAULT

     Unless otherwise specified in the accompanying prospectus supplement, each of the following is an event of default under the security trust deed with respect to a trust:

     o    the issuer trustee fails to pay:

               o    any interest within 10 business days of the payment date on which the interest was due to be paid to noteholders of that trust; or

               o    any other amount owing to a Mortgagee for that trust within
                    10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a noteholder of an offered note, with the note trustee;

               provided, that no event of default shall have occurred pursuant to the two immediately preceding bullet points if the amounts which the issuer trustee failed to pay were subordinated to the payment of amounts due to the senior noteholders while any amounts remain owing to senior noteholders or to any other person, which rank in priority to amounts due to senior
               noteholders;

     o    the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document for that trust where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder for that trust, and that default is not remedied within 30 days after written notice (or such longer period as may be specified in the notice) from the security trustee requiring the failure to be remedied;

     o    an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

     o    the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     o    any security interest over the trust assets is enforced;

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     o    all or any part of any transaction document for that trust, other than the basis swap, the redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document for that trust, other than the basis swap, the redraw facility or a currency swap; or

     o    without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

               o    the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

               o    the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly
                    constituted; or

               o    unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be
                    authorized under the trust to hold the property of the trust in its name and to perform its obligations under the
                    transaction documents.

     Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees for a trust, it may elect to treat an event that would otherwise be an event of default for a trust as not being an event of default for the purpose of the relevant security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the relevant Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of
Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

     Each security trust deed contains provisions for convening meetings of the
Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. "VOTING MORTGAGEES" are:

     o    the Noteholder Mortgagees for the relevant trust alone for as long as amounts outstanding under their notes are 75% or more of the total
          Secured Moneys, and

     o    otherwise, the note trustee, acting on behalf of the noteholders of the offered notes for that trust, and each other Mortgagee for that trust.

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     Neither the security trustee nor the manager may call a meeting of Voting
Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

     The security trustee must promptly convene a meeting of the relevant Voting
Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed for a trust.

VOTING PROCEDURES

     Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting
Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder.
On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent (or such other amount specified in the accompanying prospectus supplement), but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary
Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

     A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the
Voting Mortgagees is required to direct the security trustee to do any or all of the following:

     o    declare the relevant charge to be enforceable;

     o    declare all relevant Secured Moneys immediately due and payable;

     o    convert the relevant floating charge to a fixed charge over any or all of the trust assets; or

     o    appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

     If the Noteholder Mortgagees are the only Voting Mortgagees for a trust, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the relevant charge.

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     Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder Mortgagees representing more than 50% of the A$ Equivalent outstanding principal amount of all the notes for a trust. No Mortgagee is entitled to enforce the charge under a security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the relevant security trust deed.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

     The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under a security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate A$ Equivalent outstanding principal amount of the offered notes, or such higher percentage as may be required by the Trust
Indenture Act. Any such modification, waiver, authorization or determination shall be binding on the noteholders of the relevant offered notes and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the relevant noteholders as specified in the relevant transaction documents as soon as practicable thereafter.

     If an event of default under the security trust deed for a trust occurs and is continuing, upon receiving written notice thereof, the note trustee shall deliver to each noteholder of the offered notes of that trust notice of such event of default within 90 days of the date that the note trustee became aware, by having received written notice, of such event of default, provided that, except in the case of a default in payment of interest and principal on the relevant offered notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders of the offered notes.

     The rights, remedies and discretion of the noteholders of the offered notes under a security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the relevant offered noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant offered noteholders without inquiry about compliance with the relevant note trust deed.

     The note trustee may vote under a security trust deed, or otherwise direct the security trustee under the security trust deed, or take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with, the relevant security trust deed, the relevant note trust deed, or any relevant offered notes.

     Subject to the note trustee being indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur, the note trustee:

     o    shall only be bound to undertake any of the acts contemplated in the preceding paragraph if it is directed to do so in writing by the holders of at least 75% of the

                                       59

          aggregate A$ Equivalent outstanding principal amount of the offered notes (or such higher amount as may be required by the Trust Indenture
          Act) of the related trust; and

     o    shall, if an Extraordinary Resolution of Voting Mortgagees elects not to direct the security trustee to enforce the relevant security trust deed in circumstances where the security trustee could enforce the relevant security trust deed, at the direction of the noteholders of the offered notes in accordance with the above bullet point, direct the security trustee to enforce the relevant security trust deed on behalf of the noteholders of the relevant offered notes.

     If any of the offered notes of a series remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the relevant offered notes, the note trustee must not vote under the relevant security trust deed to, or otherwise direct the security trustee to, dispose of the relevant mortgaged property unless either:

     o    a sufficient amount would be realized to discharge in full all amounts owing to the noteholders of the offered notes of the related trust, and any other amounts payable by the issuer trustee ranking in priority to or equal with the relevant offered notes; or

     o    the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee for that trust, that the cash flow receivable by the issuer trustee or the security trustee under the relevant security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph for the related trust.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under a security trust deed without being directed to do so by the relevant note trustee for a trust or by Extraordinary
Resolution of the relevant Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the relevant Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions for a trust.

     If the security trustee convenes a meeting of the relevant Voting
Mortgagees, or is required by an Extraordinary Resolution to take any action under a security trust deed, and advises the relevant Voting Mortgagees that it will not act in relation to the enforcement of a security trust deed unless it is personally indemnified by the relevant Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of a security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the relevant Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under a security trust deed. In those circumstances, those Voting Mortgagees may

                                       60

exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under a security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys for a trust or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee for a trust.

SECURITY TRUSTEE'S FEES AND EXPENSES

     The issuer trustee will reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined monthly fee payable to the issuer trustee and the security trustee will be as described in the section titled "Description of the
Transaction Documents--The Issuer Trustee--Issuer Trustee and Security Trustee
Fees and Expenses."

     If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of any transaction documents upon default by any other party, the security trustee will be entitled to additional remuneration. The reimbursement and remuneration described under "--Security
Trustee's Fees and Expenses" will be paid from cash flow that otherwise would be used to pay the related notes.

INDEMNIFICATION

     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with any transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee. This indemnification will be paid from the cash flow that otherwise would be used to pay the relevant offered notes.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

     The security trustee may retire in respect of a trust on three months'
notice in writing to the issuer trustee, the manager, the relevant note trustee and the rating agencies if a successor security trustee is appointed.

     Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the relevant Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee in respect of a trust if:

     o    an Insolvency Event occurs in relation to the security trustee in its personal capacity;

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     o    the security trustee ceases business;

     o    the security trustee fails to comply with any of its obligations under any relevant transaction document and such action has had, or, if continued will have, a Material Adverse Effect on that trust, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

     o    the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and

     o    the security trustee's having received written notice with respect thereto from the manager; or

     o    there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

     Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the relevant Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the
Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the relevant Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

     Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes of the relevant trust.

     The expenses associated with changing from one security trustee to another security trustee will be paid out of the assets of the applicable trust as a
Trust Expense, unless such removal is due to a default by the security trustee.

AMENDMENT

     The issuer trustee and the security trustee may, following at least 10 business days written notice to the rating agencies and with the written approval of the manager and the relevant Noteholder Mortgagees, amend a security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the relevant Mortgagees or a class of relevant Mortgagees, an Extraordinary Resolution, or such greater percentage as may be required by the Trust Indenture Act, of the relevant Voting Mortgagees is required.

THE SERVICING AGREEMENT

SERVICING OF HOUSING LOANS

     The servicer is required to administer the housing loans in the following manner:

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     o    in accordance with the servicing agreement;

     o    in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and

     o    with the same degree of diligence and care expected of an
          appropriately qualified servicer of similar financial products.

     In performing any services under the servicing agreement the servicer will take into account whether its performance of such services does or does not have any Material Adverse Effect on the relevant trust. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties and obligations under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any such entity to whom it has delegated such duties or obligations.

POWERS

     Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

     o    to waive any fees and break-costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o    to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect on the relevant trust.

UNDERTAKINGS BY THE SERVICER

     The servicer will undertake, among other things, the following:

     o    If so directed by the issuer trustee following a Title Perfection
          Event, it will promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

     o    To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

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     o    If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

     o    To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

     o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

     o    It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect on the relevant trust.

     o    It will set the interest rate on the housing loans in accordance with the requirements of the relevant supplementary terms notice.

     o    It will give notice in writing to the issuer trustee and the relevant rating agencies if it becomes aware of the occurrence of any Servicer
          Transfer Event.

     o    It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

     o    It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect on the relevant trust promptly after becoming aware of such event; and
          the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

     o    It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to a trust and the assets of that trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to a trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

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EVIDENCE AS TO COMPLIANCE

     Pursuant to the terms of the relevant supplementary terms notice, the servicer is required to deliver to the manager, on or before the date in each year specified in such supplementary terms notice, and if required, file with the SEC a part of a report on Form 10-K filed on behalf of each issuing entity, the following documents:

     o    a report regarding its assessment of compliance during the preceding financial year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

     o    with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

     o    a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

               o    A review of the servicer's activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer's supervision.

               o    To the best of such officer's knowledge, based on such
                    review, the servicer has fulfilled all of its obligations
                    under the servicing agreement in all material respects
                    throughout the reporting period or, if there has been a
                    failure to fulfill any such obligation in any material
                    respect, specifying each such failure known to such officer and the nature and status thereof.

     The servicer's obligation to deliver to the manager any assessment or attestation report described above and, if required, to file the same with the
SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before December 1 in each year. In addition, each servicer or subservicer, if any, participating in the servicing function with respect to more than 5% of the housing loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the housing loans will provide the compliance certificate described above with respect to its servicing activities.

UNDERTAKINGS BY THE SELLER

     St.George Bank, in its capacity as seller, will undertake, among other things, the following under the servicing agreement:

     o    It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply

                                       65

          with its obligations under the servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse
          Effect on the relevant trust.

     o    It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

     o    It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

     o    It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material
          Adverse Effect.

     o    It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

COLLECTIONS

     The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the relevant collection account within two business days following its receipt of the collections, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the relevant supplementary terms notice.

     There will not be any independent verification of deposits into or transfers out of the servicer's general collection account. The seller or the servicer will be entitled to retain any investment income or other earnings on collections prior to the time such collections are transferred to an account established for the benefit of the trust.

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SERVICING COMPENSATION AND EXPENSES

     The servicer will receive a fee, as set forth in the accompanying prospectus supplement, for servicing the housing loans for a trust.

     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

     The servicer will fully indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a
Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect on the relevant trust. The servicer will not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse
Effect on the relevant trust.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

     The issuer trustee must terminate the servicer's appointment in relation to a trust if the issuer trustee determines that any of the following "SERVICER
TRANSFER EVENTS" occur:

     o    the servicer suffers an Insolvency Event;

     o    the servicer fails to pay any amount in relation to that trust within
          10 business days of receipt of a notice to do so;

     o    the servicer fails to comply with any of its other obligations under any transaction document for that trust and such action has had, or, if continued will have, a Material Adverse Effect on that relevant trust, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o    any representation, warranty or certification made by the servicer in relation to that trust is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material
          Adverse Effect on the relevant trust;

     o    it becomes unlawful for the servicer to perform the services under the servicing agreement in relation to that trust; or

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     o    the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note for that trust.

     The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

RESIGNATION

     The servicer may voluntarily resign in respect of a trust after giving 90 days notice to the relevant rating agencies, the manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

     The manager and the issuer trustee will use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. An eligible successor servicer means any suitably qualified person whose appointment as servicer under the servicing agreement will not materially prejudice the interests of the noteholders and, if required by any relevant mortgage insurance policy, approved by the relevant mortgage insurer. If an eligible successor servicer is not appointed by the expiration of the 90-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee. Any successor servicer may negotiate a servicing agreement which entitles such successor servicer to additional fees, which may be borne by the related trust.

TERMINATION OF SERVICING AGREEMENT

     The servicing agreement with respect to a trust will terminate on the earlier of:

     o    the date on which the servicing agreement is terminated pursuant to a
          Servicer Transfer Event;

     o    the date which is one month after the notes of the related trust have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o    the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o    the date on which the servicer is replaced after resigning.

AMENDMENT

     The servicer and the issuer trustee may amend the servicing agreement with respect to a trust in writing after giving prior notice of the proposed amendment to the relevant rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

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THE CUSTODIAN AGREEMENT

DOCUMENT CUSTODY

     The custodian is an affiliate of the servicer, and is responsible with respect to each trust, for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee for a trust, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.
The custodian is entitled to delegate its duties and obligations under the custodian agreement. The custodian at all times remains liable for its custodial function and the acts or omissions of any such entity to whom it has delegated such duties or obligations.

     The custodian's duties and responsibilities include:

     o    holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

     o    ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons (although such document may be held in the same security vault as such documents for another trust) or ensuring that each title document is capable of identification and kept in a security packet in a security vault and can be readily identified, and separated if needed, by using an appropriate software that tracks the location of each packet ("Virtual
          Storage") or in such other manner as is set forth in the custodian agreement (as amended by the supplementary terms notice, if applicable and described in the accompanying prospectus supplement); and

     o    maintaining in safe custody a record of the physical movement of the title documents.

     In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect on the relevant trust.

     The custodian undertakes, among other things:

     o    to comply with applicable laws where the failure to do so would have a
          Material Adverse Effect on the relevant trust;

     o    to comply with the mortgage insurance policies; and

     o    to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and
          ensure that the premises holding the documents are appropriately insured for fire and public risks.

AUDIT

     The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

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COMPENSATION OF THE CUSTODIAN

     The custodian will receive a fee based on the aggregate outstanding principal of the housing loans for a trust on the first day of each monthly collection period for the trust. This fee will be payable in arrears on the monthly payment date, or such other payment date if otherwise specified in the accompanying prospectus supplement, for the trust following the end of the monthly collection period for the trust.

INDEMNITY

     The custodian will also indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement with respect to a trust. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank will also indemnify the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

REMOVAL AND RETIREMENT OF THE CUSTODIAN

     The issuer trustee may terminate a custodian's appointment with respect to a trust if the issuer trustee determines that:

     o    the custodian has suffered an Insolvency Event;

     o    if the custodian is a related company of the seller, either

               o    the long-term rating of the seller falls below:

                    o    BBB from Fitch Ratings, or

                    o    Baa2 from Moody's, or

                    o    BBB from Standard & Poor's, or

               o    a Title Perfection Event has occurred;

     o    the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a Material Adverse
          Effect on that trust and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o    any representation, warranty or certification made by the custodian with respect to that trust is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect on that trust;

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     o    it has become unlawful for the custodian to perform its custodial services for that trust;

     o    a Servicer Transfer Event has occurred; or

     o    the custodian has not complied with the requirements of the custodian agreement with respect to that trust to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

     The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within 10 business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

THE SELLER LOAN AGREEMENT

     If the net proceeds received by the issuer trustee from the issuance of a series of notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of a security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys of a trust have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

                                  THE SERVICER

SERVICING OF HOUSING LOANS

     Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans for each trust. Unless otherwise delegated, the day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George
Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with and servicing the features and facilities available under the housing loans and the management of delinquent housing loans. See "Description of the Transaction
Documents--The Servicing Agreement."

COLLECTION AND ENFORCEMENT PROCEDURES

     Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt.

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Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 7 days delinquent, or in the case of a Low Doc (Stated
Income) Home Loan, 1 day delinquent, the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

     The collection system allocates overdue loans to designated collection officers. The loans that have been delinquent longer are allocated to the more experienced collection officers.

     Actions taken by St.George Bank or its designee in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

     o    arrears history;

     o    product type;

     o    equity in the property; and

     o    arrangements made with the borrower to meet overdue payments.

     If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank or its designee will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o    guarantees;

     o    government assistance schemes;

     o    mortgagee sale; and

     o    claims on mortgage insurance.

     It should be noted that St.George Bank or its designee reports all actions taken on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

     When a housing loan is 14 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. At 28 days delinquent, a further letter is generated and at around 30 days delinquent phone calls are made.

     When a housing loan is more than 63 days delinquent, a default notice is sent advising the relevant borrower that if the matter is not rectified within a period of 31 days, St.George Bank is entitled to commence enforcement proceedings without further notice. A statement of claim will

                                       72

normally be issued to a borrower on an account which is greater than 120 days delinquent, if satisfactory arrangements are not in place. At any time a housing loan is more than 150 days delinquent, St.George Bank may apply for judgment in the Supreme Court of the relevant jurisdiction. Generally at greater than 150 days delinquent, St.George Bank applies for a writ of possession and generally when a housing loan is delinquent for 180 days, the sheriff is in a position to set an eviction date.

     Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances, if the account continues to be in arrears, the relevant mortgaged property is placed on the market and sold via either private treaty or auction. These time frames assume that the relevant borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale. See also "Legal
Aspects of the Housing Loans--Enforcement of Registered Mortgages."

     Under St.George Bank's housing loan product specifications, housing loans which are subject to a variable rate of interest enable a borrower to have a
"payment holiday" where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required under the relevant housing loan. In accordance with the relevant product specifications, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as and when the amount of missed payments is greater than the excess payments.

     The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

GENERAL

     The rate of principal payments and aggregate amount of payments on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to

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defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of any applicable fees or costs, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early payments of principal amounts on the notes.

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o    the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

     A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

     There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

WEIGHTED AVERAGE LIVES

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                 USE OF PROCEEDS

     The proceeds from the sale of the offered notes will be used as described in the prospectus supplement.

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                       LEGAL ASPECTS OF THE HOUSING LOANS

     The following discussion is a summary of the material legal aspects of
Australian residential housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between
States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and home owner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan may be secured by a mortgage which has a first (or lower) ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Unless otherwise specified in the accompanying prospectus supplement, if the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

NATURE OF HOUSING LOANS AS SECURITY

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant
State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title for registration.

     Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing housing loans will be "strata title" or "urban leasehold".

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STRATA TITLE

     "Strata title" is an extension of the Torrens title system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots)
which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o    cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o    where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

     As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government. In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property. Leasehold property may become subject to native title claims. Native title was only recognized by the
Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right to exclusive possession over the property, which is typically the case with a residential lease, the current view is that native title over the relevant property will be extinguished.

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TAKING SECURITY OVER LAND

     The law relating to the granting of security over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land. Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of
Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

     Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

ST.GEORGE BANK AS MORTGAGEE

     St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

     Prior to any Title Perfection Event, St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George
Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager (on behalf of the issuer trustee) is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

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ENFORCEMENT OF REGISTERED MORTGAGES

     Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents should provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o    The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o    The mortgagee may, in limited circumstances, lease the property to third parties.

     o    The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o    The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o    The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each State or Territory of
          Australia. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given.
Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

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PENALTIES AND PROHIBITED FEES

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

     The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defraud creditors; or

     o    the disposition was made by an insolvent debtor within six months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

     o    the transaction involves a transfer within five years of the commencement of the bankruptcy and ending on the date of the bankruptcy for which no consideration or less than market value was given.

     The insolvency of a company is governed by the Corporations Act 2001 (Cth).
Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act
2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

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     o    when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     o    within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States.
No Australian statutes expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, mortgagees who do not assume active management of the property are specifically excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     o    Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.
These security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

     The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of
St.George Bank. Upon the insolvency of St.George Bank, as seller, a Title
Perfection Event would occur and the issuer trustee would be entitled to perfect its equitable title in the housing loans to legal title by giving notice to the borrowers and registering transfers of title at the relevant land offices throughout Australia. The issuer trustee would then be in full power of the assets of the trust and none of the housing loans would be part of the assets of
St.George Bank. Upon the insolvency of St.George Bank, as servicer, the issuer trustee would be entitled to remove St.George Bank as servicer and replace it with a successor servicer and none of the housing loans would be part of the assets of St.George Bank.

     Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee, where pursuant to the terms of the master trust deed the issuer trustee may be removed and the assets of the trust would vest in a replacement issuer trustee.

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     If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--Security
Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied.
The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the US$ Notes--Priorities under the Security Trust Deed" in the accompanying prospectus supplement. If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

     The trust is not a separate legal entity. The issuer trustee is the entity, and its personal insolvency is referred to above. Instead, the trust would be insolvent if its cashflows were insufficient to meet the trust's liabilities.
The master trust deed provides that no noteholder or beneficiary may seek to have the trust wound up. If an event of default has occurred as set out in the security trust deed (for example, failure to make payments in accordance with the terms thereof to the most senior noteholder), assets of the trust, which are subject to the charge under the security trust deed, will be disposed of and the proceeds used to repay the creditors of the trust. The assets of the trust will not be available other than to meet the obligations of the trust in the order set out in the security trust deed. This process is controlled by a third party, namely the security trustee and the receiver which it appoints.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

     The majority of the housing loans are regulated by the Consumer Credit
Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

     o    vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     o    reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o    reduce or cancel establishment fees or fees payable on prepayment or early termination if they are unconscionable;

     o    have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

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     o    obtain an order for a civil penalty against the seller in relation to a breach of certain key requirements of the Consumer Credit
          Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o    obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

     The issuer trustee will become liable for compliance with the Consumer
Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable for criminal fines in relation to breaches of the Consumer Credit
Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

     Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit
Legislation in respect of a mortgage.

     In addition:

     o    each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

     o    each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the housing loan complies, in all material respects, with applicable laws, including the Consumer Credit
          Legislation.

     In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

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                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the offered notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986 (the "CODE"),
as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special
United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States Federal income tax consequences to investors generally of the purchase, ownership and disposition of the offered notes. However, the following discussion does not discuss and
Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the offered notes by investors that are given special treatment under the United States federal income tax laws, including:

     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o    investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors;

     o    trusts and estates; and

     o    pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the offered notes is limited to the
United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the offered notes as "capital assets" within the meaning of Section 1221 of the
Code.

                                       83

     It is suggested that prospective investors consult their own tax advisors about the United States Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes, including the advisability of making any election discussed under "Market
Discount."

     The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of a trust out of the assets of that trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the offered notes, in the opinion of Mayer,
Brown, Rowe & Maw LLP, the issuer trustee and the trust will not be subject to
United States federal income tax.

     In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the offered notes will be characterized as debt for United States federal income tax purposes. Each holder of an offered note, by acceptance of an offered note, agrees to treat the offered notes as indebtedness.

     The accompanying prospectus supplement for a trust will specify any additional or different material United States Federal income tax consequences for that trust.

GENERAL

     The following discussion assumes that payments of principal and interest on the offered notes are denominated in US dollars. The accompanying prospectus supplement for a trust will specify any additional or different material United
States Federal income tax consequences with respect to notes offered under such prospectus supplement that are denominated in a currency other than US dollars.

     Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report stated interest income on the offered notes you hold in accord with your method of accounting. If the offered notes were issued with more than a de minimus amount of original issue discount ("OID"), you will be required to include such OID in income as it accrues (on the basis of a constant yield to maturity) prior to the receipt of cash in respect of such amounts. If you hold an offered note issued with a de minimis amount of OID, you must include such
OID income, on a pro rata basis, as principal payments are made on the notes.

SALE OF NOTES

     Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell an offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in an offered note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted

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by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other U.S. income.

MARKET DISCOUNT

     In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired an offered note at a "market discount" to the extent the standard redemption price at maturity of the note (or, if the offered notes were issued with OID, the adjusted issue price of such note) exceeds your tax basis in the note immediately after your acquisition of the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and
1278 of the Code with regard to the note.

     In the case of a sale or other disposition of an offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of an offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o    for those obligations that have OID, market discount will be deemed to accrue in proportion to the accrual of OID for any accrual period; and

     o    for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase an offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

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Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

     In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired an offered note at a premium if your initial tax basis in the note exceeds the sum of the remaining amounts payable on the note
(other than payments of qualified stated interest). In that event, if you hold an offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the
Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a
Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

     Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and OID accrued, if any, on the offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate of
28% is currently in effect and under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

     If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the
United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as United States source income. However, if a Withholding
Agent (as defined below) cannot determine the source of a payment of interest with respect to a US$ note at the time of payment, the Withholding Agent must presume that the payment is United States source income

                                       86

subject to withholding tax. Tax that is erroneously withheld from payments made to a non-United States person generally may be recovered by filing a claim for refund with the Internal Revenue Service. In the event such interest is treated by a Withholding Agent as United States source income, the interest generally will be considered "portfolio interest," and generally will not be subject to the United States federal income tax and withholding tax, as long as the foreign person:

     o    is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, and

     o    provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the US$ note is a foreign person and providing the foreign person's name and address.

     If a foreign person is actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder that is treated by a Withholding Agent as United States source income will be subject to United States federal income withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.
Alternatively, interest payments with respect to the US$ notes made to a foreign person will not be subject to United States withholding tax but will be subject to United States income tax if the foreign person certifies that the interest payments are effectively connected with the conduct by such person of a trade or business in the United States. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent with an
IRS Form W-8BEN ("W-8BEN") or Form W-8ECI ("W-8ECI"). The W-8BEN and W-8ECI are
generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a United
States taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the
Withholding Agent makes at least one payment annually and reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new
W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for United States federal income tax purposes) holding the US$ notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of US$ notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide certain additional information. A "WITHHOLDING AGENT" is the last United States payor (or a non-United States payor who is a qualified intermediary, United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a
Withholding Agent).

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding
Agent. However, in such case, the signed statement may require a copy of the beneficial owners' W-8BEN (or the substitute form).

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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United
States federal income and withholding tax, provided that:

     o    gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

     o    in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a US$ note held by a foreign person is effectively connected with the conduct of a trade or business in the United
States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits"
within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                             AUSTRALIAN TAX MATTERS

     The following statements refer to the material Australian tax consequences for holders of the offered notes who are not Australian residents of purchasing, holding and disposing of the offered notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus and which is subject to change, possibly with retroactive effect. The statements of law or legal conclusions in this summary represent the views of
Allens Arthur Robinson, Australian tax counsel to the manager, on the basis of
Australian law as in effect on date of this prospectus, which is subject to change, possibly with retroactive effect. Purchasers of offered notes should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the offered notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

     Under current Australian tax law, non-resident holders of offered notes are not subject to Australian income tax on payments of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (Cth) (the "1936 ACT")
that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) unless those securities are held as part of a business carried on, at or through a permanent establishment in Australia.
However, interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid to such non-residents may be subject to interest withholding tax, which is currently imposed at the rate of 10%. A premium on redemption, if any, would generally be treated as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax is available where the following prescribed conditions are met.

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     These conditions are:

     o    the issuer trustee is a company that is a resident of Australia, or a non-resident carrying on business at or through a permanent establishment in Australia, when it issues the notes and when interest, as defined in section 128A(1AB) of the 1936 Act, is paid;
          and

     o    the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act or which satisfied the definition of a global bond under subsection 128F(10) of the 1936 Act.

     The issuer trustee will seek to issue the offered notes in a way that will satisfy the public offer test and otherwise meet the requirements of section
128F of the 1936 Act.

     If the requirements for exemption under section 128F of the 1936 Act are met with respect to the offered notes, payments of principal and interest, and any premium upon redemption made to a non-resident noteholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

     The section 128F public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the offered notes were being, or would later be acquired directly or indirectly by an Offshore Associate of the issuer trustee, other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

     The section 128F exemption from Australian withholding tax will also not apply to interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid by the issuer trustee to a person if, at the time of the payment, the issuer trustee knew, or had reasonable grounds to suspect, that the person was one of its Offshore Associates other than one receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

     Tax will also be deducted (at the rate of 46.5%) from interest payments to an Australian resident noteholder, or a non-resident holding notes through a permanent establishment in Australia, who does not provide the issuer trustee with an Australian tax file number or an Australian business number or proof of an appropriate exemption to quote such number.

PROFIT ON SALE

     Under existing Australian law, non-resident holders of offered notes will not be subject to Australian income tax on profits derived from the sale or disposal of those notes provided that:

     o    the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     o    the profits do not have an Australian source.

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     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of
Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

     There are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes. However, such amounts will be covered by the exemption in section 128F of the 1936 Act
(provided that all of the requirements of that section are satisfied).

NO PAYMENT OF ADDITIONAL AMOUNTS

     Although the offered notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the 1936 Act, if the issuer trustee is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the
Commonwealth of Australia in respect of the offered notes, the issuer trustee is not obliged to pay any additional amounts in respect of such deduction or withholding.

GOODS AND SERVICES TAX

     Australia has a goods and services tax ("GST") under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

     In the case of supplies made by the issuer trustee:

     o    if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

     o    if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

     On the basis of the current goods and services tax legislation, the issue of the offered notes and the payment of interest or principal on the offered notes to you are unlikely to be taxable supplies.

     Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's associated goods and services tax liability, if any, if:

                                       90

     o    the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement will not be unreasonably withheld; and

     o    each relevant rating agency has confirmed that the increase will not result in the downgrading or withdrawal of the rating of any notes.

     If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you. The Australian
Taxation Office ("ATO") has issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer.
However, this issue is still subject to ongoing review by the ATO.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

     The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan.
However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o    the property is no longer being used as a residence;

     o    the property is used as commercial residential premises such as a hostel or boarding house;

     o    the borrower is the first vendor of the property -the borrower built the property; or

     o    the mortgaged property has not been used predominantly as a residence.

     Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to a trust to pay you to

                                       91

the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

     Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the offered notes.
Furthermore, a transfer of, or agreement to transfer, notes executed outside of
Australia should not be subject to Australian stamp duty.

CONSOLIDATION

     Under the Income Tax Assessment Act 1997 (Cth), the 'head company' of an
Australian consolidatable tax group may elect for the group to consolidate for
Australian tax purposes from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Making an election to consolidate is optional. However, the former tax concessions for transactions between members of the same wholly-owned group, including loss transfers and asset roll-overs, were repealed from July 1, 2003
(or, for consolidated tax groups with a 'head company' with a substituted accounting period, from the start of the company's tax year commencing after
July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year).

     A consolidatable tax group consists of a 'head company' and all of its wholly-owned subsidiaries including trusts (provided that all members are 100%
wholly-owned by the head company). A consequence of the 'head company' making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly-owned trusts) will be included in the consolidated tax group. That is, it is not possible to elect to leave certain wholly-owned entities outside the consolidated tax group.

     A trust will not qualify as a wholly-owned subsidiary of a head company as all of the units in the trust will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the trust will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member. Accordingly, the trust cannot be a member of a consolidatable group for the purposes of the consolidation rules.

THIN CAPITALIZATION

     The thin capitalization rules exempt most securitization vehicles from their operation. It is expected that each trust will meet the criteria for this securitization vehicle exemption.

     Even if the rules did apply to a trust, on the basis that the residual income beneficiary of that trust is presently entitled to the income of the trust, any resultant tax liability would be met by the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

                                       92

DEBT/EQUITY RULES

     The Debt/Equity rules under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

NON-COMPLIANCE WITHHOLDING REGULATIONS

     Regulations may be made that require amounts to be withheld (on account of tax liabilities) from certain payments (excluding payments of interest, or amounts in the nature of interest) made by an Australian resident entity (such as the trust) to foreign residents. However, the rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of foreign residents. Also, the explanatory material to the rules states that regulations will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. Accordingly, it seems unlikely, at this stage, that repayments of principal on the notes would be the subject of such regulations. Also, having regard to the regulations that the Australian Federal Government has so far passed, it is not expected that any payments made in respect of the notes will be covered by these regulations.

TAXATION OF FOREIGN EXCHANGE GAINS AND LOSSES

     The Income Tax Assessment Act 1997 (Cth) contains a comprehensive set of rules for the Australian taxation of foreign denominated transactions. Although the offered notes will be denominated in US$, the rules would only potentially operate in relation to noteholders that were residents of Australia, or that held the notes in carrying on a business at or through a permanent establishment in Australia. Where the rules applied to such noteholders, any foreign currency gains or losses realized by them upon the satisfaction of their rights under the notes to receive amounts of U.S. currency would be brought to account for
Australian tax purposes at that time.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

     Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant
Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal
Court, as applicable, unless:

     o    the proceedings in New York State or United States Federal Court, as
          applicable, involved a denial of the principles of natural justice;

     o    the judgment is contrary to the public policy of the relevant
          Australian jurisdiction;

     o    the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                                       93

     o    the judgment is a penal or revenue judgment; or

     o    there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New
York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Unless specified otherwise in the accompanying prospectus supplement, Crusade Management Limited has appointed CT Corporation
System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States.
As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Crusade Management
Limited has been advised by its Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

     The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply from time to time. See "Exchange Controls and Limitations" in the accompanying prospectus supplement.

                              ERISA CONSIDERATIONS

     Subject to the considerations discussed in this section and in the accompanying prospectus supplement for a trust, the offered notes are eligible for purchase by Benefit Plans (as defined below).

     Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit-sharing or other "employee benefit plans", subject to Title I of ERISA, as well as any plan described by section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with

                                       94

respect to these Benefit Plans. A violation of these "prohibited transaction"
rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

     Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the offered notes if assets of the respective trusts were deemed to be assets of a Benefit Plan.
Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature;" however, the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, assuming that the offered notes constitute debt for local law purposes, it appears, at the time of their initial issuance, that the offered notes should not be treated as equity interests in the trust for purposes of the regulation. The debt characterization of the offered notes could change after their initial issuance if the trust incurs losses. The risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

     However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller, the security trustee, the underwriters, any swap provider, the custodian or other persons providing services to a trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

          o    Prohibited Transaction Class Exemption 96-23, regarding
               transactions effected by "in-house asset managers";

          o    Prohibited Transaction Class Exemption 90-1, regarding
               investments by insurance company pooled separate accounts;

          o    Prohibited Transaction Class Exemption 95-60, regarding
               transactions effected by insurance company general accounts;

          o    Prohibited Transaction Class Exemption 91-38, regarding
               investments by bank collective investment funds; and

                                       95

          o    Prohibited Transaction Class Exemption 84-14, regarding
               transactions effected by "qualified professional asset managers."

     Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

     Governmental plans, as defined in Section 3(32) of ERISA, non-U.S. plans and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to non-U.S., local, state or other
Federal law requirements which may impose restrictions similar to those under
ERISA and the Code discussed above.

     By your acquisition of an offered note, you will be deemed to represent and warrant that your purchase and holding of the offered note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar applicable law.

     If you are a plan fiduciary considering the purchase of the offered notes, you should consult your tax and legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Any notes other than the offered notes are not eligible for purchase by Benefit Plans.

     The accompanying prospectus supplement for a trust will specify any additional or different ERISA considerations for that trust. See "ERISA
Considerations" in the accompanying prospectus supplement.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

                              AVAILABLE INFORMATION

     The manager, as depositor, has filed with the Securities and Exchange
Commission ("SEC") a registration statement, file number 333-[_____]. The manager, as depositor, and each issuing entity are subject to some of the information requirements of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), and, accordingly, each issuing entity will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other

                                       96

information filed by the manager, as depositor, and each issuing entity with the
SEC pursuant to the Exchange Act can be read and copied at the SEC's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the manager, as depositor, to "incorporate by reference" the information filed with the SEC by the manager, as depositor, under Section
13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust relating to the offered notes. This means that the manager, as depositor, can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the manager, as depositor, with the
SEC that relates to a trust will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of offered notes include, as applicable, an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, certain material transaction documents and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of
Exchange Act as may be required in connection with the related trust.

     The manager, as depositor, will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the offered notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related offered notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Crusade Management Limited, Level 4, 4-16 Montgomery
Street, Kogarah, New South Wales 2217 Australia or by telephone at
612-9320-5736.

     The manager may provide static pool information, in response to Item 1105 of Regulation AB, through an internet web site, and if the manager decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

                              RATINGS OF THE NOTES

     Any class of notes offered by this prospectus and the prospectus supplement will be:

          o    rated at the closing date specified in the prospectus supplement by at least one rating agency, and

                                       97

          o    identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

     The security ratings of the offered notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

     The issuer trustee may sell the offered notes in any of three ways:

          o    through underwriters or dealers;

          o    directly to a limited number of purchasers or to a single
               purchaser; or

          o    through agents.

     The prospectus supplement will set forth the terms of the offering of that series of offered notes including:

          o    the name or names of any underwriters, dealers or agents;

          o    the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

          o    any underwriting discounts and other items constituting
               underwriters' compensation; and

          o    any discounts and commissions allowed or paid to dealers.

     Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so specified in the prospectus supplement, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and that prospectus supplement, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the servicer, the manager or one of their affiliates may pledge notes retained or purchased by any of them in connection with borrowings or use notes in repurchase transactions.

                                       98

     If any offered notes are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering.
Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related trust will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

     Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by
St.George Bank or the manager to indemnification by St.George Bank or the manager against specific liabilities, including liabilities under the Securities
Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

     Affiliates of the manager and the servicer, including St.George Bank, may act as agents or underwriters in connection with the sale of offered notes.
Securities sold, offered or recommended by St.George Bank are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, St.George Bank and involve investment risks, including the possible loss of principal.

     The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of offered notes. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

     There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for any offered notes. There can be no assurance that a secondary market for any offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

                                  LEGAL MATTERS

     Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material United States
Federal income tax matters, for St.George Bank and Crusade Management Limited.
Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the offered notes for St.George Bank and Crusade Management Limited.

                                       99

                                    GLOSSARY

1936 ACT                         see page 87.

A$ EQUIVALENT                    means, unless otherwise specified in the
                                 accompanying prospectus supplement, in relation
                                 to a trust, the A$ amount equal to:

                                           o    if a US$ currency swap is then
                                                in full force and effect for
                                                that trust, the A$ exchange rate
                                                (as defined in the relevant
                                                supplementary terms notice)
                                                multiplied by the aggregate
                                                amount of Secured Monies owing
                                                with respect to the relevant US$
                                                notes; or

                                           o    if a US$ currency swap is not
                                                then in full force and effect,
                                                the spot rate of exchange
                                                advised to the security trustee
                                                by the manager which is used for
                                                calculation of amounts payable
                                                on the occurrence of an early
                                                termination date under the
                                                currency swap multiplied by the
                                                aggregate amount of Secured
                                                Monies owing with respect to US$
                                                notes.

ACCRUED INTEREST ADJUSTMENT      means, in relation to a trust, the amount equal
                                 to any interest and fees accrued on the housing
                                 loans acquired by the issuer trustee in
                                 relation to that trust up to, but excluding,
                                 the relevant closing date and which were unpaid
                                 as of the close of business on the relevant
                                 closing date.

APPROVED BANK                    means, unless otherwise specified in the
                                 accompanying prospectus supplement:

                                      o    a bank, other than St.George Bank,
                                           which has a short-term rating of at
                                           least A-1+ from S&P, P-1 from Moody's
                                           and F1 from Fitch Ratings;

                                      o    a bank, including St.George Bank,
                                           which has a short-term rating of at
                                           least F1 from Fitch Ratings, P-1 from
                                           Moody's and A-1 from S&P, provided
                                           that the total value of deposits held
                                           by the bank in relation to a trust
                                           does not exceed twenty percent of the
                                           sum of the aggregate of the stated
                                           amounts (as such term is described in
                                           the accompanying prospectus
                                           supplement) of the notes; or

                                      o    St.George Bank, provided that:

                                           o    St.George Bank has a short-term
                                                rating of at least F1 from Fitch
                                                Ratings, P-1 from Moody's and
                                                A-1+ from S & P; or

                                           o    if St.George Bank does not have
                                                a short-term rating of at least
                                                F1 from Fitch Ratings, P-1 from
                                                Moody's and A-1+ from S&P, the
                                                rating agencies have confirmed
                                                that the holding of a bank

                                       100

                                                account by the issuer trustee
                                                with St.George Bank will not
                                                result in a downgrading of the
                                                credit rating assigned or to be
                                                assigned to the notes.

AUTHORIZED INVESTMENTS           consist of the following, unless otherwise
                                 specified in the accompanying prospectus
                                 supplement:

                                      o    loans secured by mortgages, those
                                             mortgages, other related securities
                                             and receivable rights;

                                      o    cash on hand or at an Approved Bank;

                                      o    other receivables, receivables
                                             securities and receivable rights
                                             approved by the manager and
                                             acceptable to the issuer trustee
                                             (that acceptance not to be
                                             unreasonably withheld);

                                      o    bonds, debentures, stock or treasury
                                             bills of any government of an
                                             Australian jurisdiction;

                                      o    debentures or stock of any public
                                             statutory body constituted under
                                             the law of any Australian
                                             jurisdiction where the repayment of
                                             the principal is secured and the
                                             interest payable on the security is
                                             guaranteed by the government of an
                                             Australian jurisdiction;

                                      o    notes or other securities of any
                                             government of an Australian
                                             jurisdiction;

                                      o    deposits with, or the acquisition of
                                             certificates of deposit, whether
                                             negotiable, convertible or
                                             otherwise, of, an Approved Bank;

                                      o    bills of exchange which at the time
                                             of acquisition have a remaining
                                             term to maturity of not more than
                                             200 days, accepted or endorsed by
                                             an Approved Bank;

                                      o    securities which are "mortgage-backed
                                             securities" within the meaning of
                                             each of the Duties Act, 1997 of New
                                             South Wales, the Duties Act, 2000
                                             of Victoria, the Duties Act, 2001
                                             of Queensland and, if applicable,
                                             the Duties Act, 1999 of the
                                             Australian Capital Territory;

                                      o    any other assets of a class of assets
                                           that are:

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1997 of New South
                                                Wales;

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 2000 of Victoria;

                                           o    included within the definition
                                                of pool of mortgages under the

                                       101

                                                Duties Act of 2001 of
                                                Queensland; and

                                           o    included within the definition
                                                of pool of mortgages under the
                                                Duties Act of 1999 of the
                                                Australian Capital Territory, if
                                                applicable.

                                 As used in this definition, expressions will be
                                 construed and, if necessary, read down so that
                                 the notes in relation to each trust constitute
                                 "mortgage-backed securities" for the purposes
                                 of both the Duties Act, 1997 of New South Wales
                                 and the Duties Act, 2000 of Victoria.

                                 Each of the investments in the bullet points
                                 outlined above (other than the first and third
                                 bullet points above) must have a long-term
                                 rating of AAA or a short-term rating of A-1+,
                                 as the case may be, from S&P, a long-term
                                 rating of Aaa or a short-term rating of P-1, as
                                 the case may be, from Moody's and a long-term
                                 rating of AAA or a short-term rating of F1+, as
                                 the case may be, from Fitch Ratings. Each of
                                 the investments (other than the first and third
                                 bullet points above) must mature no later than
                                 the next payment date following its
                                 acquisition. Each investment must be
                                 denominated in Australian dollars. Each
                                 investment must be of a type which does not
                                 adversely affect the risk weighting expected to
                                 be attributed to the notes by the Bank of
                                 England and must be held by, or in the name of,
                                 the issuer trustee or its nominee.

BENEFIT PLAN                     see page 93.

CODE                             means the Internal Revenue Code of 1986, as
                                 amended.

CONSUMER CREDIT LEGISLATION      means any legislation relating to consumer
                                 credit, including the Credit Act of any
                                 Australian jurisdiction, the Consumer Credit
                                 Code (NSW) 1996 and any other equivalent
                                 legislation of any Australian jurisdiction.

                                       102

DEFAULT                          means a failure by the issuer trustee to comply
                                 with:

                                      o    an obligation which is expressly
                                             imposed on it by the terms of a
                                             transaction document; or

                                      o    a written direction given by the
                                             manager in accordance with a
                                             transaction document and in terms
                                             which are consistent with the
                                             requirements of the transaction
                                             documents in circumstances where
                                             the transaction documents require
                                             or contemplate that the issuer
                                             trustee will comply with that
                                             direction;

                                 in each case within any period of time
                                 specified in, or contemplated by, the relevant
                                 transaction document for such compliance.
                                 However, it will not be a Default if the issuer
                                 trustee does not comply with an obligation or
                                 direction where the note trustee or the
                                 security trustee directs the issuer trustee not
                                 to comply with that obligation or direction.

EXCHANGE ACT                     means the Securities Exchange Act of 1934, as
                                 amended.

EXTRAORDINARY RESOLUTION         means, in relation to a trust, a resolution
                                 passed at a duly convened meeting by a majority
                                 consisting of not less than 75% of the votes
                                 capable of being cast by relevant Voting
                                 Mortgagees present in person or by proxy or a
                                 written resolution signed by all of the
                                 relevant Voting Mortgagees.

INSOLVENCY EVENT                 means, unless specified otherwise in the
                                 accompanying prospectus supplement, with
                                 respect to the issuer trustee, in its personal
                                 capacity and as trustee of a trust, the
                                 manager, the servicer, St.George Bank or the
                                 custodian, the happening of any of the
                                 following events:

                                      o    except for the purpose of a solvent
                                           reconstruction or amalgamation:

                                           o    an application or an order is
                                                made, proceedings are commenced,
                                                a resolution is passed or
                                                proposed in a notice of
                                                proceedings or an application to
                                                a court or other steps, other
                                                than frivolous or vexatious
                                                applications, proceedings,
                                                notices and steps, are taken
                                                for:

                                                o    the winding up, dissolution
                                                     or administration of the
                                                     relevant corporation; or

                                                o    the relevant corporation to
                                                     enter into an arrangement,
                                                     compromise or composition
                                                     with or assignment for the
                                                     benefit of its creditors or
                                                     a class of them;

                                           o    and is not dismissed, ceased or
                                                withdrawn within 15 business
                                                days;

                                      o    the relevant corporation ceases,
                                             suspends or threatens to cease or

                                       103

                                           suspend the conduct of all or
                                             substantially all of its business
                                             or disposes of or threatens to
                                             dispose of substantially all of its
                                             assets;

                                      o    the relevant corporation is, or under
                                             applicable legislation is taken to
                                             be, unable to pay its debts, other
                                             than as the result of a failure to
                                             pay a debt or claim the subject of
                                             a good faith dispute, or stops or
                                             suspends or threatens to stop or
                                             suspend payment of all or a class
                                             of its debts, except, in the case
                                             of Perpetual Trustees Consolidated
                                             Limited where this occurs in
                                             relation to another trust of which
                                             it is the trustee;

                                      o    a receiver, receiver and manager or
                                             administrator is appointed, by the
                                             relevant corporation or by any
                                             other person, to all or
                                             substantially all of the assets and
                                             undertaking of the relevant
                                             corporation or any part thereof,
                                             except, in the case of Perpetual
                                             Trustees Consolidated Limited where
                                             this occurs in relation to another
                                             trust of which it is the trustee;
                                             or

                                      o    anything analogous to an event
                                             referred to in the four preceding
                                             paragraphs or having a
                                             substantially similar effect occurs
                                             with respect to the relevant
                                             corporation.

ISSUER TRUSTEE'S DEFAULT         means, unless specified otherwise in the
                                 accompanying prospectus supplement, in relation
                                 to a trust:

                                      o    an Insolvency Event has occurred and
                                             is continuing in relation to the
                                             issuer trustee in its personal
                                             capacity;

                                      o    any action is taken in relation to
                                             the issuer trustee in its personal
                                             capacity which causes the rating of
                                             any notes of that trust to be
                                             downgraded or withdrawn;

                                      o    the issuer trustee, or any employee
                                             or officer of the issuer trustee,
                                             breaches any obligation or duty
                                             imposed on the issuer trustee under
                                             any transaction document for that
                                             trust in relation to each trust
                                             where the manager reasonably
                                             believes it may have a Material
                                             Adverse Effect on that trust and
                                             the issuer trustee fails or
                                             neglects after 30 days' notice from
                                             the manager to remedy that breach;

                                      o    the issuer trustee merges or
                                             consolidates with another entity
                                             without ensuring that the resulting
                                             merged or consolidated entity
                                             assumes the issuer trustee's
                                             obligations under the transaction
                                             documents for that trust; or

                                      o    there is a change in effective
                                             control of the issuer trustee from
                                             that existing on the date of the
                                             master trust deed to a competitor
                                             unless approved by the manager. A
                                             competitor is a bank or financial

                                       104

                                           institution that carries on certain
                                             businesses that are the same as, or
                                             substantially similar to or in
                                             competition with, a business
                                             conducted by the seller.

LVR                              means in relation to a housing loan, the
                                 outstanding amount of that housing loan, plus
                                 any other amount secured by any mortgage for
                                 that housing loan or related housing loans, at
                                 the date of determination divided by the
                                 aggregate value (determined at the time the
                                 relevant mortgage was granted) of the property
                                 subject to the related mortgage for that
                                 housing loan, expressed as a percentage.

MANAGER'S DEFAULT                means, unless specified otherwise in the
                                 accompanying prospectus supplement, in relation
                                 to a trust:

                                      o    the manager fails to make any payment
                                             required, in relation to that
                                             trust, by it within the time period
                                             specified in a relevant transaction
                                             document, and that failure is not
                                             remedied within 10 business days of
                                             receipt from the issuer trustee of
                                             notice of that failure;

                                      o    an Insolvency Event has occurred and
                                             is continuing in relation to the
                                             manager;

                                      o    the manager breaches any obligation
                                             or duty imposed on the manager
                                             under the master trust deed, any
                                             other transaction document or any
                                             other deed, agreement or
                                             arrangement entered into by the
                                             manager under the master trust
                                             deed, in each case in relation to
                                             the trust, and the issuer trustee
                                             reasonably believes that such
                                             breach has a Material Adverse
                                             Effect on the trust and the breach
                                             is not remedied within 30 days'
                                             notice being given by the issuer
                                             trustee to the manager, except in
                                             the case of reliance by the manager
                                             on the information provided by, or
                                             action taken by, the servicer, or
                                             if the manager has not received
                                             information from the servicer which
                                             the manager requires to comply with
                                             the obligation or duty; or

                                      o    a representation, warranty or
                                             statement by or on behalf of the
                                             manager in a transaction document
                                             or a document provided under or in
                                             connection with a transaction
                                             document is not true in a material
                                             respect or is misleading when
                                             repeated and is not remedied to the
                                             issuer trustee's reasonable
                                             satisfaction within 90 days after
                                             notice from the issuer trustee
                                             where, as determined by the issuer
                                             trustee, it has a Material Adverse
                                             Effect.

MATERIAL ADVERSE EFFECT          means, for a trust, an event which will
                                 materially and adversely affect the amount or
                                 the timing of a payment to a noteholder for
                                 that trust.

MORTGAGEES                       see page 53.

NOTEHOLDER                       means, for a trust, the noteholders (other than
                                 noteholders of the offered

                                       105

MORTGAGEES                       notes) and the note trustee, on behalf of the
                                 noteholders of the offered notes, in each case
                                 for that trust.

OFFSHORE ASSOCIATE               means, in relation to an entity, an associate
                                 (as defined in section 128F of the Income Tax
                                 Assessment Act 1936 (Cth)) of that entity (and
                                 which, where that entity is a trust, would
                                 include the beneficiaries of that trust and any
                                 of their associates) that is either a
                                 non-resident of Australia that does not acquire
                                 the notes in carrying on a business at or
                                 through a permanent establishment in Australia
                                 or, alternatively, is a resident of Australia
                                 that acquires the notes in carrying on a
                                 business at or through a permanent
                                 establishment outside of Australia.

OID                              see page 83.

SEC                              means the United States Securities and Exchange
                                 Commission.

SECURED MONEYS                   means, in relation to a trust, all money which
                                 the issuer trustee is or at any time may become
                                 actually or contingently liable to pay to or
                                 for the account of any Mortgagee for that trust
                                 for any reason whatever under or in connection
                                 with a transaction document for that trust.

SERVICER TRANSFER EVENTS         see page 66.

TERMINATION DATE                 Unless specified otherwise in the accompanying
                                 prospectus supplement, with respect to each
                                 trust will be the earlier to occur of:

                                      o    the date which is 80 years after the
                                             date of creation of the trust;

                                      o    the termination of the trust under
                                             statute or general law;

                                      o    full and final enforcement by the
                                             security trustee of its rights
                                             under the security trust deed after
                                             the occurrence of an event of
                                             default under the security trust
                                             deed; or

                                      o    at any time after all creditors of
                                             the trust have been repaid in full,
                                             the business day immediately
                                             following that date.

                                       106

TITLE PERFECTION EVENT           means, unless otherwise specified in the
                                 accompanying prospectus supplement, in relation
                                 to a trust, any of the following:

                                      o    the seller ceases to have a long-term
                                             credit rating of at least Baa2 from
                                             Moody's, BBB from S&P or BBB from
                                             Fitch Ratings;

                                      o    an Insolvency Event occurs with
                                             respect to the seller;

                                      o    St.George Bank fails to transfer
                                             collections to the issuer trustee
                                             within the time required under the
                                             servicing agreement;

                                      o    if the seller is also the servicer, a
                                             Servicer Transfer Event occurs;

                                      o    if the seller is also the redraw
                                             facility provider for that trust, a
                                             breach of its obligations,
                                             undertakings or representations
                                             under the redraw facility for that
                                             trust if such breach will have a
                                             Material Adverse Effect on that
                                             trust; or

                                      o    the seller breaches any
                                             representation, warranty, covenant
                                             or undertaking in any transaction
                                             document for that trust which is
                                             not remedied within 30 days of the
                                             earlier of the seller becoming
                                             aware of or receiving notice of the
                                             breach.

TRUST INDENTURE ACT              means the Trust Indenture Act of 1939, as
                                 amended.

UNPAID BALANCE                   means, in relation to a trust, the unpaid
                                 principal balance of the housing loan for that
                                 trust plus the unpaid amount of all finance
                                 charges, interest payments and other amounts
                                 accrued on or payable under or in connection
                                 with the housing loan or the related mortgage.

VOTING MORTGAGEES                see page 56.

                                       107

********************************************************************************
The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. The securities offered hereby may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdictions where the offer or sale is not permitted.
********************************************************************************

                                                   FORM OF PROSPECTUS SUPPLEMENT

                        SUBJECT TO COMPLETION DATED [___]

     PROSPECTUS SUPPLEMENT DATED [________] (TO PROSPECTUS DATED [________])

                                  US$[________]
                                  (APPROXIMATE)

                       CRUSADE GLOBAL TRUST NO. [*] OF [*]
                                 Issuing Entity

                              [CRUSADE TRUST LOGO]

                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                              Depositor and Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                              Sponsor and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                                   ----------

                       MORTGAGE BACKED FLOATING RATE NOTES

     The Class A-1 notes (also referred to as the US$ notes) will be collateralized by a pool of housing loans secured by properties located in
Australia. The Crusade Global Trust No. [*] of [*] will be governed by the laws of New South Wales, Australia.

     The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of the issuer trustee in its capacity as trustee of the Crusade Global Trust No. [*] of [*] only and do not represent obligations of or interests in, and are not guaranteed by any other entity, including St.George Bank Limited, Crusade Management Limited, any
of their affiliates or the issuer trustee, or any of its affiliates, in its personal capacity.

     Payments on the US$ notes will be on the [*]th day or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of [*], [*], [*] and [*]. The first quarterly payment date will be in [*].

     Credit enhancement for the US$ notes consists of excess interest collections, subordination and mortgage insurance policies as described under
"Summary of the Notes--Credit Enhancements."

     INVESTING IN THE US$ NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE S-21.

                      INITIAL                                    UNDERWRITING    PROCEEDS
                     PRINCIPAL         INITIAL       PRICE TO   DISCOUNTS AND    TO ISSUER
                     BALANCE(1)   INTEREST RATE(2)    PUBLIC     COMMISSIONS    TRUSTEE(4)
                     ----------   ----------------   --------   -------------   ----------

Class A-1 notes...      $[*]        LIBOR + [ *]%     100.000%     [*]%(3)         [*]%

----------
(1)  Approximate initial principal balance.

(2)  The interest rate will be based on [*]-month LIBOR plus the applicable margin, as described in this prospectus supplement.

(3)  Discounts and commissions to the underwriters will be paid by the manager and are not deducted from the proceeds of the issue of the US$ notes.

(4)  Before deducting expenses payable by the depositor estimated to be approximately US$[*] million.

     Delivery of the US$ notes in book-entry form through The Depository Trust
Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [*].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            [NAME OF UNDERWRITER[S]]

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We describe the US$ notes in two separate documents that provide progressively more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the US$ notes; and (2) this prospectus supplement, including Annex I hereto, which describes the specific terms of the US$ notes.

     Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "Available Information" in the accompanying prospectus. We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located. In this prospectus supplement, the terms "we", "us" and "our" refer to Crusade Management Limited.

     The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the US$ notes, supersedes any information contained in any prior similar materials relating to the US$
notes. The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement is being delivered to you solely to provide you with information about the offering of the US$
notes referred to in this prospectus supplement and to solicit an offer to purchase the US$ notes, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the US$ notes, until we have accepted your offer to purchase the US$ notes.

     The US$ notes referred to in these materials are being sold when, as and if issued. The depositor is not obligated to issue such US$ notes or any similar security and the underwriters' obligation to deliver such US$ notes is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such US$ notes when, as and if issued by the issuing entity.
You are advised that the terms of the notes, and the characteristics of the housing loan pool backing them, may change (due, among other things, to the possibility that housing loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different housing loans may be added to the pool, and that one or more classes of notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that US$ notes may not be issued that have the characteristics described in these materials. The underwriters' obligation to sell such US$ notes to you is conditioned on the housing loans and US$ notes having the characteristics described in these materials. If for any reason the depositor does not deliver such US$ notes, the underwriter will notify you, and none of the depositor, the sponsor or any underwriter will have any obligation to you to deliver all or any portion of the US$ notes which you have committed to purchase, and none of the depositor, the sponsor or any underwriter will be liable for any costs or damages whatsoever you may incur arising from or related to such non-delivery.

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus.

     Statutory liability arising under the Securities Act of 1933, as amended, is applicable to St.George Bank Limited, underwriters and other parties to the transaction.

                                   (continued)

   Principal Payments Prior to the Stepdown Date or After a Trigger
      Event.............................................................    S-98
   Principal Payments On and After the Stepdown Date For So Long As

                                       ii

                                   (continued)

                                       iii

                                   DISCLAIMERS

     o    The notes do not represent deposits or other liabilities of St.George
          Bank Limited or associates of St.George Bank Limited.

     o    The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o    Neither St.George Bank Limited, any associate of St.George Bank
          Limited, Perpetual Trustees Consolidated Limited, in any capacity or any of its associates, P.T. Limited, in any capacity or any of its associates, [*], as note trustee, principal paying agent, calculation agent and note registrar, [*], as Euro paying agent, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent, if any, provided in the transaction documents for the trust.

     o    None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby basis swap provider and standby fixed-floating rate swap provider], Perpetual Trustees Consolidated
          Limited, in any capacity or any of its associates, Crusade Management
          Limited, as manager, basis swap provider and fixed-floating rate swap provider, P.T. Limited, in any capacity or any of its associates, [*], as note trustee, principal paying agent, calculation agent and note registrar, [*], as Euro paying agent, [St.George Custodial Pty
          Limited], as custodian, [*], as currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

     o    None of the obligations of Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee of the trust, or Crusade Management
          Limited, as manager, are guaranteed in any way by St.George Bank
          Limited or any associate of St.George Bank Limited or by Perpetual
          Trustees Consolidated Limited in its personal capacity or as trustee of any other trust or any of its associates.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

          This section applies only to the offering of the US$ notes in countries other than the United States of America. In this section of the prospectus supplement entitled "Disclaimers with Respect to Sales to Non-U.S.
Investors," references to Perpetual Trustees Consolidated Limited are to that company in its capacity as issuer trustee of the Crusade Global Trust No. [*] of
[*], and not its personal capacity. Perpetual Trustees Consolidated Limited is not responsible or liable for this prospectus supplement or the accompanying prospectus in any capacity, other than in its capacity as issuer trustee as set forth in the fourth paragraph immediately following this paragraph. Crusade
Management Limited is responsible for this prospectus supplement and the accompanying prospectus.

          Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes and any applicable securities laws and regulations. You should inform yourself about and observe any of these restrictions. For a description of

                                      S-1

further restrictions on offers and sales of the US$ notes, see "Plan of
Distribution" in this prospectus supplement and the accompanying prospectus.

          This prospectus supplement and the accompanying prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the US$ notes by or on behalf of Perpetual Trustees Consolidated
Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

          None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, P.T. Limited, in its individual capacity and as security trustee, [*], as note trustee, principal paying agent, calculation agent and note registrar, [*], as Euro paying agent, [St.George Custodial Pty
Limited], as custodian, [*], as currency swap provider, the underwriters, or
[St.George Insurance Australia Pty Limited], [*], [*] or [*], as mortgage insurers accept any responsibility for any information contained in this prospectus supplement or the accompanying prospectus and has not separately verified the information contained in this prospectus supplement or the accompanying prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement or the accompanying prospectus or any other information supplied in connection with the US$ notes, except in each case, with respect to such information specifically relating to such party, respectively, other than with respect to Perpetual Trustees Consolidated Limited and P.T. Limited, as set forth in the following paragraph with respect to such information specifically relating to such party, and other than with respect to
[*], as set forth in the second following paragraph with respect to such information specifically relating to such party.

          Perpetual Trustees Consolidated Limited, as issuer trustee, accepts responsibility for the information contained in this prospectus supplement under the heading "Description of the Trustees--The Issuer Trustee". P.T. Limited, as
security trustee, accepts responsibility for the information contained in this prospectus supplement under the heading "Description of the Trustees--The
Security Trustee".

          [*], as note trustee, accepts responsibility for the information contained in this prospectus supplement under the heading "Description of the
Trustees--The Note Trustee".

          St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, Crusade Management Limited, as manager, [fixed-floating rate swap provider and basis swap provider], P.T. Limited, in its individual capacity and as security trustee, [*], as note trustee, principal paying agent, calculation agent and note registrar, [*], as Euro paying agent, [St.George
Custodial Pty Limited], as custodian, [*], as currency swap provider, [St.George
Insurance Australia Pty Limited], [*], [*] and [*], as mortgage insurers and the underwriters do not recommend that any person should purchase any of the US$
notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

          No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus in connection with the issue or sale of the US$ notes.
If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Consolidated Limited in its individual capacity or as issuer trustee of the trust, the security trustee, the servicer, the manager, the note trustee, the principal paying agent, the Euro paying agent, the calculation agent, any note registrar, the currency swap provider, any mortgage insurer or any of the underwriters.

                                      S-2

          Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made in connection with this prospectus supplement and the accompanying prospectus will, under any circumstances, create any implication that:

          o    there has been no material change in the affairs of the trust or any party named in this prospectus supplement and the
               accompanying prospectus since the date of this prospectus
               supplement or the accompanying prospectus or the date upon which this prospectus supplement or the accompanying prospectus has been most recently amended or supplemented; or

          o    any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

          Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated
Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

          None of the rating agencies have been involved in the preparation of this prospectus supplement or the accompanying prospectus.

                                      S-3

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY NOT BE
COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED TO CARRY ON
A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS
AMENDED (THE "FSMA") OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS
RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE
19, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE
FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO
ANY OTHER PERSON TO WHICH IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. NEITHER THE US$ NOTES NOR THIS
PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS ARE AVAILABLE TO OTHER
CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH
CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE TRANSMISSION OF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED
KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY PERSON TO WHOM IT IS
OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

                           FORWARD-LOOKING STATEMENTS

          Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements, within the meaning of Section 27A of the Securities
Act, relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates,"
"estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Accordingly, what happens may be different from what we predict in our forward-looking statements.

                                      S-4

                                     SUMMARY

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the accompanying prospectus.

                           PARTIES TO THE TRANSACTION

TRUST AND ISSUING ENTITY:.....   Crusade Global Trust No. [*] of [*]

ISSUER TRUSTEE:...............   Perpetual Trustees Consolidated Limited (ABN 81
                                 004 029 841), in its capacity as trustee of the
                                 Crusade Global Trust No. [*] of [*], telephone
                                 number: [*]

DEPOSITOR AND MANAGER:........   Crusade Management Limited (ABN 90 072 715
                                 916), 4-16 Montgomery Street, Kogarah, New
                                 South Wales 2217, Australia, telephone number:
                                 612-9320-5605, a wholly-owned subsidiary of
                                 St.George Bank Limited

NOTE TRUSTEE:.................   [*]

SECURITY TRUSTEE:.............   P.T. Limited (ABN 67 004 454 666), in its
                                 capacity as security trustee of the Crusade
                                 Global Trust No. [*] of [*]

SELLER/ORIGINATOR:............   St.George Bank Limited (ABN 92 055 513 070)
                                 ("ST.GEORGE BANK")

SERVICER AND SPONSOR:.........   St.George Bank

CUSTODIAN:....................   [St.George Custodial Pty Limited (ABN 87 003
                                 347 411), a wholly-owned subsidiary of
                                 St.George Bank]

PRINCIPAL PAYING AGENT:.......   [*]

CALCULATION AGENT:............   [*]

NOTE REGISTRAR:...............   [*]

EURO PAYING AGENT:............   [*]

RESIDUAL INCOME
   BENEFICIARY:...............   Crusade Management Limited

UNDERWRITERS:.................   [*]
                                 [*]
LMI POOL INSURER:.............   [*]

                                      S-5

SPECIFIC MORTGAGE INSURERS:...   [*]
                                 [*]

FIXED-FLOATING RATE SWAP
   PROVIDER:..................   [Crusade Management Limited]

STANDBY FIXED-FLOATING RATE
   SWAP PROVIDER:.............   [St.George Bank]

BASIS SWAP PROVIDER:..........   [Crusade Management Limited]

STANDBY BASIS SWAP PROVIDER...   [St.George Bank]

CURRENCY SWAP PROVIDER:.......   [*]

RATING AGENCIES:..............   [Moody's Investors Service, Inc. (Moody's)]
                                 [Standard & Poor's Ratings Group (S&P)]
                                 [Fitch Australia Pty Ltd (Fitch Ratings)]

                                      S-6

                                                       STRUCTURAL DIAGRAM

-------------------                               ----------------                                           -----------------------
    DEPOSITOR &                                   SPONSOR & SELLER         First ranking                    \    SECURITY TRUSTEE
      MANAGER                                      St.George Bank       floating charge over |---------------      P.T. Limited
 Crusade Management\                                  Limited         the assets of the trust|              /-----------------------
      Limited       \                             ----------------                           |
-------------------  \                                    |                            /------               -----------------------
                      \                                   |                           /                         LMI POOL INSURER:
-------------------    \         Payments from the        | Equitable assignment of  / /--------------------           [*]
      SERVICER     \    \          housing loans          |      housing loans      / Payments from Mortgage    SPECIFIC MORTGAGE
   St.George Bank   \    \                               \|/                       / /Insurance Policies            INSURERS:
      Limited        \    \            ---------------------------------------    | |                          [St.George Insurance
-------------------   \    \                       ISSUER TRUSTEE                 | |                        Australia Pty Limited],
                       \    \          Perpetual Trustees Consolidated Limited   /  |                              [*] and [*]
-------------------     \    \                                                  /   |                        -----------------------
                         \    \                                                /    |
   CUSTODIAN [St.         \    \                                              /     |
  George Custodial \       \    \       ------------------------------------ /      |                        -----------------------
    Pty Limited]    \       \    ------                                      /_ _ _ |
                     \       \                                               \                             \     RESIDUAL INCOME
-------------------   \       ---------  Crusade Global Trust No. [*] of [*] -------------------------------       BENEFICIARY
                       ----------------                                      \Payment on the               /         Crusade
                                                                             \\Class A-3 notes                  Management Limited
                          /------------ ------------------------------------ \\---------------------\
                         /                                                 \  \\Payment on the       \       -----------------------
                        /              -------------------------------------\  \\Class B notes        \
-------------------    /                  |               |  Payments on     \  \\------------------\  \   \ -----------------------
   FIXED-FLOATING     /               ----|               |  the US$ notes    \  \Payment on the     \  \---  Class A-3 noteholders
     RATE SWAP       /               /                    |  and the Class     \  \Class C notes      \    / -----------------------
      PROVIDER      /               /                    \|/ A-2 notes          \  \----------------\  \
[Crusade Management/               /              ----------------               \                   \  \  \ -----------------------
      Limited]                    /                CURRENCY SWAP                  \                   \  ---   Class B noteholders
-------------------              /                    PROVIDER                     \                   \   / -----------------------
        |                       /                       [*]                         \                   \
        |                      /                  ----------------                   \                   \  \-----------------------
-------------------           /                    |            |                     \                   ---  Class C noteholders
      STANDBY                /                     |            |                      \                    /-----------------------
   FIXED-FLOATING           /                     \|/          \|/                      \
     RATE SWAP             /         -----------------        ----------------           \                   -----------------------
      PROVIDER            /          EURO PAYING AGENT        PRINCIPAL PAYING            \-----------------        US$ notes
  [St.George Bank        /                  [*]                   AGENT [*]                      /---------- -----------------------
      Limited]          /            -----------------        ----------------                  /                        |
-------------------    /                           |             |                             /             -----------------------
                      /                           \|/           \|/                           /                     CLASS A-1
-------------------  /                         --------------------                          /                     NOTE TRUSTEE
     BASIS SWAP     /                            CLEARING SYSTEMS                           /                          [*]
      PROVIDER     /                           The Depository Trust                        /                 -----------------------
[Crusade Management                            Company/ Euroclear/ -----------------------/                              |
      Limited]                                      Clearstream,                                                         |
-------------------                                  Luxembourg                                              -----------------------
         |                                     --------------------                                               CLASS A-1 NOTE
         |                                         |             |                                                  REGISTRAR
-------------------                                |             |                                                     [*]
   STANDBY BASIS                                  \|/           \|/                                          -----------------------
   SWAP PROVIDER                     ----------------         ----------------
  [St.George Bank                       Class A-2                   US$
      Limited]                         note owners              note owners
-------------------                  ----------------         ----------------

                                       S-7

                              SUMMARY OF THE NOTES

          In addition to the US$ notes that are being offered by this prospectus supplement and the accompanying prospectus, the issuer trustee will also issue
Class A-2 notes, Class A-3 notes, Class B notes and Class C notes collateralized by the same pool of housing loans. The Class A-2 notes, the Class A-3 notes, the
Class B notes and the Class C notes have not been registered in the United
States and are not being offered by this prospectus supplement or the accompanying prospectus and are described herein solely for the information of investors in the Class A-1 notes. When used in this prospectus supplement, the term "OFFERED NOTES" will mean the Class A-1 notes. The Class A-1 notes, the
Class A-2 notes and the Class A-3 notes collectively are referred to as the
"CLASS A NOTES". When used in this prospectus supplement, the term "US$ NOTES"
will mean the Class A-1 notes and the term "US$ NOTEHOLDERS" will mean the holders of the US$ notes. When used in this prospectus supplement, the term
"NOTES" will mean the Class A notes, the Class B notes and the Class C notes and the term "NOTEHOLDERS" will mean the holders of the notes.

                                  CLASS A-1        CLASS A-2        CLASS A-3         CLASS B           CLASS C
                               --------------   --------------   --------------   ----------------   --------------

Aggregate Initial Principal        US$[*]            (euro)[*]        A$[*]            A$[*]             A$[*]
Amount*

% of Total:                         [*]%             [*]%             [*]%              [*]%             [*]%

Anticipated Ratings:                 AAA             AAA               AAA               AA               AA-
Fitch Ratings

Moody's                              Aaa             Aaa               Aaa           Not rated         Not rated

S&P                                  AAA             AAA               AAA               AA               A+

Interest rate up to but        three-month      three-month      one-month        three-month        three-month
excluding the optional         LIBOR+ [*]%      EURIBOR + [*]%   Australian       Australian bank    Australian
redemption date**                                                bank bill rate   bill rate + [*]%   bank bill rate
                                                                 + [*]%                              + [*]%

Interest rate on and from      three-month      three-month      one-month        three-month        three-month
the optional redemption date   LIBOR+ [*]%      EURIBOR + [*]%   Australian       Australian bank    Australian
                                                                 bank bill rate   bill rate + [*]%   bank bill rate
                                                                 + [*]%                              + [*]%

Interest Accrual Method:       actual/360       actual/360       actual/365       actual/365         actual/365

Interest Payable:              On each          On each          On each          On each            On each
                               quarterly        quarterly        monthly          quarterly          quarterly
                               payment date     payment date     payment date     payment date       payment date

Monthly Payment Dates:         [*]th day of each calendar month, or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the monthly payment date will be the preceding business day.  The first monthly payment date will be in [*].

Quarterly Payment Dates:       [*]th day or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of
                               [*],[*],[*] and [*].  The first quarterly payment date will be in [*].

Final Scheduled Quarterly      The quarterly payment date falling in [*].
Payment Date***

Clearance/Settlement:          DTC/Euroclear/   Euroclear/       Austraclear      Austraclear       Austraclear
                               Clearstream,     Clearstream,
                               Luxembourg       Luxembourg

Cut-Off Date:                                                  Close of business [*]

Pricing Date:                                                     On or about [*]

Closing Date:                                                     On or about [*]

Final Maturity Date:                                 The quarterly payment date falling in [*]

*    All amounts are approximate.

**   See "Description of the US$ Notes--Interest on the Notes--Calculation of
     Interest Payable on the Notes" herein.

***  Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

The issuance of a class of notes is conditioned on obtaining a rating specified above for that class of notes. Issuance of the US$ notes is conditioned on the issuance of the Class B notes and the Class C notes.

                                      S-8

STRUCTURAL OVERVIEW

          St.George Bank established the Crusade Euro Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade
Management Limited and Perpetual Trustees Consolidated Limited, as issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among Perpetual
Trustees Consolidated Limited, as issuer trustee, St.George Bank, as seller and servicer, Crusade Management Limited, as manager, [St.George Custodial Pty
Limited], as custodian, [*], as note trustee, and P.T. Limited, as security trustee, will set out the specific details of the Crusade Global Trust No. [*]
of [*] and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. [*] of [*] will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust
No. [*] of [*]. See "Description of the Trusts" in the accompanying prospectus.

          The Crusade Global Trust No. [*] of [*] involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. The housing loans have been originated by St.George Bank in its own name and under certain business names, for example, BankSA, a division of St.George Bank. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain business names. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the notes to fund the acquisition of the housing loans, the liquidity reserve and other Authorized Investments.

          The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T.
Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization, see "Description of the Transaction Documents--The
Security Trust Deed--Nature of the Charge" in the accompanying prospectus.

          Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

          Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

SUBORDINATION AND ALLOCATION OF LOSSES

          The Class B notes and the Class C notes will always be subordinated to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes in their right to receive interest payments. Prior to the stepdown date, or if a Trigger Event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

                                      S-9

          On and after the stepdown date, and for so long as no Trigger Event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the
Class C notes will be made as described herein under "Description of the US$
Notes--Principal Payments On and After the Stepdown Date For So Long As No
Trigger Event Exists".

          The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. The support provided by the Class B notes and the Class C notes is intended to enhance the likelihood that the Class A-1 notes and the Class A-2 notes will receive expected quarterly payments of interest and principal and that the Class
A-3 notes will receive expected monthly payments of interest and principal. The following table describes the initial support provided by the Class B notes and the Class C notes:

              CREDIT      INITIAL
             SUPPORT      SUPPORT
CLASS(ES)   (CLASSES)   PERCENTAGE
---------   ---------   ----------
    A        B and C       [*]%

          The initial support percentage in the preceding table is the initial principal amount of the Class B notes and the Class C notes, as an approximate percentage of the total notes issued.

Mortgage Insurance Policies

          [Description of mortgage insurance policies.] See "The Mortgage
Insurance Policies" in this prospectus supplement.

Excess Interest Collections

          Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENT

          To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws and the liquidity reserve.

Principal Draws

          The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a monthly payment date (including a monthly payment date which is also a quarterly payment date).

Liquidity Reserve

          As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into a liquidity account in Australian dollars which will be used to cover any shortfalls in the interest payment obligations of the issuer trustee on a monthly payment date
(including a monthly payment date which is also a quarterly payment date) after application of principal draws. See "Description of the US$ Notes--Liquidity
Reserve" herein.

REDRAWS

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. See "St.George Residential Loan Program--Special Features of the Housing
Loans--Redraw" in the accompanying prospectus. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans from amounts on deposit up to the Redraw Retention Amount. See
"Description of the US$ Notes--Redraws and Further Advances" in this prospectus supplement.

                                      S-10

          Thus, if a redraw is funded from principal collections, the trust will have less funds available to pay, or allocate to, principal to the noteholders on the next monthly payment date (including a monthly payment date which is also a quarterly payment date) but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time.

FURTHER ADVANCES

          Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, obtain a further advance which results (unlike a redraw) in the then scheduled principal balance of the housing loan being exceeded. A borrower may obtain a further advance where the applicable underwriting and credit criteria have been satisfied. See "St.George Residential
Loan Program--Special Features of the Housing Loans--Further Advances" in the
prospectus.

          If St.George Bank agrees to provide the borrower with such a further advance which takes the form of an increase in the principal balance of the existing housing loan above its scheduled principal balance, St.George Bank will arrange to have the housing loan removed as an asset of the trust in consideration of payment to the issuer trustee of an amount equal to the then
Unpaid Balance of that housing loan.

          Thus, if the housing loan is removed as an asset of the trust, the trust will have more funds available to pay, or allocate to, principal to noteholders on the next monthly payment date (including a monthly payment date which is also a quarterly payment date), but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such removed housing loan.

REPURCHASES AND SUBSTITUTIONS OF HOUSING LOANS

          If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies. If that notice is received not later than ten business days before 120 days after the closing date, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

          The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the requirements set forth under "Description of the
Trusts--Substitution of Housing Loans" in the accompanying prospectus.

          The issuer trustee must, at the manager's direction, at any time:

          o    replace a housing loan;

          o    allow a borrower to replace the property securing a housing loan;
               or

          o    allow a borrower to refinance a housing loan to purchase a new property,

subject in each case to satisfaction of the conditions set forth under
"Description of the Trusts--Substitution of Housing Loans" in the

                                      S-11

accompanying prospectus. See also "Details of the Housing Loan Pool--
Representations and Warranties" herein.

HEDGING ARRANGEMENTS

          To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

          o    a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under a currency swap.

          o    a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under a currency swap. Pursuant to the supplementary terms notice, the manager may from time to time direct the issuer trustee to, and the issuer trustee on that direction will, enter into additional
               fixed-floating rate swaps, upon confirmation from the rating agencies that the entering into of such additional fixed-floating rate swaps will not result in the downgrade or withdrawal of the rating of any notes. Pursuant to the fixed-floating rate swap,
               Crusade Management Limited, as manager [and as the fixed-floating rate swap provider], and [St.George Bank, as standby
               fixed-floating rate swap provider] may (in their absolute
               discretion) modify, amend or novate the initial fixed-floating rate swap and/or any transaction thereunder, upon confirmation from the rating agencies that the modification, amendment or novation of such initial fixed-floating rate swap and/or
               transaction thereunder, will not result in the downgrade or withdrawal of the rating of any notes.

          o    a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap and any additional fixed-floating rate swap, as applicable, which are denominated in Australian dollars, and on the other hand the obligation of the trust to pay interest and principal on the Class A-1 notes, which are denominated in
               U.S. dollars, together with the basis risk between, on the one hand, amounts received by the issuer trustee, in respect of interest calculated under the fixed-floating rate swap and any additional fixed-floating rate swap, as applicable, and the basis swap by reference to the three month bank bill rate and, on the other hand, amounts in respect of interests calculated under the
               Class A-1 notes by reference to LIBOR.

          o    a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap and any additional fixed-floating rate swap, as applicable, which are denominated in Australian dollars, and on the other hand, the obligation of the trust to pay
               interest and principal on the Class A-2 notes, which are
               denominated in Euros, together with the basis risk between, on the one hand, amounts received by the issuer trustee, in respect of interest, calculated under the fixed-floating rate swap and any additional fixed-

                                      S-12

               floating rate swap, as applicable, and the basis swap by
               reference to the three month bank bill rate and, on the other hand, amounts in respect of interest calculated under the Class
               A-2 notes by reference to EURIBOR.

OPTIONAL REDEMPTION

          The issuer trustee will, if the manager directs it to do so, redeem all of the notes, including the Class A-1 notes, on the quarterly payment date, which is also a monthly payment date, falling on or after the quarterly payment date when the total initial principal amount of the notes, as reduced by principal payments and losses allocated against the notes, is equal to or less than 10% of the total initial principal amount of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the total initial principal amount of the notes as reduced by principal payments, or, if noteholders owning all of the outstanding principal amount of the notes so agree, the total initial principal amount of the notes, as reduced by principal payments and losses allocated against the notes, in each case together with accrued interest to, but excluding, the date of redemption. "Description of the US$ Notes--Optional Redemption of the Notes" herein.

FINAL REDEMPTION OF THE NOTES

          Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal balance of that note will be finally discharged, upon the first to occur of:

          o    the date on which the outstanding principal amount of the note is reduced to zero;

          o    the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

          o    the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the relevant paying agent;

          o    the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

          o    the final maturity date of the notes.

          See "Description of the US$ Notes--Final Redemption of the Notes"
herein.

                                      S-13

THE HOUSING LOAN POOL

          The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner-occupied and non-owner-occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

         SELECTED HOUSING LOAN POOL DATA AS OF CLOSE OF BUSINESS ON [*]

Number of Housing Loan Groups*.........................................      [*]
Number of Housing Loans................................................      [*]
Number of Mortgaged Properties.........................................      [*]
Housing Loan Pool Size.................................................    A$[*]
Average Housing Loan Group Balance.....................................    A$[*]
Maximum Housing Loan Group Balance.....................................    A$[*]
Minimum Housing Loan Group Balance.....................................    A$[*]
Total Valuation of the Properties......................................    A$[*]
Maximum Remaining Term to Maturity in months...........................      [*]
Weighted Average Remaining Term to Maturity in months..................      [*]
Weighted Average Seasoning in months...................................      [*]
Weighted Average Current Loan-to-Value Ratio...........................     [*]%
Maximum Current Loan-to-Value Ratio....................................     [*]%
Percentage of Investment Loans.........................................     [*]%
Percentage of Interest-Based Repayment Loans...........................     [*]%
Percentage of Low Doc (Stated Income) Home Loans.......................     [*]%
Weighted Average Coupon Rate...........................................     [*]%

*    A loan group comprises a series of one or more loans that have identical borrowers and are secured by identical mortgaged properties. Each loan may have different term and product features (including but not limited to the interest rate), however, all mortgaged property provided as security under the individual loans act as collateral for all housing loans within the loan group.

          The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal balance of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

          Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes.

          [The Class A notes, the Class B notes and the Class C notes are the only securities that will be issued in respect of the trust that are backed by the housing loans relating to the trust.]

                                      S-14

FEES

          The servicer will receive a monthly fee equal to [*]% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each monthly collection period. This fee will be payable in arrears on the related monthly payment date (including a monthly payment date which is also a quarterly payment date) following the end of the monthly collection period. The manager will receive a monthly fee for each monthly collection period equal to
[*]% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each monthly collection period payable in arrears on the related monthly payment date (including a monthly payment date which is also a quarterly payment date). The servicer's fees and the manager's fees will be paid from available income, principal draws, liquidity draws and, if necessary, principal collections, prior to payments on the notes.

          In addition, other trust expenses, including fees payable to the note trustee, the custodian, the note registrars, the paying agents and the standby swap providers, will be paid prior to payments on the Class A notes. See the table set forth under "Description of the US$ Notes--Trust Expenses" in this prospectus supplement.

WITHHOLDING TAX

          Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

          If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the US$ noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes.
However, US$ noteholders owning 75% of the aggregate outstanding principal amount of the US$ notes may direct the issuer trustee not to redeem the notes.
See "Description of the US$ Notes--Redemption of the Notes for Taxation or Other
Reasons" herein.

U.S. TAX STATUS

          In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters"
in the accompanying prospectus and in this prospectus supplement.

LEGAL INVESTMENT

          The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you.
See "Legal Investment Considerations" in the accompanying prospectus.

ERISA CONSIDERATIONS

          Subject to the considerations in "ERISA Considerations" in the accompanying prospectus and this prospectus supplement, the US$ notes will be eligible for purchase by retirement plans subject to the U.S. Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the US$ notes.

                                      S-15

DENOMINATIONS

          The US$ notes will be issued in minimum denominations of US$100,000 and US$1 in excess thereof.

BOOK-ENTRY REGISTRATION

          Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

          The issuer trustee will receive for each monthly collection period the following amounts, which are known as collections:

          o    payments of interest, principal and fees and prepayments of principal under the housing loans;

          o    proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

          o    amounts received under mortgage insurance policies;

          o    amounts received from the seller, servicer or custodian for breaches of representations or undertakings; and

          o    interest on amounts in the collection account.

          Collections will be allocated between income and principal.
Collections attributable to interest, less some amounts, are known as available income. In addition to this amount, with respect to any quarterly payment date, amounts retained in the collection account or invested in authorized investments on the two immediately preceding monthly payment dates for application on such quarterly payment date on account of the accrued interest entitlement of the
Class A-1 notes, the Class A-2 notes, the Class B notes and the Class C notes will be included in the amount available for payment. The collections attributable to principal, less some amounts, are known as principal collections. In addition to this amount, with respect to any quarterly payment date, amounts retained in the collection account or invested in authorized investments on the two immediately preceding monthly payment dates for application on such quarterly payment date on account of the principal carryover amounts of the Class A-1 notes and the Class A-2 notes (and, on and after the stepdown date, and for so long as a Trigger Event does not exist, the Class B notes and the Class C notes) will be included in the amount available for payment.

          Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay, or allocate to, fees, expenses and interest on the notes on a monthly payment date (including a monthly payment date which is also a quarterly payment date), principal collections will be treated as income and applied in the income stream to pay, or allocate to, unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes on subsequent monthly payment dates (including monthly payment dates which are also quarterly payment dates), this excess available income will be allocated on monthly payment dates (other than monthly payment dates which are also quarterly payment dates), to offset principal charge offs on the notes and on quarterly payment dates (including monthly payment dates which are also quarterly payment dates) to be applied as a payment in an

                                      S-16

amount equal to any principal charge offs on the notes.

INTEREST ON THE NOTES

          Interest on the notes, other than the Class A-3 notes, is payable quarterly in arrears on each quarterly payment date, with a monthly allocation being provided for the accrued interest entitlement for the Class A-1 notes, the
Class A-2 notes, the Class B notes and the Class C notes, on each monthly payment date which is not also a quarterly payment date. Interest on the Class
A-3 notes is payable monthly in arrears on each monthly payment date (including a monthly payment date which is also a quarterly payment date). If payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New
York time in the case of the US$ notes (or to the Euro paying agent in the case of the Class A-2 notes, after 12:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the US$ noteholders or by the Euro paying agent to the Class A-2 noteholders, as applicable, will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.

          On each monthly payment date which is not also a quarterly payment date, the issuer trustee shall only make a payment or allocation of interest on the notes if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

          On each quarterly payment date (including a monthly payment date which is also a quarterly payment date), interest will be paid pro rata between the
Class A-1 notes, the Class A-2 notes and the Class A-3 notes by reference to the relevant monthly or quarterly interest period, as the case may be. Interest will be paid on the Class B notes and the Class C notes only after the payments of interest on the Class A-1 notes, the Class A-2 notes and the Class A-3 notes are made. Interest on a note in a class of notes (or, in the case of any note in book-entry form, interest on the beneficial ownership interest in a class of notes held by each beneficial owner of such note) is calculated for each applicable interest period as follows:

          o    at the interest rate for notes of that class;

          o    on the aggregate principal amount of all notes of that class at the beginning of that interest period; and

          o    on the basis of the actual number of days in that interest period and a year of 360 days for the Class A-1 notes and the Class A-2 notes or 365 days for the Class A-3 notes, the Class B notes and the Class C notes,

allocated rateably in accordance with the principal amount of such note (or, in the case of any note in book-entry form, the principal amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

PRINCIPAL ON THE NOTES

          Principal on the notes, other than the Class A-3 notes, will be payable on each quarterly payment date with a monthly allocation being provided for on each monthly payment date which is not also a quarterly payment date, to the extent of funds available to be applied for that purpose and as further described below. Principal on the Class A-3 notes will be payable on each monthly payment date (including a monthly payment date which is also a quarterly payment date) to the extent of funds available to be applied for that purpose.
If funds are available, but payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$
notes (or to the Euro paying agent in the case of the Class A-2 notes, after
12:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the US$ noteholders or by the Euro paying agent to the
Class A-2 noteholders, as applicable, will not be made on the quarterly payment date, but will

                                      S-17

be made on the next business day after that quarterly payment date.

          Up to the stepdown date or if a Trigger Event exists, principal will be paid (or allocated in the case of the Class A-1 and Class A-2 notes on monthly payment dates which are not also quarterly payment dates) pari passu and rateably between each class of Class A notes.

          Before the stepdown date or if a Trigger Event exists, the Class B notes will not receive any principal payments unless all of the Class A notes have been repaid in full and the Class C notes will not receive any principal payments unless all the Class B notes have been repaid in full.

          On and after the stepdown date, and for so long as a Trigger Event does not exist, principal will be paid (or allocated in the case of all notes other than Class A-3 notes on monthly payment dates which are not also quarterly payment dates) to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes determined pursuant to the applicable principal payment amount for that class of notes.

          On each monthly payment date (including a monthly payment date which is also a quarterly payment date), the outstanding principal amount of each note will be reduced by the amount of the principal payment paid or allocated on that date on that note, if any. On each monthly payment date (including a monthly payment date which is also a quarterly payment date), the outstanding principal amount of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note, if any. See, "Description of the US$
Notes--Application of Principal Charge Offs". If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be paid pro rata among the Class A-1 notes, the Class A-2 notes and the Class A-3 notes prior to any payments to the Class B notes or the Class C notes.

ALLOCATION OF CASH FLOWS

          On each monthly payment date (including a monthly payment date which is also a quarterly payment date), the issuer trustee will allocate or pay, as applicable, principal and interest to each relevant noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

                                      S-18

             DISTRIBUTION OF TOTAL AVAILABLE FUNDS ON A PAYMENT DATE

  TOTAL AVAILABLE FUNDS = AVAILABLE INCOME + PRINCIPAL DRAWS + LIQUIDITY DRAWS

------------------------------------ \         On quarterly payment dates
      Pay to St.George Bank the       \
     Accrued Interest Adjustment       _|---------------------------------------
-------------------------------------   Pay the fixed-floating rate swap
                |                       provider (or each fixed-floating rate
               \|/                      swap provider, as applicable) any break
On monthly payment                      costs received from borrowers or the
dates (other than                       mortgage insurer on housing loans to
quarterly payment                       which that fixed-floating rate swap
dates)                                  relates
-------------------------------------   ----------------------------------------
   Pay the fixed-floating rate swap                        |
provider (or each fixed-floating rate                     \|/
  swap provider, as applicable) any     ----------------------------------------
 break costs received from borrowers    Pay Trust Expenses (excluding paragraph
  or the mortgage insurer on housing    (c) of that definition with respect to
  loans to which that fixed-floating    issuer trustee and security trustee
          rate swap relates             fees)
-------------------------------------   ----------------------------------------
                |                                          |
               \|/                                        \|/
-------------------------------------   ----------------------------------------
    Pay Trust Expenses (excluding       Pay any unpaid amounts from previous
paragraph (c) of that definition with   monthly payment dates (other than
    respect to issuer trustee and       amounts referred to in the immediately
        security trustee fees)          following seven boxes below)
-------------------------------------   ----------------------------------------
                |                                          |
               \|/                                        \|/
-------------------------------------   ----------------------------------------
Pay any unpaid amounts from previous    Pay pari passu and rateably among
   monthly payment dates(other than     themselves:*
      amounts referred to in the
  immediately following seven boxes     o    payments under the currency swap
                below)                       relating to interest accrued on the
-------------------------------------        US$ notes for the applicable
                |                            Quarterly Interest Period
               \|/
-------------------------------------   o    payments under the currency swap
Pay pari passu and rateably among            relating to interest accrued on the
themselves:*                                 Class A-2 Notes for the applicable
                                             Quarterly Interest Period
o    allocate to the Class A-1 notes
     an amount equal to that portion    o    payments to the Class A-3
     of A$ Class A-1 Interest Amount         noteholders of interest accrued on
     for that portion of the                 the Class A-3 notes for the
     applicable Quarterly Interest           applicable Monthly Interest Period
     Period during the applicable
     Monthly Interest Period, to be     o    net payments under each
     retained in the collection              fixed-floating rate swap (less
     account or invested in                  certain break costs due to
     Authorized Investments until            termination), as applicable
     applied on the following
     quarterly payment date             o    net payments under the basis swap
                                        ----------------------------------------
o    allocate to the Class A-2 notes                       |
     an amount equal to that portion                      \|/
     of A$ Class A-2 Interest Amount    ----------------------------------------
     for that portion of the            Pay any unpaid amounts owing under the
     applicable Quarterly Interest      box above on previous quarterly payment
     Period during the applicable       dates*
     Monthly Interest Period, to be     ----------------------------------------
     retained in the collection                            |
     account or invested in                               \|/
     Authorized Investments until       ----------------------------------------
     applied on the following           Pay pari passu and rateably to the
     quarterly payment date             issuer trustee and the security trustee
                                        fees which have been incurred prior to
o    payments to the Class A-3          that monthly payment date and which have
     noteholders of interest accrued    not been previously paid, or reimbursed
     on the Class A-3 notes for the     on a prior monthly payment date*
     applicable Monthly Interest        ----------------------------------------
     Period                                                |
                                                          \|/
o    net payments under each            ----------------------------------------
     fixed-floating rate swap (less     Pay interest on the Class B notes for
     certain break costs due to         the applicable Quarterly Interest
     termination), as applicable        Period*
                                        ----------------------------------------
o    net payments under the basis                          |
     swap                                                 \|/
-------------------------------------   ----------------------------------------
                |                       Pay any unpaid amounts owing to the
               \|/                      Class B noteholders on previous
-------------------------------------   quarterly payment dates*
Pay or allocate any unpaid or           ----------------------------------------
unallocated amounts owing under the                        |
box above on previous monthly payment                     \|/
dates*                                  ----------------------------------------
-------------------------------------   Pay interest on the Class C notes for
                |                       the applicable Quarterly Interest
               \|/                      Period*
-------------------------------------   ----------------------------------------
Pay pari passu and rateably to the                         |
issuer trustee and the security                           \|/
trustee fees which have been incurred   ----------------------------------------
prior to that monthly payment date      Pay any unpaid amounts owing to the
and which have not been previously      Class C noteholders on previous
paid, or reimbursed on a prior          quarterly payment dates*
monthly payment date*                   ----------------------------------------
-------------------------------------                      |
                |                                         \|/
               \|/                      ----------------------------------------
-------------------------------------   Apply any Excess Available Income for
Allocate to the Class B notes accrued   the related monthly collection period
interest in an amount equal to          ending immediately before that quarterly
interest accrued on the Class B notes   determination date in the following
for the portion of the applicable       order:
Quarterly Interest Period during the
applicable Monthly Interest Period,     o    To reimburse principal charge offs
to be retained in the collection             for that quarterly collection
account or invested in Authorized            period
Investments until paid as interest to
the Class B notes on the following      o    Towards Liquidity Draws not
quarterly payment date*                      previously repaid as of that
-------------------------------------        quarterly payment date
                |
               \|/                      o    To repay all principal draws as of
-------------------------------------        that quarterly payment date
Allocate any unallocated amounts
owing to the Class B noteholders        o    Applied to pay Carryover Class A
under the box above on previous              Charge Offs
monthly payment dates*
-------------------------------------   o    Applied to pay Carryover Class B
                |                            Charge Offs
               \|/
-------------------------------------   o    Applied to pay Carryover Class C
Allocate to the Class C notes accrued        Charge Offs
interest in an amount equal to
interest accrued on the Class C notes   o    Applied to pay break costs payable
for the portion of the Quarterly             to a fixed-floating rate swap
Interest Period during the applicable        provider and settlement amounts to
Monthly Interest Period, to be               the currency swap provider, due to
retained in the collection account or        termination as defaulting party, as
invested in Authorized Investments           applicable
until paid as interest to the Class C   ----------------------------------------
notes on the following quarterly                           |
payment date*                                             \|/
-------------------------------------   ----------------------------------------
                |                       Distribute any remaining amount to the
               \|/                      residual income beneficiary
-------------------------------------   ----------------------------------------
Allocate any unallocated amounts
owing to the Class C noteholders        *    The issuer trustee shall only make
under the box above on previous              a payment in this box if the
monthly payment dates*                       manager directs it in writing to do
-------------------------------------        so and only to the extent that any
                |                            Total Available Funds remain from
               \|/                           which to make the payment after
-------------------------------------        amounts with priority to that
Allocate any Excess Available Income         payment have been made.
for the related monthly collection
period in the following order in an
amount equal to:

o    Principal charge offs for that
     monthly collection period

o    Liquidity Draws which have not
     been repaid as of that monthly
     payment date

o    All principal draws which have
     not been repaid as of that
     monthly payment date

o    Carryover Class A Charge Offs as
     of that monthly payment date

o    Carryover Class B Charge Offs as
     of that monthly payment date

o    Carryover Class C Charge Offs as
     of that monthly payment date

o    Break costs payable to a fixed
     floating rate swap provider and
     settlement amounts payable to
     the currency swap provider, due
     to termination as defaulting
     party, as applicable, as of that
     monthly payment date
-------------------------------------

*    The issuer trustee shall only
     make a payment or allocation in
     this box if the manager directs
     it in writing to do so and only
     to the extent that any Total
     Available Funds remain from
     which to make the payment after
     amounts with priority to that
     payment have been made.

                                      S-19

             DISTRIBUTION OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE

   --------------------------------------------------------------------------
          Allocate any required principal draw to Total Available Funds         ---|
   --------------------------------------------------------------------------      |
                                     \|/                                           |
   --------------------------------------------------------------------------      |
   Retain in the collection account funds to cover any anticipated shortfalls   ---|      On monthly payment dates
   --------------------------------------------------------------------------      |      (including monthly payment
                                     \|/                                           |---   dates which are also
   --------------------------------------------------------------------------      |      quarterly payment dates)
       Repay the seller for any redraws it has funded and not been repaid       ---|
   --------------------------------------------------------------------------      |
                                     \|/                                           |
   --------------------------------------------------------------------------      |
          Retain the Redraw Retention Amount in the collection account          ---|
   --------------------------------------------------------------------------
                          /     \
                                 /       \
   Monthly payment dates (including     Monthly payment dates (including monthly
monthly payment dates which are also    payment dates which are also quarterly
quarterly payment dates) before the     payment dates) on and after the Stepdown
 Stepdown Date or if a Trigger Event    Date (provided no Trigger Event exists)
                exists

-------------------------------------   ----------------------------------------
 On monthly payment dates (including    On monthly payment dates (including
monthly payment dates which are also    monthly payment dates which are also
   quarterly payment dates), to the     quarterly payment dates), to the
Liquidity Account until it equals the   Liquidity Account until it equals the
           Liquidity Limit              Liquidity Limit
-------------------------------------   ----------------------------------------
                |                                         |
               \|/                                       \|/
-------------------------------------   ----------------------------------------
On a monthly payment date, pari passu   On a monthly payment date, pari passu
and rateably among themselves:          and rateably among themselves:

o    if that monthly payment date is    o    if that monthly payment date is
     also a quarterly payment date,          also a quarterly payment date, as
     as a payment under the US$              a payment under the US$ currency
     currency swap relating to               swap relating to principal due on
     principal due on the US$ notes,         the US$ notes, an amount equal to
     an amount equal to the lesser of        the lesser of (i) the aggregate of
     (i) the aggregate of (a) the            (a) the Class A-1 Proportion of
     Class A-1 Proportion of the             the Class A Principal Payment
     amount available for                    Amount and (b) the Class A-1
     distribution and (b) the Class          Principal Carryover Amount for the
     A-1 Principal Carryover Amount          two immediately preceding monthly
     for the two immediately                 payment dates and (ii) the Class
     preceding monthly payment dates         A-1 A$ Equivalent of the aggregate
     and (ii) the Class A-1 A$               Principal Amount of all US$ notes
     Equivalent of the aggregate             on that monthly payment date, which
     Principal Amount of all US$             is thereafter to be applied as a
     notes on that monthly payment           payment of principal, or if that
     date, which is thereafter to be         monthly payment date is not also a
     applied as a payment of                 quarterly payment date, an amount
     principal, or if that monthly           equal to the lesser of (i) the
     payment date is not also a              Class A-1 Proportion of the Class A
     quarterly payment date, an              Principal Payment Amount and (ii)
     amount equal to the lesser of           the Class A-1 A$ Equivalent of the
     (i) the Class A-1 Proportion of         aggregate Notional Principal Amount
     the amount available for                of all US$ notes on that monthly
     distribution and (ii) the Class         payment date, to be retained in
     A-1 A$ Equivalent of aggregate          the collection account or invested
     Notional Principal Amount of all        in Authorized Investments as part
     US$ notes on that monthly               of the Class A-1 Principal
     payment date, to be retained in         Carryover Amount;
     the collection account or
     invested in Authorized             o    if that monthly payment date is
     Investments as part of the Class        also a quarterly payment date, as
     A-1 Principal Carryover Amount;         a payment under the Class A-2
                                             currency swap relating to principal
o    if that monthly payment date is         due on the Class A-2 notes, an
     also a quarterly payment date,          amount equal to the lesser of (i)
     as a payment under the Class A-2        the aggregate of (a) the Class A-2
     currency swap relating to               Proportion of the Class A Principal
     principal due on the Class A-2          Payment Amount and (b) the Class
     notes, an amount equal to the           A-2 Principal Carryover Amount for
     lesser of (i) the aggregate of          the two immediately preceding
     (a) the Class A-2 Proportion of         monthly payment dates and (ii) the
     the amount available for                Class A-2 A$ Equivalent of the
     distribution and (b) the Class          aggregate Principal Amount of all
     A-2 Principal Carryover Amount          Class A-2 notes on that monthly
     for the two immediately                 payment date, which is thereafter
     preceding monthly payment dates         to be applied as a payment of
     and (ii) the Class A-2 A$               principal, or if that monthly
     Equivalent of the aggregate             payment date is not also a
     Principal Amount of all Class           quarterly payment date, an amount
     A-2 notes on that monthly payment       equal to the lesser of (i) the
     date, which is thereafter to be         Class A-2 Proportion of the Class A
     applied as a payment of                 Principal Payment Amount and (ii)
     principal, or if that monthly           the Class A-2 A$ Equivalent of the
     payment date is not also a              aggregate Notional Principal Amount
     quarterly payment date, an              of all Class A-2 notes, to be
     amount equal to the lesser of           retained in the collection account
     (i) the Class A-2 Proportion of         or invested in Authorized
     the amount available for                Investments as part of the Class
     distribution and (ii) the Class         A-2 Principal Carryover Amount; and
     A-2 A$ Equivalent of the
     aggregate Notional Principal       o    payments of principal due on the
     Amount of all Class A-2 notes on        Class A-3 notes, an amount equal
     that monthly payment date, to           to the lesser of (i) the Class A-3
     be retained in the collection           Proportion of the Class A Principal
     account or invested in                  Payment Amount and (ii) the
     Authorized Investments as part          aggregate Principal Amount of all
     of the Class A-2 Principal              Class A-3 notes on that monthly
     Carryover Amount; and                   payment date.

o    payments of principal due on the
     Class A-3 notes, an amount
     equal to the lesser of (i) the
     Class A-3 Proportion of the
     amount available for
     distribution and (ii) the
     aggregate Principal Amount of
     all Class A-3 notes on that
     monthly payment date.
-------------------------------------   ----------------------------------------
                |                                         |
               \|/                                       \|/
-------------------------------------   ----------------------------------------
On a quarterly payment date, payments   On a monthly payment date which is also
of principal due on the Class B         a quarterly payment date, as a payment
notes, an amount equal to the lesser    of principal due on the Class B notes,
of (i) the remaining amount available   an amount equal to the lesser of (i) the
for distribution and (ii) the           aggregate of (a) the Class B Principal
aggregate Principal Amount of all       Payment Amount and (b) the Class B
Class B notes on that monthly payment   Principal Carryover Amount for the two
date.                                   immediately preceding monthly payment
                                        dates and (ii) the Principal Amount of
                                        all Class B notes, or if that monthly
                                        payment date is not also a quarterly
                                        payment date, an amount equal to the
                                        lesser of (i) the Class B Principal
                                        Amount and (ii) the aggregate Notional
                                        Principal Amount of the Class B notes,
                                        to be retained in the collection account
                                        or invested in Authorized Investments,
                                        as part of the Class B Principal
                                        Carryover Amount.
-------------------------------------   ----------------------------------------
                |                                         |
               \|/                                       \|/
-------------------------------------   ----------------------------------------
On a quarterly payment date, payments   On a monthly payment date which is also
of principal due to the Class C         a quarterly payment date, as a payment
notes, an amount equal to the lesser    of principal due on the Class C notes,
of (i) the remaining amount available   an amount equal to the lesser of (i) the
for distribution and (ii) the           aggregate of (a) the Class C Principal
aggregate Principal Amount of all       Payment Amount and (b) the Class C
Class C notes on that monthly payment   Principal Carryover Amount for the two
date.                                   immediately preceding monthly payment
                                        dates and (ii) the Principal Amount of
                                        all Class C notes, or if that monthly
                                        payment date is not also a quarterly
                                        payment date, an amount equal to the
                                        lesser of (i) the Class C Principal
                                        Payment Amount and (ii) the aggregate
                                        Notional Principal Amount of the Class C
                                        notes, to be retained in the collection
                                        account or invested in Authorized
                                        Investments, as part of the Class C
                                        Principal Carryover Amount.
-------------------------------------   ----------------------------------------

                                      S-20

                                  RISK FACTORS

          The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the US$ notes.

THE NOTES WILL BE PAID ONLY      The notes are debt obligations of the issuer
FROM THE ASSETS OF THE TRUST     trustee only in its capacity as trustee of the
                                 trust. The notes do not represent an interest
                                 in or obligation of any of the other parties to
                                 the transaction. The assets of the trust will
                                 be the sole source of payments on the notes.
                                 The issuer trustee's other assets will only be
                                 available to make payments on the notes if the
                                 issuer trustee is negligent, commits fraud or
                                 in some circumstances where the issuer trustee
                                 fails to comply with an obligation expressly
                                 imposed upon it under the documents or a
                                 written direction from the manager. Therefore,
                                 if the assets of the trust are insufficient to
                                 pay the interest and principal on your notes
                                 when due, there will be no other source from
                                 which to receive these payments and you may not
                                 get back your entire investment or the yield
                                 you expected to receive.

THE RATINGS ON THE NOTES         The security ratings of the notes should be
SHOULD BE EVALUATED              evaluated independently from similar ratings on
INDEPENDENTLY                    other types of notes or securities. A security
                                 rating by a rating agency is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to revision, suspension,
                                 qualification or withdrawal at any time by the
                                 relevant rating agency. A revision, suspension,
                                 qualification or withdrawal of the rating of
                                 the notes may adversely affect the price of the
                                 notes. In addition, the ratings of the notes do
                                 not address the expected timing of principal
                                 repayments under the notes, only that principal
                                 will be received no later than the maturity
                                 date.

INVESTMENT IN THE NOTES MAY      The notes are not a suitable investment for any
NOT BE SUITABLE FOR ALL          investor that requires a regular or predictable
INVESTORS                        schedule of payments or payment on any specific
                                 date. The notes are complex investments that
                                 should be considered only by investors who,
                                 either alone or with their financial, tax and
                                 legal advisors, have the expertise to analyze
                                 the prepayment, reinvestment, default and
                                 market risk, the tax consequences of an
                                 investment, and the interaction of these
                                 factors.

                                      S-21

                                 Mortgage-backed securities, like the notes,
                                 usually produce more returns of principal to
                                 investors when market interest rates fall below
                                 the interest rates on the housing loans and
                                 produce less returns of principal when market
                                 interest rates rise above the interest rates on
                                 the housing loans. If borrowers refinance their
                                 housing loans as a result of lower interest
                                 rates, noteholders will receive an
                                 unanticipated payment of principal. As a
                                 result, noteholders are likely to receive more
                                 money to reinvest at a time when other
                                 investments generally are producing a lower
                                 yield than that on the notes and are likely to
                                 receive less money to reinvest when other
                                 investments generally are producing a higher
                                 yield than that on the notes. Holders will bear
                                 the risk that the timing and amount of payments
                                 on the notes will prevent you from attaining
                                 the desired yield.

THE YIELD TO MATURITY ON THE     The yield to maturity on the notes is uncertain
NOTES IS UNCERTAIN AND MAY BE    and will depend on a number of factors. One
AFFECTED BY MANY FACTORS         such factor is the uncertain rate of return of
                                 principal. The amount of payments of principal
                                 on the notes and the time when those payments
                                 are received depend on the amount and the times
                                 at which borrowers make principal payments on
                                 the housing loans. The principal payments may
                                 be regular scheduled payments or unscheduled
                                 payments resulting from prepayments of the
                                 housing loans.

YOU FACE AN ADDITIONAL           Although St.George Bank could have legally
POSSIBILITY OF LOSS BECAUSE      assigned the title to the housing loans to the
THE ISSUER TRUSTEE DOES NOT      issuer trustee, initially it will assign only
HOLD LEGAL TITLE TO THE          equitable title to the housing loans to the
HOUSING LOANS                    issuer trustee. The housing loans will be
                                 legally assigned to the issuer trustee only
                                 upon the occurrence of a title perfection
                                 event, as described in "Description of the
                                 Trusts--Transfer and Assignment of the Housing
                                 Loans" in the accompanying prospectus. Because
                                 the issuer trustee does not hold legal title to
                                 the housing loans you will be subject to the
                                 following risks, which may lead to a failure to
                                 receive collections on the housing loans,
                                 delays in receiving the collections or losses
                                 to you:

                                      o    the issuer trustee's interest in a
                                           housing loan may be impaired by the
                                           creation or existence of an equal or
                                           higher ranking security interest over
                                           the related mortgaged property
                                           created after the creation of the
                                           issuer trustee's equitable interest
                                           but prior to it acquiring a legal
                                           interest in the housing loans;

                                      S-22

                                      o    until a borrower has notice of the
                                           assignment, that borrower is not
                                           bound to make payments under its
                                           housing loan to anyone other than the
                                           seller. Until a borrower receives
                                           notice of the assignment, any
                                           payments the borrower makes under his
                                           or her housing loan to the seller
                                           will validly discharge the borrower's
                                           obligations under the borrower's
                                           housing loan even if the issuer
                                           trustee does not receive the payments
                                           from the seller. Therefore, if the
                                           seller does not deliver collections
                                           to the issuer trustee, for whatever
                                           reason, neither the issuer trustee
                                           nor you will have any recourse
                                           against the related borrowers for
                                           such collections; and

                                      o    the issuer trustee may not be able to
                                           initiate any legal proceedings
                                           against a borrower to enforce a
                                           housing loan without the involvement
                                           of the seller.

THE SELLER AND SERVICER MAY      Before the seller or the servicer remits
COMMINGLE COLLECTIONS ON THE     collections to the collection account, the
HOUSING LOANS WITH THEIR         collections may be commingled with the assets
ASSETS                           of the seller or servicer. If the seller or the
                                 servicer becomes insolvent, the issuer

                                 trustee may only be able to claim those
                                 collections as an unsecured creditor of the
                                 insolvent company. This could lead to a failure
                                 to receive the collections on the housing
                                 loans, delays in receiving the collections, or
                                 losses to you.

THERE IS NO WAY TO PREDICT THE   The rate of principal and interest payments on
ACTUAL RATE AND TIMING OF        pools of housing loans varies among pools, and
PAYMENTS ON THE HOUSING LOANS    is influenced by a variety of economic,
                                 demographic, social, tax, legal and other
                                 factors, including prevailing market interest
                                 rates for housing loans and the particular
                                 terms of the housing loans. Australian housing
                                 loans have features and options that are
                                 different from housing loans in the United
                                 States, and thus will have different rates and
                                 timing of payments from housing loans in the
                                 United States. There is no guarantee as to the
                                 actual rate of prepayment on the housing loans,
                                 or that the actual rate of prepayments will
                                 conform to any model described in this
                                 prospectus supplement. The rate and timing of
                                 principal and interest payments and the ability
                                 to redraw principal on the housing loans, to
                                 obtain a further advance or the election of an
                                 Interest Based repayment option will affect the
                                 rate and timing of payments of principal and
                                 interest on your notes. Unexpected prepayment
                                 rates could have the following negative
                                 effects:

                                      o    if you bought your notes for more
                                           than their face amount, the yield on
                                           your notes will drop if principal
                                           payments occur at a faster rate than
                                           you expect; or

                                      S-23

                                      o    if you bought your notes for less
                                           than their face amount, the yield on
                                           your notes will drop if principal
                                           payments occur at a slower rate than
                                           you expect.

LOSSES AND DELINQUENT PAYMENTS   If borrowers fail to make payments of interest
ON THE HOUSING LOANS MAY         and principal under the housing loans when due
AFFECT THE RETURN ON YOUR        and the credit enhancement described in this
NOTES                            prospectus supplement is not enough to protect
                                 your notes from the borrowers' failure to pay,
                                 then the issuer trustee may not have enough
                                 funds to make full payments of interest and
                                 principal due on your notes. Consequently, the
                                 yield on your notes could be lower than you
                                 expect and you could suffer losses.

ENFORCEMENT OF THE HOUSING       Substantial delays could be encountered in
LOANS MAY CAUSE DELAYS IN        connection with the liquidation of a housing
PAYMENT AND LOSSES               loan, which may lead to shortfalls in payments
                                 to you to the extent those shortfalls are not
                                 covered by a mortgage insurance policy.

                                 If the proceeds of the sale of a mortgaged
                                 property, net of preservation and liquidation
                                 expenses, are less than the amount due under
                                 the related housing loan, the issuer trustee
                                 may not have enough funds to make full payments
                                 of interest and principal due to you, unless
                                 the difference is covered under a mortgage
                                 insurance policy.

UNREIMBURSED REDRAWS WILL BE     Unreimbursed redraws will rank ahead of your
PAID BEFORE PRINCIPAL ON YOUR    notes with respect to payment of principal
NOTES                            prior to enforcement of the charge under the
                                 security trust deed, and you may not receive
                                 full repayment of principal on your notes.

THE CLASS B AND CLASS C NOTES    The amount of credit enhancement provided
PROVIDE ONLY LIMITED             through the subordination of the Class B and
PROTECTION AGAINST LOSSES        the Class C notes to the Class A notes is
                                 limited and could be depleted prior to the
                                 payment in full of the Class A notes. If the
                                 principal amount of the Class B and the Class C
                                 notes is reduced to zero, you may suffer losses
                                 on your notes.

THE MORTGAGE INSURANCE           The mortgage insurance policies are subject to
POLICIES MAY NOT BE AVAILABLE    some exclusions from coverage and rights of
TO COVER LOSSES ON THE HOUSING   termination which are described in "The
LOANS                            Mortgage Insurance Policies" in this prospectus
                                 supplement. Furthermore, [*] is acting as a
                                 specific mortgage insurer with respect to
                                 approximately [*]% of the housing loan pool,
                                 [*] is acting as a specific mortgage insurer
                                 with respect to approximately [*]% of the
                                 housing loan pool, [*] is acting as a specific
                                 mortgage insurer with respect to approximately
                                 [*]% of the housing loan pool and [*] is acting
                                 as a specific mortgage insurer with respect to
                                 approximately [*]% of the housing loan pool. In
                                 addition, [*] is acting as the LMI pool
                                 insurer, pursuant to the LMI pool policy, which
                                 LMI pool policy covers approximately [*]% of
                                 the housing loan pool. The availability of
                                 funds under these mortgage insurance policies
                                 will ultimately be dependent on the financial
                                 strength of these entities. Therefore, a
                                 borrower's payments that are expected to be
                                 covered by the mortgage

                                      S-24

                                 insurance policies may not be covered because
                                 of these exclusions or because of financial
                                 difficulties impeding the mortgage insurer's
                                 ability to perform its obligations. If such
                                 circumstances arise the issuer trustee may not
                                 have enough money to make timely and full
                                 payments of principal and interest on your
                                 notes.

YOU MAY NOT BE ABLE TO RESELL    The underwriters are not required to assist you
YOUR NOTES                       in reselling your notes. A secondary market for
                                 your notes may not develop. If a secondary
                                 market does develop, it might not continue or
                                 might not be sufficiently liquid to allow you
                                 to resell any of your notes readily or at the
                                 price you desire. The market value of your
                                 notes is likely to fluctuate, which could
                                 result in significant losses to you.

THE TERMINATION OF ANY OF THE    The issuer trustee will exchange the interest
SWAPS MAY SUBJECT YOU TO         payments from the fixed rate housing loans for
LOSSES FROM INTEREST RATE OR     variable rate payments, on a monthly basis,
CURRENCY FLUCTUATIONS            based upon the Weighted Average Australian Bank
                                 Bill Rate. If the fixed-floating rate swap or
                                 any additional fixed-floating rate swap, as
                                 applicable, is terminated or the fixed-floating
                                 rate swap provider or additional fixed-floating
                                 rate swap provider, as applicable, fails to
                                 perform its obligations, you will be exposed to
                                 the risk that the floating rate of interest
                                 payable on the notes will be greater than the
                                 discretionary fixed rate set by the servicer on
                                 the fixed rate housing loans, which may lead to
                                 losses to you.

                                 The issuer trustee will exchange the interest
                                 payments from the variable rate housing loans
                                 for variable rate payments, on a monthly basis,
                                 based upon the Weighted Average Australian Bank
                                 Bill Rate. If the basis swap is terminated, the
                                 manager will direct the servicer to set the
                                 interest rate on the variable rate housing
                                 loans at a rate high enough to cover the
                                 payments owed by the trust. If the rates on the
                                 variable rate housing loans are set above the
                                 market interest rate for similar variable rate
                                 housing loans, the affected borrowers will have
                                 an incentive to refinance their loans with
                                 another institution, which may lead to higher
                                 rates of principal prepayment than you
                                 initially expected, which will affect the yield
                                 on your notes.

                                 The issuer trustee will receive payments from
                                 the borrowers on the housing loans and the
                                 fixed-floating rate swap and any additional
                                 fixed-floating rate swap, as applicable, and
                                 the basis swap providers in Australian dollars
                                 (calculated, in the case of payments by those
                                 swap providers, by reference to the Weighted
                                 Average Australian Bank Bill Rate) and make
                                 payments to US$ noteholders in U.S. dollars and
                                 to Class A-2 noteholders in Euros (calculated,
                                 in the case of payments of interest, by
                                 reference to LIBOR in respect of the US$ notes
                                 and by reference to EURIBOR in respect of the
                                 Class A-2 notes).

                                      S-25

                                 Under the US$ currency swap, the currency swap
                                 provider will exchange Australian dollar
                                 obligations for U.S. dollars, and in the case
                                 of interest, amounts calculated by reference to
                                 the three month bank bill rate for amounts
                                 calculated by reference to LIBOR. If the
                                 currency swap provider fails to perform its
                                 obligations or if the US$ currency swap is
                                 terminated, the issuer trustee might have to
                                 exchange its Australian dollars for U.S.
                                 dollars, and its Australian bank bill rate
                                 obligations for LIBOR obligations, at an
                                 exchange rate that does not provide sufficient
                                 U.S. dollars to make payments to you in full.

                                 Under the Euro currency swap, the currency swap
                                 provider will exchange Australian dollar
                                 obligations for Euros, and in the case of
                                 interest, amounts calculated by reference to
                                 the three month bank bill rate for amounts
                                 calculated by reference to EURIBOR. If the
                                 currency swap provider fails to perform its
                                 obligations or if the Euro currency swap is
                                 terminated, the issuer trustee might have to
                                 exchange its Australian dollars for Euros, and
                                 its Australian bank bill rate obligations for
                                 EURIBOR obligations, at an exchange rate that
                                 may be greater than the fixed rate of exchange
                                 in the Euro currency swap. Either occurrence
                                 may require more Australian dollars to make
                                 payments in respect of the Class A-2 notes than
                                 would otherwise be the case if payments were
                                 being made under the Euro currency swap. Since
                                 payments on the Class A-2 notes rank equal in
                                 priority with payments on the US$ notes, if
                                 more Australian dollars are required to make
                                 payments on the Class A-2 notes, there may be
                                 less Australian dollars available to make
                                 payments in respect of your notes, which could
                                 result in losses to you.

PREPAYMENTS DURING A             If a prepayment is received on a housing loan
COLLECTION PERIOD MAY RESULT     during a monthly collection period, interest on
IN YOU NOT RECEIVING YOUR FULL   the housing loan will cease to accrue on that
INTEREST PAYMENTS                portion of the housing loan that has been
                                 prepaid, starting on the date of prepayment.
                                 The amount prepaid will be invested in
                                 investments that may earn a rate of interest
                                 lower than that paid on the housing loan. If it
                                 is less, the issuer trustee may not have
                                 sufficient funds to allocate or pay, as
                                 applicable, you the full amount of interest due
                                 to you on the next monthly payment date
                                 (including a monthly payment date which is also
                                 a quarterly payment date).

PAYMENT HOLIDAYS MAY RESULT IN   If a borrower prepays principal on his or her
YOU NOT RECEIVING YOUR FULL      loan, the borrower is not required to make any
INTEREST PAYMENTS                payments, including interest payments, until
                                 the outstanding principal balance of the
                                 housing loan plus unpaid interest equals the
                                 scheduled principal balance. If a significant
                                 number of borrowers take advantage of this
                                 feature at the same time and principal draws do
                                 not provide enough funds to cover the interest
                                 payments on the housing loans that are not
                                 received, the issuer trustee may not have
                                 sufficient funds to allocate or pay, as
                                 applicable, you the full amount of interest due
                                 on the notes on the next monthly payment date
                                 (including a monthly payment date which is also
                                 a quarterly payment date).

                                      S-26

THE PROCEEDS FROM THE            If the security trustee enforces the security
ENFORCEMENT OF THE SECURITY      interest over the assets of the trust after an
TRUST DEED MAY BE INSUFFICIENT   event of default under the security trust deed,
TO PAY AMOUNTS DUE TO YOU        there is no assurance that the market value of
                                 the assets of the trust will be equal to or
                                 greater than the outstanding principal and
                                 interest due on the notes, or that the security
                                 trustee will be able to realize the full value
                                 of the assets of the trust. The issuer trustee,
                                 the security trustee, the note trustee, the
                                 swap providers and other service providers will
                                 generally be entitled to receive the proceeds
                                 of any sale of the assets of the trust, to the
                                 extent they are owed fees and expenses, before
                                 you. Consequently, the proceeds from the sale
                                 of the assets of the trust after an event of
                                 default under the security trust deed may be
                                 insufficient to pay you principal and interest
                                 in full.

IF THE MANAGER DIRECTS THE       If the manager directs the issuer trustee to
ISSUER TRUSTEE TO REDEEM THE     redeem the notes earlier as described under
NOTES EARLIER, YOU COULD         "Description of the US$ Notes--Optional
SUFFER LOSSES AND THE YIELD ON   Redemption of the Notes" herein and
YOUR NOTES COULD BE LOWER THAN   "Description of the Offered Notes--Optional
EXPECTED                         Redemption of the Notes" in the accompanying
                                 prospectus and principal charge offs have
                                 occurred, noteholders owning all of the
                                 outstanding principal amount of the notes may
                                 consent to receiving an amount equal to the
                                 outstanding principal amount of the notes, less
                                 principal charge offs, plus accrued interest.
                                 As a result, you may not fully recover your
                                 investment. In addition, the purchase of the
                                 housing loans will result in the early
                                 retirement of your notes, which will shorten
                                 their average lives and potentially lower the
                                 yield on your notes.

TERMINATION PAYMENTS RELATING    If the issuer trustee is required to make a
TO THE CURRENCY SWAP MAY         termination payment to the currency swap
REDUCE PAYMENTS TO YOU           provider upon the termination of either the US$
                                 currency swap or the Euro currency swap, the
                                 issuer trustee will make the termination
                                 payment from the assets of the trust. Prior to
                                 enforcement of the security trust deed, these
                                 termination payments will be paid in priority
                                 to payments on the notes. After enforcement of
                                 the security trust deed, these termination
                                 payments will be paid pari passu with payments
                                 to the holders of the Class A notes. Thus, if
                                 the issuer trustee makes a termination payment,
                                 there may not be sufficient funds remaining to
                                 pay interest on your notes on the next
                                 quarterly payment date, and the principal on
                                 your notes may not be repaid in full.

THE IMPOSITION OF A              If a withholding tax is imposed on payments of
WITHHOLDING TAX WILL REDUCE      interest on your notes, you will not be
PAYMENTS TO YOU AND MAY LEAD     entitled to receive grossed-up amounts to
TO AN EARLY REDEMPTION OF THE    compensate for such withholding tax. Thus, you
NOTES                            will receive less interest than is scheduled to
                                 be paid on your notes.

                                 If the option to redeem the notes affected by a
                                 withholding tax is exercised, you may not be
                                 able to reinvest the redemption payments at a
                                 comparable interest rate.

                                      S-27

ST.GEORGE BANK'S ABILITY TO      The interest rates on the variable rate housing
SET THE INTEREST RATE ON         loans are not tied to an objective interest
VARIABLE RATE HOUSING LOANS      rate index, but are set at the sole discretion
MAY LEAD TO INCREASED            of St.George Bank. If St.George Bank increases
DELINQUENCIES OR PREPAYMENTS     the interest rates on the variable rate housing
                                 loans, borrowers may be unable to make their
                                 required payments under the housing loans, and
                                 accordingly, may become delinquent or may
                                 default on their payments. In addition, if the
                                 interest rates are raised above market interest
                                 rates, borrowers may refinance their loans with
                                 another lender to obtain a lower interest rate.
                                 This could cause higher rates of principal
                                 prepayment than you expected and affect the
                                 yield on your notes.

THE FEATURES OF THE HOUSING      The features of the housing loans, including
LOANS MAY CHANGE, WHICH COULD    their interest rates, may be changed by
AFFECT THE TIMING AND AMOUNT     St.George Bank, either on its own initiative or
OF PAYMENTS TO YOU               at a borrower's request. Some of these changes
                                 may include the addition of newly developed
                                 features which are not described in this
                                 prospectus supplement. As a result of these
                                 changes and borrower's payments of principal,
                                 the concentration of housing loans with
                                 specific characteristics is likely to change
                                 over time, which may affect the timing and
                                 amount of payments you receive.

                                 If St.George Bank changes the features of the
                                 housing loans, borrowers may elect to refinance
                                 their loan with another lender to obtain more
                                 favorable features. In addition, the housing
                                 loans included in the trust are not permitted
                                 to have some features. If a borrower opts to
                                 add one of these features to his or her housing
                                 loan, the housing loan will be removed from the
                                 trust. The refinancing or removal of housing
                                 loans could cause you to experience higher
                                 rates of principal prepayment than you
                                 expected, which could affect the yield on your
                                 notes.

AFTER THE CLOSING DATE, THE      After the closing date, a borrower under a
MORTGAGED PROPERTIES MAY ALSO    housing loan which has been equitably assigned
SECURE LOWER RANKING MORTGAGES   to the issuer trustee may obtain a housing loan
WHICH ARE NOT EQUITABLY          secured by a lower ranking mortgage on the
ASSIGNED TO THE ISSUER TRUSTEE   mortgaged property or mortgaged properties
                                 which secure the housing loan which has been
                                 equitably assigned to the issuer trustee at any
                                 time without the knowledge of the sponsor,
                                 seller, manager or servicer. In addition,
                                 St.George Bank, the sponsor, seller and
                                 servicer, as part of its origination and
                                 servicing activities may grant a housing loan
                                 to a borrower which is secured by a lower
                                 ranking mortgage on the mortgaged property or
                                 mortgaged properties which secure the housing
                                 loan which has been equitably assigned to the
                                 issuer trustee at any time. Thus, after the
                                 closing date, the mortgaged properties
                                 described in this prospectus supplement and the
                                 accompanying prospectus may also secure lower
                                 ranking mortgages which are not equitably
                                 assigned to the issuer trustee. In the event
                                 that it becomes necessary to enforce the lower
                                 ranking loan, while the housing loan included
                                 as an asset of the trust is entitled to receive
                                 the proceeds of that enforcement prior to
                                 application to the lower ranking mortgage, this
                                 could affect the timing of payments you
                                 receive.

                                      S-28

THE SERVICER MAY WAIVE FEES OR   Subject to the standards for servicing set
RIGHTS IN RESPECT OF THE         forth under "Description of the Transaction
HOUSING LOANS, WHICH COULD       Documents--The Servicing Agreement--Servicing
AFFECT THE TIMING AND AMOUNT     of Housing Loans" in the accompanying
OF PAYMENTS TO YOU               prospectus, the servicer has the express power,
                                 among other things, to waive any fees and break
                                 costs which may be collected in the ordinary
                                 course of servicing the housing loans or
                                 arrange the rescheduling of interest due and
                                 unpaid following a default under any housing
                                 loans, or to waive any right in respect of the
                                 housing loans and mortgages in the ordinary
                                 course of servicing the housing loans and
                                 mortgages. Those waivers or any such
                                 rescheduling may affect the timing and amount
                                 of payments you receive.

SOME OF THE HOUSING LOANS ARE    Some of the housing loans are seasoned housing
SEASONED HOUSING LOANS           loans and were generally originated in
                                 accordance with the underwriting and operations
                                 procedures of St.George Bank. Because the
                                 housing loans are seasoned, they may not
                                 conform to the current underwriting and
                                 operations procedures or documentation
                                 requirements of St.George Bank.

SOME OF THE HOUSING LOANS ARE    Housing loans made to borrowers whose income is
LOW DOC (STATED INCOME)          not required to be disclosed or verified, which
HOUSING LOANS                    constitute approximately [*]% of the housing
                                 loan pool, may increase the risk that the
                                 borrower's income is less than that
                                 represented.

THE HOUSING LOANS WITH AN        As of the cut-off date, approximately [*]% of
INTEREST BASED REPAYMENT MAY     the housing loans require the related borrowers
AFFECT THE YIELD ON YOUR         to make monthly payments of accrued interest,
NOTES.                           but not principal, for a period of up to [15]
                                 years throughout the term of the applicable
                                 housing loan with St.George Bank. Interest
                                 during that period is calculated by St.George
                                 Bank by taking the interest rate specified in
                                 the repayment notice notifying the related
                                 borrower of the amount of the Interest Based
                                 repayment, calculating one year's interest
                                 charges at the rate on the balance owing on the
                                 loan account as of a specified date and
                                 dividing such amount by 12 and adding a monthly
                                 administration fee. Interest Based repayment
                                 loans always convert to principal and interest
                                 repayments for at least one year before the end
                                 of the loan's term to ensure repayment of the
                                 loan in full by its final payment date. As a
                                 result, if the monthly payment increases, the
                                 related borrower may not be able to pay the
                                 increased amount and may default or may
                                 refinance the housing loan to avoid the higher
                                 payment.

                                 In addition, because no scheduled principal
                                 payments are required to be made on these
                                 housing loans for a period of time, the notes
                                 will receive smaller scheduled principal
                                 distributions during that period than they
                                 would have received if the related borrowers
                                 were required to make monthly payments of
                                 interest and principal from origination of
                                 these housing loans. Absent other
                                 considerations, this slower rate of principal
                                 distributions will result in longer weighted
                                 average lives of your notes than would
                                 otherwise be the case if none of the housing
                                 loans had Interest Based repayment periods.

                                      S-29

THERE ARE LIMITS ON THE AMOUNT   If the interest collections during a monthly
OF AVAILABLE LIQUIDITY TO        collection period are insufficient to cover
ENSURE PAYMENTS OF INTEREST TO   fees, expenses and the interest payments or
YOU                              allocations, as applicable, due on the notes on
                                 the next monthly payment date (including a
                                 monthly payment date which is also a quarterly
                                 payment date), principal collections collected
                                 during the monthly collection period may be
                                 used to cover these amounts. If principal
                                 collections are insufficient for this purpose,
                                 Liquidity Draws may be made. In the event that
                                 there is not enough money available from
                                 principal collections and the Liquidity
                                 Account, you may not receive a full allocation
                                 or payment, as applicable, of interest on that
                                 monthly payment date (including a monthly
                                 payment date which is also a quarterly payment
                                 date), which will reduce the yield on your
                                 notes.

THE USE OF PRINCIPAL             If principal collections or the Liquidity
COLLECTIONS OR A DRAW UPON THE   Account are drawn upon to cover shortfalls in
LIQUIDITY ACCOUNT TO COVER       interest collections, and there is insufficient
LIQUIDITY SHORTFALLS MAY LEAD    excess interest collections in succeeding
TO PRINCIPAL LOSSES              monthly collection periods to repay those
                                 principal draws or Liquidity Draws (as the case
                                 may be), you may not receive full repayment of
                                 principal on your notes.

A DECLINE IN AUSTRALIAN          The Australian economy has been experiencing a
ECONOMIC CONDITIONS MAY LEAD     prolonged period of expansion with relatively
TO LOSSES ON YOUR NOTES          low interest rates. Strong commodity prices
                                 have continued to support business activity. If
                                 the Australian economy were to experience a
                                 downturn, a substantial increase in interest
                                 rates, an extended fall in property values or
                                 any combination of these factors, delinquencies
                                 or losses on the housing loans may increase,
                                 which may cause losses on your notes.

CONSUMER PROTECTION LAWS AND     Some of the borrowers may attempt to make a
CODES MAY AFFECT THE TIMING OR   claim to a court requesting changes in the
AMOUNT OF INTEREST OR            terms and conditions of their housing loans or
PRINCIPAL PAYMENTS TO YOU        compensation or penalties from the seller for
                                 breaches of any legislation relating to
                                 consumer credit and the Code of Banking
                                 Practice. Any changes which allow the borrower
                                 to pay less principal or interest under his or
                                 her housing loan may delay or decrease the
                                 amount of payments to you.

                                 In addition, if the issuer trustee obtains
                                 legal title to the housing loans, the issuer
                                 trustee will be subject to the penalties and
                                 compensation provisions of the applicable
                                 consumer protection laws instead of the seller.
                                 To the extent that the issuer trustee is unable
                                 to recover any such liabilities under the
                                 consumer protection laws from the seller, the
                                 assets of the trust will be used to indemnify
                                 the issuer trustee prior to payments to you.
                                 This may delay or decrease the amount of
                                 collections available to make payments to you.

                                      S-30

THE CONCENTRATION OF HOUSING     If the trust contains a high concentration of
LOANS IN SPECIFIC GEOGRAPHIC     housing loans secured by properties located
AREAS MAY INCREASE THE           within a single state or region within
POSSIBILITY OF LOSS ON YOUR      Australia, any deterioration in the real estate
NOTES                            values or the economy of any of those states or
                                 regions could result in higher rates of
                                 delinquencies, foreclosures and loss than
                                 expected on the housing loans. Approximately
                                 [*]%,[*]% and [*]% of the housing loan pool are
                                 located in New South Wales, Victoria and
                                 Queensland, respectively. In addition, these
                                 states or regions may experience natural
                                 disasters, which may not be fully insured
                                 against and which may result in property damage
                                 and losses on the housing loans. These events
                                 may in turn have a disproportionate impact on
                                 funds available to the trust, which could cause
                                 you to suffer losses.

THE CONTINUING UNCERTAINTY       Since July 1, 2000, a goods and services tax
OVER THE INTERPRETATION OF THE   ("GST") is payable by all entities which make
GOODS AND SERVICES TAX IN        taxable supplies in Australia. Some service
AUSTRALIA MAY DECREASE THE       providers to the issuer trustee may be subject
FUNDS AVAILABLE TO THE TRUST     to GST in respect of the services provided to
TO PAY YOU                       the trust and may pass on that additional cost
                                 to the issuer trustee. The Australian Taxation
                                 Office ("ATO") has recently issued a public
                                 ruling to the effect that the issuer trustee
                                 would not be entitled to claim a reduced input
                                 tax credit for most of the GST borne by it in
                                 respect of services provided to it by the
                                 servicer. However, the ATO is currently
                                 reviewing its position in this regard. The
                                 issuer trustee may also be subject to GST on
                                 services provided by it. To the extent that it
                                 has a net GST liability, the issuer trustee
                                 will have less trust funds available to meet
                                 its obligations, and you may suffer losses. See
                                 "Australian Tax Matters" in the accompanying
                                 prospectus.

CHANGES OF LAW MAY IMPACT THE    The structure of the transaction and, inter
STRUCTURE OF THE TRANSACTION     alia, the issue of the notes and ratings
AND THE TREATMENT OF THE NOTES   assigned to the notes are based on Australian
                                 law, tax and administrative practice in effect
                                 at the date hereof, and having due regard to
                                 the expected tax treatment of all relevant
                                 entities under such law and practice. No
                                 assurance can be given that Australian law, tax
                                 or administrative practice will not change
                                 after the closing date or that such change will
                                 not adversely impact the structure of the
                                 transaction and the treatment of the notes.

YOU WILL NOT RECEIVE PHYSICAL    Your ownership of the notes will be registered
NOTES REPRESENTING YOUR NOTES,   electronically through DTC, Euroclear and/or
WHICH CAN CAUSE DELAYS IN        Clearstream, Luxembourg. You will not receive
RECEIVING PAYMENTS AND HAMPER    physical notes, except in limited
YOUR ABILITY TO PLEDGE OR        circumstances. The lack of physical
RESELL YOUR NOTES                certificates could:

                                      o    cause you to experience delays in
                                           receiving payments on the notes
                                           because the principal paying agent
                                           will be sending distributions on the
                                           US$ notes to DTC instead of directly
                                           to you;

                                      o    limit or prevent you from using your
                                           notes as collateral; and

                                      S-31

                                      o    hinder your ability to resell the
                                           notes or reduce the price that you
                                           receive for them.

RECENTLY IMPLEMENTED CHANGES     On September 13, 2005, the Australian
TO REGULATORY REQUIREMENTS MAY   Prudential Regulation Authority ("APRA")
AFFECT THE FINANCIAL             introduced a revised capital and reporting
PERFORMANCE OF LENDERS           framework for lenders mortgage insurers. The
MORTGAGE INSURERS                revised prudential standards and new reporting
                                 requirements involve a more risk sensitive
                                 regulatory capital model and a significant
                                 increase in minimum regulatory capital
                                 requirements. The reforms commenced on January
                                 1, 2006 and apply to all lenders mortgage
                                 insurers. Although management of the respective
                                 lenders mortgage insurers do not believe that
                                 these regulatory changes will have a materially
                                 adverse affect on operations, the potentially
                                 more stringent capital adequacy requirements,
                                 could affect the financial strength of these
                                 entities. If any of these entities encounter
                                 financial difficulties which impede or prohibit
                                 the performance of their obligations as
                                 provided herein, the issuer trustee may not
                                 have sufficient funds to timely pay principal
                                 and interest on the notes.

BECAUSE THE MANAGER AND THE      Each of Crusade Management Limited and
ISSUER TRUSTEE ARE AUSTRALIAN    Perpetual Trustees Consolidated Limited is an
ENTITIES, THERE REMAINS          Australian public company and has agreed to
UNCERTAINTY AS TO THE            submit to the jurisdiction of New York State
ENFORCEABILITY OF JUDGMENTS      court and federal courts of the United States
OBTAINED BY US$ NOTEHOLDERS IN   of America located in the Southern District of
U.S. COURTS BY AUSTRALIAN        New York for purposes of any suit, action or
COURTS                           proceeding arising out of the offering of the
                                 US$ notes. Generally, a final and conclusive
                                 judgment obtained by noteholders in U.S. courts
                                 would be recognized and enforceable against the
                                 manager or the issuer trustee, as the case may
                                 be, in the relevant Australian court without
                                 reexamination of the merits of the case.
                                 However, because of the foreign location of the
                                 manager and the issuer trustee and their
                                 directors, officers and employees (and their
                                 respective assets), it may be difficult for
                                 noteholders to effect service of process over
                                 these persons or to enforce against them
                                 judgments obtained in United States courts
                                 based upon the civil liability provisions of
                                 the U.S. federal securities laws. See
                                 "Enforcement of Foreign Judgments in Australia"
                                 in the accompanying prospectus.

THE AVAILABILITY OF VARIOUS      St.George Bank is acting in the capacities of
FACILITIES WITH RESPECT TO       seller, servicer, [standby fixed-floating rate
PAYMENT ON THE NOTES WILL        swap provider and standby basis swap provider],
ULTIMATELY BE DEPENDENT ON THE   [St.George Custodial Pty Limited] is acting in
FINANCIAL CONDITION OF           the capacity as custodian and [St.George
ST.GEORGE BANK, [ST.GEORGE       Insurance Australia Pty Limited] is acting as a
CUSTODIAL PTY LIMITED] AND       specific mortgage insurer with respect to
[ST.GEORGE INSURANCE AUSTRALIA   approximately [*]% of the housing loan pool.
PTY LIMITED]                     Accordingly, the availability of these various
                                 facilities with respect to the notes will
                                 ultimately be dependent on the financial
                                 strength of St.George Bank, [St.George
                                 Custodial Pty Limited] and [St.George Insurance
                                 Australia Pty Limited]. If any of these
                                 entities encounter financial difficulties which
                                 impede or prohibit the performance of their
                                 obligations under the various facilities, the
                                 issuer trustee may not have sufficient funds to
                                 timely pay the full amount of principal and
                                 interest due on the notes.

                                      S-32

EUROPEAN UNION DIRECTIVE ON      The European Union has adopted a Directive
THE TAXATION OF SAVINGS INCOME   (2003/48/EC) regarding the taxation of savings
                                 income. Under EC Council Directive 2003/48/EC
                                 on the taxation of savings income, each member
                                 state has been required, since July 1, 2005, to
                                 provide to the tax authorities of another
                                 member state details of payments of interest or
                                 other similar income paid by a person within
                                 its jurisdiction to, or collected by such a
                                 person for, an individual resident in that
                                 other member state. However, Austria, Belgium
                                 and Luxembourg are required instead to apply a
                                 withholding system for a transitional period in
                                 relation to such payments, deducting tax at
                                 rates rising over time to 35%. The transitional
                                 period commenced on July 1, 2005 and terminates
                                 at the end of the first full fiscal year
                                 following agreement by certain non-European
                                 Union countries to the exchange of information
                                 relating to such payments. A number of
                                 non-European Union countries and territories,
                                 including Switzerland, have agreed to adopt
                                 similar measures (a withholding system in the
                                 case of Switzerland) with effect from the same
                                 date. Therefore, payments of interest on the
                                 US$ notes which are made or collected through
                                 Belgium, Luxembourg, Austria or any other
                                 relevant country may be subject to withholding
                                 tax which would prevent holders of US$ notes
                                 from receiving interest on the US$ notes in
                                 full.

PROPOSED CHANGES TO THE BASEL    In June 1999, the Basel Committee on Banking
CAPITAL ACCORD ("BASEL II")      Supervision (the "BASEL COMMITTEE") issued
                                 proposals for reform of the 1988 Capital Accord
                                 and proposed a new capital adequacy framework
                                 which places enhanced emphasis on market
                                 discipline. Following an extensive consultation
                                 period on its proposals, the Basel Committee
                                 announced on May 11, 2004 that it had achieved
                                 consensus on the framework of the "NEW BASEL
                                 CAPITAL ACCORD". The text of the New Basel
                                 Capital Accord was published on June 26, 2004.
                                 This text will serve as the basis for national
                                 and supra-national rulemaking and approval
                                 processes to continue and for banking
                                 organizations to complete their preparation for
                                 the implementation of the New Basel Capital
                                 Accord which began at the end of 2006.
                                 Consequently, recipients of this prospectus
                                 supplement and the accompanying prospectus
                                 should consult their own advisers as to the
                                 consequences to and effect on them of the
                                 application of the New Basel Capital Accord
                                 proposals.

                                      S-33

AUSTRALIAN ANTI-MONEY            On December 12, 2006 the Australian Government
LAUNDERING AND                   enacted the Anti-Money Laundering and
COUNTER-TERRORISM FINANCING      Counter-Terrorism Financing Act ("AML/CTF ACT")
REGIME                           which replaced the Australian Financial
                                 Transactions Reports Act 1988. It is proposed
                                 that the AML/CTF Act will be implemented over a
                                 two year period.

                                 The AML/CTF Act makes a number of significant
                                 changes to Australia's anti-money laundering
                                 and counter-terrorism financing regulation,
                                 generally to conform with international
                                 standards, and focuses on customer
                                 identification, on-going due diligence,
                                 reporting and record keeping.

                                 Specific details of the implementation of some
                                 of the legislation are unclear, but to the
                                 extent that they affect the relationship
                                 between the parties to the transaction
                                 documents, or between any such party and a
                                 noteholder, then this may result in a delay or
                                 decrease in the amounts received by a
                                 noteholder.

                                      S-34

                                CAPITALIZED TERMS

          The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-137 or, if not defined in this prospectus supplement, in the Glossary in the accompanying prospectus.

                        U.S. DOLLAR AND EURO PRESENTATION

          In this prospectus supplement and the accompanying prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. In this prospectus supplement, references to "Euros" and "(euro)" are references to the single currency introduced at the third stage of the European
Economic and Monetary Union pursuant to the Treaty Establishing the European
Community, as amended. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] = A$1.00, the exchange rate as displayed on the Bloomberg Service under AUD currency on [*] and any translations of Australian dollars into Euros have been made at a rate of (euro)[*] = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency on [*]. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S.
dollar or Euro, as applicable, amounts or could be converted into U.S. dollars or Euro, as applicable, at that rate.

                                 ISSUING ENTITY

          The manager and the issuer trustee will establish the Crusade Global
Trust No. [*] of [*] by executing a notice of creation of trust. See
"Description of the Trusts" in the accompanying prospectus. The trust will be governed by the laws of New South Wales, Australia. Under the master trust deed and the supplementary terms notice, the trust's powers to acquire assets is limited to borrowings for the purpose of and in connection with, the making of, investment in, acquisition of, or funding of assets underlying, the housing loans, or other receivables and receivable securities, investment in other
Authorized Investments in relation to the foregoing or the continued funding of any investment in receivables, receivable securities or other Authorized
Investments. The governing documents of the trust may be modified as set forth under "Description of the Transaction Documents--Modifications" in the
accompanying prospectus. The servicer has discretion with respect to the administration of the housing loans relating to the trust. See "Description of the Transaction Documents--The Servicing Agreement" in the accompanying prospectus. The manager will have full and complete power of management of the trust, including the administration and servicing of the assets, which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust. See "Description of the Transaction Documents--The
Manager" in the accompanying prospectus. The fiscal year end of the trust will be [September 30].

          On the closing date, the issuer trustee on behalf of the trust may acquire housing loans offered to it by the seller. See "Description of the
Trusts--Transfer and Assignment of the Housing Loans" in the accompanying prospectus. [The trust will not have any additional equity]. The issuer trustee's equitable title to the housing loans and related mortgages will not be perfected unless a Title Perfection Event has occurred and the issuer trustee has directed the servicer to take action to effect such perfection. See
"Description of the Transaction Documents--The Servicing Agreement--Undertakings
by the Servicer" in the accompanying prospectus.

          The issuer trustee will grant a first ranking floating charge over all of the trust assets in favor of the security trustee. See "Description of the
Transaction Documents--The Security Trust Deed" in the accompanying prospectus.

                                      S-35

                           DESCRIPTION OF THE TRUSTEES

THE ISSUER TRUSTEE

          Perpetual Trustees Consolidated Limited will serve as trustee of the trust and, in such capacity, as issuer of the notes under the terms set forth in the transaction documents.

          Perpetual Trustees Consolidated Limited was incorporated on July 30,
1887 as National Trustees Executors and Agency Company Australasia Limited under the Companies Statute 1864 of Victoria as a public company. After name changes in 1987, 1999 and 2000, Perpetual Trustees Consolidated Limited now operates as a limited liability public company under the Corporations Act 2001 (Cth), with its registered office at Level 12, Angel Place, 123 Pitt Street, Sydney, New
South Wales, Australia. Perpetual Trustees Consolidated Limited's principal business is the provision of fiduciary, trustee and other commercial services.
Perpetual Trustees Consolidated Limited is an authorized trustee corporation under the Corporations Act 2001 (Cth).

          The issuer trustee and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. The issuer trustee and its related companies are leading trustee companies in
Australia with in excess of A$[100] billion under administration.

          The issuer trustee is a wholly-owned subsidiary of Perpetual Limited
(ABN 86 000 431 827). Perpetual Limited acquired the shares in the issuer trustee on December 11, 2000. Perpetual Trustees Consolidated Limited has issued
[31,127,695] shares as of the date of this prospectus supplement. There are
[29,072,305] fully paid ordinary shares of A$1.00, [1,500,000] partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.90) and [555,390] partly paid ordinary shares of A$1.00 (with an unpaid amount of A$0.50) giving total share capital of [A$29,500,000].

          Perpetual Trustees Consolidated Limited has acted as issuer trustee for numerous trusts established under St.George Bank's Crusade Euro Trust
Programme since 1998. For additional information with respect to the role and responsibilities of the issuer trustee, see "Description of the Transaction
Documents--The Issuer Trustee" in the accompanying prospectus.

          Perpetual Trustee Company Limited, a related body corporate of the issuer trustee, has obtained an Australian Financial Services Licence under Part
7.6 of the Corporations Act 2001 (Cth) (Australian Financial Services Licence
No. 236643). Perpetual Trustee Company Limited has appointed Perpetual Trustees
Consolidated Limited to act as its authorized representative under that licence
(Authorized Representative No. 264840).

                                      S-36

Directors

          The directors of the issuer trustee are as follows:

NAME                                  BUSINESS ADDRESS             PRINCIPAL ACTIVITIES
-----------------------   --------------------------------------   --------------------

[Phillip Andrew Vernon]   Level 12, Angel Place, 123 Pitt Street          Director
                          Sydney, NSW, Australia

[Ivan Douglas Holyman]    Level 12, Angel Place, 123 Pitt Street          Director
                          Sydney, NSW, Australia

[Scott Conrad Riedel]     Level 12, Angel Place, 123 Pitt Street          Director
                          Sydney, NSW, Australia

[Patrick John Nesbitt]    Level 12, Angel Place, 123 Pitt Street          Director
                          Sydney, NSW, Australia

THE SECURITY TRUSTEE

          P.T. Limited, of Level 12, 123 Pitt Street, Sydney, New South Wales,
Australia, a wholly-owned subsidiary of Perpetual Trustee Company Limited, is the security trustee for the trust. P.T. Limited is a public company incorporated under the Australian Corporations Act 2001 (Cth). P.T. Limited has
been appointed by Perpetual Trustee Company Limited as it authorized representative (Authorized Representative No. 266797) under its Australian
Financial Services Licence (Australian Financial Services Licence No. 236643).

          The principal activities of P.T. Limited are the provision of trustee and other commercial services. P.T. Limited and its related companies provide a range of services including custodial and administrative arrangement to the funds management, superannuation, property, infrastructure and capital markets.
P.T. Limited and its related companies are leading trustee companies in
Australia with in excess of A$[100] billion under administration.

          P.T. Limited has served as security trustee for all trusts formed under St.George Bank's Crusade Euro Trust Programme after November 2000. Prior to November 2000, National Mutual Life Nominees Limited served as security trustee for trusts established under the Crusade Euro Trust Programme. National
Mutual Life Nominees Limited was replaced by P.T. Limited as security trustee after National Mutual Life Nominees Limited's parent, AXA Trustee Limited, was purchased by Perpetual Limited.

          See "Description of the Transaction Documents--The Security Trust
Deed" in the accompanying prospectus.

THE NOTE TRUSTEE

          [*] ("[*]" or the "note trustee") will act as note trustee for the US$
notes, calculation agent, principal paying agent and note registrar. [*] is a
[*]which has an office in [*]. [*] has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. [*] has also acted as calculation agent in numerous mortgage-backed transactions since
[*]. [*] has no legal proceedings that would materially affect its ability to perform its duties as note trustee, calculation agent, principal paying agent or note registrar. [*] may perform certain of its obligations through one or more third party

                                      S-37

vendors. However, [*] will remain liable for the duties and obligations required of it under the transaction documents. The depositor and the servicer may maintain other banking relationships in the ordinary course of business with
[*].

          The US$ notes may be surrendered at the offices designated by the note trustee from time to time for such purposes. Correspondence may be directed to the note trustee at its corporate trust office located at [*], Attention: [*].
US$ noteholders may access quarterly statements from the note trustee's website([*]). US$ noteholders may obtain assistance in operating the note trustee's website by calling the note trustee's investor relations desk at [*].

          For additional information with respect to the role and
responsibilities of a note trustee, see "Description of the Transaction
Documents--The Note Trustee" in the accompanying prospectus.

RETIREMENT, REMOVAL OR RESIGNATION OF TRUSTEES

Retirement, Removal or Resignation of the Issuer Trustee

          Subject to certain limitations set forth in the accompanying prospectus, the issuer trustee is entitled under the master trust deed to be indemnified out of the assets of the trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties in relation to the trust, see "Description of the Transaction Documents--The Issuer
Trustee--Limitation of the Issuer Trustee's Liability" and "Description of the
Transaction Documents--The Issuer Trustee--Rights of Indemnity of Issuer
Trustee" in the accompanying prospectus. All costs incurred as result of the removal or retirement of the issuer trustee must be borne by the outgoing issuer trustee, except in limited circumstances described under "Description of the
Transaction Documents--The Issuer Trustee--Removal of the Issuer Trustee", in
the accompanying prospectus. Subject to this, all costs and expenses associated with changing from one issuer trustee to another are to be paid out of the assets of the trusts. The issuer trustee will be entitled to a monthly fee payable in the order of priority set forth herein under "Description of the US$
Notes--Monthly Total Payments" and "--Quarterly Total Payments".

Retirement, Removal or Resignation of the Security Trustee

          Upon retirement or removal of the security trustee, the security trustee must transfer all of the property and benefits that the security trustee holds on trust for the secured creditors under the security trust deed. All costs and expenses associated with changing from one security trustee to another security trustee are to be paid out of the assets of the security trust. See
"Description of the Transaction Documents--The Security Trust Deed" in the
accompanying prospectus. The security trustee will be entitled to a fee payable in the order of priority set forth herein under "Description of the US$
Notes--Monthly Total Payments" and "--Quarterly Total Payments".

Retirement, Removal or Resignation of the Note Trustee

          [The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency.
The resignation, removal or retirement of the note trustee will not become effective until a successor note trustee is appointed that meets the requirements set forth in the note trust deed. The expenses associated with changing from one note trustee to another will be paid out of the assets of the trust. The note trustee is entitled to a fee payable in arrears.] The fee payable to the note trustee will be an expense of the trust, payable in the order of priority set forth herein under "Description of the US$ Notes--Monthly
Total Payments" and "--Quarterly Total Payments".

                                      S-38

                              SPONSOR AND SERVICER

          St.George Bank, together with its subsidiaries, comprise the St.George
Bank Group. The St.George Bank Group's primary business is providing personal banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The St.George Bank Group's other significant businesses are the provision of personal wealth management services and institutional and business banking services.

          The St.George Bank Group commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in
1951, St.George Bank adopted the name of St.George Building Society Ltd in 1976.
On July 1, 1992, St.George Building Society Ltd converted into St.George Bank, a public company now registered in New South Wales under the Australian
Corporations Act 2001 (Cth). On January 1, 1994, St.George Bank acquired the commercial banking business of Barclays Bank Australia Limited. On January 29,
1997, St.George Bank acquired Advance Bank Australia Limited, then the seventh largest bank in Australia.

          St.George Bank, together with its subsidiaries, comprise the St.George
Bank Group which is the fifth largest banking group in Australia in terms of total lending assets. At [September 30, 2006], the St.George Bank Group had
total assets of A$[*] billion and shareholders' equity of A$[*] billion.

          The banking activities of St.George Bank come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank's registered office is at 4-16
Montgomery Street, Kogarah, New South Wales, Australia. St.George Bank maintains a World Wide Web site at the address "http://www.stgeorge.com.au".

          On March 1, 2004, St.George Bank obtained an Australian Financial
Services Licence under Part 7.6 of the Corporations Act 2001 (Cth) (Australian
Financial Services Licence No. 240997).

          St.George Bank has been engaged in the securitization of assets through Australian Crusade Trust and Crusade Euro Trust programs since 1997. See also "Description of the Trusts--St.George Bank Securitization Trust Programme"
in the accompanying prospectus. The following table sets forth the aggregate principal amount of publicly offered mortgage-backed securities sponsored by
St.George Bank under the Crusade Program for the past five years. St.George Bank sponsored approximately A$[*] billion in initial aggregate principal amount of mortgage-backed securities in the [2002] calendar year. St.George Bank sponsored approximately A$[*] billion in initial aggregate principal amount of mortgage-backed securities in the [2006] calendar year. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

           CALENDAR YEAR            2002   2003   2004   2005   2006
---------------------------------   ----   ----   ----   ----   ----
Total initial aggregate principal
amount of mortgage-backed
securities sponsored (A$B)           [*]    [*]    [*]    [*]     [*]
Percentage Change from Prior Year    N/A    [*]%   [*]%   [*]%    [*]%

                                      S-39

          The following table sets forth the outstanding principal balance, calculated as of [September 30] financial year end (and as of [December 31,
2006]), of housing loans serviced by St.George Bank for the past five years.
St.George Bank was the servicer of a residential mortgage loan portfolio of approximately A$[*] billion in outstanding principal amount for the financial year ending [September 30, 2002]. St.George Bank was the servicer of a residential mortgage loan portfolio of approximately A$[*] billion in outstanding principal for the financial year ending [September 30, 2006]. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                                                                                  AS OF
                                    SEPTEMBER   SEPTEMBER   SEPTEMBER   SEPTEMBER   SEPTEMBER   DECEMBER
                                     30, 2002    30, 2003    30, 2004    30, 2005    30, 2006   31, 2006
                                    ---------   ---------   ---------   ---------   ---------   ---------

Total Outstanding Balances (A$m)       [*]         [*]         [*]         [*]         [*]        [*]
Number of Loans                        [*]         [*]         [*]         [*]         [*]        [*]
Percentage Change from Prior Year      N/A         [*]%        [*]%        [*]%        [*]%       N/A

          St.George Bank is responsible for originating and servicing the housing loans relating to the trusts, and participates in structuring each transaction. For a description of the origination activities of St.George Bank, see "St.George Residential Loan Program" in the accompanying prospectus. For a description of the activities of St.George Bank as servicer for the trusts, see
"Description of the Transaction Documents--The Servicing Agreement" in the
accompanying prospectus. In the event of an insolvency or the removal of
St.George Bank, as servicer of a housing loan pool, a replacement servicer would need to be installed and the relevant housing loans serviced thereunder transferred to another servicer and its servicing system. In addition to those events which constitute a Servicer Transfer Event, set forth in the accompanying prospectus under the heading "Description of the Transaction Documents--The
Servicing Agreement--Removal, Resignation and Replacement of the Servicer", a
Servicer Transfer Event will also be deemed to have occurred if the servicer fails to comply with its obligations under the applicable provision of the supplementary terms notice relating to Regulation AB where such non-compliance is material and is not remedied within 30 days. Such an event may have an adverse impact on the housing loans included in a trust and may cause a delay in payments on the related notes. However, these risks are mitigated because
St.George Bank is a highly rated entity and therefore such risks are remote. For a description of continuing duties of St.George Bank, as seller, after the issuance of notes in respect of a trust, see "Description of the Trusts--Breach of Representations and Warranties," "Description of the Transaction
Documents--The Servicing Agreement--Undertakings by the Seller" and "Description
of the Transaction Documents--The Seller Loan Agreement" in the accompanying prospectus. An affiliate of St.George Bank is the manager of the trusts. See
"The Manager" herein and "Description of the Transaction Documents--The Manager"
in the accompanying prospectus.

                                      S-40

                                   THE MANAGER

          The manager, Crusade Management Limited, is a wholly-owned subsidiary of St.George Bank. The manager is a limited liability company incorporated under the Australian Corporations Act 2001 (Cth). Its principal business activity is the management of securitization trusts established under St.George Bank's
Crusade Trust and Crusade Euro Trust Programmes. The manager also acts as a principal in derivative products entered into with the trustee of a trust, which are designed to hedge the interest rate risk and basis risk of the underlying cashflows of a trust.

          Crusade Management Limited was established in 1997 with the commercial purpose of managing the securitization programmes of St.George Bank. The manager has extensive experience managing issues in the Australian, European and U.S.
SEC-regulated markets. Crusade Management Limited currently manages [*] trusts, of which [*] are registered with the Securities and Exchange Commission.

          In the current transaction, the manager, will participate in the selection of the housing loan pool, prepare various reports, negotiate transaction documents. The manager will calculate all income and expenses allocated to the trust, in accordance with the allocation of cashflows described in this prospectus supplement. The manager will also manage all ongoing reporting requirements of the trust as required by the transaction documents and regulations. The manager is also the fixed-floating rate swap provider and the basis swap provider in this transaction.

          On July 1, 2005, the manager obtained an Australian Financial Services
Licence under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial
Services Licence No. 286595). The manager's registered office is Level 4, 4-16
Montgomery Street, Kogarah, New South Wales 2217, Australia.

                                      S-41

                     AFFILIATIONS AMONG TRANSACTION PARTIES

The diagram below illustrates the ownership structure among the affiliated transaction parties.

                             -----------------------
                             St. George Bank Limited
                             -----------------------
                                        |
                                        |
           ----------------------------------------------------------
           |                            |                           |
---------------------        --------------------       ------------------------
[St. George Custodial         Crusade Management           [St. George Insurance
       Pty Ltd]                     Limited               Australia Pty Limited]
---------------------        --------------------       ------------------------

                     DESCRIPTION OF THE ASSETS OF THE TRUST

GENERAL

          The assets of the trust will include the following:

               o    the pool of housing loans, including all:

                    o    principal payments paid or payable on the housing loans
                         at any time from and after the cut-off date; and

                    o    interest and fee payments paid or payable on the
                         housing loans after the closing date (other than any
                         fees waived by the servicer in the ordinary course of
                         servicing the housing loans);

               o    rights of the issuer trustee under any mortgage insurance
                    policies issued by, or transferred to, [*], [*], [*] and [*]
                    and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

               o    amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the
                    notes, including the collection account, and any instruments in which these amounts are invested;

               o    the issuer trustee's rights under the transaction documents;
                    and

               o    rights under any form of credit enhancement relating to the trust.

          The housing loans were selected for inclusion of the housing loan pool from among housing loans originated in connection with the St.George Residential
Loan Program, described under "St.George Residential Loan Program" in the accompanying prospectus, based on the sponsor's assessment of

                                      S-42

investor preferences and rating agency criteria, but subject to the sponsor's/seller's compliance with the regulations of the Australian Prudential
Regulation Authority from time to time.

          The issuer trustee will grant a first ranking floating charge over all of the trust assets of the trust in favor of the security trustee. The floating charge will secure the issuer trustee's obligations in respect of the trust to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, each note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment and redraws and each provider of a support facility, each of these a secured party. See "Description of the Transaction Documents--The Security Trust Deed"
in the accompanying prospectus.

THE SELLER LOAN AGREEMENT

          The value of the housing loan pool as of the cut off date, and the consideration payable by the issuer trustee to the seller for the housing loans, is A$[*]. If the net proceeds received by the issuer trustee from the issuance of the notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee as set forth in the accompanying prospectus under "Description of the Transaction Documents--The
Seller Loan Agreement".

THE SERVICING AGREEMENT

          St.George Bank may, from time to time, appoint third parties to perform certain of its servicing functions, such as [contacting delinquent borrowers], although any such appointment will not relieve St.George Bank of any of its responsibilities or liabilities under the servicing agreement. See "The
Servicer--Collection and Enforcement Procedures" and "--Collection and
Foreclosure Process" in the accompanying prospectus.

CUSTODIAL ARRANGEMENTS

          The custodian, [St.George Custodial Pty Limited], has delegated its custodial functions [to the servicer, an affiliate], pursuant to the terms of a delegation agreement. The servicer may in turn delegate custodial functions to third parties. However, delegation by the custodian will not relieve the custodian of any of its responsibilities or liabilities under the custodian agreement as described in the accompanying prospectus under "Description of the
Transaction Documents--The Custodian Agreement", and any delegation by the servicer of delegated custodial functions will not relieve the servicer of its responsibility to the custodian in respect of any such delegated custodial functions. The custody of the title documents will be maintained in a security vault on premises maintained by the servicer or a delegate of the servicer, or such other premises as determined by the parties.

                        DETAILS OF THE HOUSING LOAN POOL

GENERAL

          The housing loans are secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George
Bank in the ordinary course of its business. The housing loans have been originated by St.George Bank in its own name and under certain business names, for example, BankSA, a division of St.George Bank. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain business names. Each housing loan will be one of the types of products described in "St.George Residential
Loan Program--St.George Bank's Product Types" in the accompanying prospectus.
Each housing loan may

                                      S-43

have some or all of the features described in the "St.George Residential Loan
Program--Special Features of the Housing Loans" in the accompanying prospectus.
The housing loans are either fixed rate or variable rate loans or a combination of both. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of one-to-four family owner-occupied properties and one-to-four family non-owner-occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. Because some of the housing loans are seasoned housing loans, these housing loans may not conform to the current underwriting and operations procedures or documentation requirements of St.George Bank.

          After the closing date, a borrower under a housing loan which has been equitably assigned to the issuer trustee may obtain a housing loan secured by a lower ranking mortgage on the mortgaged property or mortgaged properties which secure the housing loan which has been equitably assigned to the issuer trustee at any time without the knowledge of the sponsor, seller, manager or servicer.
In addition, St.George Bank, the sponsor, seller and servicer, as part of its origination and servicing activities may grant a housing loan to a borrower which is secured by a lower ranking mortgage on the mortgaged property or mortgaged properties which secure the housing loan which has been equitably assigned to the issuer trustee at any time. Thus, after the closing date, the mortgaged properties described in this prospectus supplement and the accompanying prospectus may also secure lower ranking mortgages which are not equitably assigned to the issuer trustee.

          The information in the following tables sets out various details relating to the housing loans to be offered to the issuer trustee on the closing date. The information is provided as of the close of business on [*]. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

          In addition, with respect to the use of the term "loan group", a loan group comprises a series of one or more loans that have identical borrowers and are secured by identical mortgaged properties. Each loan may have different term and product features (including but not limited to the interest rate), however, all mortgaged property provided as security under the individual loans act as collateral for all housing loans within the loan group.

          Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

                                      S-44

                            HOUSING LOAN INFORMATION
                               SEASONING ANALYSIS

                                                BALANCE         AVERAGE       % BY         % BY
        RANGE OF MONTHS           NUMBER     OUTSTANDING        BALANCE      NUMBER      BALANCE
         OF SEASONING            OF LOANS        (A$)             (A$)      OF LOANS   OUTSTANDING
------------------------------   --------   --------------   ------------   --------   -----------

01 - 03.......................              $                $                  %           %
04 - 06.......................              $                $                  %           %
07 - 09.......................              $                $                  %           %
10 - 12.......................              $                $                  %           %
13 - 18.......................              $                $                  %           %
19 - 24.......................              $                $                  %           %
25 - 36.......................              $                $                  %           %
37 - 48.......................              $                $                  %           %
49 - 60.......................              $                $                  %           %
61+...........................              $                $                  %           %
                                            --------------   ------------     ---        ---
TOTAL.........................              $                $                  %           %
                                            ==============   ============     ===        ===

                                      S-45

                     POOL PROFILE BY GEOGRAPHIC DISTRIBUTION

                                                                  % BY
                                  NUMBER OF        TOTAL        NUMBER OF   % BY TOTAL
            REGION               PROPERTIES   VALUATION (A$)   PROPERTIES    VALUATION
------------------------------   ----------   --------------   ----------   ----------

Australian Capital Territory -
   Inner City.................                 $                    %            %
Australian Capital Territory -
   Metro......................                 $                    %            %
ACT TOTAL.....................                 $                    %            %
New South Wales - Inner
   City.......................                 $                    %            %
New South Wales - Metro.......                 $                    %            %
New South Wales - Non-Metro...                 $                    %            %
NSW TOTAL.....................                 $                    %            %
Queensland - Inner City.......                 $                    %            %
Queensland - Metro............                 $                    %            %
Queensland - Non-Metro........                 $                    %            %
QLD TOTAL.....................                 $                    %            %
South Australia - Inner
   City.......................                 $                    %            %
South Australia - Metro.......                 $                    %            %
South Australia - Non-Metro...                 $                    %            %
SA TOTAL......................                 $                    %            %
Tasmania - Inner City.........                 $                    %            %
Tasmania - Metro..............                 $                    %            %
Tasmania - Non-Metro..........                 $                    %            %
TAS TOTAL.....................                 $                    %            %
Victoria - Inner City.........                 $                    %            %
Victoria - Metro..............                 $                    %            %
Victoria - Non-Metro..........                 $                    %            %
VIC TOTAL.....................                 $                    %            %
Western Australia - Metro.....                 $                    %            %
Western Australia -
   Non-Metro..................                 $                    %            %
WA TOTAL......................                 $                    %            %
Northern Territory - Inner
   City.......................                 $                    %            %
Northern Territory -
   Non-Metro..................                 $                    %            %
NT TOTAL......................                 $                    %            %
TOTAL.........................                 $                    %            %

          The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

                                      S-46

                        POOL PROFILE BY REPAYMENT METHOD

                                              BALANCE     AVERAGE     % BY        % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
       AMORTIZATION TYPE         OF LOANS       (A$)       (A$)     OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

Principal & Interest..........                  $            $          %           %
                                                ---
Interest Based Repayment......                  $            $          %           %
                                                ---          ---
TOTAL.........................                  $            $          %           %
                                                ===          ===

                    POOL PROFILE BY INCOME VERIFICATION TYPE

                                              BALANCE     AVERAGE     % BY        % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
       VERIFICATION TYPE         OF LOANS       (A$)       (A$)     OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

Verified Income...............                  $           $          %            %
Stated Income.................                  $           $          %            %
                                                ---         ---
TOTAL.........................                  $           $          %            %
                                                ===         ===

                  LOW DOC (STATED INCOME) HOUSING LOAN SUMMARY

Number of Housing Loan Groups............................................    [*]
Number of Housing Loans..................................................    [*]
Number of Mortgaged Properties...........................................    [*]
Housing Loan Pool Size...................................................   $[*]
Average Housing Loan Group Balance.......................................   $[*]
Maximum Housing Loan Group Balance.......................................   $[*]
Minimum Housing Loan Group Balance.......................................   $[*]
Total Valuation of the Properties........................................   $[*]
Maximum Remaining Term to Maturity in months.............................    [*]
Weighted Average Remaining Term to Maturity in months....................    [*]
Weighted Average Seasoning in months.....................................    [*]
Weighted Average Current Loan-to-Value Ratio.............................   [*]%
Maximum Current Loan-to-Value Ratio......................................   [*]%
Percentage of Investment Loans...........................................   [*]%
Percentage of Interest-Based Repayment Loans.............................   [*]%
Weighted Average Coupon Rate.............................................   [*]%

                                      S-47

                       POOL PROFILE BY BALANCE OUTSTANDING

                                                                         % BY
                                  NUMBER     BALANCE       WEIGHTED     NUMBER       % BY
                                 OF LOAN   OUTSTANDING   AVERAGE LVR   OF LOAN     BALANCE
        CURRENT BALANCE (A$)      GROUPS       (A$)          (%)        GROUPS   OUTSTANDING
------------------------------   -------   -----------   -----------   -------   -----------

        0.01 -    20,000.00...                 $              %           %          %
   20,000.01 -    30,000.00...                 $              %           %          %
   30,000.01 -    50,000.00...                 $              %           %          %
   50,000.01 -   100,000.00...                 $              %           %          %
  100,000.01 -   150,000.00...                 $              %           %          %
  150,000.01 -   200,000.00...                 $              %           %          %
  200,000.01 -   250,000.00...                 $              %           %          %
  250,000.01 -   300,000.00...                 $              %           %          %
  300,000.01 -   350,000.00...                 $              %           %          %
  350,000.01 -   400,000.00...                 $              %           %          %
  400,000.01 -   450,000.00...                 $              %           %          %
  450,000.01 -   500,000.00...                 $              %           %          %
  500,000.01 -   550,000.00...                 $              %           %          %
  550,000.01 -   600,000.00...                 $              %           %          %
  600,000.01 -   650,000.00...                 $              %           %          %
  650,000.01 -   700,000.00...                 $              %           %          %
  700,000.01 -   750,000.00...                 $              %           %          %
  750,000.01 -   800,000.00...                 $              %           %          %
  800,000.01 -   850,000.00...                 $              %           %          %
  850,000.01 -   900,000.00...                 $              %           %          %
  900,000.01 -   950,000.00...                 $              %           %          %
  950,000.01 - 1,000,000.00...                 $              %           %          %
1,000,000.01 - 1,050,000.00...                 $              %           %          %
1,050,000.01 - 1,100,000.00...                 $              %           %          %
1,100,000.01 - 1,150,000.00...                 $              %           %          %
1,150,000.01 - 1,200,000.00...                 $              %           %          %
1,200,000.01 - 1,250,000.00...                 $              %           %          %
1,250,000.01 - 1,300,000.00...                 $              %           %          %
1,300,000.01 - 1,350,000.00...                 $              %           %          %
1,350,000.01 - 1,400,000.00...                 $              %           %          %
1,400,000.01 - 1,450,000.00...                 $              %           %          %
1,450,000.01 - 1,500,000.00...                 $              %           %          %
                                               ---
TOTAL.........................                 $              %           %          %
                                               ===

                                      S-48

                         POOL PROFILE BY OCCUPANCY TYPE

                                              BALANCE     AVERAGE     % BY        % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
        OCCUPANCY TYPE           OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

Owner-Occupied................                  $           $           %           %
Investment....................                  $           $           %           %
                                                ---         ---
TOTAL.........................                  $           $           %           %
                                                ===         ===

                               POOL PROFILE BY LVR

                                                         WEIGHTED    % BY
                                  NUMBER     BALANCE      AVERAGE    NUMBER       % BY
                                 OF LOAN   OUTSTANDING      LVR     OF LOAN     BALANCE
       CURRENT LVR (%)            GROUPS       (A$)         (%)      GROUPS   OUTSTANDING
------------------------------   -------   -----------   --------   -------   -----------

00.01 - 30.00.................                 $            $          %           %
30.01 - 35.00.................                 $            $          %           %
35.01 - 40.00.................                 $            $          %           %
40.01 - 45.00.................                 $            $          %           %
45.01 - 50.00.................                 $            $          %           %
50.01 - 55.00.................                 $            $          %           %
55.01 - 60.00.................                 $            $          %           %
60.01 - 65.00.................                 $            $          %           %
65.01 - 70.00.................                 $            $          %           %
70.01 - 75.00.................                 $            $          %           %
75.01 - 80.00.................                 $            $          %           %
80.01 - 85.00.................                 $            $          %           %
85.01 - 90.00.................                 $            $          %           %
90.01 - 95.00.................                 $            $          %           %
                                               ---          ---
TOTAL.........................                 $            $          %           %
                                               ===          ===

                                      S-49

                        POOL PROFILE BY YEAR OF MATURITY

                                              BALANCE     AVERAGE     % BY         % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
        MATURITY YEAR            OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

             2007                           $             $             %            %
             2008                           $             $             %            %
             2009                           $             $             %            %
             2010                           $             $             %            %
             2011                           $             $             %            %
             2012                           $             $             %            %
             2013                           $             $             %            %
             2014                           $             $             %            %
             2015                           $             $             %            %
             2016                           $             $             %            %
             2017                           $             $             %            %
             2018                           $             $             %            %
             2019                           $             $             %            %
             2020                           $             $             %            %
             2021                           $             $             %            %
             2022                           $             $             %            %
             2023                           $             $             %            %
             2024                           $             $             %            %
             2025                           $             $             %            %
             2026                           $             $             %            %
             2027                           $             $             %            %
             2028                           $             $             %            %
             2029                           $             $             %            %
             2030                           $             $             %            %
             2031                           $             $             %            %
             2032                           $             $             %            %
             2033                           $             $             %            %
             2034                           $             $             %            %
             2035                           $             $             %            %
             2036                           $             $             %            %
             2037                           $             $             %            %
                                            ---           ---
             TOTAL                          $             $             %            %
                                            ===           ===

                                      S-50

                      DISTRIBUTION OF CURRENT COUPON RATES

                                              BALANCE     AVERAGE     % BY        % BY
       RANGE OF CURRENT           NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
       COUPON RATES (%)          OF LOANS      (A$)         (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

5.51 - 6.00 ..................              $             $             %           %
6.01 - 6.50 ..................              $             $             %           %
6.51 - 7.00 ..................              $             $             %           %
7.01 - 7.50 ..................              $             $             %           %
7.51 - 8.00 ..................              $             $             %           %
8.51 - 9.00 ..................              $             $             %           %
                                            ---           ---
TOTAL.........................              $             $             %           %
                                            ===           ===

                             POOL PROFILE BY PRODUCT

                                              BALANCE     AVERAGE     % BY        % BY
                                  NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
         LOAN PRODUCT            OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

[1 Year Fixed.................              $             $             %           %
2 Year Fixed..................              $             $             %           %
3 Year Fixed..................              $             $             %           %
4 Year Fixed..................              $             $             %           %
5 Year Fixed..................              $             $             %           %
St. George Essential/Great
   Australian Home Loan.......              $             $             %           %
Standard Variable.............              $             $             %           %
Other Variable]...............              $             $             %           %
                                            ---           ---
TOTAL.........................              $             $             %           %
                                            ===           ===

                                      S-51

                  DISTRIBUTION OF MONTHS REMAINING TO MATURITY

                                              BALANCE     AVERAGE     % BY        % BY
         RANGE OF MONTHS          NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
      REMAINING TO MATURITY      OF LOANS       (A$)        (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

   1 - 36.....................              $             $             %           %
  37 - 48.....................              $             $             %           %
  49 - 60.....................              $             $             %           %
  61 - 72.....................              $             $             %           %
  73 - 84.....................              $             $             %           %
  85 - 96.....................              $             $             %           %
 97 - 108.....................              $             $             %           %
109 - 120.....................              $             $             %           %
121 - 132.....................              $             $             %           %
133 - 144.....................              $             $             %           %
145 - 156.....................              $             $             %           %
157 - 168.....................              $             $             %           %
169 - 180.....................              $             $             %           %
181 - 192.....................              $             $             %           %
193 - 204.....................              $             $             %           %
205 - 216.....................              $             $             %           %
217 - 228.....................              $             $             %           %
229 - 240.....................              $             $             %           %
241 - 252.....................              $             $             %           %
253 - 264.....................              $             $             %           %
265 - 276.....................              $             $             %           %
277 - 288.....................              $             $             %           %
289 - 300.....................              $             $             %           %
301 - 312.....................              $             $             %           %
313 - 324.....................              $             $             %           %
325 - 336.....................              $             $             %           %
337 - 348.....................              $             $             %           %
349 - 360.....................              $             $             %           %
                                            ---           ---
TOTAL   ......................              $             $             %           %
                                            ===           ===

                                      S-52

      DISTRIBUTION OF MONTHS REMAINING TO INTEREST BASED REPAYMENT END DATE

      RANGE OF MONTHS                         BALANCE     AVERAGE     % BY        % BY
REMAINING TO INTEREST BASED       NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
     REPAYMENT END DATE          OF LOANS      (A$)         (A$)    OF LOANS   OUTSTANDING
------------------------------   --------   -----------   -------   --------   -----------

  1 - 12 .....................              $             $         %          %
 13 - 24 .....................              $             $         %          %
 25 - 36 .....................              $             $         %          %
 37 - 48 .....................              $             $         %          %
 49 - 60 .....................              $             $         %          %
 61 - 72 .....................              $             $         %          %
 73 - 84 .....................              $             $         %          %
 85 - 96 .....................              $             $         %          %
 97 - 108.....................              $             $         %          %
109 - 120.....................              $             $         %          %
121 - 132.....................              $             $         %          %
133 - 144.....................              $             $         %          %
145 - 156.....................              $             $         %          %
157 - 168.....................              $             $         %          %
169 - 180.....................              $             $         %          %
                                            ---           ---
TOTAL.........................              $             $         %          %
                                            ===           ===

                        DISTRIBUTION OF MORTGAGE INSURERS

                                                                      % BY
                                  NUMBER     BALANCE     WEIGHTED    NUMBER      % BY
                                 OF LOAN   OUTSTANDING    AVERAGE   OF LOAN     BALANCE
       MORTGAGE INSURER           GROUPS      (A$)        LVR (%)    GROUPS   OUTSTANDING
------------------------------   -------   -----------   --------   -------   -----------

[*] (LVR Specific)............             $             $          %         %
[*] (LVR Specific)............             $             $          %         %
[*] (Reverted)................             $             $          %         %
[St.George Insurance Australia
   Pty Limited]
   (LVR Specific).............             $             $          %         %
[*] (Reverted)................             $             $          %         %
[*] (LMI Policy)..............             $             $          %         %
                                           ---           ---
TOTAL.........................             $             $          %         %
                                           ===           ===

                                      S-53

STATIC POOL INFORMATION

          Current static pool data with respect to housing loans serviced by
St.George Bank is available on the internet at
[www.stgeorge.com.au/staticpooldata] (the "STATIC POOL DATA"). Static pool information provided on the website for periods before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

          As used in the Static Pool Data, a housing loan is considered to be
"31 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the applicable monthly installment due date. The determination as to whether a housing loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

          From time to time, the servicer will modify a housing loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the housing loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the housing loan goes into normal collection processes, which may lead to foreclosure.

          Losses on a housing loan are taken only when the servicer has determined that it has received all payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to any housing loan.

          For a further discussion regarding the delinquencies, losses and uncollectible accounts, including the effect of payment holidays or partial payments, see "Description of the Transaction Documents--The Servicing
Agreement", "The Servicer" and "St.George Residential Loan Program--Special
Features of the Housing Loans--Payment Holiday" in the accompanying prospectus.

          There can be no assurance that the delinquency and loss experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the housing loans included in the trust.

DELINQUENCY AND LOSS EXPERIENCE ON THE HOUSING LOANS

          For a discussion regarding the calculation of delinquencies, charge-offs and uncollectible accounts, including the effect of payment holidays or partial payments, refer to the discussion above under "--Static Pool
Information" as it applies to delinquency and loss experience on this housing loan pool.

          The following table sets forth the delinquency, loss and foreclosure experience of the housing loans:

                                      S-54

        HISTORICAL DELINQUENCY EXPERIENCE REGARDING THE HOUSING LOAN POOL

                                     MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31,
                                        2003     2003       2003         2003        2004      2004        2004         2004
                                     --------- -------- ------------- ------------ --------- -------- ------------- ------------

THREE MONTH PERIOD ENDING:
Number of Loan Groups:*
Housing Loan Pool Size (A$)........        $        $             $            $         $        $             $            $
Average Loan Group Balance (A$)....        $        $             $            $         $        $             $            $
DELINQUENCY EXPERIENCE:
   31 to 60 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   61 to 90 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   91 to 120 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   121 to 150 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   151 to 180 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   181 days or more
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
TOTAL DELINQUENCIES
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
FORECLOSURES, LOSSES AND RECOVERIES
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %

                          TABLE CONTINUED ON NEXT PAGE

----------
*    A loan group comprises a series of one or more loans that have identical borrowers and are secured by identical mortgaged properties. Each loan may have different term and product features (including but not limited to the interest rate), however, all mortgaged property provided as security under the individual loans act as collateral for all housing loans within the loan group.

                                      S-55

        HISTORICAL DELINQUENCY EXPERIENCE REGARDING THE HOUSING LOAN POOL

                                     MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31, MARCH 31, JUNE 30, SEPTEMBER 30, DECEMBER 31,
                                        2005     2005       2005         2005        2006      2006        2006         2006
                                     --------- -------- ------------- ------------ --------- -------- ------------- ------------

THREE MONTH PERIOD ENDING:
Number of Loan Groups:*
Housing Loan Pool Size (A$)........        $        $             $            $         $        $             $            $
Average Loan Group Balance (A$)....        $        $             $            $         $        $             $            $
DELINQUENCY EXPERIENCE:
   31 to 60 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   61 to 90 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   91 to 120 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   121 to 150 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   151 to 180 days
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
   181 days or more
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
TOTAL DELINQUENCIES
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %
FORECLOSURES, LOSSES AND RECOVERIES
      No. of Loans.................
      Balance (A$).................        $        $             $            $         $        $             $            $
      % of Period Pool Balance.....        %        %             %            %         %        %             %            %

----------
*    A loan group comprises a series of one or more loans that have identical borrowers and are secured by identical mortgaged properties. Each loan may have different term and product features (including but not limited to the interest rate), however, all mortgaged property provided as security under the individual loans act as collateral for all housing loans within the loan group.

                                      S-56

REPRESENTATIONS AND WARRANTIES

          In addition to those set forth in the accompanying prospectus,
St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans equitably assigned by it to the issuer trustee, including that:

          o    [each housing loan (other than the Reverted Housing Loans (as defined herein)) with an LVR greater than 80% (or 60% in the case of a Low Doc (Stated Income) housing loan) at the time of
               origination is the subject of a mortgage insurance policy issued by a specified mortgage insurer];

          o    [there is a lenders mortgage insurance policy with a specified mortgage insurer in place for those housing loans (other than the
               Reverted Housing Loans (as defined herein)) with an LVR of 80% or below (or 60% or below in the case of a Low Doc (Stated Income)
               housing loan) at the time of origination];

          o    each Reverted Housing Loan (as defined herein) is the subject of a mortgage insurance policy issued by the specified mortgage insurers; and

          o    as of the cut-off date, each housing loan satisfies the following eligibility criteria:

               o    [it has an LVR less than or equal to 95% (for housing loans other than Low Doc (Stated Income) housing loans); or 80%
                    for Low Doc (Stated Income) housing loans;]

               o    [the borrower does not owe more than A$1,500,000 under the housing loan]; and

               o    [it is subject to the terms and conditions of: St.George
                    Bank's Fixed Rate Loans, which bear a fixed rate of interest for up to 5 years as of the cut-off date; its Great
                    Australian Home Loan product; its Essential Home Loan
                    product; its Standard Variable Rate Home Loan product,
                    including sub products of Loyalty Loans, which are entitled to a "loyalty" rate due to a home loan relationship with
                    St.George Bank of 5 years or more and Discount Variable Rate
                    Home Loans and Introductory Fixed Rate Home Loans, which are available only for new borrowers to St.George Bank; or its
                    Low Doc (Stated Income) Home Loans, where borrowers provide a signed affordability statement to St.George].

          See "Description of the Trusts--Representations, Warranties and
Eligibility Criteria" in the accompanying prospectus. A breach of any of these representations and warranties may result in a repurchase of the applicable housing loans. See "Description of the Trusts--Breach of Representations and
Warranties" in the accompanying prospectus.

          In addition, the issuer trustee, at the direction of the manager, subject to satisfaction of certain conditions, must substitute or replace a housing loan, as further described in the accompanying prospectus under
"Description of the Trusts--Substitution of Housing Loans".

ADDITIONAL INFORMATION

          The description in this prospectus supplement of the housing loan pool and the mortgaged properties is based upon the housing loan pool as constituted at the close of business on the cut-off date. Prior to the issuance of the offered notes, housing loans may be removed from the housing loan pool as a result of incomplete or defective documentation, or if it determined that the housing loan does not satisfy

                                      S-57

the characteristics described in this prospectus supplement. A limited number of other housing loans may be added to the housing loan pool prior to the issuance of the offered notes in substitution for removed housing loans. The information in this prospectus supplement will be substantially representative of the characteristics of the housing loan pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the housing loans in the housing loan pool may vary. In the event housing loans are removed from or added to the housing loan pool after the date hereof, but prior to the closing and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in this prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the Securities and Exchange Commission within four business days of the closing date.

          A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the note trust deed, supplementary terms notice and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL

          Those housing loans (other than the Reverted Housing Loans (as defined herein)) with an LVR in excess of 80% (or 60%, in the case of a Low Doc (Stated
Income) Home Loan) at the time of origination are each insured under a specific mortgage insurance policy by [*], [*] or [*]. The seller and the issuer trustee have entered into a lenders' mortgage insurance policy for those housing loans
(other than the Reverted Housing Loans (as defined herein)) with an LVR of 80%
or below (or 60% or below, in the case of a Low Doc (Stated Income) Home Loan)
at the time of origination with [*]. Approximately [*] % of the housing loans, which have previously been securitized but which have reverted to the seller
(the "REVERTED HOUSING LOANS"), are insured under specific mortgage insurance policies by [*] or [*]. The benefit of each of the specific mortgage insurance policies will be assigned with any housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

SPECIFIC MORTGAGE INSURANCE POLICIES

          The seller has entered into a number of specific mortgage insurance policies in relation to each of the housing loans (other than the Reverted
Housing Loans) which had an LVR of over 80% (or 60% in the case of a Low Doc
(Stated Income) Home Loan) on the date it was originated, each an "LVR SPECIFIC
MORTGAGE INSURANCE POLICY". In addition, the seller has the benefit of specific mortgage insurance policies in relation to each of the Reverted Housing Loans, each a "REVERTED HOUSING LOAN SPECIFIC MORTGAGE INSURANCE POLICY", and together with the LVR Specific Mortgage Insurance Policies, each a "Specific Mortgage
Insurance Policy". Each LVR Specific Mortgage Insurance Policy was provided by any one of [*], [*] or [*], each an "LVR SPECIFIC MORTGAGE INSURER". Each
Reverted Housing Loan Specific Mortgage Insurance Policy was provided by [*] or
[*], each a "REVERTED HOUSING LOAN SPECIFIC MORTGAGE INSURER", and together with an LVR Specific Mortgage Insurer, each a "SPECIFIC MORTGAGE INSURER".

          If the issuer trustee (at the direction of the manager) accepts the seller's offer, the seller will assign in equity its interest in each Specific
Mortgage Insurance Policy to the issuer trustee on the closing date when it assigns the relevant housing loan and mortgage. The consent of the relevant insurer is required for that assignment, and also for the servicer to service the insured housing loans. The seller is required to ensure that these consents are obtained on or before the closing date.

                                      S-58

LVR SPECIFIC MORTGAGE INSURANCE POLICIES

Amounts Recoverable

          The amount recoverable under each LVR Specific Mortgage Insurance
Policy will generally be the amount owing in relation to the relevant housing loan (including unpaid principal, accrued interest at any non-default rate, proper tax, amounts paid by the seller in respect of maintenance and preservation of the property, reasonable enforcement costs, certain limitations and reasonable sale costs (subject in certain instances to the LVR Specific
Mortgage Insurer's consent or to maximum claim thresholds)), less all amounts recovered from enforcement of the mortgage and housing loan and any amounts previously received from the LVR Specific Mortgage Insurer.

          Generally, a further advance under a housing loan will only be covered by an LVR Specific Mortgage Insurance Policy if it is a redraw or if the relevant insurer has previously consented to that advance. The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under an LVR Specific Mortgage Insurance Policy.

          There are a number of requirements and restrictions imposed on the insured under each LVR Specific Mortgage Insurance Policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the LVR Specific Mortgage Insurance Policy, these may include:

          o    the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

          o    the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be
               effective;

          o    if there is a material omission or misstatement by the insured in relation to the policy;

          o    that any premium is not paid when due or within the relevant grace period (if any);

          o    if there is physical damage to the relevant mortgaged property;

          o    a breach by the insured of the policy; and

          o    certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

Exclusions

          An LVR Specific Mortgage Insurance Policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence, contamination and requisition by or under the order of any
Government authority.

Undertaking

          Under an LVR Specific Mortgage Insurance Policy, the insured may have an obligation to, among other things:

          o    report arrears or other defaults on the relevant housing loan;

                                      S-59

          o    report amounts outstanding under that relevant housing loan;

          o    report the insolvency or bankruptcy of any borrower or guarantor of a housing loan;

          o    report any material physical damage to the property which could result in a claim;

          o    report procedures being taken in respect of a defaulted housing loan (including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property);

          o    make all claims within a particular period and in a particular form; and

          o    ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

Variance Between Policies

          Each LVR Specific Mortgage Insurance Policy has different provisions.
The above is a summary of certain provisions - some may not relate to, or may differ from, a particular LVR Specific Mortgage Insurance Policy. In particular, some LVR Specific Mortgage Insurance Policies have an aggregate limit on the total amount which may be claimed by the insured under all LVR Specific Mortgage
Insurance Policies with the relevant LVR Specific Mortgage Insurer. Furthermore,
[*] has agreed that the limit of liability for each LVR Specific Mortgage
Insurance Policy issued by it shall be 5% of the sum of the original principal balances of all housing loans insured under that policy year. This limit shall apply: (a) notwithstanding any lower limit of liability stated in the LVR
Specific Mortgage Insurance Policy; (b) as an aggregate limit in respect of all housing loans inured under the LVR Specific Mortgage Insurance Policy (including housing loans being assigned to the issuer trustee, housing loans that may previously have been sold to a trustee and housing loans retained by the seller); and (c) only for the purpose of determining the liability of [*] under an LVR Specific Mortgage Insurance Policy in respect of a housing loan sold to the issuer trustee. The policy limit also does not reduce upon repayment.

          [[*] issues LVR Specific Mortgage Insurance Polices covering all housing loans issued by the seller during the relevant policy period with an LVR greater than 80% (or 60% in the case of Low Doc (Stated Income) Housing Loans).
It does not issue a separate LVR Specific Mortgage Insurance Policy for each housing loan. If the period of a policy issued by [*] exceeds one year then, for the purpose of determining the 5% aggregate limit, each year within that policy period will be treated separately. A cap of 5% of the sum of the original principal balances of all housing loans insured under the relevant policy year applied for all claims on loans up to September 30, 2003 and from that date onwards, the 2% cap continues to apply for all housing loans retained by the seller and a new cap of 5% applies for all housing loans sold by the seller to a
Crusade Trust.]

Servicer Undertakings with Respect to Insurance Policies

          Under the servicing agreement, the servicer undertakes to:

          o    act in accordance with the terms of any mortgage insurance policy;

          o    not do or omit to do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy;
               and

          o    promptly make claims and notify the manager when claims are made.

                                      S-60

          Under the various insurance policies, the servicer also has certain obligations to report to the insurers in respect of the housing loans (including outstanding principal balance and scheduled principal balance), defaults and proceedings under the Consumer Credit Legislation.

REVERTED HOUSING LOAN SPECIFIC MORTGAGE INSURANCE POLICIES

General

          There are [*] Reverted Housing Loan Specific Mortgage Insurance
Policies with respect to the Reverted Housing Loans. Each Reverted Housing Loan
Specific Mortgage Insurance Policy was provided by [*] or [*].

          Each Reverted Housing Loan Specific Mortgage Insurance Policy is
different. However, they cover the following matters.

Period of Cover

          The issuer trustee has the benefit of the relevant Reverted Housing
Loan Specific Mortgage Insurance Policy in respect of each relevant housing loan from the date the relevant Reverted Housing Loan Specific Mortgage Insurance
Policy was entered into by it in respect of the housing loan until the earliest of:

          o    the date the housing loan is repaid in full;

          in the case of the Reverted Housing Loan Specific Mortgage Insurance
          Policies from [*], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

          o    the date the housing loan or mortgage securing the housing loan is assigned, transferred or mortgaged (other than under the security trust deed) to a person other than to a person who is or becomes an insured;

          o    the date the housing loan ceases to be secured by the mortgage
               (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

          o    the original expiry date of the housing loan or as extended with the consent of the Reverted Housing Loan Specific Mortgage
               Insurer or as varied by a court under the Credit Code; or

          o    the date the policy is cancelled in respect of the relevant housing loan in accordance with the policy;

          in the case of all but [*] of the Reverted Housing Loan Specific
          Mortgage Insurance Policies from [*], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

          o    the date (if any) specified as the date on which the insurance expires in relation to the housing loan (unless a claim is notified to the insurer within 14 days after that expiry date, in which case the Reverted Housing Loan Specific Mortgage Insurance
               Policy continues in relation to that claim). No such date has been specified in relation to any housing loan;

                                      S-61

          o    the date on which a claim is paid by the insurer in relation to that housing loan;

          o    the date on which the insurance is cancelled in accordance with the Insurance Contracts Act 1984; or

          o    in the case of [*] of the Reverted Housing Loan Specific Mortgage
               Insurance Policies from [*], immediately and automatically if at any time a redraw and/or further advance, as applicable, is allowed in respect of the housing loan which does not comply with the terms of such Reverted Housing Loan Specific Mortgage
               Insurance Policy.

Cover for Losses

          In the case of the Reverted Housing Loan Specific Mortgage Insurance
Policies from [*], the Reverted Housing Loan Specific Mortgage Insurer is
obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

          o    the balance of the housing loan at the loss date together with any interest and certain fees or charges outstanding at the loss date (as described below);

          o    fees and charges paid or incurred by the insured on or before the loss date; and

          o    such other amounts which the Reverted Housing Loan Specific
               Mortgage Insurer, in its absolute discretion, approves,

which the issuer trustee is entitled to recover under the housing loan contract or any mortgage guarantee, less deductions including:

          o    the sale price of, or compensation for (in the case of compulsory acquisition), the relevant mortgaged property;

          o    any amount received by the issuer trustee under any collateral security;

          o    rents and other profits or proceeds in relation to the relevant mortgaged property;

          o    sums received under any policy of insurance relating to the relevant mortgaged property not applied in restoration or repair;

          o    the value of the issuer trustee's interest in the relevant mortgaged property in the case of foreclosure;

          o    any interest whether capitalized or not that exceeds interest at the lesser of the rate on the such other amounts (including fines or penalties) and the rate, if any, prescribed by Consumer Credit
               Legislation;

          o    any fees or charges whether capitalized or not, that are not of the type or which exceed the maximum amounts specified below:

               o    premiums for general insurance policies, levies and other
                    charges payable to a body corporate under a strata title
                    system, rates, taxes and other statutory charges;

               o    reasonable and necessary legal and other fees and
                    disbursements of enforcing or protecting the issuer
                    trustee's rights under the housing loan contract, up to the maximum

                                      S-62

                    amount stated in the schedule to the Reverted Housing Loan
                    Specific Mortgage Insurance Policy;

               o    repair, maintenance and protection of the mortgaged
                    property, up to the maximum amount or proportion of the
                    value of the property stated in the schedule to the Reverted
                    Housing Loan Specific Mortgage Insurance Policy;

               o    reasonable costs of the sale of the mortgaged property by
                    the issuer trustee, up to the maximum amount stated in the schedule to the Reverted Housing Loan Specific Mortgage
                    Insurance Policy,

               o    provided that if the Consumer Credit Code applies to the
                    housing loan then fees and charges that exceed the fees and charges recoverable under the Consumer Credit Code (less any amount that must be accounted for to the borrower and the
                    mortgagor) shall be excluded;

          o    losses directly arising out of the physical damage to the
               property other than:

               o    losses arising from fair, wear and tear; or

               o    losses which were recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or which were recovered under a policy of insurance and were applied to reduce the amount outstanding under the housing loan;

          o    any amounts by which a claim may be reduced under that Reverted
               Housing Loan Specific Mortgage Insurance Policy; and

          o    any deductible or other amount specified in the schedule in respect of the housing loan.

          In the case of the Reverted Housing Loan Specific Mortgage Insurance
Policies from [*], the insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

          o    the balance of the housing loan on the day the relevant mortgaged property is sold;

          o    interest on the balance of the housing loan on the date the relevant mortgaged property is sold, for a maximum of 30 days;
               and

          o    certain costs on sale of the relevant mortgaged property,
               including insurance premiums, break costs (in respect of [*]
               policy), rates, land tax, reasonable and necessary legal fees and disbursements (up to a maximum of A$[5,000] in respect of [*]
               policy), reasonable commissions and advertising and valuation costs, reasonable and necessary costs of maintenance (but not restoration) up to A$[1,500], or A$[1,000] in respect of [*]
               policy (or greater with the insurer's consent), certain amounts for goods and services tax,

less deductions including:

          o    any gross proceeds of sale of the relevant mortgaged property or compensation for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

                                      S-63

          o    except with respect to [*] Reverted Housing Loan Specific
               Mortgage Insurance Policies, from [*], any amount received by the issuer under any collateral security;

          o    rents and other profits in relation to the relevant mortgaged property or collateral security;

          o    sums received under any policy of insurance relating to the relevant mortgage property not applied in restoration;

          o    except with respect to [*] Reverted Housing Loan Specific
               Mortgage Insurance Policy from [*], all amounts recovered from the exercise of the insured's rights relating to any collateral security;

          o    any other amounts received in relation to the relevant mortgage or collateral security, including any amounts received from the relevant borrower or guarantor; and

          o    except with respect to [*] Reverted Housing Loan Specific
               Mortgage Insurance Policy from [*], any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax.

          The loss date for a housing loan includes the date on which the relevant mortgaged property is sold, the date on which the relevant mortgaged property is foreclosed on (only in respect of [*] of these policies), or such date as the relevant Reverted Housing Loan Specific Mortgage Insurer otherwise agrees. Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], the loss date also includes where the relevant mortgaged property is compulsorily acquired or sold by a government for public purposes.

          In addition, under the Reverted Housing Loan Specific Mortgage
Insurance Policies from [*], the amount payable by the insured in respect of a housing loan will not exceed the amount required to pay out that housing loan in accordance with the Consumer Credit Legislation on the last date prior to the relevant loss date on which such payment could be made.

Issuer Trustee's Interest Extinguished

          Under [*] Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], if the issuer trustee assigns its equitable interest in a housing loan to the seller then the seller will be entitled to the benefit of the related
Reverted Housing Loan Specific Mortgage Insurance Policy in so far as it applies to the relevant housing loan.

Refusal or Reduction in Claim

          Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*] and [*] Reverted Housing Loan Specific Mortgage Insurance Policies from
[*], the amount of a claim may be refused or reduced by the relevant Reverted
Housing Loan Specific Mortgage Insurer for any loss in respect of a housing loan by the amount that fairly represents the extent to which the interest of the relevant Reverted Housing Loan Specific Mortgage Insurer has been prejudiced by
St.George Bank's or the issuer trustee's (or the manager on its behalf) failure to comply with any condition, provision or requirement of the policy.

          Under the [remaining] Reverted Housing Loan Specific Mortgage
Insurance Policies from [*], the amount of a claim may be reduced or cancelled by [*] in the following circumstances:

                                      S-64

          o    the once-only fee is not paid by the seller;

          o    the relevant mortgage or housing loan is not enforceable;

          o    there ceases to be a servicer approved by [*] to service the housing loans for the issuer trustee;

          o    the loss arises because the issuer trustee has consented to:

               o    the creation of any lease, license, easement, restriction or other notification affecting mortgaged property; or

               o    an increase in or acceleration of the payment obligation of the relevant borrower under any security interest which has priority over the insured mortgage;

          o    the loss arises because of any false or misleading statement, assurance or representation to the relevant borrower or any relevant guarantor; or

          o    there is any non-disclosure or misrepresentation arising from information in relation to the Reverted Housing Loan Specific
               Mortgage Insurance Policy or the duty of disclosure under the
               Reverted Housing Loan Specific Mortgage Insurance Policy is
               breached.

Undertakings

          Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], the issuer trustee, or the manager on its behalf, is required, among other things, to:

          o    pay any premium within 28 days of the date of that Reverted
               Housing Loan Specific Mortgage Insurance Policy;

          o    not make any misrepresentation or breach the duty of disclosure;

          o    ensure there is a mortgage manager in respect of the housing loan at all times and, in certain circumstances, replace that mortgage manager;

          o    ensure there is a condition in the loan contract for a housing loan that the mortgaged property is kept insured under an
               approved general insurance policy;

          o    where a mortgage is not a first mortgage, take such action as the
               Reverted Housing Loan Specific Mortgage Insurer may require with respect to that prior mortgage;

          o    if a housing loan is for the purpose of (either solely or partly)
               or in connection with, the construction, refurbishment or
               renovation of any building the issuer trustee must not, other than in accordance with the lending guidelines, make any advance:

               o    before the borrower (and the mortgagor if not the borrower)
                    and the builder have entered into a contract which precludes the borrower (and the mortgagor if not the borrower) from
                    being charged more than a specified price inclusive of all expenses;

               o    intended to be paid to the builder before the building has been inspected in accordance with the relevant Reverted
                    Housing Loan Specific Mortgage Insurance Policy to ensure
                    that construction is sound and substantially in accordance with plans and specifications;

                                      S-65

               o    after a default without the approval of the Reverted Housing
                    Loan Specific Mortgage Insurer;

          o    notify the Reverted Housing Loan Specific Mortgage Insurer of any
               additional advance made on the security of the mortgaged
               property, and where the additional advance is approved under the relevant Reverted Housing Loan Specific Mortgage Insurance
               Policy, pay any additional premium required by the Reverted
               Housing Loan Specific Mortgage Insurer;

          o    ensure the mortgage has been duly registered with the land titles office in the State or Territory in which the property is
               situated (or the mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected); and

          o    ensure the loan contract for the housing loan, any mortgage guarantee or any collateral security is duly stamped in each relevant State or Territory (or all steps required by the
               relevant State or Territory stamp office have been taken and the issuer trustee pays stamp duty when it falls due).

          Under all but [*] of the Reverted Housing Loan Specific Mortgage
Insurance Policies from [*], the issuer trustee, or the manager on its behalf, is required to, among other things:

          o    administer and manage each housing loan, or appoint the servicer to do so on its behalf;

          o    seek the insurer's consent to advance additional amounts under a housing loan (except for any redraw);

          o    follow the procedures of a prudent lender in preparing,
               administering and managing any insured mortgage, collateral security and housing loan;

          o    not vary an insured mortgaged or housing loan only with the insurer's consent (including any variation involving
               capitalization or deferment of installments; partial discharge, release or substitution of security and change of borrower or guarantor);

          o    protect its rights under each insured mortgage, including
               maintaining and not deferring its right to take action to recover loan amounts, maintain enforceability of the insured mortgage and not discharge an insured mortgage;

          o    do everything reasonable to protect its interest in the relevant mortgaged property;

          o    notify the insurer immediately on becoming aware that the
               relevant mortgaged property is defective, damaged, has been vacated or is contaminated;

          o    ensure that the relevant terms of a housing loan require the borrower to take out and maintain a general insurance policy in relation to the relevant mortgaged policy; and

          o    if an event occurs in relation to a housing loan, the issuer trustee must follow the procedures of a prudent lender in
               administering and managing that housing loan and the relevant insured mortgage and any collateral security. The issuer trustee must report certain events of default to the insurer within 14 days of their occurrence, and must consult with the insurer following any default. The insurer must also be informed of information relating to enforcement of insured mortgages.

                                      S-66

          Under the [remaining] Reverted Housing Loan Specific Mortgage
Insurance Policy from [*], the issuer trustee, or the manager on its behalf, is required to, among other things:

          o    if there are building works in the course of construction on any mortgaged property or any mortgaged property is in the course of subdivision, retain an adequate proportion of the housing loan sufficient to ensure that the work may be completed (and the insurer may require the completion of such construction or subdivision before any claim may be made under the Reverted
               Housing Loan Specific Mortgage Insurance Policy, in which case any amounts expended by in excess of the principal sum of the insured mortgage must not be included in the claim and will not be recoverable);

          o    ensure that all property subject to any collateral security is at all times insured under a general insurance policy in the name of the owner of that property, with the mortgagee's interest noted
               on the policy, against damage by fire, storm and tempest, impact, malicious damage and other hazards usually the subject of
               insurance;

          o    if any mortgaged property suffers any material physical loss or damage from any cause whatsoever, no claim other than cash flow cover under the Reverted Housing Loan Specific Mortgage Insurance
               Policy may be made unless that property has been restored to its condition immediately before such loss or damage or the insurer otherwise consents to the making of that claim. The costs of restoration shall not be included in any claim and shall not be recoverable;

          o    to the extent reasonably practicable ensure that the borrower has complied with all conditions of the insured mortgage and to the insurer's approval of the insured mortgage for insurance under the Reverted Housing Loan Specific Mortgage Insurance Policy;

          o    notify the insurer within 14 days after becoming aware of any material physical loss or damage to any mortgaged property;

          o    not be entitled to enforce any claim under the Reverted Housing
               Loan Specific Mortgage Insurance Policy unless any proceedings are commenced within two years after the default; and

          o    appoint such person as the insurer shall approve to manage the insured mortgage and all other collateral security, instead of the servicer.

Actions Requiring Consent

          Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], neither the issuer trustee nor the manager on its behalf, shall, without the prior approval of the Reverted Housing Loan Specific Mortgage
Insurer, among other things:

          o    make any additional advance (in certain circumstances) upon the security of the property that ranks for payment ahead of the housing loan;

          o    materially alter the terms of the housing loan contract, any mortgage guarantee or any collateral security; or

          o    allow its rights to be reduced against the borrower, the
               mortgagor, any mortgage guarantor, any provider of any collateral security or the mortgaged property.

                                      S-67

          o    approve any transfer or assignment of the mortgaged property without full discharge of the housing loan; or

          o    contravene any provision of the relevant Reverted Housing Loan
               Specific Mortgage Insurance Policy.

          Under all but [*] of the Reverted Housing Loan Specific Mortgage
Insurance Policies from [*], neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

          o    discharge the insured mortgage of any collateral security, either in whole or in part; or

          o    accept a sale price for the insured property that will result in a claim.

          Under the [remaining] Reverted Housing Loan Specific Mortgage
Insurance Policy from [*], neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

          o    advance any additional moneys (in certain circumstances) secured by any collateral security, other than for payment of the
               maintenance or protection of any mortgaged property or for payments of any security after a default;

          o    postpone any collateral security;

          o    vary any right of recovery against the borrower or any other security provider or grant any time or other indulgence to any of them; or

          o    vary the terms or conditions of the insured mortgage or any collateral security or consent to the variation of the terms or conditions of any mortgage or other security having priority to any collateral security.

Exclusions

          The Reverted Housing Loan Specific Mortgage Insurance Policies from
[*] do not cover any loss arising from:

          o    any war or warlike activities;

          o    the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the nuclear fuel;

          o    the existence or escape of any pollution or environmentally hazardous material;

          o    the fact that the housing loan, any mortgage or guarantee or any collateral security is void or unenforceable; or

          o    where Consumer Credit Legislation applies, any failure of the housing loan contract, any mortgage or guarantee or Collateral
               Security to comply with the requirements of the Consumer Credit
               Legislation.

          With the exception of [*] policy, each of the Reverted Housing Loan
Specific Mortgage Insurance Policies from [*] do not cover any loss arising from:

                                      S-68

          o    interest charged in advance;

          o    default interest;

          o    early repayment fees;

          o    higher rate interest payable because of failure to make prompt payment (only in respect of [*] of these policies);

          o    break costs;

          o    fines, fees or charges debited to the housing loan;

          o    costs of restoration following damage to or destruction of the relevant mortgaged property;

          o    costs of removal, clean up and restoration arising from
               contamination of the relevant mortgaged property;

          o    additional funds advanced to the relevant borrower without the insurer's consent other than any redraw (and with respect to [*]
               of these policies, other than further advances);

          o    amounts paid to complete improvements;

          o    cost overruns (only in respect of [*] of these policies);

          o    any civil and criminal penalties imposed under legislation, including the Consumer Credit Code; and

          o    amounts attributable to any breach or noncompliance of the
               Managed Investments Act 1998 of Australia and/or a managed investments scheme as defined in that Act (only in respect of [*]
               policies).

          The [remaining] Reverted Housing Loan Specific Mortgage Insurance
Policy from [*] does not cover any loss arising from:

          o    a claim being made under, the requirement for material
               expenditure under, or the cessation or alteration of any business or activity conducted or to be conducted on any secured property because of, any environmental law;

          o    there being any contaminant on or affecting any mortgaged
               property;

          o    any collateral security not having or ceasing to have the
               priority it is specified as having in the Reverted Housing Loan
               Specific Mortgage Insurance Policy or, if no such priority is specified, first ranking priority;

          o    any collateral security not being validly registered;

          o    any physical loss or damage to any mortgaged property;

          o    any fine or penalty or liability to pay damages or compensation of any kind;

                                      S-69

          o    the fact that the housing loan, any mortgage or guarantee or any collateral security not being or ceasing to be valid and
               enforceable according to its terms or any moneys not being or ceasing to be recoverable;

          o    war, invasion, act of foreign enemy, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection or the use of the military or usurped power;

          o    any order of any government public or local authority involving the confiscation, nationalisation, requisition or damage of any property; and

          o    ionising radiations or contamination by radioactivity from any nuclear waste or from the combustion of nuclear fuel, including nuclear.

Claims

          Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], a claim for a loss in respect of an insured loan must be lodged within
28 days after the loss date unless in its absolute discretion the Reverted
Housing Loan Specific Mortgage Insurer otherwise agrees. Where a claim is not lodged within 28 days after the loss date the claim shall be reduced for any loss and damage the Reverted Housing Loan Specific Mortgage Insurer suffers by reason of the delay in lodgment of the claim.

          Under the Reverted Housing Loan Specific Mortgage Insurance Policies
from [*], a claim may be made under a Reverted Housing Loan Specific Mortgage
Insurance Policy:

          o    when the relevant mortgaged property has been sold;

          o    when the insurer so requests, prior to the sale; or

          o    where a prior ranking mortgagee has sold the relevant mortgaged property.

          Claims are payable within 14 days of receipt by the relevant Reverted
Housing Loan Specific Mortgage Insurer of the completed claim form.

          In the case of [*] of the Reverted Housing Loan Specific Mortgage
Insurance Polices from [*], a claim should be lodged within 30 days of sale of the relevant mortgaged property, or on request by the insurer together with supporting documents and information.

          After making a claim, [*] may require an assignment to it by the issuer trustee of the relevant insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to appoint [*] as its attorney to exercise the rights of the issuer trustee in relation to the insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to take such action (including legal proceedings) in relation to the relevant insured mortgage, mortgage guarantee or collateral security as the relevant insurer requests, or require the issuer trustee to undertake and certify that the relevant insured mortgage, mortgage guarantee or collateral security is valid.

          After making a claim, [*] may require an assignment to it by the issuer trustee of the relevant insured mortgage and any collateral security
(only in respect of [*] of these policies) or require the issuer trustee to appoint [*] as its attorney to take action in relation to the insured mortgage and any collateral security.

                                      S-70

After a Claim

          In the case of the Reverted Housing Loan Specific Mortgage Insurance
Policies from [*], any amount received by the issuer trustee in relation to a housing loan which is subject to a claim under a Reverted Housing Loan Specific
Mortgage Insurance Policy must be notified to the Reverted Housing Loan Specific
Mortgage Insurer immediately and will be:

          o    immediately paid to the Reverted Housing Loan Specific Mortgage
               Insurer, to the extent that the Reverted Housing Loan Specific
               Mortgage Insurer has wholly or partly paid a claim; or

          o    applied to reduce the balance of the amount payable by the insurer, to the extent that the claim has not been paid.

          Any such amount received will be held on trust for the relevant
Reverted Housing Loan Specific Mortgage Insurer pending such payment.

          In the case of the Reverted Housing Loan Specific Mortgage Insurance
Policies from [*], any amount received by the issuer trustee in relation to a housing loan after a claim has been paid under the relevant Reverted Housing
Loan Specific Mortgage Insurance Policy is payable to the insurer, except (in the case of all but [*] of these policies) if a loss remains after that claim in which case amounts recovered are to be shared pro rata between the insurer and the issuer trustee.

LENDERS MORTGAGE INSURANCE POLICY

GENERAL

          The seller has entered into a lender's mortgage insurance policy with
[*], the "LMI POOL POLICY", to cover housing loans (other than the Reverted
Housing Loans) that had an LVR of 80% or below (or 60% or below, in the case of a Low Doc (Stated Income) Home Loan) as of the date on which they were originated which covers approximately [*]% of the housing loan pool. Under the
LMI Pool Policy, [*], the "LMI POOL INSURER", will insure the issuer trustee with effect from the closing date for losses and in respect of the housing loans which are covered by the LMI Policy. The LMI Pool Policy attaches a list of the insured housing loans.

PERIOD OF COVER

          The issuer trustee has the benefit of the LMI Pool Policy in respect of each relevant housing loan from the date the LMI Pool Policy is assigned to it in respect of the housing loan until the earliest of:

          o    the date the housing loan is repaid in full;

          o    the date (if any) specified as the date on which the insurance expires in relation to the housing loan (unless a claim is notified to the insurer within 14 days after that expiry date, in which case the LMI Pool Policy continues in relation to that claim). No such date has been specified in relation to any housing loan;

          o    the date on which a claim is paid by the insurer in relation to that housing loan; or

          o    the date on which the insurance is cancelled in accordance with the Insurance Contracts Act 1984.

                                      S-71

COVER FOR LOSSES

          Under the LMI Pool Policy, the insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

          o    the balance of the housing loan on the day the relevant mortgaged property is sold;

          o    interest on the balance of the housing loan on the date the relevant mortgaged property is sold, for a maximum of 30 days;
               and

          o    certain costs on sale of the relevant mortgaged property,
               including insurance premiums, rates, land tax, reasonable and necessary legal fees and disbursements, reasonable commissions and advertising and valuation costs, reasonable and necessary costs of maintenance (but not restoration) up to A$1,500 (or greater with the insurer's consent), certain amounts for goods and services tax,

less deductions including:

          o    any gross proceeds of sale of the relevant mortgaged property or compensation for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

          o    any amount received by the issuer under any collateral security;

          o    rents and other profits in relation to the relevant mortgaged property or collateral security;

          o    sums received under any policy of insurance relating to the relevant mortgage property not applied in restoration;

          o    all amounts recovered from the exercise of the insured's rights relating to any collateral security;

          o    any other amounts received in relation to the relevant mortgage or collateral security, including any amounts received from the relevant borrower or guarantor; and

          o    any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax.

          The loss date for a housing loan includes the date on which the relevant mortgaged property is sold or such date as the insurer otherwise agrees.

REFUSAL OR REDUCTION IN CLAIM

          Under the LMI Pool Policy, the amount of a claim may be refused or reduced by the LMI Pool Insurer for any loss in respect of a housing loan by the amount that fairly represents the extent to which the interest of the LMI Pool
Insurer has been prejudiced by St.George Bank's or the issuer trustee's (or the manager on its behalf) failure to comply with any condition, provision or requirement of the policy.

          Under the LMI Pool Policy, the amount of a claim may be reduced or cancelled by the LMI Pool Insurer in the following circumstances:

          o    the once-only fee is not paid by the seller;

                                      S-72

          o    the relevant mortgage or housing loan is not enforceable;

          o    there ceases to be a servicer approved by the LMI Pool Insurer to service the housing loans for the issuer trustee;

          o    the loss arises because the issuer trustee has consented to:

               o    the creation of any lease, license, easement, restriction or other notification affecting mortgaged property; or

               o    an increase in or acceleration of the payment obligation of the relevant borrower under any security interest which has priority over the insured mortgage;

          o    the loss arises because of any false or misleading statement, assurance or representation to the relevant borrower or any relevant guarantor; or

          o    there is any non-disclosure or misrepresentation arising from information in relation to the LMI Pool Policy or the duty of disclosure under the LMI Pool Policy is breached.

UNDERTAKINGS

          Under the LMI Pool Policy, the issuer trustee, or the manager on its behalf, is required, among other things:

          o    to administer and manage each housing loan, or appoint the servicer to do so on its behalf;

          o    to seek the insurer's consent to advance additional amounts under a housing loan (except as otherwise provided with respect to certain redraws);

          o    to follow the procedures of a prudent lender in preparing, administering and managing any insured mortgage, collateral security and housing loan;

          o    not to vary an insured mortgaged or housing loan only with the insurer's consent (including any variation involving
               capitalization or deferment of installments, partial discharge, release or substitution of security and change of borrower or guarantor);

          o    to protect its rights under each insured mortgage, including maintaining and not deferring its right to take action to recover loan amounts, maintain enforceability of the insured mortgage and not discharge an insured mortgage;

          o    to do everything reasonable to protect its interest in the relevant mortgaged property;

          o    to notify the insurer immediately on becoming aware that the relevant mortgaged property is defective, damaged, has been vacated or is contaminated;

          o    to ensure that the relevant terms of a housing loan require the borrower to take out and maintain a general insurance policy in relation to the relevant mortgaged policy; and

          o    if an event occurs in relation to a housing loan, the issuer trustee must follow the procedures of a prudent lender in
               administering and managing that housing loan and the relevant insured mortgage and any collateral security. The issuer trustee must report certain events of default to the insurer within 14 days of their occurrence, and must consult with the insurer following

                                      S-73

               any default. The insurer must also be informed of information relating to enforcement of insured mortgages.

ACTIONS REQUIRING CONSENT

          Under the LMI Pool Policy, neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

          o    discharge the insured mortgage of any collateral security, either in whole or in part; or

          o    accept a sale price for the insured property that will result in a claim.

EXCLUSIONS

          The LMI Pool Policy does not cover certain amounts in relation to a housing loan, including:

          o    interest charged in advance;

          o    default interest;

          o    early repayment fees;

          o    higher rate interest payable because of failure to make prompt payment;

          o    break costs;

          o    fines, fees or charges debited to the housing loan;

          o    costs of restoration following damage to or destruction of the relevant mortgaged property;

          o    costs of removal, clean up and restoration arising from
               contamination of the relevant mortgaged property;

          o    additional funds advanced to the relevant borrower without the insurer's consent (other than redraws made in accordance with the terms of the LMI Pool Policy);

          o    amounts paid to complete improvements;

          o    cost overruns;

          o    any civil and criminal penalties or other losses imposed under, or arising from, legislation, including the Consumer Credit Code;
               and

          o    losses resulting from a court order affecting the insured's rights or liabilities under such insured mortgage.

CLAIMS

          Under the LMI Pool Policy, a claim may be made under the LMI Pool
Policy:

          o    when the relevant mortgaged property has been sold;

                                      S-74

          o    when the insurer so requests, prior to the sale; or

          o    where a prior ranking mortgagee has sold the relevant mortgaged property.

          A claim should be lodged within 30 days of sale of the relevant mortgaged property, or on request by the insurer together with supporting documents and information.

          Claims are payable within 14 days of receipt by the LMI Pool Insurer of the completed claim form.

          After making a claim, the LMI Pool Insurer may require an assignment to it by the issuer trustee of the relevant insured mortgage and any collateral security or require the issuer trustee to appoint the LMI Pool Insurer as its attorney to take action in relation to the insured mortgage and any collateral security.

AFTER A CLAIM

          Under the LMI Pool Policy, any amount received by the issuer trustee in relation to a housing loan after a claim has been paid under the LMI Pool
Policy is payable to the insurer, except if a loss remains after that claim in which case amounts recovered are to be shared pro rata between the insurer and the issuer trustee.

DESCRIPTION OF THE SPECIFIC MORTGAGE INSURERS

[ST.GEORGE INSURANCE AUSTRALIA PTY LIMITED]

          [Following the Australian Prudential Regulation Authority's ("APRA")
amendments to the General Insurance Standards, transitional arrangements, of two years from January 1, 2006, were granted to St.George Bank to enable the establishment of a new general insurance entity. The new successor entity to
St.George Insurance Pte Ltd, St.George Insurance Australia Pty Limited (ABN 91
119 727 516), a wholly-owned subsidiary of St.George Bank, obtained a general insurance license from APRA in September 2006 and commenced providing St.George
Bank's mortgage insurance requirements effective from September 30, 2006.

          A transaction occurred on September 30, 2006 whereby all assets, liabilities, obligations and business operations of St.George Insurance Pte Ltd were transferred to St.George Insurance Australia Pty Limited. This included all existing contracts held by St.George Insurance Pte Ltd being novated to
St.George Insurance Australia Pty Limited. There has been no change to the underlying business and operations as a result of this transfer.

          St.George Insurance Australia Pty Limited has an independent board of directors. There are three independent directors on the board and two from the
St.George Executive. It operates independently from St.George Bank and is responsible for its own profitability and returns upon equity. St.George
Insurance Australia Pty Limited currently mortgage insures in excess of A$[20]
billion of the St.George Bank residential lending portfolio.

          As of [January 31, 2007], St.George Insurance Australia Pty Limited
had shareholders equity of A$[214.235] million and current assets in excess of
A$[350] million. The St.George Insurance Pte Ltd profit after tax for the full year ended [September 2006] was A$[61.419] million which represented a return on equity of [30.57]%.

                                      S-75

          It was a condition that prior to or upon the completion of this transaction, St.George Insurance Australia Pty Limited would be independently rated no less than St.George Insurance Pte Ltd. St.George Insurance Australia
Pty Limited is independently rated [A+ by S&P, A1 by Moody's and AA- by Fitch
Ratings].

          [The business address of St.George Insurance Australia Pty Limited is
Level 9, 182 George Street, Sydney 2000, Australia and the registered address is
Level 4, 4-16 Montgomery Street, Kogarah, NSW, 2217, Australia.]

          The depositor has determined that [St.George Insurance Australia Pty
Limited] is contingently liable to provide payments representing [less than 10%]
of the cash flow supporting the US$ notes.]

[INSERT NAME AND DESCRIPTION OF ANY OTHER MORTGAGE INSURERS IN ACCORDANCE WITH
REGULATION AB].

DESCRIPTION OF THE LMI POOL INSURER

[INSERT NAME OF LMI POOL INSURER]

          [*] is a [*] registered in [*]. [*]'s principal activity is lenders'
mortgage insurance which it has done since [*]. [*]'s parent is [*], a subsidiary of [*].

          As of [*], [*] had total assets of [*] and shareholder's equity of
[*]. [*] currently has an insurer financial strength rating by S&P and Fitch
Ratings of [AA] and by Moody's of [Aa2]. There is no assurance that the ratings will continue for any given period of time or that they will not be revised or withdrawn entirely by such rating agencies, if, in their judgment, circumstances so warrant. The ratings reflect each respective rating agency's current assessments of the creditworthiness of [*] and its ability to pay claims on its policies of insurance. Each insurer financial strength rating of [*] should be evaluated independently. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of offered notes, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agency. Any downward revision, qualification or withdrawal of any of the above ratings may have a material adverse effect on the market prices of the offered notes. [*] does not guarantee the market prices of the offered notes nor does it guarantee that its insurer financial strength ratings will not be revised, qualified or withdrawn.

          The business address of [*] is [*].

          [Provide disclosure required by Item 1114 of Regulation AB, and if applicable, provide the financial information as outlined in Item 1114(b)(2)(i)
or 1114(b)(2)(ii) of Regulation AB if the significance percentage of the LMI insurer meets the applicable thresholds.]

          The depositor has determined that [*] is contingently liable to provide payments representing [20% or more] of the cash flow supporting the US$
notes.

                          DESCRIPTION OF THE US$ NOTES

GENERAL

          The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes pursuant to the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New

                                      S-76

South Wales. The following summary, together with the summaries in the accompanying prospectus, describes the material terms of the US$ notes. The summaries do not purport to be complete and are subject to the terms and conditions of the transaction documents.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

          The US$ notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and US$1 in excess thereof. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by the Depository Trust Company ("DTC") upon instructions from its participating organizations and all references in this prospectus supplement to distributions, notices, reports and statements to US$
noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the
US$ notes in accordance with DTC's procedures.

          US$ noteholders may hold their interests in the notes through DTC, in the United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V ("EUROCLEAR") as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers'
securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customer's securities accounts in the depositaries' name on the books of DTC. For more information, see "Description of the Offered Notes--Form of the Offered Notes" in the accompanying prospectus and Annex I attached hereto.

DEFINITIVE NOTES

          US$ notes which are in definitive form, upon the occurrence of one of the events described in the accompanying prospectus under "Description of the
Offered Notes--Form of the Offered Notes--Definitive Notes", will be transferable and exchangeable at the offices of the Class A-1 note registrar, which is initially the principal paying agent acting through its offices located at [*]. The Class A-1 note registrar must at all times have a specified office in the United States.

PAYMENTS ON THE NOTES

          Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

          o    interest and principal receipts from the housing loans;

          o    proceeds from enforcement of the housing loans;

          o    proceeds from claims under the mortgage insurance policies; and

          o    payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

          The issuer trustee will make most payments on a monthly basis on each monthly payment date (including monthly payment dates which are also quarterly payment dates) including payments to the

                                      S-77

providers of support facilities to the trust and payments of interest and principal on the Class A-3 notes, as well as allocations of interest and principal to the Class A-1 notes, the Class A-2 notes, the Class B notes and the
Class C notes on such monthly payment dates which are not also quarterly payment dates. The issuer trustee will make payments on a quarterly basis on each quarterly payment date with respect to payments of principal and interest on the notes (other than the Class A-3 notes). On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, if any, to the owners of the US$ notes as of the related quarterly Determination Date if the US$ notes are held in book-entry form, or, if the US$ notes are held in definitive form, the last day of the prior calendar month. If payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$
notes (or to the Euro paying Agent in the case of the Class A-2 notes, after
12:00 p.m. London time) on a quarterly payment date, then payments by the principal paying agent to the US$ noteholder or by the Euro paying agent to the
Class A-2 noteholder, as applicable, will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.

KEY DATES AND PERIODS

          The following are the relevant dates and periods for the allocation of cashflows and their payments.

MONTHLY COLLECTION PERIOD.....   in relation to a monthly payment date, means
                                 the calendar month which precedes the calendar
                                 month in which the monthly payment date occurs.
                                 However, the first and last monthly collection
                                 periods are as follows:

                                      o  first: period from and excluding the
                                         cut-off date to and including [*].

                                      o  last: period from but excluding the
                                         last day of the prior quarterly
                                         collection period to and including the
                                         termination date.

MONTHLY DETERMINATION DATE....   The date which is 2 business days before a
                                 monthly payment date.

MONTHLY PAYMENT DATE..........   [*] th day of each calendar month, or, if the
                                 [*] th day is not a business day, then the next
                                 business day, unless that business day falls in
                                 the next calendar month, in which case the
                                 monthly payment date will be the preceding
                                 business day, beginning in [*]. The first
                                 monthly payment date will be in [*]

QUARTERLY COLLECTION PERIOD...   in relation to a quarterly payment date, means
                                 the three monthly collection periods that
                                 precede the calendar month in which the
                                 quarterly payment date falls. However, the
                                 first and last quarterly collection

                                      S-78

                                 periods are as follows:

                                      o  first: period from and excluding the
                                         cut-off date to and including [*];

                                      o  last: period from but excluding the
                                         last day of the prior quarterly
                                         collection period to and including the
                                         termination date.

QUARTERLY DETERMINATION DATE..   The date which is 2 business days before a
                                 quarterly payment date.

QUARTERLY PAYMENT DATE........   [*][th] day of each of [*],[*],[*] and [*] or,
                                 if the [*] th day is not a business day, then
                                 the next business day, unless that business day
                                 falls in the next calendar month, in which case
                                 the quarterly payment date will be the
                                 preceding business day. The first quarterly
                                 payment date will be in [*].

EXAMPLE CALENDAR

          The following example calendar assumes that all relevant days are business days:

MONTHLY COLLECTION PERIOD.....   [*] to [*]
MONTHLY INTEREST PERIOD.......   [*] to [*]
MONTHLY DETERMINATION DATE....   [*]
MONTHLY PAYMENT DATE..........   [*]
MONTHLY COLLECTION PERIOD.....   [*] to [*]
MONTHLY INTEREST PERIOD.......   [*] to [*]
MONTHLY DETERMINATION DATE....   [*]
MONTHLY PAYMENT DATE..........   [*]
MONTHLY COLLECTION PERIOD.....   [*] to [*]
MONTHLY INTEREST PERIOD.......   [*] to [*]
MONTHLY DETERMINATION DATE....   [*]
MONTHLY PAYMENT DATE..........   [*]
QUARTERLY COLLECTION PERIOD...   [*] to [*]

                                      S-79

QUARTERLY INTEREST PERIOD.....   [*] to [*]
QUARTERLY DETERMINATION DATE..   [*]
QUARTERLY PAYMENT DATE........   [*]

CALCULATION OF TOTAL AVAILABLE FUNDS

          On each monthly Determination Date (including a monthly Determination
Date which is also a quarterly Determination Date), the manager will calculate the Available Income, principal draws and liquidity draws for the related monthly collection period. The sum of those amounts and, with respect to any quarterly payment date, any amounts retained in the collection account or invested in Authorized Investments on the two immediately preceding monthly payment dates for application on such quarterly payment date on account of the accrued interest entitlement of the Class A-1 notes, the Class A-2 notes, the
Class B notes and the Class C notes, is the "TOTAL AVAILABLE FUNDS".

AVAILABLE INCOME

          "AVAILABLE INCOME" for a monthly collection period means the aggregate of:

          o    the "FINANCE CHARGE COLLECTIONS" for that monthly collection period, which are:

          o    the aggregate of all amounts received by or on behalf of the issuer trustee during that monthly collection period in respect of interest, fees (other than any fees waived by the servicer in the ordinary course of servicing the housing loans) and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

                    o    amounts on account of interest recovered during that
                         monthly collection period from the enforcement of a
                         housing loan;

                    o    any payments by the seller to the issuer trustee on the
                         repurchase of a housing loan during that monthly
                         collection period which are attributable to interest;

                    o    any break costs paid by borrowers under fixed rate
                         housing loans received during that monthly collection
                         period;

                    o    any amount paid to the issuer trustee by the seller
                         equal to the amount of any interest which would be
                         payable by the seller to a borrower on amounts standing
                         to the credit of the borrower's loan offset account if
                         interest was payable on that account, to the extent
                         attributable to interest on the housing loan; and

                    o    any interest on collections paid by the seller under
                         clause 5.2(b)(ii) of the servicing agreement and
                         received by the issuer trustee during that monthly
                         collection period;

          o    all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that monthly collection period including:

                    o    from the seller, servicer or custodian, in respect of
                         any breach of a representation, warranty or undertaking
                         contained in the transaction documents;

                                      S-80

                    o    from the seller, servicer or custodian under any
                         obligation under the transaction documents to indemnify
                         or reimburse the issuer trustee for any amount;

                    o    from St.George Bank under the deed of indemnity in
                         respect of any losses arising from a breach by the
                         custodian of its obligations under the custodian
                         agreement;

                    o    from the issuer trustee in its personal capacity in
                         respect of any breach of a representation, warranty or
                         undertaking in respect of which it is not entitled to
                         be indemnified out of the assets of the trust, or any
                         indemnity from the issuer trustee in its personal
                         capacity contained in the transaction documents; and

                    o    from the manager in respect of any breach of a
                         representation, warranty or undertaking of the manager
                         in respect of a breach of which it is not entitled to
                         be indemnified out of the assets of the trust, or any
                         indemnity from the manager, contained in the
                         transaction documents,

                    o    in each case, which the manager determines to be in
                         respect of interest, fees and other amounts in the
                         nature of income payable under the housing loans and
                         related security and other rights with respect thereto;
                         and

          o    recoveries in the nature of income received, after a Finance
               Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that monthly collection period;

          less:

          o    governmental charges collected by or on behalf of the issuer trustee for that monthly collection period; and

          o    the aggregate of all bank fees and charges due to the servicer or the seller by or on behalf of the issuer trustee from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that monthly collection period;

          plus:

          o    to the extent not included in Finance Charge Collections:

                    o    any amount received by or on behalf of the issuer
                         trustee in relation to that monthly collection period
                         on or by the monthly payment date immediately following
                         the end of that monthly collection period with respect
                         to net receipts under the basis swap or the
                         fixed-floating rate swap and any additional
                         fixed-floating rate swap, as applicable (and for this
                         purpose net receipts under the basis swap will be
                         determined before any other payments);

                    o    any interest income received by or on behalf of the
                         issuer trustee during that monthly collection period in
                         respect of funds credited to the collection account;

                    o    amounts in the nature of interest otherwise paid by the
                         seller, the servicer or the manager to the issuer
                         trustee during that monthly collection period in
                         respect of collections held by it;

                                      S-81

                    o    all other amounts received by or on behalf of the
                         issuer trustee during that monthly collection period in
                         respect of the assets of the trust in the nature of
                         income; and

                    o    all amounts received by or on behalf of the issuer
                         trustee in the nature of interest during that monthly
                         collection period from any provider of a support
                         facility under a support facility, and which the
                         manager determines should be accounted for in respect
                         of a Finance Charge Loss,

but excluding any interest credited to a collateral account of a support facility or any eligible credit support lodged with the issuer trustee in accordance with the currency swap.

PRINCIPAL DRAWS

          If the manager determines on any monthly Determination Date that the
Available Income of the trust for the monthly collection period ending immediately prior to that monthly Determination Date is insufficient to meet
Total Payments of the trust for that monthly collection period, then the manager will direct the issuer trustee to apply Principal Collections collected during that monthly collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available
Income available for this purpose on subsequent quarterly payment dates.

LIQUIDITY RESERVE

          As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into the Liquidity
Account. If on any monthly Determination Date the manager determines that
Available Income plus any principal draws will be insufficient to meet the Total
Payments for the relevant monthly payment date, the manager must direct the issuer trustee to draw on the Liquidity Account for an amount equal to the lesser of such Liquidity Shortfall and the amount in the Liquidity Account at that time. This is referred to as a "LIQUIDITY DRAW." A Liquidity Draw for a monthly collection period will constitute part of the Total Available Funds for that monthly collection period.

          The amount in the Liquidity Account is required to equal the
"LIQUIDITY LIMIT", which means at any time, the amount equal to [*]% of the aggregate outstanding principal balance of the housing loans at such time. To the extent that the amount in the Liquidity Account for a monthly Determination
Date exceeds the then current Liquidity Limit, the amount in the Liquidity
Account will be reduced by the Surplus Amount in accordance with the cashflow allocation methodology set out below.

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

          In relation to a monthly collection period, all amounts payable or required to be allocated by the issuer trustee as described in one of the next two subsections, as applicable, on the relevant monthly payment date (including a monthly payment date which is also a quarterly payment date) relating to that monthly collection period, constitute "TOTAL PAYMENTS".

MONTHLY TOTAL PAYMENTS

          On each monthly payment date, other than a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or allocate or cause to be paid or allocated out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

                                      S-82

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller;

          o    second, payment to the fixed-floating rate swap provider and any additional fixed-floating rate swap provider, as applicable, any break costs with respect to the fixed rate housing loans received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the monthly collection period, to be allocated as follows:

               o    if there are no additional fixed-floating rate swap
                    providers, the amount available for payment pursuant to this bullet point will be paid to the fixed-floating rate swap
                    provider; and

               o    if there are multiple fixed-floating rate swap providers,
                    the amount available for payment pursuant to this bullet
                    point will be allocated among all of the fixed-floating rate swap providers pursuant to the fixed-floating rate swap and any additional fixed-floating rate swaps, as applicable;

          o    third, Trust Expenses (excluding paragraph (c) of that definition with respect to issuer trustee and security trustee fees) which have been incurred prior to that monthly payment date and which have not previously been paid or reimbursed on a prior monthly payment date (including a monthly payment date which is also a quarterly payment date), in the order set out in the definition of Trust Expenses (excluding paragraph (c) of that definition with respect to issuer trustee and security trustee fees);

          o    fourth, without duplication, any amounts that would have been payable under this cashflow, other than amounts which would have been payable or allocable under clauses fifth through eleventh inclusive under this cashflow, on any previous monthly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

          o    fifth, pari passu and rateably as between themselves:

               o    allocation to the Class A-1 notes of accrued interest in an amount equal to that portion of the A$ Class A-1 Interest
                    Amount for that portion of the applicable Quarterly Interest
                    Period which occurred during the applicable Monthly Interest
                    Period, to be retained in the collection account or invested in Authorized Investments until applied to payments of
                    interest to the Class A-1 noteholders on the following
                    quarterly payment date;

               o    allocation to the Class A-2 notes of accrued interest in an amount equal to that portion of the A$ Class A-2 Interest
                    Amount for that portion of the applicable Quarterly Interest
                    Period which occurred during the applicable Monthly Interest
                    Period, to be retained in the collection account or invested in Authorized Investments until applied to payments of
                    interest to the Class A-2 noteholders on the following
                    quarterly payment date;

               o    payments to the Class A-3 noteholders of interest accrued on the Class A-3 notes for the applicable Monthly Interest
                    Period;

               o    payment to the fixed-floating rate swap provider and any
                    additional fixed-floating rate swap provider, as applicable, of the net amount (if any) due to the fixed-floating

                                      S-83

                    rate swap provider and any additional fixed-floating rate
                    swap provider, as applicable, under the fixed-floating rate swap and any additional fixed-floating rate swap, as
                    applicable (other than any break costs with respect to the termination of the fixed-floating rate swap or any
                    additional fixed-floating rate swap, as applicable, where
                    the fixed-floating rate swap provider or any additional
                    fixed-floating rate swap provider, as applicable, is the
                    defaulting party); and

               o    payment to the basis swap provider of the net amount (if
                    any) due to it under the basis swap,

          o    sixth, any amounts that would have been paid or allocated under the previous bullet point, on any previous monthly payment date, if there had been sufficient Total Available Funds, which have not been paid or allocated by the issuer trustee;

          o    seventh, pari passu and rateably, payment of an amount equal to the issuer trustee's fee and the security trustee's fee which have been incurred prior to that monthly payment date and which have not been previously paid or reimbursed on a prior monthly payment date (including a monthly payment date which is also a quarterly payment date) under application of funds, based on the amount of such fees payable to the issuer trustee and the
               security trustee;

          o    eighth, an amount equal to interest accrued on the Class B notes for that portion of the applicable Quarterly Interest Period which occurred during the applicable Monthly Interest Period, to be retained in the collection account or invested in Authorized
               Investments to be applied as Available Income on the following quarterly payment date;

          o    ninth, any amounts that would have been allocated under the previous bullet point, on any previous monthly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee to be retained in the Collection
               Account or invested in Authorized Investments to be applied as
               Available Income on the following quarterly payment date;

          o    tenth, an amount equal to interest accrued on the Class C notes for the portion of that applicable Quarterly Interest Period which occurred during the applicable Monthly Interest Period, to be retained in the collection account or invested in Authorized
               Investments to be applied as Available Income on the following quarterly payment date; and

          o    eleventh, any amounts that would have been allocated under the previous bullet point, on any previous monthly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee to be retained in the Collection
               Account or invested in Authorized Investments to be applied as
               Available Income on the following quarterly payment date.

          The issuer trustee shall only make a payment or allocation under each of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

QUARTERLY TOTAL PAYMENTS

          On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds on that

                                      S-84

quarterly payment date, in relation to the monthly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

          o    first, an amount up to the outstanding Accrued Interest
               Adjustment to the seller;

          o    second, payment to the fixed-floating rate swap provider and any additional fixed-floating rate swap provider, as applicable, any break costs with respect to the fixed rate housing loans received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the monthly collection period immediately preceding such quarterly payment date, to be allocated as
               follows:

               o    if there are no additional fixed-floating rate swap
                    providers, the amount available for payment pursuant to this bullet point will be paid to the fixed-floating rate swap
                    provider; and

               o    if there are multiple fixed-floating rate swap providers,
                    the amount available for payment pursuant to this bullet
                    point will be allocated among all of the fixed-floating rate swap providers pursuant to the fixed-floating rate swap and any additional fixed-floating rate swaps, as applicable;

          o    third, Trust Expenses (excluding paragraph (c) of that definition with respect to issuer trustee and security trustee fees) which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed on a prior monthly payment date (including a monthly payment date which is also a quarterly payment date), in the order set out in the definition of Trust Expenses (excluding paragraph (c) of that definition with respect to issuer trustee and security trustee fees);

          o    fourth, without duplication, any amounts that would have been payable under this cashflow, other than amounts which would have been payable under clauses fifth through eleventh inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

          o    fifth, pari passu and rateably as between themselves:

               o    the payment to the currency swap provider of the A$ Class
                    A-1 Interest Amount for the applicable Quarterly Interest
                    Period, which is thereafter to be applied to payments of
                    interest to the Class A-1 noteholders;

               o    the payment to the currency swap provider of the A$ Class
                    A-2 Interest Amount for the applicable Quarterly Interest
                    Period, which is thereafter to be applied to payments of
                    interest to the Class A-2 noteholders;

               o    payments to the Class A-3 noteholders of interest accrued on the Class A-3 notes for the applicable Monthly Interest
                    Period;

               o    payment to the fixed-floating rate swap provider and any
                    additional fixed-floating rate swap provider, as applicable, of the net amount (if any) due to the fixed-floating rate
                    swap provider and any additional fixed-floating rate swap
                    provider, as applicable, under the fixed-floating rate swap and any additional fixed-floating rate swap, as applicable
                    (other than any break costs with respect to the termination of the

                                      S-85

                    fixed-floating rate swap or any additional fixed-floating
                    rate swap, as applicable, where the fixed-floating rate swap provider or any additional fixed-floating rate swap
                    provider, as applicable, is the defaulting party); and

               o    payment to the basis swap provider of the net amount (if
                    any) due to it under the basis swap;

          o    sixth, any amounts that would have been payable under the
               previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

          o    seventh, pari passu and rateably, payment of an amount equal to the issuer trustee's fee and the security trustee's fee which have been incurred prior to that quarterly payment date and which have not been previously paid or reimbursed on a prior monthly payment date (including a monthly payment date which is also a quarterly payment date) under application of funds, based on the amount of such fees payable to the issuer trustee and the
               security trustee;

          o    eighth, the payment of the interest on the Class B notes for the applicable Quarterly Interest Period;

          o    ninth, any amounts that would have been payable under the
               previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

          o    tenth, the payment of interest on the Class C notes for the applicable Quarterly Interest Period; and

          o    eleventh, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee.

          The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

TRUST EXPENSES

          "TRUST EXPENSES" are (subject to the priorities described under
"--Monthly Total Payments", "--Quarterly Total Payments" and "--Priorities Under
the Security Trust Deed", herein) in relation to a monthly collection period:

          (a)  taxes payable in relation to the trust for that monthly collection period;

          (b)  any other Trust Expenses relating to the trust for that monthly collection period which are not already covered in the following ten paragraphs;

          (c)  pari passu, the issuer trustee's fee and the security trustee's fee payable for that monthly collection period and any note trustee's fee payable following the end of that monthly
               collection period;

                                      S-86

          (d)  the servicer's fee for that monthly collection period;

          (e)  the manager's fee for that monthly collection period;

          (f)  the custodian's fee for that monthly collection period;

          (g)  pari passu, any fee payable to the principal paying agent, any other paying agent, the calculation agent or any note registrar under the agency agreement;

          (h)  any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the
               underwriters, the manager, the security trustee, the servicer, the note trustee, a note registrar, a paying agent or the
               calculation agent in relation to the trust under the transaction documents, for that monthly collection period;

          (i)  any amounts payable by the issuer trustee to a currency swap provider upon the termination of a currency swap;

          (j)  the standby basis swap provider's fee for that monthly collection period;

          (k)  the standby fixed-floating rate swap provider's fee for that monthly collection period; and

          (l)  any settlement amount, in the nature of income, payable under a currency swap and not otherwise specified under "--Monthly Total
               Payments", "--Quarterly Total Payments", "--Monthly Allocation of
               Excess Available Income or "--Quarterly Distribution of Excess
               Available Income",

provided, that the amounts set forth above in paragraph (c) with respect to issuer trustee and security trustee fees will not be treated as Trust Expenses, for the purpose of allocation or payment priorities, set forth under "--Monthly
Total Payments" and "--Quarterly Total Payments", as applicable, and the amounts set forth in paragraph (c) with respect to issuer trustee and security trustee fees, paragraph (j) and paragraph (k) will not be treated as Trust Expenses for the purpose of allocation or payment priorities set forth under "--Priorities
Under the Security Trust Deed", herein.

          The following table sets forth the fees and expenses that are payable out of cash flows from the housing loans relating to the trust. All of such fees
(except as noted below with respect to the Class A noteholders) and expenses are payable prior to payments of interest and principal to the noteholders.

           DESCRIPTION                            AMOUNT                           RECEIVING PARTY
--------------------------------   ------------------------------------   --------------------------------

     Issuer Trustee Fee*(1)            A specified percentage of the               Issuer Trustee
                                    housing loan balance, paid monthly.

    Security Trustee Fee*(1)           The security trustee shall be              Security Trustee
                                    entitled to a fee from the proceeds
                                     of the mortgaged property at the
                                   rate agreed from time to time by the
                                     chargor, the security trustee and
                                              the manager.(2)

        Note Trustee Fee              An annual administration fee of               Note Trustee
                                    US$[*]. The issuer trustee will pay
                                       to the note trustee such fee
                                    pursuant to the terms specified in
                                      the supplementary terms notice.

        Paying Agent Fees             An annual administration fee of          Principal Paying Agent
                                    US$[*] paid during the period when
                                     any of the

                                      S-87

           DESCRIPTION                            AMOUNT                           RECEIVING PARTY
--------------------------------   ------------------------------------   --------------------------------

                                   US$ notes or Class A-2 notes remain
                                     outstanding. The issuer trustee
                                    shall pay to the principal paying
                                     agent such fee pursuant to the
                                         terms specified in the
                                             agency agreement.

      Calculation Agent Fee         An annual fee of US$[*] paid during           Calculation Agent
                                   the period when any of the US$ notes
                                         or Class A-2 notes remain
                                      outstanding. The issuer trustee
                                    shall pay to the calculation agent
                                      such fee pursuant to the terms
                                    specified in the agency agreement.

       Note Registrar Fees          An annual fee of US$[*] paid during            Note Registrar
                                   the period when any of the US$ notes
                                         or Class A-2 notes remain
                                      outstanding. The issuer trustee
                                      shall pay to the Class A-1 note
                                    registrar such fee pursuant to the
                                       terms specified in the agency
                                                agreement.

         Servicing Fee*              [*]% of the housing loan balance                 Servicer
                                               paid monthly.

          Manager Fee*               [*]% of the housing loan balance                  Manager
                                               paid monthly.

         Custodian Fee*              [*]% of the housing loan balance                 Custodian
                                               paid monthly.

 Standby Basis Swap Provider Fee            A$[*] paid monthly.              Standby Basis Swap Provider

Standby Fixed-Floating Rate Swap    [*]% of the housing loan balance of   Standby Fixed-Floating Rate Swap
          Provider Fee             all fixed rate housing loans covered               Provider
                                    by the fixed-floating rate swap of
                                       the fixed floating rate swap
                                           provider, paid monthly.

*    The fee payable to each of the issuer trustee, the security trustee, the servicer, the manager and the custodian is calculated based on the actual number of days in each monthly collection period, except with respect to the first monthly collection period which will be calculated from the closing date, rather than the cut-off date.

1    The fees payable to the issuer trustee and the security trustee will be paid after payments of principal and interest on the Class A notes.

2    This fee shall accrue from day to day and such security trustee's fee shall be payable in arrears for the relevant period under the master trust deed or as agreed from time to time by the chargor, the security trustee and the manager.

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

          Up to, but excluding, the Optional Redemption Date, the interest rate for the US$ notes for a particular Quarterly Interest Period will be equal to
LIBOR on the quarterly Determination Date immediately prior to the start of that
Quarterly Interest Period plus [*]%. If the issuer trustee has not redeemed all of the US$ notes on or before the Optional Redemption Date then the interest rate for each related Quarterly Interest Period commencing on or after the
Optional Redemption Date will be equal to LIBOR on the related quarterly
Determination Date plus [*]%.

          The "OPTIONAL REDEMPTION DATE" means the quarterly payment date falling on or after the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial Principal Amount of the notes.

                                      S-88

          Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-2 notes for a particular Quarterly Interest Period will be equal to EURIBOR on the quarterly Determination Date immediately prior to the start of that Quarterly Interest Period plus [*]%. If the issuer trustee has not redeemed all of the Class A-2 notes on or before the Optional Redemption Date then the interest rate for each related Quarterly Interest Period commencing on or after the Optional Redemption Date will be equal to EURIBOR on the related quarterly
Determination Date plus [*]%.

          Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-3 notes for a particular Monthly Interest Period will be equal to the One Month Bank Bill Rate on the monthly Payment Date immediately prior to the start of that Monthly Interest Period plus [*]%. If the issuer trustee has not redeemed all of the Class A-3 notes on or before the Optional Redemption
Date then the interest rate for each related Monthly Interest Period commencing on or after the Optional Redemption Date will be equal to the One Month Bank
Bill Rate on the monthly Payment Date immediately prior to the start of that
Monthly Interest Period plus [*]%.

          The interest rate for the Class B notes and the Class C notes for a particular Quarterly Interest Period will be equal to the Three Month Bank Bill
Rate on the quarterly Payment Date immediately prior to the start of that
Quarterly Interest Period plus [*]% and [*]%, respectively.

          With respect to any monthly payment date (including a monthly payment date which is also a quarterly payment date), interest on a note in a class of notes (or, in the case of any note in book-entry form, interest on the beneficial ownership interest in a class of notes held by each beneficial owner of such note) will be calculated as the product of:

          o    the aggregate Principal Amount of all notes of that class as of the first day of the related Interest Period;

          o    at the interest rate for notes of that class; and

          o    a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is
               360 days for the US$ notes and the Class A-2 notes, or 365 days for the Class A-3 notes, the Class B notes and the Class C notes,

          allocated rateably in accordance with the Principal Amount of such note (or, in the case of any note in book-entry form, the Principal
          Amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

          A note will stop earning interest on any date on which the Stated
Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or the relevant paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

          A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

                                      S-89

CALCULATION OF LIBOR

          In respect of the US$ notes, on the second LIBOR Business Day before the beginning of each Quarterly Interest Period, the calculation agent will determine LIBOR for the next Quarterly Interest Period.

CALCULATION OF EURIBOR

          In respect of the Class A-2 notes, on the second EURIBOR Business Day before the beginning of each Quarterly Interest Period, the calculation agent will determine EURIBOR for the next Quarterly Interest Period.

EXCESS AVAILABLE INCOME

GENERAL

          On each monthly Determination Date (including a monthly Determination
Date which is also a quarterly Determination Date), the manager will calculate the amount, if any, by which the Total Available Funds for the monthly collection period ending immediately prior to that monthly Determination Date exceeds the Total Payments for that same monthly collection period. This amount, and with respect to any quarterly payment date, any amounts retained in the collection account (or the Liquidity Account, in the case of amounts allocated pursuant to the second bullet point below under "--Monthly Allocation of Excess
Available Income") or invested in Authorized Investments on the two immediately preceding monthly payment dates for application on such quarterly payment date as set forth below under "--Monthly Allocation of Excess Available Income", is the "EXCESS AVAILABLE INCOME" for the related monthly collection period.

MONTHLY ALLOCATION OF EXCESS AVAILABLE INCOME

          On each monthly Determination Date (which is not also a quarterly
Determination Date), the manager must allocate any Excess Available Income for the related monthly collection period in the following order of priority:

          o    first, an amount equal to all Principal Charge Offs for that monthly collection period;

          o    second, an amount equal to all Liquidity Draws which have not been repaid as of that monthly payment date;

          o    third, an amount equal to all principal draws which have not been repaid as of that monthly payment date;

          o    fourth, pari passu and rateably between themselves, based on, in the case of the US$ notes, the Class A-1 A$ Equivalent of the
               Notional Stated Amount of the US$ notes, in the case of the Class
               A-2 notes, the Class A-2 A$ Equivalent of the Notional Stated
               Amount of the Class A-2 notes and in the case of the Class A-3 notes, the Stated Amount of the Class A-3 notes:

               o    an amount equal to the Class A-1 A$ Equivalent of any
                    Carryover Class A Charge Offs in respect of the US$ notes;

                                      S-90

               o    an amount equal to the Class A-2 A$ Equivalent of any
                    Carryover Class A Charge Offs in respect of the Class A-2
                    notes; and

               o    an amount equal to any Carryover Class A Charge Offs in
                    respect of the Class A-3 notes;

          o    fifth, an amount equal to the Carryover Class B Charge Offs relating to the Class B notes;

          o    sixth, an amount equal to the Carryover Class C Charge Offs relating to the Class C notes; and

          o    seventh, an amount equal to the sum of the following:

               o    any break costs payable to the fixed-floating rate swap
                    provider and any additional fixed-floating rate swap
                    provider, as applicable, with respect to the termination of the fixed-floating rate swap or any additional
                    fixed-floating rate swap, as applicable, where the
                    fixed-floating rate swap provider or any additional
                    fixed-floating rate swap provider, as applicable, is the
                    defaulting party; and

               o    any settlement amounts payable to the currency swap provider with respect to the termination of a currency swap where the currency swap provider is the defaulting party,

in each case to be retained in the collection account (or, in the case of the second bullet point, in the Liquidity Account) or invested in Authorized
Investments until the next quarterly payment date. No Excess Available Income will be applied on any monthly payment date which is not also a quarterly payment date.

          The issuer trustee shall make an allocation described in the preceding bullet points only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the allocation after amounts with priority to that allocation have been allocated.

QUARTERLY DISTRIBUTION OF EXCESS AVAILABLE INCOME

          On each quarterly Determination Date, the manager must apply any
Excess Available Income for the related monthly collection period ending immediately before that quarterly Determination Date in the following order of priority:

          o    first, to reimburse all Principal Charge Offs for that quarterly collection period;

          o    second, towards all Liquidity Draws which have not been repaid as of that quarterly payment date;

          o    third, to repay all principal draws which have not been repaid as of that quarterly payment date;

          o    fourth, to be applied, pari passu and rateably between
               themselves, based on, in the case of the US$ notes, the Class A-1
               A$ Equivalent of the Stated Amount of the US$ notes, in the case of the Class A-2 notes, the Class A-2 A$ Equivalent of the Stated
               Amount of the Class A-2 notes and in the case of the Class A-3 notes, the Stated Amount of the Class A-3 notes:

               o    to pay the currency swap provider the Class A-1 A$
                    Equivalent of any Carryover Class A Charge Offs in respect of the US$ notes to be paid to the US$ noteholders;

                                      S-91

               o    to pay the currency swap provider the Class A-2 A$
                    Equivalent of any Carryover Class A Charge Offs in respect of the Class A-2 notes to be paid to the Class A-2
                    noteholders; and

               o    as a payment to the Class A-3 noteholders in or towards
                    reinstating the Stated Amount of the Class A-3 notes to the extent of any Carryover Class A Charge Offs in respect of
                    the Class A-3 notes;

          o    fifth, to be applied as a payment to the Class B noteholders of an amount equal to the Carryover Class B Charge Offs relating to the Class B notes;

          o    sixth, to be applied as a payment to the Class C noteholders of an amount equal to the Carryover Class C Charge Offs relating to the Class C notes;

          o    seventh, to be applied, pari passu and rateably between
               themselves, based on the respective amounts payable to each entity as follows:

               o    as a payment of any break costs payable to the
                    fixed-floating rate swap provider and any additional
                    fixed-floating rate swap provider, as applicable, with
                    respect to the termination of the fixed-floating rate swap or any additional fixed-floating rate swap, as applicable, where the fixed-floating rate swap provider or any
                    additional fixed-floating rate swap provider, as applicable, is the defaulting party, as follows:

                    o    if there are no additional fixed-floating rate swap
                         providers, the amount available for payment pursuant to
                         this bullet point will be paid to the fixed-floating
                         rate swap provider; and

                    o    if there are multiple fixed-floating rate swap
                         providers, the amount available for payment pursuant to
                         this bullet point will be allocated among all of the
                         fixed-floating rate swap providers pursuant to the
                         fixed-floating rate swap and any additional
                         fixed-floating rate swaps, as applicable; and

               o    as a payment of any settlement amounts payable to the
                    currency swap provider with respect to the termination of a currency swap where the currency swap provider is the
                    defaulting party; and

          o    eighth, at the direction of the manager, to pay the residual income beneficiary any remaining Excess Available Income.

          The issuer trustee shall make a payment described in the preceding bullet points only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been paid.

          Any amount applied pursuant to the first six bullet points immediately above will be treated as Principal Collections on that quarterly payment date, except that amounts applied towards Liquidity Draws will be paid to the
Liquidity Account.

          Once distributed to the residual income beneficiary, any Excess
Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual income beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

                                      S-92

PRINCIPAL COLLECTIONS

          On each monthly Determination Date (including a monthly Determination
Date which is also a quarterly Determination Date), the manager must determine
Principal Collections for the immediately preceding monthly collection period.
"PRINCIPAL COLLECTIONS" are the sum of:

          o    all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that monthly
               collection period in respect of principal, including principal prepayments;

          o    all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that monthly collection period, including:

               o    amounts on account of principal recovered from the
                    enforcement of a housing loan, other than under a mortgage insurance policy;

               o    any payments by the seller to the issuer trustee on the
                    repurchase of a housing loan under the master trust deed
                    during that monthly collection period which are attributable to principal; and

               o    any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the
                    seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if
                    interest was payable on that account to the extent
                    attributable to principal on the housing loan;

          o    all amounts received by or on behalf of the issuer trustee during that monthly collection period from the mortgage insurer,
               pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

          o    all amounts received by or on behalf of the issuer trustee during that monthly collection period:

               o    from the seller, the servicer, the manager, Perpetual
                    Trustees Consolidated Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the transaction
                    documents, and in the case of Perpetual Trustees
                    Consolidated Limited, in its personal capacity, and the
                    manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust; and

               o    from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction documents to indemnify or reimburse the issuer trustee for any amount or from Perpetual Trustees Consolidated Limited, in its personal capacity, under any obligation under the
                    transaction documents to indemnify the trust,

          in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

          o    any amounts in the nature of principal received by or on behalf of the issuer trustee during that monthly collection period pursuant to the sale of any assets of the trust, including any
               Class A-1 A$ Equivalent or Class A-2 A$ Equivalent of any amount received by the issuer

                                      S-93

               trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

          o    if the monthly payment date immediately following that monthly collection period is also a quarterly payment date, any amount of
               Excess Available Income (including amounts allocated on the three
               (or, in the case of the first quarterly payment date, all)
               monthly Determination Dates preceding that quarterly payment date) to be applied to pay or reinstate a Principal Charge Off or a Carryover Charge Off, as applicable, on a note;

          o    if the monthly payment date immediately following that monthly collection period is also a quarterly payment date, any amount of
               Excess Available Income (including amounts allocated on the three
               (or, in the case of the first quarterly payment date, all)
               monthly Determination Dates preceding that quarterly payment date) to be applied to repay principal draws made on a previous monthly payment date (including a monthly payment date which is also a quarterly payment date);

          o    if the monthly payment date immediately following that monthly collection period is also a quarterly payment date, any Excess
               Available Income (including amounts allocated as calculated on the three (or, in the case of the first quarterly payment date, all) monthly Determination Dates preceding that quarterly payment date) to be applied to repay Liquidity Draws made on a previous monthly payment date (including a monthly payment date which is also a quarterly payment date);

          o    if the monthly payment date immediately following that monthly collection period is also a quarterly payment date, any Surplus
               Amount for that monthly payment date (including a monthly payment date which is also a quarterly payment date);

          o    any amounts retained in the collection account, from the
               immediately preceding monthly collection period for anticipated shortfalls in payments or to reimburse further redraws which have not been applied for those purposes on a monthly payment date
               (including a monthly payment date which is also a quarterly payment date); and

          o    if the monthly payment date immediately following that monthly collection period is also a quarterly payment date, an amount equal to any Principal Collections for the two monthly collection periods preceding that monthly collection period which were not paid or allocated as described under "--Principal Payments Prior to the Stepdown Date or After a Trigger Event" on a previous monthly payment date (including a monthly payment date which is also a quarterly payment date),

less any amounts paid by the issuer trustee to replace a housing loan as described in the section entitled "Description of the Trusts--Substitution of
Housing Loans" in the accompanying prospectus.

          On the closing date, the sum of the Class A-1 A$ Equivalent of the total initial outstanding Principal Amount of the US$ notes, the Class A-2 A$
Equivalent of the total initial outstanding Principal Amount of the Class A-2 notes and the total initial outstanding Principal Amount of the Class A-3 notes, the Class B notes and the Class C notes issued by the issuer trustee may exceed the sum of the housing loan principal as of the cut-off date and the balance of the liquidity reserve. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first monthly payment date or quarterly payment date, as applicable.

                                      S-94

INITIAL PRINCIPAL PAYMENTS

          On each monthly payment date (including a monthly payment date which is also a quarterly payment date), and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Principal Collections, in relation to the monthly collection period ending immediately preceding that monthly payment date, the following amounts in the following order of priority (the "INITIAL
PRINCIPAL PAYMENTS"):

          o    first, to allocate to Total Available Funds any principal draws;

          o    second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date (including a monthly payment date which is also a quarterly payment date);

          o    third, subject to the limits described under "--Redraws and
               Further Advances" below, to repay any redraws provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws; and

          o    fourth, to retain in the collection account as a provision to reimburse further redraws an amount up to the Redraw Retention
               Amount for the next monthly collection period.

          The issuer trustee shall only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

          Only after initial principal payments have been satisfied will
Principal Collections be available to repay the Principal Amount of the Class A notes, the Class B notes and the Class C notes in accordance with the relevant principal allocation methodology set out below.

PRINCIPAL PAYMENTS PRIOR TO THE STEPDOWN DATE OR AFTER A TRIGGER EVENT

          On each monthly payment date (including a monthly payment date which is also a quarterly payment date) prior to the Stepdown Date, or if a Trigger
Event exists on that monthly payment date (including a monthly payment date which is also a quarterly payment date), and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or apply, or cause to be paid or applied, out of the
Principal Collections remaining after the initial principal payments have been made, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

          o    first, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

          o    second:

          if that monthly payment date is also a quarterly payment date, pari passu and rateably among the US$ notes, the Class A-2 notes and the
          Class A-3 notes:

               o    as a payment to the currency swap provider under the terms of the currency swap relating to the US$ notes, an amount
                    equal to the lesser of:

                                      S-95

                    o    the aggregate of (i) the Class A-1 Proportion of the
                         amount available for distribution and (ii) the Class
                         A-1 Principal Carryover Amount for the two immediately
                         preceding monthly payment dates; and

                    o    the Class A-1 A$ Equivalent of the aggregate Principal
                         Amount of all US$ notes on that monthly payment date,

                         which is thereafter to be applied as payments of
                         principal on the US$ notes;

               o    as a payment to the currency swap provider under the terms of the currency swap relating to the Class A-2 notes, an
                    amount equal to the lesser of:

                    o    the aggregate of (i) the Class A-2 Proportion of the
                         amount available for distribution and (ii) the Class
                         A-2 Principal Carryover Amount for the two immediately
                         preceding monthly payment dates; and

                    o    the Class A-2 A$ Equivalent of the aggregate Principal
                         Amount of all Class A-2 notes on that monthly payment
                         date,

                         which is thereafter to be applied as payments of
                         principal on the Class A-2 notes;

               o    as a payment to the Class A-3 noteholders of principal on
                    the Class A-3 notes, an amount equal to the lesser of:

                    o    the Class A-3 Proportion of the amount available for
                         distribution; and

                    o    the aggregate Principal Amount of all Class A-3 notes
                         on that monthly payment date; or

          if that monthly payment date is not also a quarterly payment date, pari passu and rateably among the US$ notes, the Class A-2 notes and the Class A-3 notes:

               o    an amount equal to the lesser of:

                    o    the Class A-1 Proportion of the amount available for
                         distribution; and

                    o    the Class A-1 A$ Equivalent of the aggregate Notional
                         Principal Amount of all US$ notes on that monthly
                         payment date,

                         to be retained in the collection account or invested in
                         Authorized Investments as part of the Class A-1
                         Principal Carryover Amount;

               o    an amount equal to the lesser of:

                    o    the Class A-2 Proportion of the amount available for
                         distribution; and

                    o    the Class A-2 A$ Equivalent of the aggregate Notional
                         Principal Amount of all Class A-2 notes on that monthly
                         payment date,

                         to be retained in the collection account or invested in
                         Authorized Investments as part of the Class A-2
                         Principal Carryover Amount; and

                                      S-96

               o    as a payment to the Class A-3 noteholders of principal on
                    the Class A-3 notes, an amount equal to the lesser of:

                    o    the Class A-3 Proportion of the amount available for
                         distribution; and

                    o    the aggregate Principal Amount of all Class A-3 notes;

          o    third, on each quarterly payment date, as a payment to the Class
               B noteholders of principal on the Class B notes, an amount equal to the lesser of:

               o    the remaining amount available for distribution; and

               o    the aggregate Principal Amount of all Class B notes on that monthly payment date;

          o    fourth, on each quarterly payment date, as a payment to the Class
               C noteholders of principal on the Class C notes, an amount equal to the lesser of:

               o    the remaining amount available for distribution; and

               o    the aggregate Principal Amount of all Class C notes on that monthly payment date; and

          o    fifth, on each quarterly payment date, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee first must pay remaining Principal Collections to the seller in
               reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual Income Beneficiary as a distribution of capital of the trust.

          The issuer trustee shall only make a payment under any of the first four bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

PRINCIPAL PAYMENTS ON AND AFTER THE STEPDOWN DATE FOR SO LONG AS NO TRIGGER
EVENT EXISTS

          On each monthly payment date (including a monthly payment date which is also a quarterly payment date) on and after the Stepdown Date, for so long as no Trigger Event exists on that monthly payment date (including a monthly payment date which is also a quarterly payment date), and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or apply, or cause to be paid or applied, out of the
Principal Collections remaining after the initial principal payments have been made, in relation to the monthly collection period, ending immediately before that monthly payment date, the following amounts in the following order of priority:

          o    first, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

          o    second:

          if that monthly payment date is also a quarterly payment date, pari passu and rateably among the US$ notes, the Class A-2 notes and the
          Class A-3 notes:

                                      S-97

          o    as a payment to the currency swap provider under the terms of the currency swap relating to the US$ notes, an amount equal to the lesser of:

               o    the aggregate of (i) the Class A-1 Proportion of the Class A
                    Principal Payment Amount and (ii) the Class A-1 Principal
                    Carryover Amount for the two immediately preceding monthly payment dates; and

               o    the Class A-1 A$ Equivalent of the aggregate Principal
                    Amount of all US$ notes on that monthly payment date,

                    which is thereafter to be applied as payments of principal on the US$ notes;

          o    as a payment to the currency swap provider under the terms of the currency swap relating to the Class A-2 notes, an amount equal to the lesser of:

               o    the aggregate of (i) the Class A-2 Proportion of the Class A
                    Principal Payment Amount and (ii) the Class A-2 Principal
                    Carryover Amount for the two immediately preceding monthly payment dates; and

               o    the Class A-2 A$ Equivalent of the aggregate Principal
                    Amount of all Class A-2 notes on that monthly payment date,

                    which is thereafter to be applied as payments of principal on the Class A-2 notes;

          o    as a payment to the Class A-3 noteholders of principal on the
               Class A-3 notes, an amount equal to the lesser of:

               o    the Class A-3 Proportion of the Class A Principal Payment
                    Amount; and

               o    the aggregate Principal Amount of all Class A-3 notes on
                    that monthly payment date; or

     if that monthly payment date is not also a quarterly payment date, pari passu and rateably among the US$ notes, the Class A-2 notes and the Class
     A-3 notes:

          o    an amount equal to the lesser of:

               o    the Class A-1 Proportion of the Class A Principal Payment
                    Amount; and

               o    the Class A-1 A$ Equivalent of the aggregate Notional
                    Principal Amount of all US$ notes on that monthly payment
                    date,

                    to be retained in the collection account or invested in
                    Authorized Investments as part of the Class A-1 Principal
                    Carryover Amount;

          o    an amount equal to the lesser of:

               o    the Class A-2 Proportion of the Class A Principal Payment
                    Amount; and

               o    the Class A-2 A$ Equivalent of the aggregate Notional
                    Principal Amount of all Class A-2 notes on that monthly
                    payment date,

                                      S-98

                    to be retained in the collection account or invested in
                    Authorized Investments as part of the Class A-2 Principal
                    Carryover Amount; and

          o    as a payment to the Class A-3 noteholders of principal on the
               Class A-3 notes, an amount equal to the lesser of:

               o    the Class A-3 Proportion of the Class A Principal Payment
                    Amount; and

               o    the aggregate Principal Amount of all Class A-3 notes on
                    that monthly payment date;

     o    third:

     if that monthly payment date is also a quarterly payment date, as a payment to the Class B noteholders of principal on the Class B notes, an amount equal to the lesser of:

          o    the aggregate of (i) the Class B Principal Payment Amount and
               (ii) the Class B Principal Carryover Amount for the two
               immediately preceding monthly payment dates; and

          o    the aggregate Principal Amount of all Class B notes on that monthly payment date; or

     if that monthly payment date is not also a quarterly payment date, an amount equal to the lesser of:

          o    the Class B Principal Payment Amount; and

          o    the aggregate Notional Principal Amount of all Class B notes on that monthly payment date;

               to be retained in the collection account or invested in
               Authorized Investments as part of the Class B Principal Carryover
               Amount;

     o    fourth:

     if that monthly payment date is also a quarterly payment date, as a payment to the Class C noteholders of principal on the Class C notes, an amount equal to the lesser of:

          o    the aggregate of (i) the Class C Principal Payment Amount and
               (ii) the Class C Principal Carryover Amount for the two
               immediately preceding monthly payment dates; and

          o    the aggregate Principal Amount of all Class C notes on that monthly payment date; or

     if that monthly payment date is not also a quarterly payment date, an amount equal to the lesser of:

          o    the Class C Principal Payment Amount; and

          o    the aggregate Notional Principal Amount of all Class C notes on that monthly payment date;

     to be retained in the collection account or invested in Authorized
     Investments as part of the Class C Principal Carryover Amount; and

                                      S-99

          o    fifth, on each quarterly payment date, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee first must pay remaining Principal Collections to the seller in
               reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual Income Beneficiary as a distribution of capital of the trust.

          The issuer trustee shall only make a payment under any of the first four bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

REDRAWS AND FURTHER ADVANCES

          The seller, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the housing loans so that the then scheduled principal balance of those housing loans is not exceeded. See
"St.George Residential Loan Program--Special Features of the Housing
Loans--Redraw" in the accompanying prospectus. If the seller consents to a redraw, it will transmit funds in the amount of the redraw to the borrower. If the seller consents to a further advance which takes the form of an increase in the principal balance of the existing housing loan above its then scheduled principal balance, the seller will transmit to the issuer trustee payment of an amount equal to the Unpaid Balance of that housing loan and remove such housing loan as an asset of the trust. As a result, if a housing loan is removed as an asset of the trust, the trust will have more funds available to pay, or allocate to, principal to noteholders on the next monthly payment date (including a monthly payment date which is also a quarterly payment date), but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such removed housing loan.

          On each monthly Determination Date the manager shall determine an amount, not to exceed [*]% of the A$ Equivalent of the aggregate of the
Principal Amount of all the notes, which it reasonably anticipates will be required in addition to any prepayments of principal that it anticipates will be received from borrowers during the monthly collection period in which that monthly Determination Date occurs, to fund redraws. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.

          In addition to the seller's right of reimbursement, the issuer trustee shall, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws made on or before that business day for which it has not yet received reimbursements but only to the extent of the Redraw
Retention Amount for that monthly collection period to the extent it has been funded.

          The seller will be reimbursed for redraws for which it has not been previously reimbursed from Principal Collections in the order of priority set forth under "--Initial Principal Payments" in this prospectus supplement.

APPLICATION OF PRINCIPAL CHARGE OFFS

ALLOCATING LIQUIDATION LOSSES

          On each monthly Determination Date (including a monthly Determination
Date which is also a quarterly Determination Date), the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related monthly collection period:

                                     S-100

          o    the amount of those Liquidation Losses which are attributable to
               Finance Charge Losses; and

          o    the amount of those Liquidation Losses which are attributable to
               Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

INSURANCE CLAIMS

          If, on any monthly Determination Date (including a monthly
Determination Date which is also a quarterly Determination Date), the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

          Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

          If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

          o    the maximum amount available under the mortgage insurance policy has been exhausted;

          o    the mortgage insurance policy has been terminated in respect of that housing loan;

          o    the mortgage insurer is entitled to reduce the amount of the claim; or

          o    the mortgage insurer defaults in payment of a claim;

then a "MORTGAGE SHORTFALL" will arise if:

          o    the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

          o    any damages or other amounts payable by the seller or the
               servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal,

is insufficient to meet the full amount of the Principal Loss.

          The aggregate amount of all Mortgage Shortfalls for a monthly collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

          If the Principal Charge Offs for any monthly collection period exceed the Excess Available Income calculated on the monthly Determination Date for that monthly collection period, the manager

                                     S-101

must do the following, on and with effect from the monthly payment date
(including a monthly payment date which is also a quarterly payment date)
immediately following the end of the monthly collection period:

          o    reduce pari passu and rateably as between themselves the Notional
               Stated Amount of each of the Class C notes by the amount of that excess which is attributable to each Class C note until the
               Notional Stated Amount of that Class C note is zero;

          o    if the Notional Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the
               preceding paragraph, reduce pari passu and rateably as between themselves the Notional Stated Amount of each of the Class B notes by the amount of that excess which is attributable to each
               Class B note until the Notional Stated Amount of that Class B note is zero; and

          o    if the Notional Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the
               preceding paragraph, reduce pari passu and rateably as between each of the Class A notes, (based on, in the case of the US$
               notes, the Class A-1 A$ Equivalent of the Notional Stated Amount
               of the US$ notes, in the case of the Class A-2 notes, the Class
               A-2 A$ Equivalent of the Notional Stated Amount of the Class A-2
               notes and in the case of the Class A-3 notes, the Stated Amount of the Class A-3 notes), the Notional Stated Amount of each Class
               A-1 note by the US$ Equivalent of the amount of that excess which is so attributable to that Class A-1 note, the Notional Stated
               Amount of each Class A-2 note by the Euro Equivalent of the amount of that excess which is so attributable to that Class A-2 note and the Stated Amount of each Class A-3 note, until the
               Notional Stated Amount of each Class A note is zero,

provided, however, that with respect to each of the bullet points above, amounts by which the Class A-1 notes, the Class A-2 notes, the Class B notes and the
Class C notes are to be reduced, will be aggregated on each such monthly payment date (which is not also a quarterly payment date) until the next quarterly payment date and such aggregate amount for such class of notes, together with any excess amount to be reduced from the Stated Amount of such class of notes with respect to the monthly collection period immediately preceding the quarterly payment date, will be applied to reduce the Stated Amount of such class of notes pursuant to the bullet points above. With respect to the Class
A-3 notes, any reduction in the Stated Amount of each Class A-3 note as set out above will be applied to reduce the Stated Amount of the Class A-3 notes pursuant to the third bullet point above.

PAYMENTS INTO US$ ACCOUNT

          The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the US$ currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the US$ currency swap, they will also promptly pay that amount to the credit of the US$ account.

PAYMENTS OUT OF US$ ACCOUNT

          The issuer trustee shall, on the direction of the manager or shall require that the principal paying agent, on behalf of the issuer trustee, pay on each quarterly payment date the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each quarterly payment

                                     S-102

date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the US$ notes;

          o    reinstating the Stated Amount of the US$ notes, to the extent of
               Carryover Class A Charge Offs in respect of the US$ notes; and

          o    principal on the US$ notes, until their outstanding Principal
               Amount is reduced to zero.

PAYMENTS INTO EURO ACCOUNT

          The Euro paying agent shall open and maintain a Euro account into which the currency swap provider shall deposit amounts denominated in Euros. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in Euros payable to the issuer trustee by the currency swap provider under the Euro currency swap into the Euro account or to the Euro paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in Euros from the currency swap provider under the Euro currency swap, they will also promptly pay that amount to the credit of the Euro account.

PAYMENTS OUT OF EURO ACCOUNT

          The issuer trustee shall, on the direction of the manager or shall require that the Euro paying agent, on behalf of the issuer trustee, pay on each quarterly payment date the following amounts from the Euro account in accordance with the note trust deed and the agency agreement on each quarterly payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

          o    interest on the Class A-2 notes;

          o    reinstating the Stated Amount of the Class A-2 notes, to the extent of Carryover Class A Charge Offs in respect of the Class
               A-2 notes; and

          o    principal on the Class A-2 notes, until their outstanding
               Principal Amount is reduced to zero.

PRIORITIES UNDER THE SECURITY TRUST DEED

          The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be paid as follows:

          o    first, to pay pari passu and rateably:

               o    any Trust Expenses (other than any Trust Expenses set forth above in paragraph (c) with respect to issuer trustee and
                    security trustee fees, paragraph (j) or paragraph (k) of the definition of "Trust Expenses") then due and unpaid of the trust;

               o    any unpaid fees due to the standby basis swap provider;

               o    any unpaid fees due to the standby fixed-floating rate swap provider; and

                                      S-103

               o    the receiver's remuneration;

          o    second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

          o    third, to pay unpaid Accrued Interest Adjustment due to the seller;

          o    fourth, payment to the fixed-floating rate swap provider and any additional fixed-floating rate swap provider, as applicable, any break costs with respect to the fixed rate housing loans received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not been paid to the
               fixed-floating rate swap provider and any additional
               fixed-floating rate swap provider, as applicable, to be allocated as follows:

               o    if there are no additional fixed-floating rate swap
                    providers, the amount available for payment pursuant to this bullet point will be paid to the fixed-floating rate swap
                    provider; and

               o    if there are multiple fixed-floating rate swap providers,
                    the amount available for payment pursuant to this bullet
                    point will be allocated among all of the fixed-floating rate swap providers pursuant to the fixed-floating rate swap and any additional fixed-floating rate swaps, as applicable;

          o    fifth, to pay, pari passu and rateably, based upon the amount outstanding under each of the following bullet points:

               o    monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider
                    (other than any break costs with respect to the termination of the fixed-floating rate swap or any additional
                    fixed-floating rate swap, as applicable, where the
                    fixed-floating rate swap provider or any additional
                    fixed-floating rate swap provider, as applicable, is the
                    defaulting party);

               o    monetary liabilities of the issuer trustee to the Class A
                    noteholders, including any amounts retained on prior monthly payment dates which remain unpaid to the Class A-1
                    noteholders and the Class A-2 noteholders;

               o    unreimbursed redraws, to the seller; and

               o    subject to clause tenth below, all monetary liabilities of the issuer trustee to the currency swap provider under the currency swaps relating to the US$ notes or the Class A-2
                    notes, but without double counting with payments described above;

          o    sixth, pari passu and rateably, payment to the issuer trustee and the security trustee, their respective unpaid fees, based on the amount of such unpaid fees payable to the issuer trustee and the security trustee, respectively;

          o    seventh, to pay, pari passu and rateably, any monetary
               liabilities of the issuer trustee to Class B noteholders,
               including any amounts retained on prior monthly payment dates which remain unpaid to the Class B noteholders;

                                     S-104

          o    eighth, to pay, pari passu and rateably, any monetary liabilities of the issuer trustee to Class C noteholders, including any amounts retained on prior monthly payment dates which remain unpaid to the Class C noteholders;

          o    ninth, to pay, pari passu and rateably, any amounts not covered in this section owing to any Mortgagee under any transaction document;

          o    tenth, to pay, pari passu and rateably between themselves, based on the respective amounts payable to each entity as follows:

               o    any break costs payable to the fixed-floating rate swap
                    provider and any additional fixed-floating rate swap
                    provider, as applicable, with respect to the termination of the fixed-floating rate swap or any additional
                    fixed-floating rate swap, where the fixed-floating rate swap provider or any additional fixed-floating rate swap
                    provider, as applicable, is the defaulting party, as
                    follows:

                    o    if there are no additional fixed-floating rate swap
                         providers, the amount available for payment pursuant to
                         this bullet point will be paid to the fixed-floating
                         rate swap provider; and

                    o    if there are multiple fixed-floating rate swap
                         providers, the amount available for payment pursuant to
                         this bullet point will be allocated among all of the
                         fixed-floating rate swap providers pursuant to the
                         fixed-floating rate swap and any additional
                         fixed-floating rate swaps, as applicable; and

               o    any settlement amounts payable to the currency swap provider with respect to the termination of a currency swap where the currency swap provider is the defaulting party;

          o    eleventh, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

          o    twelfth, to pay any surplus to the issuer trustee to be paid in accordance with the master trust deed.

          The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver,
Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

          With respect to the foregoing, the "A$ EQUIVALENT" of the Principal
Amount owed to the US$ noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

          o    if the US$ currency swap is then in full force and effect, the A$
               exchange rate (as defined in the supplementary terms notice)
               multiplied by the aggregate Secured Monies (in US$) of the US$
               notes; or

          o    if the US$ currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the

                                     S-105

               occurrence of an early termination date under the US$ currency swap multiplied by the aggregate amount of Secured Monies owing with respect to the US$ notes.

          Further, with respect to the foregoing, the A$ EQUIVALENT of the
Principal Amount owed to the Class A-2 noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

          o    if the Euro currency swap is then in full force and effect, the
               A$ exchange rate (as defined in the supplementary terms notice)
               multiplied by the aggregate Secured Monies (in Euros) of the
               Class A-2 notes; or

          o    if the Euro currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the occurrence of an early termination date under the Euro currency swap multiplied by the aggregate amount of Secured Monies owing with respect to the Class A-2 notes.

          Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid will, except in limited circumstances, be extinguished.

RESIDUAL INTERESTS

          Crusade Management Limited, an affiliate of St.George Bank, as residual income beneficiary, will be entitled to receive any residual cash flow from the housing loans. Crusade Management Limited, as residual income beneficiary, may transfer its right to receive that residual cash flow to any of its affiliates or to any other person or entity.

REPORTS TO NOTEHOLDERS

          On each quarterly Determination Date, the manager shall, on behalf of the issuer trustee, in respect of the quarterly collection period ending before that quarterly Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing certain information with respect to the composition of the payments being made, the outstanding principal balance of an individual note following the payment and certain other information relating to the notes and the housing loans. The manager will make the noteholder report and, at its option, any additional files containing the same information in an alternative format, available to holders of offered notes and other parties to the note trust deed via the St.George
Bank's internet website, at [*]. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. Steps have been taken to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission under file number 333-[*]. See also "Description of the Offered Notes--Reports to
Noteholders" in the accompanying prospectus for a more detailed description of noteholder reports.

          The note trustee and principal paying agent will promptly provide that noteholder's report to each registered noteholder.

                                     S-106

          Unless and until definitive US$ notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

          Unless and until definitive US$ notes are issued, periodic and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to the holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting
DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of definitive US$
notes, such reports will be sent directly by the manager to each US$ noteholder.
Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the
SEC such periodic reports for so long, and as are required, under the Exchange
Act, and the rules and regulations of the SEC thereunder. Unless information relating to changes in the pool of housing loans is included in a report described above, and such report is received by the noteholders, noteholders will not be notified of changes in the pool of housing loans.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

          If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

          o    on the next quarterly payment date the issuer trustee or a paying agent would be required to deduct or withhold from any payment of principal or interest in respect of the notes or a currency swap in respect of any notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub divisions or any of its authorities; or

          o    the total amount payable in respect of interest in relation to the housing loans for a quarterly collection period ceases to be receivable, whether or not actually received by the issuer trustee during such quarterly collection period (but, for the avoidance of doubt, this bullet point does not apply to the failure by the issuer trustee to receive any interest on any housing loan merely by reason of the failure by the relevant borrower to pay required interest in breach of the relevant housing loan arrangement),

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such quarterly payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of those notes and any amounts required under the security trust deed to be paid in priority to or pari passu with those notes redeem all, but not some, of such class at their outstanding Principal Amount, or at the option of the holders of all the outstanding Principal Amount of those notes at their Stated Amount, together, in each case, with accrued interest to the date of redemption on any subsequent quarterly payment date. For further information see "Description of the Offered
Notes--Redemption of the Notes for Taxation or Other Reasons" in the
accompanying prospectus.

OPTIONAL REDEMPTION OF THE NOTES

          At the manager's direction, the issuer trustee must purchase or redeem all of the notes on a quarterly payment date by repaying the outstanding
Principal Amount, or, if the noteholders owning all of the outstanding Principal
Amount of the notes so agree, the Stated Amount, of the notes, together, in each

                                     S-107

case, with accrued interest to, but excluding, the date of repurchase or redemption, on or after the quarterly payment date on which the A$ Equivalent of the total Stated Amount of all notes is equal to or less than 10% of the A$
Equivalent of the total initial outstanding Principal Amount of all the notes;
provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding
Principal Amount or their Stated Amount if so agreed by the specified percentage of noteholders, and any amounts which would be required under the security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. See "Description of the Offered Notes--Optional
Redemption of the Notes" in the accompanying prospectus.

FINAL REDEMPTION OF THE NOTES

          Each offered note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that note will be finally discharged, upon the first to occur of: (i) the date on which the outstanding principal amount of the note is reduced to zero; (ii) the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note; (iii) the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the relevant paying agent; (iv) the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and (v) the final maturity date of that note. See "Description of the Offered Notes--Final Redemption of the
Notes" in the accompanying prospectus.

FINAL MATURITY DATE

          The issuer trustee must pay the Stated Amount and accrued and unpaid interest, if any, in relation to each note on or by the monthly payment date and quarterly payment date falling in [*]. See "Description of the Offered
Notes--Final Maturity Date" in the accompanying prospectus.

                              HEDGING ARRANGEMENTS

THE INTEREST RATE SWAPS

FIXED-FLOATING RATE SWAP

          The issuer trustee will initially enter into one swap governed by an
ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. Pursuant to the supplementary terms notice, the manager may from time to time direct the issuer trustee to, and the issuer trustee on that direction will, enter into additional fixed-floating rate swaps, upon confirmation from the rating agencies that the entering into of such additional fixed-floating rate swaps will not result in the downgrade or withdrawal of the rating of any notes. Pursuant to the fixed-floating rate swap, Crusade Management Limited, as manager and as the fixed-floating rate swap provider, and St.George Bank, as standby fixed-floating rate swap provider, may (in their absolute discretion) modify, amend or novate the initial fixed-floating rate swap and/or any transaction thereunder, upon confirmation from the rating agencies that the modification, amendment or novation of such initial fixed-floating rate swap and/or transaction thereunder, will not result in the downgrade or withdrawal of the rating of any notes. The fixed-floating rate swap (together with any additional fixed-floating rate swaps, if applicable) will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The

                                     S-108

obligations of the fixed-floating rate swap provider are supported by the standby fixed-floating rate swap provider. The issuer trustee will pay a fee that accrues from day to day and which is calculated at the rate of [*]% per annum of the outstanding principal balance of all fixed rate housing loans covered by the fixed-floating rate swap of the fixed floating rate swap provider on the first day of each Monthly Interest Period, payable on each monthly payment date (including a monthly payment date which is also a quarterly payment date) to the standby fixed-floating rate swap provider, in consideration for it agreeing to act as standby fixed-floating rate swap provider.

          The issuer trustee will pay the fixed-floating rate swap provider and any additional fixed-floating rate swap providers, as applicable, on each monthly payment date (including a monthly payment date which is also a quarterly payment date) an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the monthly collection period immediately preceding that monthly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that monthly collection period times the actual number of days in the monthly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider and any additional fixed-floating rate swap providers, as applicable, any break costs from borrowers with fixed rate loans received during the related monthly collection period.

          The issuer trustee will receive from the fixed-floating rate swap provider and any additional fixed-floating rate swap providers, as applicable, an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the monthly collection period immediately preceding that monthly payment date (including a monthly payment date which is also a quarterly payment date) multiplied by the Weighted
Average Australian Bank Bill Rate plus an agreed margin. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

          The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.

BASIS SWAP

          The issuer trustee will enter into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest. The issuer trustee will pay a monthly fee of A$[*], payable on each monthly payment date (including a monthly payment date which is also a quarterly payment date), to the standby basis swap provider in consideration for it agreeing to act as standby basis swap provider.

          The issuer trustee will pay the basis swap provider on each monthly payment date (including a monthly payment date which is also a quarterly payment date) an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider an amount based upon the Weighted Average
Australian Bank Bill Rate plus an agreed margin. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

                                     S-109

          The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later unless the standby basis swap provider extends its obligations in accordance with the basis swap.

APPLICATION OF INCREASED INTEREST

          After the interest rates on the notes increase after the Optional
Redemption Date, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.

STANDBY ARRANGEMENT

          If the basis swap provider or the fixed-floating rate swap provider is obligated to make a payment under the applicable swap and fails to make the required payment, the standby swap provider will make the applicable payment.

          The standby basis swap provider is only obligated to make one payment relating to the basis swap. The standby fixed-floating rate swap provider is obligated to make all the payments under the fixed-floating rate swap that the fixed-floating rate swap provider fails to make.

THRESHOLD RATE

          If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the monthly
Determination Date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the servicer and the seller of the threshold rate on the relevant monthly payment date (including a monthly payment date which is also a quarterly payment date). The threshold rate means, at any time, [*]% per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive monthly
Determination Date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.

          If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

FIXED-FLOATING RATE SWAP DOWNGRADE

          If the standby fixed-floating rate swap provider's rating falls below:

          o    [a short term rating of F1 or long term rating of A by Fitch
               Ratings;]

                                     S-110

          o    [a short term rating of A-1 by S & P]; or

          o    [a short term rating of P-1 or long term rating of A2 by
               Moody's],

the standby fixed-floating rate swap provider is required, at its cost, to do one of the following:

          o    deposit a cash collateral amount into a cash collateral account;

          o    replace itself as the standby fixed-floating rate swap provider with a party that has a rating greater than or equal to [A-1 by
               S&P, F1 (short term) and A (long term) by Fitch Ratings and who is suitably rated so that its appointment as standby
               fixed-floating rate swap provider does not result in a downgrade of the notes by Moody's]; or

          o    enter into an arrangement which each relevant rating agency confirms in writing will reverse or avoid any note downgrade.

          Where the standby fixed-floating rate swap provider is downgraded to a rating of less than short term [A-1 by S&P, less than F2 (short term) or BBB+
(long term) by Fitch Ratings or less than P-1 (short term) or A3 (long term) by
Moody's], the relevant time limit is five business days. Otherwise, the relevant time limit is 30 days. [However, if the standby fixed-floating rate swap provider is downgraded below F2 (short term) or BBB+ (long term) by Fitch
Ratings, it must either be replaced or enter into an arrangement acceptable to each rating agency that will reverse or avoid any note downgrade.]

          [If, in the case of the fixed-floating rate swap, there is a downgrade of the standby fixed-floating rate swap provider's long term debt rating below
BBB- by S&P, the standby fixed-floating rate swap provider must immediately provide cash collateral sufficient to enable the designated rating agencies to confirm that the downgrade will not cause a reduction in, or withdrawal of, the rating of the notes and must be immediately replaced by a suitably rated swap provider.]

BASIS SWAP DOWNGRADE

          If the standby basis swap provider's rating falls below:

          o    [a short term rating of F1 or long term rating of A by Fitch
               Ratings;]

          o    [a short term rating of A-1 by S & P]; or

          o    [a short term rating of P-1 or long term rating of A2 by
               Moody's],

and the threshold rate is greater than the mortgage rate (as specified in the basis swap confirmation), the basis swap provider shall pay immediately (and in any event no later than three business days) an amount equal to the next payment due by it into a cash collateral account established in accordance with the basis swap.

          If the standby basis swap provider does not extend the term of its obligations and the basis swap provider receives notice from the manager of any actual or proposed withdrawal or downgrade of the ratings assigned to any class of notes that results or would result in:

          o    [the Class A notes being rated less than AAA by S&P, Aaa by
               Moody's and AAA by Fitch Ratings];

          o    [the Class B notes being rated less than AA by S&P and AA by
               Fitch Ratings]; or

                                     S-111

          o    [the Class C notes being rated less than A+ by S&P and AA- by
               Fitch Rating],

[the basis swap provider shall pay immediately (and in any event no later than three business days) an amount equal to the next payment due by it into the cash collateral account established in accordance with the basis swap for so long as the downgrade of the notes subsists and the threshold rate is greater than the mortgage rate (as specified in the basis swap confirmation).]

SWAP COLLATERAL ACCOUNT

          If a swap provider (other than the currency swap provider) or standby swap provider provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must as soon as is practicable:

          o    establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank; and

          o    the swap provider or standby swap provider must deposit the cash collateral in the swap collateral account.

          The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

          o    entering into a substitute swap;

          o    refunding to the standby swap provider the amount of any
               reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

          o    withdrawing any amount which has been incorrectly deposited into the swap collateral account;

          o    paying any applicable bank account taxes or equivalent taxes payable in respect of the swap collateral account; or

          o    funding the amount of any payment due to be made by that swap provider or standby swap provider under the relevant swap
               following the failure by that swap provider or standby swap provider to make that payment.

          In this section, Approved Bank means a bank which has a short term rating of at least [A-1+ from S&P, P-1 (short term) and A2 (long term) from
Moody's and F1 (short term) from Fitch Ratings].

INDEMNITY

          Each swap provider agrees to indemnify the relevant standby swap provider against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider's failure to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.

STANDBY SWAP PROVIDER

          The standby fixed-floating rate swap provider and the standby basis swap provider will be [St.George Bank]. St.George Bank is described under
"Sponsor and Servicer" above.

                                     S-112

          The manager, as depositor, has determined that the aggregate significance percentage of payments of Crusade Management Limited and St.George
Bank under the fixed-floating rate swap and the basis swap, as calculated in accordance with Regulation AB under the Securities Act of 1933, as amended, [is less than 10%].

THE CURRENCY SWAPS

US$ CURRENCY SWAP AND EURO CURRENCY SWAP

          Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the US$ notes are denominated in
United States dollars and the payment obligations of the issuer trustee on the
Class A-2 notes are denominated in Euros. To hedge its currency exposure, the issuer trustee will enter into a US$ currency swap with respect to the US$ notes and a Euro currency swap with respect to the Class A-2 notes with the currency swap provider.

          Each currency swap will be governed by a standard form ISDA Master
Agreement, as amended by a supplementary schedule and credit support annex and confirmed by a related written confirmation. The currency swap documents will be governed under the laws of New South Wales.

          Under the currency swaps, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if
any, to be paid to the US$ noteholders and Class A-2 noteholders as a payment of principal on the US$ notes and the Class A-2 notes, and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in U.S. dollars or Euros, as the case may be, which is equivalent to such Australian dollar payment. The equivalent U.S. dollar payment will be calculated using an exchange rate of US$[*] = A$1.00, which is fixed for the term of the US$ currency swap. The equivalent Euro payment will be calculated using an exchange rate of (euro)[*] = A$1.00, which is fixed for the term of the Euro currency swap.

          In addition, under the currency swaps, on each quarterly payment date the issuer trustee will pay to the currency swap provider the applicable A$
Class A Interest Amount in respect of the US$ notes and the Class A-2 notes, respectively, and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in U.S. dollars to the US$
noteholders and will pay to the Euro paying agent an amount equal to the interest payable in Euros to the Class A-2 noteholders.

          If on any quarterly payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment or
Euro floating rate payment, as applicable, to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

          The purchase price for the US$ notes will be paid by investors in U.S.
dollars and the subscription price for the Class A-2 notes will be paid by investors in Euros, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in U.S. dollars or Euros, as applicable. In return the issuer trustee will be paid by the currency swap provider the A$
Equivalent of that U.S. dollar amount or Euro amount, as applicable.

                                     S-113

TERMINATION BY THE CURRENCY SWAP PROVIDER

          With respect to each of the US$ currency swap and the Euro currency swap, the currency swap provider shall have the right to terminate such currency swap in the following circumstances:

          o    if the issuer trustee fails to make a payment under the relevant currency swap within ten business days of its due date;

          o    an insolvency event with respect to the issuer trustee occurs and the relevant currency swap is not novated to a third party within
               30 days or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the relevant currency swap or such merger causes the currency swap provider to receive payments from which amounts have been withheld on account of a tax;

          o    if the issuer trustee fails to return posted collateral, if any, under the relevant credit support annex in accordance with its terms;

          o    if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the relevant currency swap, the relevant currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the relevant currency swap provider will have the right to terminate such currency swap;

          o    the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it receives payments from which amounts have been withheld, but only if all of the notes will be redeemed at their
               outstanding Principal Amount or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest; or

          o    if an event of default occurs under the security trust deed and the security trustee has declared the notes immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

          With respect to each of the US$ currency swap and the Euro currency swap, there are a number of circumstances in which the issuer trustee has the right to terminate such currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

          o    if the currency swap provider fails to make a payment under the relevant currency swap within ten business days of its due date or the relevant currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the relevant currency swap provider under such currency swap or such merger causes the issuer trustee to receive payments from which amounts have been withheld on account of a tax;

          o    if the currency swap provider fails to comply with or perform any of its obligations under the relevant currency swap or any representation made or deemed to be made or repeated by the currency swap provider proves to be incorrect or misleading in any material respect;

                                     S-114

          o    if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the relevant currency swap, the relevant currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

          o    the issuer trustee becomes obligated to make a withholding or deduction in respect of the applicable notes, and such notes are redeemed as a result;

          o    if the currency swap provider fails to comply with or perform any of its obligations under the relevant credit support annex (or any other credit support document, if applicable) or such credit support annex (or any other credit support document, if
               applicable) fails to be in full force and effect prior to the satisfaction of all obligations thereunder without the consent of the issuer trustee or the currency swap provider repudiates the relevant credit support annex (or any other credit support document, if any) and (A) the Second Rating Trigger Requirements
               apply and at least 30 local business days have elapsed since the last time the Second Rating Trigger Requirements did not apply and (B) such failure is not remedied on or before the third local business day after notice of such failure is given to the
               currency swap provider;

          o    if the currency swap provider breaches any obligation to post collateral, procure a guarantor, transfer or enter into such other arrangements required by S&P or Fitch, as applicable, on the thirtieth day following an Initial S&P Note Downgrade Event or an Initial Fitch Note Downgrade Event, as applicable, or the tenth day following the First Subsequent Fitch Note Downgrade
               Event or the Subsequent S&P Note Downgrade Event, as applicable, has occurred; or

          o    if the Second Rating Trigger Requirements apply with respect to the currency swap provider and 30 or more business days have elapsed since the last time to Second Rating Trigger Requirements ceased to apply and at least one eligible replacement swap provider has made a firm offer to be a transferee in accordance with the relevant currency swap or at least one entity with the
               First Trigger Required Ratings and/or Second Trigger Required
               Ratings has made a firm offer to provide a guarantee in respect of the currency swap provider's obligations under the relevant currency swap.

          The issuer trustee may only terminate such currency swap with the prior written consent of the note trustee. Each party may terminate such currency swap only after consulting with the other party as to the timing of the termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under such currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE

          [If at any time an S&P Note Downgrade Event occurs, the currency swap provider will:

          o    if such S&P Note Downgrade Event is an Initial S&P Note Downgrade
               Event, within 30 days, at the currency swap provider's cost, either:

                                     S-115

               (1)  provide collateral in the form of cash and/or securities or both in support of its obligations under the relevant
                    currency swap in accordance with the relevant credit support annex to that currency swap, provided that such posting of collateral shall, if required by S&P at the time of such
                    posting, be subject to the currency swap provider obtaining legal opinions satisfactory to S&P in relation to such
                    posting; or

               (2)  transfer all of its rights and obligations with respect to the relevant currency swap to a replacement third party
                    whose short-term, unsecured and unsubordinated debt
                    obligations are rated at least as high as "A-l+" (or its
                    equivalent) by S&P or, in either case, such other rating as is commensurate with the rating assigned to the notes by S&P from time to time; or

               (3)  procure another person to become co-obligor or guarantor in respect of the obligations of the currency swap provider
                    under the relevant currency swap whose short-term, unsecured and unsubordinated debt obligations are rated at least as
                    high as "A-l+" (or its equivalent) by S&P or, in either
                    case, such other rating as is commensurate with the rating assigned to the notes by S&P from time to time; or

               (4)  take such other action as will result in the rating of the notes by S&P following the taking of such action being
                    maintained at, or restored to, the level it was at
                    immediately prior to such Initial S&P Note Downgrade Event.

          o    if such S&P Note Downgrade Event is a Subsequent S&P Note
               Downgrade Event Downgrade, within 10 days of the occurrence of such Subsequent S&P Note Downgrade Event, at the currency swap provider's cost take one of the actions set out above under sub-clause (2), (3) or (4); and

          o    if, at the time a Subsequent S&P Note Downgrade Event occurs, the currency swap provider has provided collateral in accordance with the provisions of the relevant credit support annex to that currency swap pursuant to sub-clause (1) above following an
               Initial S&P Note Downgrade Event, the currency swap provider will continue to provide collateral notwithstanding the occurrence of such Subsequent S&P Note Downgrade Event until such time as the action under the immediately preceding bullet point. has been taken.]

          [With respect to Moody's, so long as the Second Rating Trigger
Requirements apply, in addition to posting collateral in accordance with the relevant credit support annex, the currency swap provider will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an eligible guarantee with respect of all of the currency swap provider's present and future obligations to be provided by a guarantor with the First Trigger Required Ratings and/or the Second Trigger Required
Ratings or (B) a transfer its obligations pursuant to the terms of such currency swap agreement.]

          [If at any time a Fitch Note Downgrade Event occurs, the currency swap provider will:

          o    if such Fitch Note Downgrade Event is an Initial Fitch Note
               Downgrade Event, within 30 days, on a reasonable efforts basis, at the currency swap provider's cost, either:

                    (1)  provide collateral in accordance with the relevant
                         credit support annex to that currency swap; or

                    (2)  transfer all of its rights and obligations with respect to the relevant currency swap to a replacement third
                         party whose long-term, unsecured and unsubordinated
                         debt

                                     S-116

                         ratings are rated "A+" or higher by Fitch, and whose
                         short-term, unsecured and unsubordinated debt ratings
                         are rated "Fl" or higher by Fitch or, in either case,
                         such other rating as is commensurate with the rating
                         assigned to the notes by Fitch from time to time; or

                    (3)  procure another person to become co-obligor or
                         guarantor in respect of the obligations of the currency
                         swap provider under the relevant currency swap whose
                         long-term, unsecured and unsubordinated debt ratings
                         are rated "A+" or higher by Fitch, and whose
                         short-term, unsecured and unsubordinated debt ratings
                         are rated "F1" or higher by Fitch or, in either case,
                         such other rating as is commensurate with the rating
                         assigned to the notes by Fitch from time to time; or

                    (4)  take such other action as the currency swap provider
                         may agree with Fitch as will result in the rating of
                         the notes then outstanding being maintained at, or
                         restored to, the level at which it was immediately
                         prior to such Initial Fitch Downgrade Event.

          o    if such Fitch Note Downgrade Event is a First Subsequent Fitch
               Note Downgrade Event, within 10 days, at its own cost:

               o    take such action set out above under sub-clause (1)
                    (provided that the mark-to-market calculations and the
                    correct and timely posting of collateral thereunder are
                    verified by an independent third party); or

               o    on a reasonable effort basis, take one of the actions set
                    out above under sub-clause (2), (3) or (4).]

          "S&P NOTE DOWNGRADE EVENT" means either an Initial S&P Note Downgrade
Event or a Subsequent S&P Note Downgrade Event.

          "INITIAL S&P NOTE DOWNGRADE EVENT" means, in relation to the US$
currency swap or the Euro currency swap, the short-term, unsecured and unsubordinated debt obligations of the currency swap provider, or any credit support provider in respect of the currency swap provider, cease to be rated at least as high as ["A-l+"] (or its equivalent) by S&P.

          "SUBSEQUENT S&P NOTE DOWNGRADE EVENT" means, in relation to the US$
currency swap or the Euro currency swap, the long-term, unsecured and unsubordinated debt obligations of the currency swap provider, or any credit support provider in respect of the currency swap provider, cease to be rated at least as high as ["BBB-"] (or its equivalent) by S&P.

          "FIRST TRIGGER REQUIRED RATINGS" means, in relation to the US$
currency swap or the Euro currency swap, [(A) where such entity has a Moody's short-term unsecured and unsubordinated debt obligation rating, if such rating is "Prime-1" and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A2" or above by Moody's and (B) where such entity does not have a Moody's short-term unsecured and unsubordinated debt obligation rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "Al" or above by Moody's.]

          "SECOND RATING TRIGGER REQUIREMENTS" shall apply so long as no relevant entity has the Second Trigger Required Ratings.

          "SECOND TRIGGER REQUIRED RATINGS" means, in relation to the US$
currency swap or the Euro currency swap [(A) where such entity has a Moody's short-term unsecured and unsubordinated debt

                                     S-117

obligation rating, if such rating is "Prime-2" or above and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A3" or above by Moody's and (B) where such entity does not have a Moody's short-term unsecured and unsubordinated debt obligation rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated "A3" or above by
Moody's.]

          "FITCH NOTE DOWNGRADE EVENT" means either an Initial Fitch Note
Downgrade Event or a First Subsequent Fitch Note Downgrade Event.

          "INITIAL FITCH NOTE DOWNGRADE EVENT" means, in relation to the US$
currency swap or the Euro currency swap, where the long-term, unsecured and unsubordinated debt obligations of the currency swap provider or, if relevant, any credit support provider in respect of the currency swap provider cease to be rated ["A+" or higher by Fitch or the short-term, unsecured and unsubordinated debt obligations of the currency swap provider or any credit support provider in respect of the currency swap provider, cease to be rated "Fl" or higher by
Fitch].

          "FIRST SUBSEQUENT FITCH NOTE DOWNGRADE EVENT" means, in relation to the US$ currency swap or the Euro currency swap, where the long-term, unsecured and unsubordinated debt obligations of the currency swap provider or, if relevant, any credit support provider in respect of the currency swap provider, cease to be rated ["BBB+" or higher by Fitch or the short-term, unsecured and unsubordinated debt obligations of the currency swap provider (or its successor)
or any credit support provider in respect of the currency swap provider (or its successor), cease to be rated "F2" or higher by Fitch].

TERMINATION PAYMENTS

          On the date of termination of the US$ currency swap or the Euro currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee.
The termination of a currency swap is an event of default under the security trust deed unless such currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the notes.

          The termination payment in respect of a currency swap in which the issuer trustee is the sole defaulting party or the affected party with respect to an additional termination event, will be determined in accordance with the terms of the relevant currency swap and related credit support annex to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the relevant currency swap. The termination payment in respect of a currency swap in which the currency swap provider is the sole defaulting party or the affected party with respect to an additional termination event or tax event upon merger (as defined therein) shall be determined by the issuer trustee in accordance with the provisions of the currency swap and the related credit support annex.

REPLACEMENT OF A CURRENCY SWAP

          If the US$ currency swap or the Euro currency swap is terminated prior to the day upon which the notes are repaid in full, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace such currency swap, but only on the condition that:

          o    the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of a
               currency swap will be paid in full when due in accordance with the supplementary terms notice and the currency swap;

          o    the ratings assigned to the notes are not adversely affected; and

                                     S-118

          o    the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under a currency swap or the relevant transaction under a currency swap.

          If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into a replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.

CURRENCY SWAP PROVIDER

          The US$ currency swap and Euro currency swap provider will be [*]. The depositor has determined that the significance percentage of payments under the
US$ currency swap, as calculated in accordance with Regulation AB under the
Securities Act of 1933, as amended, is [greater than 20]% of the cash flow supporting the US$ notes.

[Insert name of Currency Swap Provider]

General

          [*] ("[*]") is a [*] registered in [*]. The registered office and principal office of [*] is [*]. [*] is a wholly-owned direct subsidiary of [*]
("[*]"), which in turn is a wholly-owned direct subsidiary of [*] ("[*]").

          [*] is the holding company of one of the world's largest banking and financial services groups, with a market capitalization of [*] [billion] at [*].
Headquartered in [*],[*] operates in the [*],[*] and internationally through its principal subsidiaries, [*] and [*]. [*] is a [*] whose origins go back over [*]
years. [*] has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

          [*]'s operations are conducted principally through [*] and its subsidiaries (including [*]). [*] had total assets of [*] [billion] and shareholders' equity of [*] [billion] at [*]. [*] is strongly capitalized with a total capital ratio of [*] percent and tier 1 capital ratio of [*] percent as at
[*].

          The short-term unsecured and unguaranteed debt obligations of [*] are currently rated [A-1+ by S&P, P-1 by Moody's and F1+ by Fitch]. The long-term senior unsecured and unguaranteed debt obligations of [*] are currently rated
[AA by S&P, Aa1 by Moody's and AA+ by Fitch].

          [Provide disclosure required by Item 1115 of Regulation AB, and if applicable, provide the financial information as outlined in Item 1115(b)(1) or
1115(b)(2) of Regulation AB if the significance percentage of the currency swap meets the applicable thresholds.]

THE CALCULATION AGENT

GENERAL

          [*], [*], will serve as the calculation agent for the Class A-1 notes and Class A-2 notes. The issuer trustee (acting on the direction of the manager)
will appoint the calculation agent as its reference

                                     S-119

agent in respect of the Class A-1 notes and Class A-2 notes upon the terms set forth in the agency agreement and the calculation agent will accept that appointment. The calculation agent is the agent of the issuer trustee in its capacity as issuer trustee of the trust only and despite anything else in the agency agreement, any other transaction document or at law, the issuer trustee in its personal capacity is not responsible for any act or omission of the calculation agent except to the extent of losses, costs, claims or damages caused by the fraud, negligence or default of the issuer trustee. Subject to any other provision of the agency agreement, each of the paying agents, the calculation agent and the note registrars will act solely for and as agent of the issuer trustee and will not have any obligations towards or relationship of agency or trust with any person entitled to receive payments of principal and/or interest on the Class A-1 notes and Class A-2 notes and will be responsible only for performance of the duties and obligations expressly imposed upon it in the agency agreement.

DUTIES OF THE CALCULATION AGENT

          The calculation agent will, in relation to the Class A-1 notes and
Class A-2 notes, until their final maturity or such earlier date on which the
Class A-1 notes and Class A-2 notes are due and payable in full and in either case until the issuer trustee has paid all amounts in relation to the Class A-1 notes and Class A-2 notes to the relevant paying agent, or, if applicable, the note trustee:

          o    perform such duties at its specified office as are set forth in the agency agreement and in the relevant conditions and any other duties which are reasonably incidental at the request of the issuer trustee, the manager, the note trustee or any paying agent;

          o    determine LIBOR (in respect of the Class A-1 Notes) and EURIBOR
               (in respect of the Class A-2 Notes) for each Quarterly Interest
               Period, and calculate the relevant interest accrued on the Class
               A-1 notes and Class A-2 notes and interest rate on the relevant
               Class A-1 notes and Class A-2 notes, in the manner set out in the relevant condition of the terms and conditions of the notes and confirm with the currency swap provider (using the contact details notified by that currency swap provider to the
               calculation agent) that the LIBOR and EURIBOR determined under the agency agreement is the same as the LIBOR and EURIBOR
               determined by the currency swap provider under the relevant currency swap; and

          o    notify the issuer trustee, the manager, the note trustee, the paying agents and the currency swap provider by facsimile
               transmission on or as soon as possible after the first day of each Quarterly Interest Period, of the interest rates and the interest accrued on the Class A-1 notes and Class A-2 notes so determined by it in relation to that Quarterly Interest Period, specifying to those parties the rates upon which they are based and (where relevant) the names of the banks quoting those rates.

          The manager shall on behalf of the issuer trustee cause the interest accrued on the Class A-1 notes and Class A-2 notes and interest rates applicable to the relevant Class A-1 notes and Class A-2 notes for each Quarterly Interest
Period, together with the relevant quarterly payment date, to be published
(subject to fee and expense limitations set forth in the agency agreement, at the expense of the issuer trustee) in accordance with the provisions of the relevant condition of the terms and conditions of the notes, on or as soon as possible after the commencement of the relevant Quarterly Interest Period unless the note trustee otherwise agrees, provided that the issuer trustee, the calculation agent and the note trustee shall cooperate with the manager in order to effect that publication. The interest accrued on the Class A-1 notes and
Class A-2 notes, interest rate and relevant quarterly payment date published as described in the immediately preceding sentence may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to the Class A-1 noteholders or Class A-2 noteholders in the event of an amendment to the Quarterly Interest Period.

                                     S-120

          If the calculation agent at any time and for any reason does not determine the interest rate for or calculate the interest accrued on the Class
A-1 notes and Class A-2 notes payable on a Class A-1 note or Class A-2 note, the manager will do so and each such determination or calculation will be deemed to have been made by the calculation agent. In doing so, the manager will apply the provisions described in this section of this prospectus supplement, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it will do so in such a manner as it will deem fair and reasonable in all the circumstances.

          The manager and the issuer trustee shall provide to the calculation agent such documents as the calculation agent may reasonably require from the manager or the issuer trustee (and in the case of the issuer trustee only those documents that are in the issuer trustee's possession or power) in order for the calculation agent properly to fulfill its duties in respect of the Class A-1 notes and Class A-2 notes.

CHANGES IN CALCULATION AGENT REMOVAL

          The issuer trustee (or the manager with the consent of the issuer trustee (such consent not to be unreasonably withheld)) may at any time:

          o    with the prior written approval of the note trustee appoint an alternative calculation agent;

          o    subject to this section of this prospectus supplement, terminate the appointment of the calculation agent by giving written notice to that effect to each relevant rating agency, the note trustee, the calculation agent and the principal paying agent:

          o    with effect immediately on that notice, if any of the following occurs in relation to the calculation agent:

               o    an Insolvency Event has occurred in relation to the
                    calculation agent;

               o    the calculation agent has ceased its business;

               o    the calculation agent fails to comply with any of its
                    obligations under the agency agreement and, if capable of
                    remedy, such failure is not remedied within five days after the earlier of (1) the calculation agent having become aware of that failure and (2) the receipt by the calculation agent of written notice with respect thereto from the issuer
                    trustee or manager; or

               o    otherwise, with the prior written approval of the note
                    trustee (which approval must not be unreasonably withheld or delayed) with effect not less than 60 days' from that
                    notice, which date shall be not less than 30 days before nor
                    30 days after any due date for payment of any Class A-1
                    notes or Class A-2 notes.

RESIGNATION

          Subject to this section of this prospectus supplement, the calculation agent may resign its appointment under the agency agreement at any time by giving to the issuer trustee, the manager, each relevant rating agency and not less than 60 days' written notice to that effect, which notice shall expire not less than 30 days before or 30 days after any due date for payment of any Class
A-1 notes or Class A-2 notes.

                                     S-121

          The resignation, removal or retirement of the calculation agent will not become effective until the limitations described in the agency agreement are satisfied and a successor calculation agent is appointed that meets the requirements set forth in the agency agreement.

NOTICE TO CLASS A-1 NOTEHOLDERS AND CLASS A-2 NOTEHOLDERS

          The manager on behalf of the issuer trustee shall, within 14 days of the termination of the appointment of the calculation agent, the appointment of a new calculation agent or the resignation of the calculation agent, give to the
Class A-1 noteholders and Class A-2 noteholders notice of the termination, appointment or resignation in accordance with the relevant condition of the terms and conditions of the notes (in the case of certain terminations under this section of this prospectus supplement, at the cost of the outgoing calculation agent).

CHANGE IN PAYING OFFICE OR SPECIFIED OFFICE

          If the calculation agent proposes to change its specified office
(which must be in the United States, or such other jurisdiction as the calculation agent, the manager and the issuer trustee agree from time to time), or to nominate a further specified office, it must give to the issuer trustee, the manager, the Class A-1 and Class A-2 noteholders (which notice, in the case of the Class A-1 and Class A-2 noteholders, must be given in accordance with the terms and conditions of the notes) and the note trustee, not less than 30 days'
prior written notice of that change, giving the address of the new specified office and stating the date on which the change is to take effect.

CALCULATION AGENT'S FEES AND EXPENSES

          The issuer trustee shall pay to the calculation agent during the period when any of the Class A-1 notes or Class A-2 notes remain outstanding the fee separately agreed by the calculation agent, the manager and the issuer trustee, together with any out-of-pocket expenses properly incurred (including any legal fees and expenses). If the appointment of the calculation agent is terminated under the agency agreement, the calculation agent must refund to the issuer trustee that proportion of the fee (if any) which relates to the period during which the calculation agent will not be the calculation agent.

          Save as provided in the immediately preceding paragraph, or as expressly provided elsewhere in the agency agreement, neither the issuer trustee nor the manager will have any liability in respect of any fees or expenses of the calculation agent in connection with the agency agreement.

INDEMNIFICATION

          Subject to the immediately succeeding paragraph and the agency agreement, the issuer trustee shall indemnify each paying agent, each note registrar and the calculation agent against any loss, damages, proceeding, liability, cost, claim, action, demand or expense (each, an "EXPENSE") which that paying agent, that note registrar or the calculation agent, as the case may be, may incur or which may be made against that paying agent, that note registrar or the calculation agent, as the case may be, as a result of or in connection with that paying agent's, that note registrar's or the calculation agent's, as the case may be, appointment or the exercise of that paying agent's, that note registrar's or the calculation agent's, as the case may be, powers and performance of that paying agent's, that note registrar's or the calculation agent's, as the case may be, duties under the agency agreement, notwithstanding the resignation or removal of that paying agent, that note registrar or the calculation agent in accordance with the agency agreement (including any liability in respect of payment of a check drawn by that paying agent or the calculation agent, as the case may be, where the check is collected or sued upon or an attempt at

                                     S-122

collection is made after the amount in respect of which it is paid has been returned to the issuer trustee under the agency agreement).

          The indemnity described in the immediately preceding paragraph applies to any Expense of a paying agent, a note registrar or the calculation agent, as the case may be, only:

          o    to the extent the Expense does not result from the breach by the paying agent, the note registrar or the calculation agent, as the case may be, of the terms of the agency agreement or which breach arises out of the paying agent's, the note registrar's or the calculation agent's, as the case may be, own fraud, willful default or negligence or that of its directors, officers or employees or servants; and

          o    if and whenever the issuer trustee or the manager so requires, the paying agent, the note registrar or the calculation agent, as the case may be, takes any actions or proceedings under the control and at the expense of the issuer trustee as the issuer trustee may reasonably require to avoid, resist or compromise that Expense.

          Subject to next succeeding paragraph, each of the calculation agent, the note registrars and the paying agents severally indemnifies the issuer trustee and the manager against all losses, liabilities, costs, claims, actions, damages, expenses or demands which the issuer trustee or the manager, as the case may be, may incur or which may be made against it as a result of a breach by the calculation agent, the note registrar or the paying agent, as the case may be, of any term of the agency agreement or its own fraud, willful default or negligence or that of its directors, officers, employees or servants including any failure to obtain and maintain in existence any authorization required by it for the assumption, exercise and performance of its powers and duties under the agency agreement.

          Notwithstanding any other provision in the agency agreement, each of the calculation agent, the note registrars and the paying agents will:

          o    not be liable to indemnify the issuer trustee or the manager, as the case may be, for any loss caused by events beyond its
               reasonable control including, any malfunction, interruption or error in the transmission of information caused by any machine or systems or interception of communication facilities, abnormal operating conditions or acts of God; and

          o    have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, loss of profits, whether or not foreseeable) suffered by the issuer trustee or the manager in connection with the transactions contemplated by and the relationship established by this agreement even if the calculation agent, the relevant note registrar or the relevant paying agent, as the case may be, has been advised as to the possibility of the same.

                       PREPAYMENT AND YIELD CONSIDERATIONS

          The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

          The rate of principal payments and aggregate amount of payments on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The

                                     S-123

rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans (including Interest Based repayment option housing loans) and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller.
Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

          Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early payments of Principal Amounts on the notes. Prepayments of principal may occur in the following situations:

          o    refinancing by mortgagors with other financiers or by St.George
               Bank following a request for a further advance;

          o    receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

          o    receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

          o    repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

          o    receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

          o    repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

          o    receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

          o    receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

          o    repurchased by St.George Bank under its right of first refusal;
               or

          o    sold to a third party.

          The prepayment amounts described above are reduced by:

          o    principal draws; and

          o    the Redraw Retention Amount retained in the collection account.

          Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

                                     S-124

          o    the degree to which a note is purchased at a discount or premium;
               and

          o    the degree to which the timing of payments on the note is
               sensitive to prepayments, liquidations and purchases of the housing loans.

          A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

          The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each
U.S. dollar in respect of principal repayable under the note is reduced to zero.

          Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

          The following table is based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

          The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the Principal
Amounts outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

          For the purpose of the following table, it is assumed that:

          o    the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:

                                                                                     WEIGHTED
                                                           ORIGINAL     REMAINING     AVERAGE
              REMAINING                                    TERM TO       TERM TO     REMAINING
 POOL    AGGREGATE PRINCIPAL   % OF BALANCE   INTEREST   MATURITY IN   MATURITY IN     IBRO
NUMBER        AMOUNT A$         OUTSTANDING    RATE %*     MONTHS*       MONTHS*     PERIOD**
------   -------------------   ------------   --------   -----------   -----------   ---------

   1             $                   %           %
   2             $                   %           %
   3             $                   %           %

                                     S-125

                                                                                     WEIGHTED
                                                           ORIGINAL     REMAINING     AVERAGE
              REMAINING                                    TERM TO       TERM TO     REMAINING
 POOL    AGGREGATE PRINCIPAL   % OF BALANCE   INTEREST   MATURITY IN   MATURITY IN     IBRO
NUMBER        AMOUNT A$         OUTSTANDING    RATE %*     MONTHS*       MONTHS*     PERIOD**
------   -------------------   ------------   --------   -----------   -----------   ---------

   4             $                   %           %
   5             $                   %           %
   6             $                   %           %
   7             $                   %           %
   8             $                   %           %
   9             $                   %           %
  10             $                   %           %
  11             $                   %           %
  12             $                   %           %
  13             $                   %           %
  14             $                   %           %
  15             $                   %           %

*    Weighted Average

**   Pool numbers [1 through 10] contain the remaining term to maturity in months where there is no interest-based repayment option ("IBRO"). Pool numbers [11 through 15] include loans with an interest-based repayment option.

          o    the cut-off date is the close of business on [*];

          o    closing date for the notes is [*];

          o    payments on the notes are made on each monthly payment date or quarterly payment date, as applicable, regardless of the day on which payment actually occurs, commencing in [*], in the case of the first monthly payment date and the first quarterly payment date and are made in accordance with the priorities described in this prospectus supplement;

          o    the model uses a prepayment assumption (the "PREPAYMENT
               ASSUMPTION") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans. [A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 26% per annum. As used in the following table, the 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption (i.e., no prepayments). Correspondingly, the 75% Prepayment Assumption assumes prepayment rates equal to 75% of the 100% Prepayment assumption (i.e., a CPR of 19.5% per annum), and so forth for any of the other scenarios;]

          o    the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, including in the month of [*] [*], which will have
               principal payments based on one full month's collections, with no defaults;

          o    there are no additional redraws, substitutions or payment
               holidays with respect to the housing loans other than those accounted for in the Prepayment Assumption;

          o    all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

          o    principal collections are paid according to the rules of
               distribution set forth in this prospectus supplement;

          o    all payments under the swaps are made as scheduled;

                                     S-126

          o    the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

          o    the exchange rate is US$[*] = A$1.00.

          It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans, and the inclusion of Interest Based repayment option housing loans, could produce slower or faster payments of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

          In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

          o    multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related monthly payment date or quarterly payment date, as applicable,

          o    summing the results, and

          o    dividing the sum by the aggregate payments of principal referred to in the first clause above and rounding to two decimal places.

              PERCENT OF INITIAL PRINCIPAL AMOUNT AT THE FOLLOWING
                      CONSTANT PREPAYMENT RATE PERCENTAGES

                                            CLASS A-1 NOTES
                                 -----------------------------------
             DATE                0%   50%   75%   100%   125%   150%
------------------------------   --   ---   ---   ----   ----   ----
Initial Percent...............    %     %     %      %      %      %
...............................
...............................
...............................

                                     S-127

...............................
...............................
...............................
Weighted Average Life --
     To Call (Years)
     To Maturity (Years)

*    Representing amounts [greater than zero and less than 0.50%] of the initial bond balance.

                                     S-128

                                 USE OF PROCEEDS

          The proceeds from the sale of the US$ notes, after being exchanged pursuant to the currency swap, will amount to A$[*] and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages, as well as to fund the liquidity reserve and to acquire other Authorized Investments.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

          The Class A-1 notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the
accompanying prospectus.

                             AUSTRALIAN TAX MATTERS

          For a description of the material Australian tax consequences for holders of the US$ notes who are not Australian residents of purchasing, holding and disposing of the US$ notes, see "Australian Tax Matters" in the accompanying prospectus.

           EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

          Under EC Council Directive 2003/48/EC on the taxation of savings income, each member state has been required, since July 1, 2005, to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state.
However, Austria, Belgium and Luxembourg are required instead to apply a withholding system for a transitional period in relation to such payments, deducting tax at rates rising over time to 35%. The transitional period commenced on July 1, 2005 and terminates at the end of the first full fiscal year following agreement by certain non-European Union countries to the exchange of information relating to such payments. A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland) with effect from the same date. Therefore, payments of interest on the US$ notes which are made or collected through Belgium, Luxembourg, Austria or any other relevant country may be subject to withholding tax which would prevent holders of US$ notes from receiving interest on the US$ notes in full.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

          Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth).
Crusade Management Limited expressly submits to the jurisdiction of New York
State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering and has appointed [*] [insert address], as its agent upon whom process may be served in any such action. For a further discussion regarding enforcement of any such action against Crusade Management Limited, see
"Enforcement of Foreign Judgments in Australia" in the accompanying prospectus.

                        EXCHANGE CONTROLS AND LIMITATIONS

          The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply, including:

                                     S-129

          o    certain Yugoslav entities or individuals;

          o    Jemaah Islamiah;

          o    the Government of Zimbabwe, any public authority or controlled entity of the Government of Zimbabwe and certain other
               individuals identified by the Reserve Bank of Australia;

          o    the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban;

          o    Osama bin Laden, the Al-Qaeda organization and certain other individuals identified by the Reserve Bank of Australia as being linked to terrorism; and

          o    the persons whose names are published in the Commonwealth
               Government Gazette Gn42 of 2001 as amended by Commonwealth
               Government Gazette Gn37 of 2002 and Commonwealth Government
               Gazette Gn49 of 2002, and the persons whose names are listed under the Suppression of the Financing of Terrorism Act 2002
               (Commonwealth).

          The Charter of the United Nations (Sanctions--Liberia) Regulations
2002, as amended in 2005, imposes a freeze on funds, financial assets and economic resources relating to former Liberian President Charles Taylor and certain persons and entities associated with him and his former regime.

                              ERISA CONSIDERATIONS

          Subject to the considerations discussed under "ERISA Considerations"
in the accompanying prospectus, the US$ notes are eligible for purchase by
Benefit Plans (as defined in the accompanying prospectus).

          In addition to the prohibited transaction class exemptions listed in the accompanying prospectus, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit
Plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of the prohibited transaction class exemptions or the statutory exemption are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the US$ notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

          The Class A-2 notes, the Class A-3 notes, the Class B notes and the
Class C notes are not eligible for purchase by Benefit Plans.

                              RATINGS OF THE NOTES

          The issuance of the Class A-1 notes, the Class A-2 notes and the Class
A-3 notes will be conditioned on obtaining a rating of [AAA by S&P and Fitch
Ratings and Aaa by Moody's]. The issuance of the Class B notes will be conditioned on obtaining a rating of [AA by S&P and Fitch Ratings]. The issuance of the Class C notes will be conditioned on obtaining a rating of [A+ by S&P and

                                     S-130

AA- by Fitch Ratings]. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current foreign currency long term debt rating is [AAA by S&P, Aaa by Moody's and AA+ by Fitch
Ratings]. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country. None of the rating agencies have been involved in the preparation of this prospectus supplement or the accompanying prospectus.

          The fees paid by St.George Bank to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to continue to monitor or provide a rating on the notes.

                                     EXPERTS

          The consolidated financial statements of [*] and subsidiaries at [*]
and [*], and for each of the [three] years in the period ended [*] incorporated by reference in this prospectus supplement have been audited by [*], independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

UNDERWRITING

          Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager, the issuer trustee has agreed to sell to the underwriters, for whom [*] is acting as representative, and each underwriter has severally agreed to purchase from the issuer trustee, the following respective Principal Amounts of the US$
notes:

                                                             PRINCIPAL AMOUNT OF
                                                               CLASS A-1 NOTES
                         UNDERWRITER                                (US$)
----------------------------------------------------------   -------------------
[*].......................................................          $[*]
[*].......................................................          $[*]
Total                                                               $[*]

          It is expected that delivery of the offered notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream
and Euroclear on or about [*], against payment therefor in immediately available funds.

          The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered notes is subject to, among other things, the receipt of legal opinions and to the

                                     S-131

conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and
Exchange Commission. The underwriting agreement will be governed by and construed in accordance with the laws of the State of New York.

          The underwriters propose to offer the US$ notes initially at the public offering prices on the cover page of this prospectus supplement and to certain dealers at the price less a selling concession of [*]% of the principal amount per note. The underwriters and such dealers may reallow a discount not in excess of [*]% of the principal amount per US$ note on sales to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

          St.George Bank estimates that the out-of-pocket expenses for this offering will be approximately US$[*] million. Certain of these expenses will be reimbursed by the underwriters on the closing date.

          The underwriters and any dealers that participate with the underwriters in the distribution of the offered notes are also underwriters under the Securities Act of 1933, except for any person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission. Any profit on the resale of the offered notes positioned by an underwriter would be underwriter compensation in the form of underwriting discounts and commissions under the Securities Act of 1933, as amended.

          The underwriting agreement provides that the sponsor and the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

          In connection with the offering of the US$ notes, the underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions. In that regard:

          o    Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters;

          o    Stabilizing transactions involve bids to purchase the US$ notes in the open market for the purpose of pegging, fixing or
               maintaining the price of the US$ notes; and

          o    Syndicate covering transactions involve purchases of the US$
               notes in the open market after the distribution has been
               completed in order to cover short positions.

          Stabilizing transactions and syndicate covering transactions may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

          In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. [In addition, one of the underwriters, [*], is affiliated with the currency swap provider, [*].]

          There can be no assurance that a secondary market for any class of offered notes will develop or, if it does develop, that it will continue. The offered notes will not be listed on any securities exchange. The primary source of information available to investors concerning the offered notes will be the

                                     S-132

quarterly statements discussed in the accompanying prospectus under "Description of the Offered Notes--Reports to Noteholders" and in this prospectus supplement under "Description of the US$ Notes--Reports to Noteholders," which will include information as to the outstanding principal balance of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the manager is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of this information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

                              OFFERING RESTRICTIONS

THE UNITED KINGDOM

          [Each underwriter has agreed that (a) it has complied with and will comply with all applicable provisions of the Financial Services and Markets Act
2000, as amended (the "FSMA") with respect to anything done by it in relation to the US$ notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any US$ notes in circumstances in which
Section 21(1) of the FSMA does not apply to the issuer trustee.]

SINGAPORE

          [Each underwriter has acknowledged that (1) this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore and (2) the US$ notes are offered by the issuer trustee pursuant to exemptions invoked under the
Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly,
each underwriter has represented and agreed that neither this prospectus supplement nor the accompanying prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the US$ notes will be distributed or circulated by it nor will the US$ notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under
Sub-division (4) of Division 1 of Part XIII of or other applicable provision of the SFA and to persons to whom any US$ notes may be offered or sold under any such exemptions.]

HONG KONG

          [Each underwriter has represented and agreed that:

          o    it has not offered or sold and will not offer or sell in Hong
               Kong, by means of any document, any US$ notes other than:

               o    to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or to
                    "professional investors" as defined in the Securities and
                    Futures Ordinance (Cap. 571) of the laws of Hong Kong and
                    any rules made under that ordinance; or

               o    in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance
                    (Cap. 32) of the laws of Hong Kong or which do not
                    constitute an offer to the public within the meaning of that ordinance; and

                                     S-133

               o    it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere,
                    any advertisement, invitation or document relating to the
                    US$ notes, which is directed at, or the contents of which
                    are likely to be accessed or read by, the public of Hong
                    Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to US$ notes which are or are intended to be disposed of only to persons outside
                    Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong
                    and any rules made under that ordinance.]

AUSTRALIA

          [No prospectus supplement, prospectus or other disclosure document in relation to any US$ notes has been lodged with the Australian Securities and
Investments Commission or the Australian Securities Exchange. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

          o    has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the US$ notes;

          o    will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

          o    has not distributed and will not distribute any draft,
               preliminary or definitive prospectus, or any advertisement or other offering material relating to any US$ notes,

in Australia, its territories or possessions unless:

          o    the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001
               (Cth) and the Corporations Regulations made under the
               Corporations Act 2001 (Cth); and

          o    the offer, invitation or distribution complies with all
               applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and
               Investments Commission or the Australian Securities Exchange.

          Each underwriter has agreed that it must offer the US$ notes for which it subscribes for sale within 30 days of the issue of those US$ notes. Such offer must only be by the underwriter offering those US$ notes for sale to at least 10 persons, each, an "INVESTOR", each of whom must be:

          o    carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the
               financial markets; and

          o    not known or reasonably suspected by the underwriter to be an associate within the meaning of Section 128F of the 1936 Act of any of the others.

                                     S-134

          In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew, or had reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired (directly or indirectly) by an Offshore
Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.]

SPAIN

          [Each underwriter has acknowledged that neither the US$ notes nor this prospectus supplement or the accompanying prospectus have been approved or registered in the administrative registries of the Spanish Securities Markets
Commission (Commision Nacional del Mercado de Valores). Accordingly, the US$
notes may not be offered or sold in Spain except in circumstances which do not constitute a public offering of securities in Spain within the meaning of article 30-bis of the Spanish Securities Market Law of 28 July 1988 (Ley
24/1988, 28 de julio. del mercado de Valores), as amended and restated, and supplemental rules enacted thereunder.]

OTHER JURISDICTIONS

          The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the US$ notes in certain other foreign jurisdictions may be restricted by law. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ notes or possesses or distributes this prospectus supplement, the accompanying prospectus or any other offering material.

                               GENERAL INFORMATION

AUTHORIZATION

          The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes.

LEGAL PROCEEDINGS

          The issuer trustee is not, and has not been, involved in any litigation, arbitration or governmental proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation, arbitration or governmental proceedings pending or threatened.

DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

          The US$ notes have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg with the CUSIP number [*], ISIN [*] and Common Code
[*].

                                     S-135

                                  ANNOUNCEMENT

          By distributing or arranging for the distribution of this prospectus supplement and the accompanying prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

          o    the US$ notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

          o    in connection with the issue, DTC will confer rights in the US$
               notes to the noteholders and will record the existence of those rights; and

          o    as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

          Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allens
Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the US$ notes for St.George
Bank and Crusade Management Limited. [*] will act as United States legal counsel to the underwriters for the US$ notes.

                                     S-136

                                    GLOSSARY

A$ CLASS A-1 INTEREST AMOUNT     means, for any quarterly payment date, in
                                 relation to a confirmation for US$ notes, the
                                 amount, in Australian dollars, which is
                                 calculated:

                                      (a)  on a daily basis at the applicable
                                           rate set out in the US$ currency swap
                                           relating to the US$ notes, which
                                           shall be AUD-BBR-BBSW, as defined in
                                           the Definitions of the International
                                           Swaps and Derivatives Association,
                                           Inc., at the first day of the
                                           Quarterly Interest Period ending on,
                                           but excluding, that quarterly payment
                                           date with a designated maturity of 3
                                           months or, in the case of the first
                                           Quarterly Interest Period, the rate
                                           will be determined by the linear
                                           interpolation of 1 and 2 months plus
                                           a margin;

                                      (b)  on the Class A-1 A$ Equivalent of the
                                           aggregate of the outstanding
                                           Principal Amount of the US$ notes as
                                           of the first day of the Quarterly
                                           Interest Period ending on, but
                                           excluding, that quarterly payment
                                           date; and

                                      (c)  on the basis of the actual number of
                                           days in that Quarterly Interest
                                           Period and a year of 365 days.

A$ CLASS A-2 INTEREST AMOUNT     means, for any quarterly payment date, in
                                 relation to a confirmation for Class A-2 notes,
                                 the amount, in Australian dollars, which is
                                 calculated:

                                      (a)  on a daily basis at the applicable
                                           rate set out in the Euro currency
                                           swap relating to the Class A-2 notes,
                                           which shall be AUD-BBR-BBSW, as
                                           defined in the Definitions of the
                                           International Swaps and Derivatives
                                           Association, Inc., at the first day
                                           of the Quarterly Interest Period
                                           ending on, but excluding, that
                                           quarterly payment date with a
                                           designated maturity of 3 months or,
                                           in the case of the first Quarterly
                                           Interest Period, the rate will be
                                           determined by the linear
                                           interpolation of 1 and 2 months plus
                                           a margin;

                                      (b)  on the Class A-2 A$ Equivalent of the
                                           aggregate of the outstanding
                                           Principal Amount of the Class A-2
                                           notes as of the first day of the
                                           Quarterly Interest Period ending on,
                                           but excluding, that quarterly payment
                                           date; and

                                      (c)  on the basis of the actual number of
                                           days in that Quarterly Interest
                                           Period and a year of 365 days.

A$ EQUIVALENT                    the amount converted to (and denominated in) A$
                                 at the A$ Exchange Rate, (b) in relation to an
                                 amount denominated or to be denominated in
                                 Euros, the amount converted to (and denominated
                                 in) A$ at the A$ Exchange Rate or (c) in
                                 relation to an amount denominated or to be
                                 denominated in A$, the amount of A$.

A$ EXCHANGE RATE                 means, on any date, the rate of exchange (set
                                 at the commencement of the relevant currency
                                 swap) applicable under:

                                     S-137

                                      (a)  the US$ currency swap for the
                                           exchange of United States dollars for
                                           Australian dollars; or

                                      (b)  the Euro currency swap for the
                                           exchange of Euros for Australian
                                           dollars.

APRA                             means the Australian Prudential Regulation
                                 Authority.

ARREARS PERCENTAGE               means for any month the Unpaid Balance of all
                                 housing loans which at the end of that month
                                 are delinquent for 60 or more consecutive days,
                                 divided by the aggregate Unpaid Balance of all
                                 housing loans at the end of that month.

ATO                              see page [*]

AVAILABLE INCOME                 see page [*]

CARRYOVER CHARGE OFF             means, a Carryover Class A Charge Off, a
                                 Carryover Class B Charge Off or a Carryover
                                 Class C Charge Off.

CARRYOVER CLASS A CHARGE OFFS    means, on any monthly Determination Date in
                                 relation to a Class A note, the aggregate of
                                 Class A Charge Offs in relation to that Class A
                                 note prior to that monthly Determination Date
                                 which have not been reinstated or allocated
                                 before that monthly Determination Date as
                                 described in this prospectus supplement.

CARRYOVER CLASS B CHARGE OFFS    means, on any monthly Determination Date in
                                 relation to a Class B note, the aggregate of
                                 Class B Charge Offs in relation to that Class B
                                 note prior to that monthly Determination Date
                                 which have not been reinstated or allocated
                                 before that monthly Determination Date as
                                 described in this prospectus supplement.

CARRYOVER CLASS C CHARGE OFFS    means, on any monthly Determination Date in
                                 relation to a Class C note, the aggregate of
                                 Class C Charge Offs in relation to that Class C
                                 note prior to that monthly Determination Date
                                 which have not been reinstated or allocated
                                 before that monthly Determination Date as
                                 described in this prospectus supplement.

CHARGE OFFS                      means a Class A Charge Off, a Class B Charge
                                 Off, or a Class C Charge Off.

                                 means, on any monthly Determination Date, a
CLASS A CHARGE OFF               Principal Charge Off allocated against the
                                 Class A notes on that monthly Determination
                                 Date.

CLASS A PRINCIPAL CARRYOVER      means, the sum of (i) the Class A-1 Principal
AMOUNT                           Carryover Amount and (ii) the Class A-2
                                 Principal Carryover Amount.

CLASS A-1 A$ EQUIVALENT          means, in relation to an amount denominated or
                                 to be denominated in US$, the amount converted
                                 to and denominated in A$ at the rate of
                                 exchange set forth in the US$ currency swap for
                                 the exchange of United States dollars for
                                 Australian dollars.

CLASS A-1 PRINCIPAL              means, any Principal Collections allocated on a
                                 monthly payment date

                                     S-138

CARRYOVER AMOUNT                 (which is not also a quarterly payment date)
                                 for retention in the collection account or
                                 investment in Authorized Investments, which
                                 amounts represent principal repayments on the
                                 Class A-1 notes and will be paid by the issuer
                                 trustee to the provider of the US$ currency
                                 swap on the next quarterly payment date.

CLASS A-1 PROPORTION             means, on any date, the A$ Equivalent of the
                                 aggregate of the Notional Principal Amount of
                                 all US$ notes at the immediately preceding
                                 monthly payment date divided by the aggregate
                                 of the A$ Equivalent of the Notional Principal
                                 Amount of all US$ notes, the A$ Equivalent of
                                 the Notional Principal Amount of all Class A-2
                                 notes and the Principal Amount of all Class A-3
                                 notes at the immediately preceding monthly
                                 payment date.

CLASS A-2 A$ EQUIVALENT          means, in relation to an amount denominated or
                                 to be denominated in Euros, the amount
                                 converted to and denominated in A$ at the rate
                                 of exchange set forth in the Euro currency swap
                                 for the exchange of Euros for Australian
                                 dollars.

CLASS A-2 PRINCIPAL CARRYOVER    means, any Principal Collections allocated on a
AMOUNT                           monthly payment date (which is not also a
                                 quarterly payment date) for retention in the
                                 collection account or investment in Authorized
                                 Investments, which amounts represent principal
                                 repayments on the Class A-2 notes and will be
                                 paid by the issuer trustee to the provider of
                                 the Class A-2 currency swap on the next
                                 quarterly payment date.

CLASS A PRINCIPAL PAYMENT        means, on any monthly payment date (including a
AMOUNT                           monthly payment date which is also a quarterly
                                 payment date) on and after the Stepdown Date,
                                 for so long as no Trigger Event exists, an
                                 amount equal to the lesser of:

                                      (a)  (i) on any monthly payment date
                                           (which is not also a quarterly
                                           payment date), the Principal
                                           Collections remaining for payment to
                                           the Class A-3 notes or allocation to
                                           the Class A-1 notes and Class A-2
                                           notes of the applicable Principal
                                           Carryover Amount and (ii) on any
                                           quarterly payment date, the Principal
                                           Collections remaining for payment on
                                           the Class A notes, in each case after
                                           payment of Initial Principal Payments
                                           and payments to the Liquidity
                                           Account; and

                                      (b)  the greater of:

                                           (i)  the A$ Equivalent of the
                                                aggregate outstanding Notional
                                                Principal Amount of the Class A
                                                notes for that monthly payment
                                                date minus the product of:

                                                (A)  [*]%; and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related monthly
                                                     collection period; and

                                           (ii) zero.

                                     S-139

CLASS A-2 PROPORTION             means, on any date, the aggregate of the A$
                                 Equivalent of the Notional Principal Amount of
                                 all Class A-2 notes at the immediately
                                 preceding monthly payment date divided by the
                                 aggregate of the A$ Equivalent of the Notional
                                 Principal Amount of all US$ notes, the A$
                                 Equivalent of the Notional Principal Amount of
                                 all Class A-2 notes and the Principal Amount of
                                 all Class A-3 notes at the immediately
                                 preceding monthly payment date.

CLASS A-3 PROPORTION             means, on any date, the aggregate of the
                                 Principal Amount of all Class A-3 notes at the
                                 immediately preceding monthly payment date
                                 divided by the aggregate of the A$ Equivalent
                                 of the Notional Principal Amount of all US$
                                 notes, the A$ Equivalent of the Notional
                                 Principal Amount of all Class A-2 notes and the
                                 Principal Amount of all Class A-3 notes at the
                                 immediately preceding monthly payment date.

CLASS B CHARGE OFF               means, on any monthly Determination Date, a
                                 Principal Charge Off allocated against the
                                 Class B notes on that monthly Determination
                                 Date.

CLASS B PRINCIPAL CARRYOVER      means, any Principal Collections allocated on a
AMOUNT                           monthly payment date (which is not also a
                                 quarterly payment date) for retention in the
                                 collection account or investment in Authorized
                                 Investments, which amounts represent principal
                                 repayments on the Class B notes and will be
                                 paid by the issuer trustee to the Class B
                                 noteholders on the next quarterly payment date.

CLASS B PRINCIPAL PAYMENT        means, on any monthly payment date (including a
AMOUNT                           monthly payment date which is also a quarterly
                                 payment date) on and after the Stepdown Date,
                                 for so long as no Trigger Event exists, an
                                 amount equal to the lesser of:

                                      (a)  (i) on any monthly payment date
                                           (which is not also a quarterly
                                           payment date), the Principal
                                           Collections remaining for allocation
                                           to the Class B Principal Carryover
                                           Amount after payment of the Initial
                                           Principal Payments and payments to
                                           the Liquidity Account and payment, or
                                           allocation to the applicable
                                           Principal Carryover Amount (as the
                                           case may be), of the Class A
                                           Principal Payment Amount and (ii) on
                                           any quarterly payment date, the
                                           Principal Collections remaining for
                                           payment after payment of the Class A
                                           Principal Payment Amount; and

                                      (b)  the greater of:

                                           (i)  the A$ Equivalent of the
                                                aggregate outstanding Notional
                                                Principal Amount of the Class A
                                                notes plus the outstanding
                                                Notional Principal Amount of the
                                                Class B notes for that monthly
                                                payment date minus the product
                                                of:

                                                (A)  [*]%; and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related monthly
                                                     collection period; and

                                             (ii) zero.

                                     S-140

CLASS C CHARGE OFF               means, on any monthly Determination Date, a
                                 Principal Charge Off allocated against the
                                 Class C notes on that monthly Determination
                                 Date.

CLASS C PRINCIPAL CARRYOVER      means, any Principal Collections allocated on a
AMOUNT                           monthly payment date (which is not also a
                                 quarterly payment date) for retention in the
                                 collection account or investment in Authorized
                                 Investments, which amounts represent principal
                                 repayments on the Class C notes and will be
                                 paid by the issuer trustee to the Class C
                                 noteholders on the next quarterly payment date.

CLASS C PRINCIPAL PAYMENT        means, on any monthly payment date (including a
AMOUNT                           monthly payment date which is also a quarterly
                                 payment date) on and after the Stepdown Date,
                                 for so long as no Trigger Event exists, an
                                 amount equal to the lesser of:

                                      (a)  (i) on any monthly payment date
                                           (which is not also a quarterly
                                           payment date), the Principal
                                           Collections remaining for allocation
                                           to the Class C Principal Carryover
                                           Amount after payment of the Initial
                                           Principal Payments and payments to
                                           the Liquidity Account, and payment or
                                           allocation to the Class A Principal
                                           Carryover Amount and Class B
                                           Principal Carryover Amount (as the
                                           case may be), of the Class A
                                           Principal Payment Amount and the
                                           Class B Principal Payment Amount and
                                           (ii) on any quarterly payment date,
                                           the Principal Collections remaining
                                           for payment after payment of the
                                           Class A Principal Payment Amount and
                                           the Class B Principal Payment Amount;
                                           and

                                      (b)  the greater of:

                                           (i)  the A$ Equivalent of the
                                                aggregate outstanding Notional
                                                Principal Amount of the Class A
                                                notes, plus the outstanding
                                                Notional Principal Amount of the
                                                Class B notes plus the
                                                outstanding Notional Principal
                                                Amount of the Class C notes for
                                                that monthly payment date minus
                                                the product of:

                                                (A)  100% and

                                                (B)  the aggregate principal
                                                     balance of the housing
                                                     loans as of the last day of
                                                     the related monthly
                                                     collection period; and

                                           (ii) zero.

DETERMINATION DATE               means a monthly Determination Date or a
                                 quarterly Determination Date (as relevant).

EURIBOR                          means, the rate "EUR-EURIBOR-TELERATE", as the
                                 applicable Floating Rate Option under the
                                 Definitions of the International Swaps and
                                 Derivates Association, Inc. ("ISDA")
                                 incorporating the 2000 ISDA Definitions, as
                                 amended and updated as at the closing date (the
                                 "ISDA DEFINITIONS") being applicable for
                                 deposits in Euros for a period of 3 months
                                 which appears on the [Reuters Page EURIBOR01]
                                 as of 11:00 a.m., Brussels time, second EURIBOR
                                 Business Day before the beginning of each
                                 Quarterly Interest Period. If such rate does
                                 not appear on the [Reuters Page EURIBOR01], the
                                 rate for that Quarterly Interest Period will be
                                 determined as if the issuer

                                     S-141

                                 trustee and the calculation agent had specified
                                 "EUR-EURIBOR-Reference Banks" as the applicable
                                 Floating Rate Option under the ISDA
                                 Definitions. "EUR-EURIBOR-Reference Banks"
                                 means that the rate for a Quarterly Interest
                                 Period for a Class A-2 note will be determined
                                 on the basis of the rates at which deposits in
                                 Euros are offered by four major banks in the
                                 Euro-zone interbank market agreed to by the
                                 calculation agent and the currency swap
                                 provider (the "REFERENCE BANKS") at
                                 approximately 11:00 a.m., Brussels time, on the
                                 second EURIBOR Business Day before the
                                 beginning of each Quarterly Interest Period to
                                 prime banks in the Euro-zone interbank market
                                 for a period of 3 months commencing on the
                                 first day of the Quarterly Interest Period and
                                 in a Representative Amount (as defined in the
                                 ISDA Definitions). The calculation agent will
                                 request the principal Euro-zone office of each
                                 of the Reference Banks to provide a quotation
                                 of its rate. If at least two such quotations
                                 are provided by Reference Banks to the
                                 calculation agent, the rate for that Quarterly
                                 Interest Period will be the arithmetic mean of
                                 the quotations. If fewer than two quotations
                                 are provided by Reference Banks to the
                                 calculation agent following the calculation
                                 agent's request, the rate for that Quarterly
                                 Interest Period will be the arithmetic mean of
                                 the rates quoted by four major banks in the
                                 Euro-zone, selected by the calculation agent
                                 and the currency swap provider, at
                                 approximately 11:00 a.m., Brussels time, on
                                 such second EURIBOR Business Day before the
                                 beginning of such Quarterly Interest Period for
                                 loans in Euros to leading European banks for a
                                 period of 3 months, or in the case of the first
                                 Quarterly Interest Period, the linear
                                 interpolation of [1 and 2 months], commencing
                                 on the first day of the Quarterly Interest
                                 Period and in a Representative Amount. If no
                                 such rates are available in the Euro-zone, then
                                 the rate for such Quarterly Interest Period
                                 will be the most recently determined rate in
                                 accordance with this definition.

EURIBOR BUSINESS DAY             means, any day on which the Trans-European
                                 Automated Real-Time Gross-Settlement Express
                                 Transfer (TARGET) System or any successor to it
                                 is open.

EURO EQUIVALENT                  means, in relation to an amount denominated or
                                 to be denominated in Australian dollars, means
                                 that amount converted to (and denominated in)
                                 Euro at the Euro Exchange Rate; or in relation
                                 to an amount denominated in Euro, means the
                                 amount of Euro.

EURO EXCHANGE RATE               means, in relation to the Euro currency swap,
                                 or a Class A-2 note, on any date, the rate of
                                 exchange (set as at the commencement of that
                                 currency swap) applicable under that currency
                                 swap for the exchange of Australian dollars for
                                 Euros.

EXCESS AVAILABLE INCOME          see page [*]

FINANCE CHARGE COLLECTIONS       see page [*]

FINANCE CHARGE LOSS              means, with respect to any housing loan,
                                 Liquidation Losses which are attributable to
                                 interest, fees and expenses in relation to the
                                 housing loan.

                                     S-142

FSMA                             see page [*]

GST                              see page [*]

INITIAL PRINCIPAL AMOUNT         means, the Principal Amount of the note on its
                                 issue date.

INITIAL PRINCIPAL PAYMENTS       see page [*]

INTEREST PERIOD                  means, a Monthly Interest Period or Quarterly
                                 Interest Period, as relevant.

LIBOR                            means:

                                      (a)  on the second LIBOR Business Day
                                           before the beginning of each
                                           Quarterly Interest Period the rate
                                           applicable to any Quarterly Interest
                                           Period for 3 month (or, in the case
                                           of the first Quarterly Interest
                                           Period, the rate will be determined
                                           by linear interpolation of [1 and 2
                                           months]) deposits in U.S. dollars
                                           which appears on the [Reuters Page
                                           LIBOR01] as of 11:00 a.m., London
                                           time; or

                                      (b)  if such rate does not appear on the
                                           [Reuters Page LIBOR01], the rate for
                                           that Quarterly Interest Period will
                                           be determined as if the issuer
                                           trustee and calculation agent had
                                           specified "USD-LIBOR-REFERENCE BANKS"
                                           as the applicable Floating Rate
                                           Option under the Definitions of the
                                           International Swaps and Derivatives
                                           Association, Inc.

LIBOR BUSINESS DAY               means any day on which commercial banks are
                                 open for business (including dealings in
                                 foreign exchange or foreign currency deposits)
                                 in London.

LIQUIDATION LOSSES               means, with respect to any housing loan for a
                                 monthly collection period, the amount, if any,
                                 by which the Unpaid Balance of a liquidated
                                 housing loan, together with the enforcement
                                 expenses relating to the housing loan, exceeds
                                 all amounts recovered from the enforcement of
                                 the housing loan and the related mortgage,
                                 excluding proceeds of a mortgage insurance
                                 policy.

LIQUIDITY ACCOUNT                means, an interest bearing account established
                                 and maintained by the issuer trustee.

LIQUIDITY DRAW                   see page [*]

LIQUIDITY LIMIT                  means, at any time, the amount equal to [*]% of
                                 the aggregate outstanding principal balance of
                                 the housing loans at that time.

LIQUIDITY SHORTFALL              means, for any monthly Determination Date
                                 (including a monthly Determination Date which
                                 is also a quarterly Determination Date), the
                                 excess of the Payment Shortfall over the amount
                                 available for a principal draw.

LMI POOL INSURER                 see page [*]

                                      S-143

LMI POOL POLICY                  see page [*]

LVR                              means, in relation to a housing loan, the
                                 outstanding amount of that housing loan, plus
                                 any other amount secured by any mortgage for
                                 that housing loan or related housing loans, at
                                 the date of determination divided by the
                                 aggregate value (determined at the time the
                                 relevant mortgage was granted) of the property
                                 subject to the related mortgage for that
                                 housing loan, expressed as a percentage.

LVR SPECIFIC MORTGAGE            see page [*]
INSURANCE POLICY

LVR SPECIFIC MORTGAGE INSURER    see page [*]

MONTHLY INTEREST PERIOD          in relation to a monthly payment date, with
                                 respect to the Class A notes (more
                                 specifically, with respect to the Class A-1
                                 notes and the Class A-2 notes, relating to the
                                 allocation of the portion of the A$ Class A-1
                                 Interest Amount or A$ Class A-2 Interest
                                 Amount, as applicable, of accrued interest on
                                 each monthly payment date), the Class B notes
                                 (more specifically, relating to the allocation
                                 of the accrued interest on each monthly payment
                                 date) and the Class C notes (more specifically,
                                 relating to the allocation of the accrued
                                 interest on each monthly payment date), means
                                 the period from and including the preceding
                                 monthly payment date to but excluding the
                                 applicable monthly payment date. However, the
                                 first and last Monthly Interest Periods are as
                                 follows:

                                 (a)  first: the period from and including the
                                      closing date to but excluding the first
                                      monthly payment date; and

                                 (b)  last: if the notes are redeemed in full,
                                      the period from and including the monthly
                                      payment date preceding the date on which
                                      the notes are redeemed in full to but
                                      excluding the day on which the notes are
                                      redeemed in full. If the notes are not
                                      fully retired upon redemption in full and
                                      payment of principal is improperly
                                      refused, the last Monthly Interest Period
                                      will end on the date on which the note
                                      trustee or relevant paying agent receives
                                      the moneys in respect of the notes and
                                      notifies the holders of that receipt or
                                      the date on which the outstanding
                                      Principal Amount of the note, less
                                      applicable Charge Offs, has been reduced
                                      to zero; provided that interest on that
                                      note shall thereafter begin to accrue from
                                      and including any date on which the
                                      outstanding Principal Amount of that note,
                                      less applicable Charge Offs, becomes
                                      greater than zero.

MORTGAGE SHORTFALL               see page [*]

NOTIONAL PRINCIPAL AMOUNT        means, on any monthly payment date in relation
                                 to a note:

                                 (a)  if that monthly payment date is also a
                                      quarterly payment date, the Principal
                                      Amount of that note on that quarterly
                                      payment date; and

                                      S-144

                                 (b)  if that monthly payment date is not also a
                                      quarterly payment date, the Principal
                                      Amount of that note on that monthly
                                      payment date and, with respect to any note
                                      other than a Class A-3 note: minus all
                                      Principal Carryover Amounts (or the US$
                                      Equivalent (in the case of the Class A-1
                                      notes) or the Euro Equivalent (in the case
                                      of the Class A-2 notes) of such amounts)
                                      allocated for that note up to and
                                      including that monthly payment date in the
                                      relevant Quarterly Interest Period.

NOTIONAL STATED AMOUNT           means, on any monthly payment date in relation
                                 to a note:

                                 (a)  if that monthly payment date is also a
                                      quarterly payment date, the Stated Amount
                                      of that note on that quarterly payment
                                      date (excluding any applicable principal
                                      payments on that monthly payment date);
                                      and

                                 (b)  if that monthly payment date is not also a
                                      quarterly payment date, the Stated Amount
                                      of that note on that monthly payment date
                                      (excluding any applicable principal
                                      payments on that monthly payment date)
                                      and, with respect to any note other than a
                                      Class A-3 note:

                                      (A)  minus all Principal Carryover Amounts
                                           (or the US$ Equivalent (in the case
                                           of Class A-1 notes) or the Euro
                                           Equivalent (in the case of Class A-2
                                           notes) of such amounts) allocated for
                                           that note up to but excluding that
                                           monthly payment date in the relevant
                                           Quarterly Interest Period;

                                      (B)  plus all amounts (or the US$
                                           Equivalent (in the case of Class A-1
                                           notes) or the Euro Equivalent (in the
                                           case of Class A-2 notes) of such
                                           amounts) allocated to the Carryover
                                           Charge Offs for that note up to but
                                           excluding that monthly payment date
                                           as described in this prospectus
                                           supplement under the heading
                                           "Description of the US$
                                           Notes--Quarterly Distribution of
                                           Excess Available Income" in the
                                           relevant Quarterly Interest Period;
                                           and

                                      (C)  minus all amounts (or the US$
                                           Equivalent (in the case of Class A-1
                                           notes) or the Euro Equivalent (in the
                                           case of Class A-2 notes) of such
                                           amounts) allocated to that note up to
                                           but excluding that monthly payment
                                           date as described in this prospectus
                                           supplement under the heading
                                           "Description of the US$
                                           Notes--Application of Principal
                                           Charge Offs--Principal Charge Offs".

ONE MONTH BANK BILL RATE         on any date means:

                                 (a)  the rate quoted on the [Reuters Screen
                                      BBSW Page] at approximately 10:00 a.m.,
                                      Sydney time, on that date for each BBSW
                                      Reference Bank so quoting, but not fewer
                                      than five, as being the mean buying and
                                      selling rate for a bill, which for the
                                      purpose of this definition means a bill of
                                      exchange of the type specified for the
                                      purpose of quoting on the [Reuters Screen
                                      BBSW Page], having a tenor of 1 month, or
                                      in the case of the first Interest Period,
                                      the linear interpolation of [1 and 2
                                      months];

                                 (b)  eliminating the highest and lowest mean
                                      rates;

                                      S-145

                                 (c)  taking the average of the remaining mean
                                      rates; and

                                 (d)  if necessary, rounding the resultant
                                      figure upwards to four decimal places.

                                 If on such day fewer than five BBSW Reference
                                 Banks have quoted rates on the [Reuters Screen
                                 BBSW Page], the rate for that day shall be
                                 calculated as above by taking the rates
                                 otherwise quoted by five of the BBSW Reference
                                 Banks on application by the parties for such a
                                 bill of the same tenor. If on that day the rate
                                 cannot be determined in accordance with the
                                 foregoing procedures, then the rate shall mean
                                 such rate as is agreed between the manager and
                                 the issuer trustee with regard to comparable
                                 indices then available.

OPTIONAL REDEMPTION DATE         see page [*]

PAYMENT SHORTFALL                means, for any monthly Determination Date
                                 (including a monthly Determination Date which
                                 is also a quarterly Determination Date), the
                                 excess of Total Payments over Available Income.

PRINCIPAL AMOUNT                 means, on a monthly Determination Date
                                 (including a monthly Determination Date which
                                 is also a quarterly Determination Date), as
                                 applicable, in relation to a note, the Initial
                                 Principal Amount of that note minus the
                                 aggregate of repayments of principal made in
                                 respect of the note on or before the related
                                 Determination Date. In respect of all notes of
                                 a class, it means the aggregate of the
                                 Principal Amount of all notes of that class (in
                                 the case of the Class A-3 notes, the Class B
                                 notes or the Class C notes) or the aggregate of
                                 the A$ Equivalent of the Principal Amount of
                                 all notes of that class (in the case of the
                                 Class A-1 notes or the Class A-2 notes, as
                                 applicable).

PRINCIPAL CARRYOVER AMOUNT       means a Class A-1 Principal Carryover Amount, a
                                 Class A-2 Principal Carryover Amount, a Class B
                                 Principal Carryover Amount or a Class C
                                 Principal Carryover Amount, as relevant.

PRINCIPAL CHARGE OFF             means, with respect to a monthly collection
                                 period, the aggregate amount of Mortgage
                                 Shortfalls for that monthly collection period
                                 and, in relation to the final monthly
                                 collection period, includes all principal draws
                                 and liquidity draws outstanding on the monthly
                                 payment date for that monthly collection period
                                 (after applying all amounts then available
                                 towards repaying those principal draws and
                                 liquidity draws on the monthly payment date).

PRINCIPAL COLLECTIONS            see page [*]

PRINCIPAL LOSS                   for a monthly collection period means, with
                                 respect to any housing loan, Liquidation Losses
                                 which are attributable to principal in relation
                                 to the housing loan.

                                     S-146

QUARTERLY INTEREST PERIOD        in relation to a quarterly payment date with
                                 respect to the notes (other than the Class A-3
                                 notes), means the period from and including the
                                 preceding quarterly payment date to but
                                 excluding the applicable quarterly payment
                                 date. However, the first and last Quarterly
                                 Interest Periods are as follows:

                                 (a)  first: the period from and including the
                                      closing date to but excluding the
                                      first quarterly payment date;

                                 (b)  last: if the notes are redeemed in full,
                                      the period from and including the
                                      quarterly payment date preceding the date
                                      on which the notes are redeemed in full to
                                      but excluding the day on which the notes
                                      are redeemed in full. If the notes are not
                                      fully retired upon redemption in full and
                                      payment of principal is improperly
                                      refused, the last Quarterly Interest
                                      Period will end on the date on which the
                                      note trustee or the relevant paying agent
                                      receives the moneys in respect of the
                                      notes and notifies the holders of that
                                      receipt or the date on which the
                                      outstanding Principal Amount of the note,
                                      less charge offs, has been reduced to
                                      zero; provided that interest on that note
                                      shall thereafter begin to accrue from and
                                      including any date on which the
                                      outstanding Principal Amount of that note,
                                      less charge offs, becomes greater than
                                      zero.

REDRAW RETENTION AMOUNT          means, for any monthly collection period, the
                                 amount determined by the manager on the
                                 preceding monthly Determination Date, as
                                 described in this prospectus supplement under
                                 the heading "Description of the US$
                                 Notes--Redraws and Further Advances".

REVERTED HOUSING LOANS           see page [*]

REVERTED HOUSING LOAN SPECIFIC   see page [*]
MORTGAGE INSURANCE POLICY

REVERTED HOUSING LOAN SPECIFIC   see page [*]
MORTGAGE INSURER

SPECIFIC MORTGAGE INSURANCE      see page [*]
POLICY

SPECIFIC MORTGAGE INSURER        see page [*]

STATED AMOUNT                    means, for any note on a monthly Determination
                                 Date (including a monthly Determination Date
                                 which is also a quarterly Determination Date)
                                 in the case of the Class A-3 notes or a
                                 quarterly Determination Date, in the case of
                                 the notes (other than the Class A-3 notes):

                                 (a)  the initial outstanding Principal Amount
                                      of the note; less

                                 (b)  the aggregate of all principal payments
                                      previously paid on the note; less

                                     S-147

                                 (c)  any Carryover Charge Offs on the note for
                                      that note on that monthly Determination
                                      Date or quarterly Determination Date, as
                                      the case may be; less

                                 (d)  principal to be paid on the note on the
                                      next monthly payment date (including a
                                      monthly payment date which is also a
                                      quarterly payment date) in the case of the
                                      Class A-3 notes or the next quarterly
                                      payment date in the case of the notes,
                                      other than the Class A-3 notes; less

                                 (e)  Principal Charge Offs to be applied
                                      against the note on the next monthly
                                      payment date (including a monthly payment
                                      date which is also a quarterly payment
                                      date) in the case of the Class A-3 notes
                                      or the next quarterly payment date in the
                                      case of all of the notes other than the
                                      Class A-3 notes; plus

                                 (f)  any Excess Available Income to be applied
                                      to reinstating any Carryover Charge Offs
                                      on the note on the next quarterly payment
                                      date.

STEPDOWN DATE                    means the quarterly payment date occurring in
                                 [*].

SURPLUS AMOUNT                   means, on a quarterly payment date, the amount
                                 (if any) by which the amount standing to the
                                 credit of the Liquidity Account on that
                                 quarterly payment date (after application of
                                 all amounts on that quarterly payment date)
                                 exceeds the greater of the Liquidity Limit at
                                 that date and the aggregate of outstanding
                                 Liquidity Draws at that date, as determined by
                                 the manager, provided that if the amount would
                                 be a negative amount on any quarterly payment
                                 date, the Surplus Amount on that quarterly
                                 payment date will be zero.

THREE MONTH BANK BILL RATE       on any date means:

                                 (a)  the rate quoted on the [Reuters Screen
                                      BBSW Page] at approximately 10:00 a.m.,
                                      Sydney time, on that date for each BBSW
                                      Reference Bank so quoting, but not fewer
                                      than five, as being the mean buying and
                                      selling rate for a bill, which for the
                                      purpose of this definition means a bill of
                                      exchange of the type specified for the
                                      purpose of quoting on the [Reuters Screen
                                      BBSW Page], having tenor of 3 months or,
                                      in the case of the first Quarterly
                                      Interest Period, the rate will be
                                      determined by linear interpolation of [1
                                      and 2 months];

                                 (b)  eliminating the highest and lowest mean
                                      rates;

                                 (c)  taking the average of the remaining mean
                                      rates; and

                                 (d)  if necessary, rounding the resultant
                                      figure upwards to four decimal places.

                                 If on such day fewer than five BBSW Reference
                                 Banks have quoted rates on the [Reuters Screen
                                 BBSW Page], the rate for that date shall be
                                 calculated as above by taking the rates
                                 otherwise quoted by five of the BBSW Reference
                                 Banks on application by the parties for such a
                                 bill of the same tenor. If on that day the rate
                                 cannot be determined in accordance with

                                     S-148

                                 the foregoing procedures, then the rate shall
                                 mean such rate as is agreed between the manager
                                 and St.George Bank having regard to comparable
                                 indices then available.

TOTAL AVAILABLE FUNDS            see page [*]

TOTAL PAYMENTS                   means all amounts payable by the issuer trustee
                                 on a monthly payment date (including a monthly
                                 payment date which is also a quarterly payment
                                 date), as described in this prospectus
                                 supplement under "Description of the US$
                                 Notes--Distribution of Total Available Funds".

TRIGGER EVENT                    exists on a monthly payment date (including a
                                 monthly payment date which is also a quarterly
                                 payment date) if:

                                 (a)  the aggregate of the Notional Stated
                                      Amounts for the Class B notes and the
                                      Class C notes, divided by the aggregate of
                                      the Notional Stated Amounts for all notes
                                      on that monthly payment date, is less than
                                      [*]%;

                                 (b)  the average of the Arrears Percentages for
                                      the 12 months preceding that monthly
                                      payment date (or, where that monthly
                                      payment date occurs within 12 months of
                                      the closing date, the period commencing on
                                      the closing date and ending on that
                                      monthly payment date) exceeds [*]%;

                                 (c)  cumulative Mortgage Shortfalls up to and
                                      including that monthly payment date exceed
                                      10% of the aggregate Initial Principal
                                      Amounts of the Class B notes and the Class
                                      C notes; or

                                 (d)  the issuer trustee has not exercised its
                                      option to redeem, on a quarterly payment
                                      date, all notes outstanding where the A$
                                      Equivalent of the total Stated Amount of
                                      all notes is equal to or less than 10% of
                                      the A$ Equivalent of the aggregate of the
                                      Initial Principal Amount of all notes.

TRUST EXPENSES                   see page [*]

UNPAID BALANCE                   means, the unpaid principal balance of the
                                 housing loan plus the unpaid amount of all
                                 finance charges, interest payments and other
                                 amounts accrued on or payable under or in
                                 connection with the housing loan or the related
                                 mortgage.

US$ EQUIVALENT                   means, in relation to an amount denominated or
                                 to be denominated in Australian dollars, that
                                 amount converted to (and denominated in) US$ at
                                 the US$ Exchange Rate; or in relation to an
                                 amount denominated in US$, the amount of US$.

US$ EXCHANGE RATE                means, in relation to the US$ currency swap, or
                                 a Class A-1 note, on any date, the rate of
                                 exchange (set at the commencement of that
                                 currency swap) applicable under that currency
                                 swap for the exchange of Australian dollars for
                                 US$.

USD LIBOR REFERENCE BANKS        means that the rate for a Quarterly Interest
                                 Period will be determined on the basis of the
                                 rates at which deposits in U.S. dollars are
                                 offered by the reference banks--being four
                                 major banks in the London interbank market

                                     S-149

                                 agreed to by the calculation agent and the
                                 currency swap provider--at approximately 11:00
                                 a.m., London time, on the second LIBOR Business
                                 Day before the beginning of each Quarterly
                                 Interest Period to prime banks in the London
                                 interbank market for a period of 3 months or,
                                 in the case of the first Quarterly Interest
                                 Period, the rate will be determined by linear
                                 interpolation of [1 and 2 months] commencing on
                                 the first day of the Quarterly Interest Period
                                 and in a Representative Amount, as defined in
                                 the Definitions of the International Swaps and
                                 Derivatives Association, Inc. The calculation
                                 agent will request the principal London office
                                 of each of the Reference Banks to provide a
                                 quotation of its rate. If at least two such
                                 quotations are provided, the rate for that
                                 Quarterly Interest Period will be the
                                 arithmetic mean of the quotations. If fewer
                                 than two quotations are provided as requested,
                                 the rate for that Quarterly Interest Period
                                 will be the arithmetic mean of the rates quoted
                                 by not less than two major banks in London,
                                 selected by the calculation agent and the
                                 currency swap provider, at approximately 11:00
                                 a.m., London time, on the first day of that
                                 Quarterly Interest Period for loans in U.S.
                                 dollars to leading European banks for a period
                                 of 3 months or, in the case of the first
                                 Quarterly Interest Period, the rate will be
                                 determined by linear interpolation of [1 and 2
                                 months ]commencing on the first day of the
                                 Quarterly Interest Period and in a
                                 Representative Amount. If no such rates are
                                 available in London, then the rate for such
                                 Quarterly Interest Period shall be the most
                                 recently determined rate in accordance with
                                 this paragraph.

WEIGHTED AVERAGE AUSTRALIAN      means, the sum of:
BANK BILL RATE

                                 (a)  the One Month Bank Bill Rate (as at the
                                      start of the Monthly Interest Period for
                                      that monthly payment date) multiplied by
                                      the proportion which the aggregate
                                      Principal Amount of the Class A-3 notes
                                      bears to the aggregate Principal Amount of
                                      all notes as at the start of that Monthly
                                      Interest Period; and

                                 (b)  the Three Month Bank Bill Rate (as at the
                                      start of the Monthly Interest Period for
                                      that monthly payment date if it is a
                                      Quarterly Interest Period, or otherwise as
                                      at the start of the current Quarterly
                                      Interest Period) multiplied by the
                                      proportion which the aggregate Principal
                                      Amount of the Class A-1 notes, the Class
                                      A-2 notes, the Class B notes and the Class
                                      C notes bears to the aggregate Principal
                                      Amount of all notes as at the start of
                                      that Monthly Interest Period.

                                     S-150

                                     ANNEX I

                   GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

          In most circumstances, the offered notes will be issued only as global notes which are registered and held by a depository. Note owners of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or
Euroclear. The global notes which represent interests in US$ offered notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

          Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream, Luxembourg and Euroclear, and the DTC participants.

INITIAL SETTLEMENT

          All global notes representing interests in US$ notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Note owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.
As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries which in turn will hold their positions in accounts as DTC participants.

          Holders of US$ notes electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. US$ noteholders' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Holders of US$ notes electing to hold their global notes through
Clearstream, Luxembourg or Euroclear accounts. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                    Annex I-1

          Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a
Euroclear participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg participant or
Euroclear participant at least one business day before settlement. Clearstream,
Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

          Clearstream, Luxembourg participants or Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or
Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream,
Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or
Euroclear participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a
Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or
Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear

                                   Annex I-2

participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the
Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date.
Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream,
Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

          o    borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their
               Clearstream, Luxembourg or Euroclear account in order to settle the sale side or the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to Clearstream, Luxembourg participant or Euroclear
               participant.

                                   Annex I-3

                      CRUSADE GLOBAL TRUST NO. [*] OF [*]

                              [CRUSADE TRUST LOGO]

Dealers will be required to deliver a prospectus supplement and accompanying prospectus when acting as an underwriter of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and accompanying prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 (OF FORM S-3). OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses expected to be incurred in connection with the issuance and distribution of the notes being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the Filing
Fee for Registration Statement, are estimated.

Filing Fee for Registration Statement..............................   $30.70
Printing and Engraving.............................................   $    *
Legal Fees and Expenses............................................   $    *
Trustee Fees and Expenses..........................................   $    *
Rating Agency Fees.................................................   $    *
Accounting Fees and Expenses.......................................   $    *
Miscellaneous......................................................   $    *
                                                                      ------
   Total...........................................................   $    *
                                                                      ======

*    To be filed by amendment.

ITEM 15 (OF FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Part 22 of the Articles of Association of the registrant:

     (a) Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

               (i) in defending any proceedings relating to that person's position with the registrant, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn before judgment; or

               (ii) in connection with any administrative proceeding relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

               (iii) in connection with any application in relation to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is granted to that person under the Corporations Law by the court.

     (b) Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

ITEM 16 (OF FORM S-3). EXHIBITS.

     A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17 (OF FORM S-3). UNDERTAKINGS.

     (a) Rule 415 Offering:

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change of such information in this registration statement;

     provided, however, that:

                    (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if this registration statement is on Form
               S-3 and the information required to be included in a
               post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the
               registrant pursuant to Section 13 or Section 15(d) of the
               Securities Exchange Act of 1934 that are incorporated by
               reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

                    (B) Provided further, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if this registration statement is for an offering of asset-backed securities on Form S-3 and the
               information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the
     Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating

     to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That for the purpose of determining liability under the Securities
     Act of 1933 to any purchaser:

          If the registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the registrant pursuant to Rule
               424(b)(3) shall be deemed to be part of this registration
               statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

                    (B) Each prospectus required to be filed pursuant to Rule
               424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to
               Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of
               1933 shall be deemed to be part of and included in this
               registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this
               registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this
               registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to
          Rule 424;

               (ii) Any free writing prospectus relating to the offering
          prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference:

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date:

          Insofar as indemnification for liabilities arising under the
     Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
     Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Registration statement Under Rule 430A:

          The undersigned registrant hereby undertakes that for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (e) Qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as
     amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the
     Trust Indenture Act.

     (f) Filings Regarding Asset-Backed Securities Incorporating by Reference
Subsequent Exchange Act Documents by Third Parties:

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the
     Securities Exchange Act of 1934 of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1)
     of Regulation AB (17 CFR229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) Filings Regarding Asset-Backed Securities That Provide Certain
Information Through an Internet Web Site:

          The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T
     (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to
     Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form
S-3 will be met by the time of the sale of securities hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the
31st day of May, 2007.

                                        Crusade Management Limited

                                        By: /s/ Michael Bowman
                                            ------------------------------------
                                        Name: Michael Bowman
                                        Title: Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                          DATE
---------                       -----                          ----

/s/ Gregory Bartlett
-----------------------------   Principal Executive Officer    May 31, 2007
Gregory Bartlett                Crusade Management Limited

/s/ Steven McKerihan
-----------------------------   Principal Financial Officer    May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Steven McKerihan
-----------------------------   Principal Accounting Officer   May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Gregory Bartlett
-----------------------------   Director                       May 31, 2007
Gregory Bartlett                Crusade Management Limited

/s/ Steven McKerihan
-----------------------------   Director                       May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Paul Fegan
-----------------------------   Director                       May 31, 2007
Paul Fegan                      Crusade Management Limited

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned hereby certifies that it is the agent for service of process in the
United States of the Registrant with respect to this Registration Statement and signs this Registration Statement solely in such capacity.

                                        CT CORPORATION SYSTEM

                                        By: /s/Melissa Fox
                                            ------------------------------------
                                        Name: Melissa Fox, Assistant Secretary
                                        Address: CT Corporation System
                                                 111 Eighth Avenue
                                                 13th Floor
                                                 New York, New York 10011
                                                 Telephone: (212) 590-9100

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael H.S. Bowan, Terry Schiff, Angela
L. Clark, Pouya Lavian and Allison Young, and any of them, as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                       TITLE                          DATE
---------                       -----                          ----

/s/ Gregory Bartlett
-----------------------------   Principal Executive Officer    May 31, 2007
Gregory Bartlett                Crusade Management Limited

/s/ Steven McKerihan
-----------------------------   Principal Financial Officer    May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Steven McKerihan
-----------------------------   Principal Accounting Officer   May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Gregory Bartlett
-----------------------------   Director
Gregory Bartlett                Crusade Management Limited     May 31, 2007

/s/ Steven McKerihan
-----------------------------   Director                       May 31, 2007
Steven McKerihan                Crusade Management Limited

/s/ Paul Fegan
-----------------------------   Director                       May 31, 2007
Paul Fegan                      Crusade Management Limited

                                 EXHIBITS INDEX

EXHIBIT
  NO.     DESCRIPTION OF EXHIBIT
-------   ----------------------
   1.1    Form of Underwriting Agreement (incorporated by reference to Exhibit
          1.1 of Amendment No. 2 to Form S-3 Registration Statement No.
          333-128920 filed on July 7, 2006).*
   3.1    Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 of Amendment No. 2 to Form S-3 Registration Statement
          No. 333-128920 filed on July 7, 2006).*
   3.2    Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 of Amendment No. 2 to Form S-3 Registration Statement
          No. 333-128920 filed on July 7, 2006).*
   4.1    Master Trust Deed (incorporated by reference to Exhibit 4.1 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
   4.2    Form of Supplementary Terms Notice (incorporated by reference to
          Exhibit 4.2 of Amendment No. 2 to Form S-3 Registration Statement No.
          333-128920 filed on July 7, 2006).*
   4.3    Form of Security Trust Deed (incorporated by reference to Exhibit 4.3 of Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
   4.4    Form of Note Trust Deed (incorporated by reference to Exhibit 4.4 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
   4.5    Form of Agency Agreement (incorporated by reference to Exhibit 4.5 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
   5.1    Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.**
   8.1    Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters
          (included in Exhibit 5.1 hereof).**
   8.2    Opinion of Allens Arthur Robinson as to certain tax matters.**
  10.1    Servicing Agreement (incorporated by reference to Exhibit 10.1 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
  10.2    Form of Redraw Facility Agreement (incorporated by reference to
          Exhibit 10.2 of Amendment No. 2 to Form S-3 Registration Statement No.
          333-128920 filed on July 7, 2006).*
  10.3    Form of Basis Swap (incorporated by reference to Exhibit 10.3 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
  10.4    Form of Fixed-Floating Rate Swap (incorporated by reference to Exhibit
          10.4 of Amendment No. 2 to Form S-3 Registration Statement No.
          333-128920 filed on July 7, 2006).*
  10.5    Form of Currency Swap (incorporated by reference to Exhibit 10.5 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
  10.6    Form of Seller Loan Agreement (incorporated by reference to Exhibit
          10.6 of Amendment No. 2 to Form S-3 Registration Statement No.
          333-128920 filed on July 7, 2006).*
  10.7    Custodian Agreement (incorporated by reference to Exhibit 10.7 of
          Amendment No. 2 to Form S-3 Registration Statement No. 333-128920
          filed on July 7, 2006).*
  23.1    Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).**
  23.2    Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).**
  24.1    Power of Attorney (included in registration statement).
  99.1    Opinion of Allens Arthur Robinson as to Enforceability of U.S.
          Judgments under Australian Law.**

*    Previously filed.

**   To be filed by amendment.